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As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-120787

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORMS F-10*, S-4* and F-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Jean Coutu Group (PJC) Inc.
(Exact name of registrant as specified in its charter)
Quebec, Canada
(State or other jurisdiction of incorporation or organization)
5912
(Primary Standard Industrial Classification Code Number)
Not Applicable
(I.R.S. Employer Identification No.)

530 Bériault Street
Longueuil, Quebec, Canada J4G 1S8
(450) 646-9760
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Dennis J. White, Esq. Christopher E. Brown, Esq. McDermott Will & Emery LLP 28 State Street Boston, MA 02109 (617) 535-4000	Mark J. Mihanovic, Esq. McDermott Will & Emery LLP 2049 Century Park East Los Angeles, CA 90067 (310) 277-4110

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

Form F-10			Form S-4
It is proposed that this filing shall become effective (check appropriate box):			If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box ☐
A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
B. ☒	at some future date (check the appropriate box below)
	1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
	2. ☐	pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3. ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).
Form F-4
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(continued on following page)

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until such Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Incorporation or Jurisdiction of Organization	IRS Employer Identification Number	Registrant's Principal Executive Offices
3090671 Nova Scotia Company	Nova Scotia	N/A	530 Bériault Street Longueuil, Quebec, Canada J4G 1S8 (450) 646-9760
3090672 Nova Scotia Company	Nova Scotia	N/A	530 Bériault Street Longueuil, Quebec, Canada J4G 1S8 (450) 646-9760
Brooks Pharmacy, Inc.	Delaware	05-0520980	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Eckerd Corporation	Delaware	51-0378122	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Eckerd Fleet, Inc.	Florida	59-1935574	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
EDC Drug Stores, Inc.	North Carolina	56-0596933	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
EDC Licensing, Inc.	Delaware	75-2833647	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Genovese Drug Stores, Inc.	Delaware	11-1556812	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
JCG Holdings (USA), Inc.	Delaware	20-1147565	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Jean Coutu Group Holdings (USA), LLC	Delaware	20-1147689	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Maxi Drug North, Inc.	Delaware	05-0520884	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Maxi Drug South, L.P.	Delaware	05-0520885	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Maxi Drug, Inc.	Delaware	04-2960944	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Maxi Green Inc.	Vermont	45-0515111	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
MC Woonsocket, Inc.	Rhode Island	05-0490941	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
P.J.C. Distribution, Inc.	Delaware	22-3252604	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
P.J.C. Realty Co., Inc.	Delaware	04-2967938	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Paterson's Pharmacies Ltd.	Ontario	N/A	530 Bériault Street Longueuil, Quebec, Canada J4G 1S8 (450) 646-9760
PJC Arlington Realty LLC	Delaware	01-0573827	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Dorchester Realty LLC	Delaware	01-0573791	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Essex Realty LLC	Delaware	20-1151746	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Haverhill Realty LLC	Delaware	01-0573831	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Hyde Park Realty LLC	Delaware	01-0573796	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Lease Holdings, Inc.	Delaware	01-0573780	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Manchester Realty LLC	Delaware	01-0573821	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Mansfield Realty LLC	Delaware	01-0573814	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900

PJC New London Realty LLC	Delaware	20-1151630	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Norwich Realty LLC	Delaware	20-1151724	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of Cranston, Inc.	Rhode Island	05-0481150	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of East Providence, Inc.	Rhode Island	05-0481152	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of Massachusetts, Inc.	Massachusetts	05-0481151	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of Rhode Island, Inc.	Rhode Island	23-1979613	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of Vermont Inc.	Vermont	05-0498065	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC of West Warwick, Inc.	Rhode Island	01-0573850	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Peterborough Realty LLC	Delaware	20-1151661	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Providence Realty LLC	Delaware	01-0573850	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Realty MA, Inc.	Massachusetts	20-0692817	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Realty N.E. LLC	Delaware	01-0573835	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Revere Realty LLC	Delaware	01-0573818	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
PJC Special Realty Holdings, Inc.	Delaware	01-0573843	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
RX Information Centre Ltd.	Quebec	N/A	530 Bériault Street Longueuil, Quebec, Canada J4G 1S8 (450) 646-9760
Services Sécurivol Inc.	Quebec	N/A	530 Bériault Street Longueuil, Quebec, Canada J4G 1S8 (450) 646-9760
The Jean Coutu Group (PJC) USA, Inc.	Delaware	04-2925810	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Thrift Drug Inc.	Delaware	22-2098063	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
Thrift Drug Services, Inc.	Delaware	74-2605432	50 Service Road Warwick, Rhode Island 02886 (401) 825-3900
*
This registration statement comprises a filing on Form F-10 with respect to the securities of The Jean Coutu Group (PJC) Inc., a filing on Form S-4 with respect to the securities of the U.S. registrants and a filing on Form F-4 with respect to the securities of the non-U.S. registrants other than The Jean Coutu Group (PJC) Inc.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and with the Autorité des marchés financiers (Quebec). These securities may not be sold nor may offers to buy be accepted until a receipt has been issued by the Autorité des marchés financiers (Quebec) and the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2004

PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

PROSPECTUS

The Jean Coutu Group (PJC) Inc.

        Offer to exchange our 7 5/8% Senior Notes due 2012, which have been registered under the Securities Act, for our outstanding 7 5/8% Senior Notes due 2012 issued in July 2004, and our
8 1/2% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for our outstanding 8 1/2% Senior Subordinated Notes due 2014 issued in July 2004.

Guaranteed on a senior basis and senior subordinated basis, respectively, by The Jean Coutu Group (PJC) Inc.

        We are offering to exchange up to $350,000,000 of our new 7 5/8% senior notes due 2012 for a like amount of our outstanding 7 5/8% senior notes due 2012 and up to $850,000,000 of our new 8 1/2% senior subordinated notes due 2014 for a like amount of our outstanding 8 1/2% senior subordinated notes due 2014.

Material Terms of Exchange Offer

  •
  The terms of the senior notes and senior subordinated notes, referred to as the senior exchange notes and the senior subordinated exchange notes, respectively, and together as the exchange notes, to be issued in the exchange offer will evidence the same continuing indebtedness as the outstanding senior notes or senior subordinated notes, as applicable and referred to together as the outstanding notes, and will have substantially identical terms as the applicable outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

  •
  There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2005, unless extended.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or Commission.

  •
  We will not receive any proceeds from the exchange offer.

        For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 28 of this prospectus.

        THE JEAN COUTU GROUP (PJC) INC. IS A FOREIGN PRIVATE ISSUER THAT IS PERMITTED, UNDER A MULTI-JURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF ITS HOME COUNTRY, CANADA. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FOREIGN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

        PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ACQUISITION OF THE SECURITIES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. SUCH CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES MAY NOT BE DESCRIBED FULLY HEREIN.

        THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT CERTAIN OF THE REGISTRANTS ARE INCORPORATED OR FORMED UNDER THE LAWS OF CERTAIN CANADIAN PROVINCES, THAT SOME OR ALL OF OUR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY, AND THAT ALL OR A SUBSTANTIAL PORTION OF CERTAIN OF THE REGISTRANTS' ASSETS AND SAID PERSONS MAY BE LOCATED OUTSIDE OF THE UNITED STATES.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SECURITIES REGULATORY AUTHORITY IN CANADA HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENSE TO CLAIM OTHERWISE.

        Prospective investors should be aware that, during the period of the exchange offer, the Canadian registrants or their affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

The date of this prospectus is                        , 2005.

        You should rely only on the information contained in this prospectus. We have not, and the initial purchasers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        The Jean Coutu Group (PJC) Inc.'s consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, and presented in United States dollars. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP. Note 26 to The Jean Coutu Group (PJC) Inc.'s consolidated financial statements, which are included elsewhere in this prospectus, provides a description of the material differences between Canadian GAAP and U.S. GAAP. Except where otherwise indicated and in the financial statements included elsewhere in this prospectus, all financial information pertaining to The Jean Coutu Group (PJC) Inc. has been reconciled to U.S. GAAP including the financial information set forth in "Summary—Summary Consolidated Financial Data and Other Data—The Jean Coutu Group (PJC) Inc.", Summary—Unaudited Pro Forma Condensed Consolidated Financial Information", "Selected Historical Financial and Other Data—The Jean Coutu Group (PJC) Inc." and "Unaudited Pro Forma Condensed Consolidated Financial Information". The Jean Coutu Group (PJC) Inc.'s most recent fiscal year for which financial information is available is the fiscal year ended May 31, 2004 and its most recent interim period is the 13 weeks ended August 28, 2004.

        The carve out special purpose financial statements for the Northern Operations we acquired on July 31, 2004, referred to as Eckerd, are prepared in accordance with U.S. GAAP and presented in U.S. dollars. U.S. GAAP differs in some respects from Canadian GAAP. Note 16 to the carve out special purpose financial statements for the Northern Operations for the fiscal years ended January 31, 2004, January 25, 2003, and January 26, 2002, which are included elsewhere in this prospectus, provides a description of the differences between Canadian GAAP and U.S. GAAP. Eckerd's most recent fiscal year for which financial information is available is the 53 weeks ended January 31, 2004 and its most recent interim period was the 26 weeks ended July 31, 2004.

        In this prospectus, except where we indicate otherwise, all references to "$" refer to U.S. dollars and all references to "CDN$" refer to Canadian dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollar amounts at specified exchange rates solely for your convenience. See "Exchange Rate Data" below for information about the rates of exchange between U.S. dollars and Canadian dollars.

        The unaudited pro forma condensed consolidated financial statements for us and Eckerd as a combined company presented elsewhere in this prospectus give effect to our acquisition of Eckerd, referred to as the Eckerd Acquisition, and the related transactions and financings, referred to collectively as the July Transactions, as if they had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed consolidated financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in some respects from Canadian GAAP. Note 4 to the unaudited pro forma condensed consolidated financial statements, which are included elsewhere in this prospectus, provides a description of the material differences between U.S. GAAP and Canadian GAAP. The unaudited pro forma condensed consolidated statement of income for the 13 weeks ended August 28, 2004, due to different fiscal periods, combines the historical results of The Jean Coutu Group (PJC) Inc. for the 13 weeks ended August 28, 2004 and the historical results of Eckerd for the nine weeks ended July 31, 2004. The results of Eckerd have been included with The Jean Coutu Group (PJC) Inc. since July 31, 2004, the date of acquisition. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended May 31, 2004 due to different fiscal periods, combines the historical results of The Jean Coutu Group (PJC) Inc. for the fiscal year ended May 31, 2004 and the historical results of Eckerd for the 53 weeks ended May 1, 2004. The unaudited pro forma condensed statement of income for the 13 weeks ended August 28, 2004 and for the year ended May 31, 2004, are presented as if the July Transactions had taken place on June 1, 2003. For a definition of the terms EBITDA and adjusted EBITDA that are used in this prospectus, and a reconciliation of EBITDA and adjusted EBITDA to net income, see the footnotes to "Summary—Summary Consolidated Financial Data and Other Data" and "Selected Financial Information".

        In calculating our pro forma interest expense for our senior secured credit facilities as presented in this prospectus, we have assumed an adjusted eurodollar rate of 1.6%. See "Description of Other Indebtedness—Senior Secured Credit Facilities—Interest and Fees".

EXCHANGE RATE DATA

        The following table sets forth exchange rates between U.S. dollars and Canadian dollars based upon the inverse of the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per Canadian dollar and are the inverses of the rates quoted by the Federal Reserve Bank of New York. The table illustrates how many U.S. dollars it would take to buy one Canadian dollar. On November 23, 2004, the inverse of the noon buying rate was $0.8428 per CDN$1.00.

	Year ended May 31,
	2004	2003	2002	2001	2000
Low	$0.7085	$0.6264	$0.6200	$0.6333	$0.6607
High	0.7880	0.7437	0.6622	0.6831	0.6969
Period end	0.7317	0.7293	0.6547	0.6468	0.6676
Average rate	0.7443	0.6577	0.6377	0.6593	0.6791
	Thirteen weeks ended August 28, 2004	Three months ended August 31, 2003
Low	$0.7261	$0.7085
High	0.7714	0.7492
Period end	0.7631	0.7220
Average rate	0.7536	0.7232

The average rate is derived by taking the average of the noon buying rate on the last day of each month during the relevant period, which for the 13 weeks ended August 28, 2004 was August 27, 2004.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk", "Risk Factors" and Note 16 to the annual consolidated financial statements of The Jean Coutu Group (PJC) Inc., included elsewhere in this prospectus, for more information about our management of risks associated with foreign exchange.

ENFORCEABILITY OF CIVIL LIABILITIES

        The Jean Coutu Group (PJC) Inc. and certain of the guarantors of the notes are governed by the laws of Canada and certain of its provinces. Most of our directors, controlling persons and senior executive officers, and certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and a significant portion of our and their assets and cash flows are located outside of the United States. As a result, we have appointed an agent for service of process in the United States, but it may be difficult for holders of notes to effect service of process upon such persons within the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. We have been advised by our Canadian counsel, Fasken Martineau DuMoulin LLP, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel that an action could be brought in the first instance in a court of competent jurisdiction in Canada on the basis of civil liability predicated solely upon U.S. federal securities laws if such Canadian court is satisfied that the United States is the lex loci delicti (that is, the place of the wrong) for such claim, subject to the court's inherent discretion to decline to hear such an action where it is not the convenient forum or where concurrent proceedings are being brought elsewhere.

MARKET AND INDUSTRY DATA

        When we refer in this prospectus to "markets" and "market portion", we are referring to metropolitan statistical areas, or MSAs, in the United States and to Canadian provinces in Canada. The market share and ranking data are based on retail sales and not store counts, except as otherwise indicated. The market share, ranking and other data regarding the drugstore industry contained in this prospectus are based on our own estimates, comparable data, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by us to be reasonable estimates. However, market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, consumption patterns, consumer preferences and the competitive landscape can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. Neither we nor the initial purchasers make any representations as to the accuracy of such estimates.

TRADEMARKS

        We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business including, but not limited to, "Brooks", "Brooks Rx Care", "Eckerd", "Eckerxd" and "Genovese" in the United States; "Personnelle", "PJC", "PJC Jean Coutu" and "PJC Clinique" in Canada; and "Rx Pro" in the provinces of Quebec and New Brunswick. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder.

DEFINITIONS AND USE OF CERTAIN TERMS

        As used in this prospectus, unless the context indicates otherwise (i) "senior notes" refers to our outstanding senior notes, the senior exchange notes offered hereby, "senior subordinated notes" refers to our outstanding senior subordinated notes and the senior subordinated exchange notes offered hereby, and "notes" refers collectively to the senior notes and the senior subordinated notes, (ii) "senior note guarantees" refers to the senior note guarantees, "senior subordinated note guarantees" refers to the senior subordinated note guarantees, and "guarantees" refers collectively to the senior note guarantees and the senior subordinated note guarantees, (iii) "we", "our", "us" and "The Jean Coutu Group" refer collectively to The Jean Coutu Group (PJC) Inc. and its subsidiaries and operating banners, including Brooks, PJC Jean Coutu, PJC Clinique, PJC Santé Beauté and Eckerd, after giving effect to the Eckerd Acquisition, and all financial, store count and related information in respect of such combined group of companies is, unless otherwise indicated, presented on a pro forma basis after giving effect to the Eckerd Acquisition, (iv) "TDI" refers to TDI Consolidated Corporation, a wholly-owned subsidiary of J.C. Penney Corporation, Inc., (v) "Eckerd" refers to that portion of TDI that we acquired, which comprises 1,552 Eckerd stores (store count as of August 28, 2004) in the states of Connecticut, Delaware, Georgia, Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and West Virginia, along with the related net assets, including the Eckerd trade name, (vi) the "Eckerd Acquisition" refers to our acquisition of 1,549 Eckerd stores (store count as of July 31, 2004), and related assets, including the

Eckerd trade name, from TDI, (vii) the "July Transactions" refers to the Eckerd Acquisition and the related transactions and financings, (viii) "PJC" refers to our 321 franchised stores in Canada and related assets operated under our PJC Jean Coutu, PJC Clinique and PJC Santé Beauté banners, and (ix) "Brooks" refers to our 336 Brooks banner stores and related assets located in Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Unless otherwise indicated, store count information is given as of August 28, 2004.

        The Eckerd business we acquired is referred to in the stock purchase agreement entered into by us, J.C. Penney Company, Inc. and TDI and elsewhere as "Eckerd-North", "North", "Northern Business of Eckerd" and "Northern Operations", and the financial statements related to the Eckerd business are referred to as "Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation)". The remaining stores of TDI, comprising 1,269 stores (store count as of July 31, 2004) operating under the Eckerd banner in the states of Alabama, Arizona, Florida, Kansas, Louisiana, Missouri, Mississippi, Oklahoma and Texas and certain other net assets, were acquired by CVS Corporation prior to our acquisition. TDI reflects the operations of all "Eckerd drugstores" and related businesses. For purposes of this prospectus, "Eckerd" refers to only the business that we acquired in the Eckerd Acquisition.

        When we refer to comparable store sales we compare weekly performance on a year-to-year basis of stores that have been opened at least one year.

        When we refer to our market capitalization we refer to the market value of our outstanding equity, which is comprised of Class A Subordinate Voting Shares and Class B Shares. To calculate the market value of such shares on a particular date, we assume that each Class A Subordinate Voting Share and each Class B Share has a market value equal to the last reported sale price of a Class A Subordinate Voting Share on the Toronto Stock Exchange on such date.

FORWARD-LOOKING STATEMENTS

        We make "forward-looking statements" throughout this prospectus. For example, we provide information related to the anticipated strategic benefits of, and the expected operational improvements in connection with, our acquisition on July 31, 2004 of the Eckerd network of stores in the northeastern, mid-Atlantic and southeastern United States, referred to as the Eckerd Acquisition. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe", "expect", "estimate" or "anticipate" will occur, what we "intend", "plan" or "seek" to do or accomplish and other similar statements), you must remember that our expectations may not be correct or that we may not take such actions or accomplish such goals. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

        Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, the following:

  •
  difficulties that may be encountered in the integration of the Eckerd Acquisition,

  •
  the failure of the Eckerd stores to improve their operating results as compared to their recent performance,

  •
  historical financial information for Eckerd may not necessarily be representative of future results and may not reflect the actual allocation of assets and liabilities between us and CVS Corporation, pursuant to the related transaction documents,

  •
  the failure of J.C. Penney to provide us with adequate transitional services,

  •
  the ability to obtain additional financing, if necessary,

v

  •
  the need to expand and reorganize our management team or the need for additional expenditures as a result of the Eckerd Acquisition,

  •
  changes in third-party reimbursement levels for prescription drugs and the effect on our margins,

  •
  the failure to achieve the anticipated volume purchasing benefits from the increased size of operations,

  •
  changes in relationships with suppliers and the effect on our purchasing terms,

  •
  our ability to attract and retain a sufficient number of pharmacists for our stores,

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  the pace of the Food and Drug Administration's and Health Canada's approval policy and the conversion of existing prescription drugs to over-the-counter medications,

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  the effects of noncompliance with government laws and regulations,

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  the effects of industry competition,

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  the failure of our advertising and merchandising strategies,

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  changes in economic condition, due to acts of war and terrorism or otherwise,

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  the failure of our Canadian franchisees to generate sales and in turn generate franchise royalties, and

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  the volatility in insurance related expenses and the ability of our insurance coverage to adequately cover us against claims.

        These forward looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus should not be construed as exhaustive. You should also read, among other things, the risks and uncertainties described in the section titled "Risk Factors" and in the documents we refer to in the section titled "Where You Can Find More Information". We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

        The following summary does not contain all the information that may be important to you. You should read the entire registration statement of which this prospectus is a part, including the financial and pro forma data and related notes, before making an investment decision. For information regarding the definition and use of certain terms used in this prospectus, see "Definitions and Use of Certain Terms" and for information with respect to the presentation of pro forma financial data, see "Presentation of Financial and Other Information". Unless otherwise indicated, all store count information is given as of August 28, 2004.

The Company

Overview

        We are the fourth largest drugstore chain in North America and the second largest in both the eastern United States and in Canada with a store network comprised of 2,209 stores. Our store network includes 1,888 corporate-operated stores under our Brooks and Eckerd banners, located throughout 18 states in the eastern United States, and 321 franchised stores under our PJC banners, including PJC Jean Coutu and PJC Clinique, located in three Canadian provinces. On a pro forma basis as of December 31, 2003, our Brooks stores and Eckerd stores had a number one or two market position in approximately 61% of the United States markets in which the stores operate and our PJC franchised stores had the number one market position in Quebec, the key Canadian market in which we operate. We provide our customers with high-quality, professional pharmacy services together with a wide variety of non-prescription, or front-end, products, including beauty, cosmetic and fragrance products, over-the-counter medications, personal care products, private label products, as well as consumable, seasonal and promotional items tailored to local consumer demand for convenience and quality. We believe our stores are generally located in prime retail locations making us among the most convenient drugstore chains in North America. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our consolidated pro forma revenues, adjusted EBITDA and net income (loss) were approximately $10.9 billion and $2.6 billion, $595.2 million and $101.7 million, and $79.6 million and $(1.7) million, respectively. Our Class A Subordinate Voting Shares trade on the Toronto Stock Exchange under the symbol "PJC.SV.A" and, as of November 23, 2004, our market capitalization was approximately $3.8 billion, based on the last reported sales price of our Class A Subordinate Voting Shares.

        We believe that our acquisition on July 31, 2004 of the Eckerd network of stores in the northeastern, mid-Atlantic and southeastern United States, referred to as the Eckerd Acquisition, added a strong, well-recognized store banner to our portfolio, expanded our store network and significantly increased our geographic diversification. We believe the geographic footprint of our Eckerd stores is attractive for drugstore operations due to its favorable demographics as well as high population-density consumer markets that are similar in many respects to those in our Brooks geographic markets. Our Eckerd stores are similar to our Brooks stores in terms of size and format and have benefited from significant recent capital investments, which we believe will facilitate integration with our existing U.S. operations. Furthermore, the Eckerd Acquisition significantly increased the scale of our operations, which we believe will provide us with several important benefits, including more favorable purchasing terms from suppliers.

        We believe that we differentiate our U.S. corporate-operated drugstore operations through our:

  •
  drugstore operational expertise,

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  sophisticated technology and systems,

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  streamlined management structure,

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  focus on higher-margin front-end merchandise, and

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  commitment to customer care and service.

        We believe we will improve the overall operating and financial performance of our Eckerd stores by applying to them the business model used at our Brooks stores.

        Our company was founded in Montreal, Quebec in 1969 by Jean Coutu, our Chairman of the Board, and in 1973 we established our Canadian franchise system. We have since become the franchisor and warehouse supplier of the second largest chain of drugstores in Canada with 321 stores. We entered the U.S. market in 1987 with one store and have since expanded our Brooks operations to 336 stores, primarily through acquisitions. On July 31, 2004, we completed the Eckerd Acquisition, adding 1,549 stores (store count as of July 31, 2004) to our U.S. corporate-operated store network. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our Canadian franchisor and warehouse supplier operations generated revenues, EBITDA and operating income of approximately $1.2 billion and $312.7 million, $135.0 million and $32.3 million, and $122.8 million and $29.2 million, respectively, and our U.S. operations (Brooks and Eckerd) generated combined pro forma revenues, adjusted EBITDA and operating income (loss) of approximately $9.7 billion and $2.3 billion, $458.6 million and $69.4 million, and $229.8 million and $(1.7) million, respectively. The foregoing amounts for the fiscal year ended May 31, 2004 are presented before the effect of the pro forma adjustments related to purchase accounting in connection with the Eckerd Acquisition. Our Canadian operations are headquartered in Longueuil, Quebec and our U.S. operations are headquartered in Warwick, Rhode Island.

Jean Coutu (Canada)

        Our PJC franchised stores have the number one market position in Quebec, the key Canadian market in which we operate. We franchise our PJC stores because, under Quebec law, only pharmacists are permitted to own a pharmacy. The PJC name is a widely recognized brand in Quebec and our company ranked second in the most recent Revue Commerce survey of the most admired companies in Quebec.

        We provide our PJC franchisee network with multiple services, including centralized purchasing, distribution, marketing, training, human resources, management, operational consulting and information systems, as well as participation in our private label program. Our franchisees pay us an average franchise royalty of approximately 4% of covered franchised store revenues, and an additional fee for other services such as human resources, information technology and loss prevention services. Our PJC franchisees own their PJC businesses independently from us and, as a result, are responsible for managing their PJC franchised stores and for funding their investments in inventory and store fixtures. Our PJC franchisees are required to purchase their inventory from our modern, high-capacity warehouse distribution center so long as we carry the particular item. We supply our PJC franchisees with approximately 72% of the products stocked in our PJC franchised stores, including virtually all of the prescription drugs stocked in those stores. The vast majority of the 28% of other products stocked are items we have determined not to carry in our warehouse.

        We believe that PJC franchised stores have a strong reputation among customers for competitive prices, fast and effective delivery of high-quality, professional pharmacy services, beauty and cosmetic product offerings, targeted and extensive seasonal product programs, photo development, private label products and convenient locations. We believe PJC is also known as a leader in delivery of new and emerging services, such as web-based digital photo processing and web-based prescription refills. Further, we believe PJC is a highly desirable and sought after franchise among pharmacists in our Canadian markets.

        All our PJC franchised stores have in-house pharmacies and approximately 39% are located adjacent to or in medical office buildings. During the 52 weeks ended August 28, 2004, our PJC franchisee network filled approximately 45.3 million prescriptions, with an average of approximately 141,300 prescriptions per store, which we believe are among the highest prescription counts for any drugstore chain in Canada. In our PJC franchisee network during that same period, prescription drugs accounted for approximately 57% of sales and front-end merchandise accounted for approximately 43% of sales. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our Canadian franchisor and warehouse operations generated revenues of $1.2 billion and $312.7 million, EBITDA of $135.0 million and $32.3 million, and operating income of $122.8 million and $29.2 million, respectively. Our Canadian franchisor and warehouse supplier operations have also consistently provided us with strong cash flows, including franchise royalties, which has enabled us to pursue our company-wide acquisition strategy. Our Canadian operations generated franchise royalties of approximately $67.5 million, $55.4 million and $50.3 million during the fiscal years ended May 31, 2004, 2003 and 2002, respectively, and $17.3 million and $15.8 million during the 13 weeks ended August 28, 2004 and the three months ended August 31, 2003, respectively.

        We also have significant Canadian real estate assets. We own 166 properties, including 126 PJC store locations leased to PJC franchisees, our Canadian headquarters and our warehouse distribution center. The balance of our PJC franchised store locations are leased by us and sublet to our franchisees. Approximately 60% of the stores in our PJC franchisee network have been either opened, relocated, remodeled or reconfigured during the last five completed fiscal years. We believe that our Canadian real estate assets enable us to ensure that prime locations remain under the PJC banner.

Jean Coutu (USA)

        Our United States operations are comprised of 1,888 corporate-operated stores and several distribution centers operating under two banners, Brooks and Eckerd.

        Brooks.    Our U.S. operations began in 1987 with one store and grew primarily through acquisitions, including our acquisition of 221 Brooks stores in 1994 and 80 Osco stores in 2002. Today our Brooks operations comprise 336 corporate-operated stores and one modern, high-capacity regional distribution center located in Dayville, Connecticut. As of December 31, 2003, Brooks was the second largest retail drugstore chain in New England and had a number one or number two market position in 56% of the New England markets in which it operated. We believe that Brooks has a strong reputation among customers for competitive prices, fast and effective delivery of professional pharmacy services, high-quality beauty and cosmetic product offerings, targeted and extensive seasonal product programs, photo development, private label products, convenient locations and a wide selection of convenience foods and other consumables. Our Brooks banner has been in use for more than 65 years, making it one of the most widely-recognized banners in the New England retail drugstore industry. In 2004, Drug Store News awarded Brooks the "Best Regional Chain of the Past 20 Years" in their Retail Excellence Awards.

        Substantially all our Brooks stores have in-house pharmacies. During the 52 weeks ended August 28, 2004, our Brooks stores filled approximately 23.5 million prescriptions, with an average of approximately 70,600 prescriptions per store. At Brooks during that same period, prescription drugs accounted for approximately 69% of sales and front-end merchandise accounted for approximately 31% of sales. For the fiscal year ended May 31, 2004, our Brooks operations generated revenues of $1.8 billion, EBITDA of $114.7 million and operating income of $83.3 million.

        Brooks also has significant real estate assets. We own 104 U.S. properties, including 84 Brooks store locations, our Brooks distribution center and our Brooks corporate headquarters. We lease our remaining 252 Brooks store locations. Approximately 53% of our Brooks stores have been either opened, reconfigured, relocated, or remodeled during the last five completed fiscal years, with investments of more than $128 million in the aggregate during that time. We believe that our Brooks real estate assets will enable us to ensure that prime locations remain under the Brooks banner.

        Eckerd.    The Eckerd stores we acquired in the Eckerd Acquisition represented what is referred to as the Northern Operations of Eckerd and comprised the fourth largest retail drugstore chain in North America as of December 31, 2003, with 1,552 corporate-operated stores (as of August 28, 2004) throughout 13 states and several modern, high-capacity regional distribution centers. Our Eckerd stores have significant density in Georgia, New Jersey, New York, North Carolina, Pennsylvania and South Carolina. We believe that Eckerd has a strong reputation among customers for name recognition, convenience and a modern store base. During Eckerd's last three completed fiscal years, there has been an aggregate of approximately $370 million invested in the Eckerd stores and approximately 65% of the Eckerd stores have been opened, reconfigured, relocated, or remodeled. The Eckerd banner, first used in 1898, is one of the longest lasting and strongest in the retail drugstore industry. As of December 31, 2003, Eckerd had a number one or two market position in approximately 60% of the markets in which it operates.

        Substantially all the Eckerd stores have in-house pharmacies. On a 52-week basis for the 53 weeks ended August 28, 2004, our Eckerd stores filled approximately 97 million prescriptions, with an average of approximately 63,000 per store. We believe this large prescription fill volume gives Eckerd significant prescription drug purchasing power. During the 53 weeks ended August 28, 2004, prescription drugs accounted for 71.4% of sales and front-end merchandise accounted for approximately 28.6% of sales. For the 53 weeks ended January 31, 2004 and the 26 weeks ended July 31, 2004, Eckerd generated sales of $7.9 billion and $3.8 billion, adjusted EBITDA of $356.3 million and $143.0 million, and net income of $104.1 million and $17.1 million.

Business Strengths

        Significant Scale, Leading Market Position, Extensive Geographic Footprint and Well-Recognized Store Banners.    Our store network has significant scale, a leading market position in the eastern United States and Canada, and an extensive geographic footprint. We believe our well-recognized store banners, including PJC Jean Coutu, PJC Clinique, Brooks and Eckerd, have established reputations for convenience, professionalism and excellence in pharmacy services, front-end product selection and value, as well as customer service, that help us to differentiate our stores from those of our competitors and to increase our large base of loyal customers. We believe that the geographic diversity of our network throughout 18 states in the eastern United States and three eastern Canadian provinces reduces our exposure to adverse local or regional market conditions.

        Modern Store Base in Favorable Locations.    We believe that our PJC, Brooks and Eckerd stores are high-quality stores in strategic locations. We choose our store sites selectively to maximize store traffic and visibility and we work to manage effectively the closure or relocation of under-performing stores. Furthermore, we believe our recently acquired Eckerd stores are especially attractive because there is virtually no geographic overlap with our U.S. Brooks store network. Also, our recently acquired Eckerd stores are located in markets with demographics and consumer habits similar to those in our existing markets. We believe that these similarities will enable us to successfully apply to our recently acquired Eckerd stores the extensive market knowledge and proven business model used at our Brooks stores.

        Substantial capital investments in our store network have been made in recent years. During the last five completed fiscal years, we have invested more than $128 million in the aggregate in our Brooks stores and approximately 53% of our PJC and Brooks stores have been either opened, renovated, relocated or remodeled. Significant investments also were made in our Eckerd stores prior to our acquisition. During Eckerd's last three completed fiscal years, there has been an aggregate of approximately $370 million invested in our Eckerd stores and approximately 65% of our Eckerd stores have been opened, reconfigured, relocated or remodeled.

        Differentiated U.S. Business Model.    We believe that our U.S. business model, which we intend to apply to our Eckerd stores, differentiates us in the following positive respects:

          Drugstore Operational Expertise.    We believe we have developed substantial drugstore operational expertise that enables us to efficiently match our product offerings to our customers' preferences. We employ this expertise throughout our product delivery chain, from supply and distribution of products to merchandising and marketing and ultimately to the sale of products to our customers. Our product delivery chain is maintained by experienced and well-trained store and management personnel. We have also developed substantial expertise in the selection of store locations and the development of store designs.

          Sophisticated Technology and Systems.    We have enhanced the efficiency of our operations through the use of technology, such as point of sale scanners, which enable us to perform in-depth analysis of and quick decision-making with respect to inventory and pharmacy and front-end sales. Further, we use our technology to refine our purchasing operations and work with our suppliers to tailor our merchandising, customize our shelf space to customer preferences and maximize in-stock positions of high-demand products in an effort to increase sales volume and gross margins. In addition, we have developed a sophisticated, proprietary pharmacy information and workflow system, known as Rx Pro in Canada and as Brooks Rx Care in the U.S. This system is designed to enable an efficient workflow process that optimizes pharmacy services with a focus on fast prescription filling, reduction in filling errors, and maximization of in-stock positions of high-demand prescription drugs.

          Streamlined Management Structure.    We have a relatively "flat", streamlined management structure. We maintain this management structure in order to expedite decision making, better address local demand for specific products and services and reduce corporate overhead expenses.

          Focus on Higher-Margin Front-End Merchandise.    We continuously refine our front-end product selection and quality in order to increase our sales of front-end merchandise. In particular, we are focused on continuing to increase our sales of higher-margin beauty and cosmetic products, over-the-counter medications, private label products and seasonal and other merchandise tailored to local tastes and demands, to further improve profit margins and differentiate our stores from those of our competitors.

          Commitment to Customer Care and Service.    We are committed to ensuring a highly-positive customer service experience at our stores. To this end, we strive to maintain optimal levels of courteous and professional staff members. The 2003 Third Annual Shopper Report, a U.S. consumer survey published by Chain Store Age and Capgemini, ranked our Brooks stores first in their New England area of operations in all categories, including ease of shopping, price and product assortment. We believe that our pharmacy information work flow system minimizes wait times for our pharmacy customers. Furthermore, in many of our stores we provide extended pharmacy hours, drive-through windows and prescription refills through the Internet or an interactive telephone system in response to customer demand for quality and convenience. In addition, we design the pharmacy area of our stores, including our patient consultation counters, to enhance the professional atmosphere of the pharmacy operations. It is our strategy to have our pharmacists become an integral part of the health care decision making process of our customers.

        Cash Flow Generation.    Our Canadian franchisor and warehouse supplier operations have provided us with strong cash flows. Given the significant market position of our PJC franchised stores in Quebec, we do not anticipate expanding our franchisee network during the next several years by more than 10 to 15 stores per year. As a result, and because our franchisees are responsible for funding their own capital improvements, we do not expect to make significant capital expenditures with respect to our Canadian operations during the next several years. Our Brooks stores have also generated cash flows, which typically have been used to reinvest in the Brooks business. With certain operational improvements at Eckerd, we expect to consistently generate cash flows from our Eckerd stores. During the next several years, we expect store expansion under either our Brooks or Eckerd banners to be limited to those stores that are currently committed to be opened. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our operations generated consolidated pro forma adjusted EBITDA of $595.2 million and $101.7 million, and net income (loss) of $79.6 million and $(1.7) million, respectively.

        Compelling Industry Fundamentals and Favorable Demographics.    We operate in the large and growing North American pharmacy industry, which we believe offers compelling industry fundamentals and favorable demographics. According to IMS Health, the compounded annual growth rate for total pharmaceutical sales (at actual prices) in the U.S. and Canada is projected to be approximately 11.7% and 11.1%, respectively, for the period 2003 through 2008. We believe that several factors will contribute to this continued growth in total pharmaceutical sales, including increasing life expectancy, the aging "baby boom" generation, the addition of a Medicare prescription drug coverage benefit in the United States and increasing marketing and utilization of lifestyle prescription drugs. According to the National Ambulatory Medical Care Survey, approximately 49.0% of all prescriptions written in the U.S. in 2001 were for individuals 55 years old and older. According to IMS Health, an estimated 58.9% of all prescriptions filled in Canada in 2003 were for individuals 55 years old and older. According to the U.S. Census Bureau, in 2005 approximately 22.7% of the U.S. population, or approximately 67.5 million people, are expected to be 55 years old or older. This percentage of the total U.S. population is expected to grow to 29.5%, or 106.2 million people, by 2025. The Canadian population is also expected to age at an accelerated pace, with people 55 years old and older expected to represent 24.7% of the total Canadian population, or approximately 8.0 million people, by 2006 and 33.3%, or approximately 11.8 million people, by 2021, according to Statistics Canada.

        Experienced Management Team with a Proven Track Record.    Our company was founded in Quebec in 1969 by Jean Coutu, our Chairman of the Board. François Jean Coutu is the President and Chief Executive Officer of The Jean Coutu Group (PJC) Inc. and also manages our Canadian drugstore franchising and warehouse supplier business. Michel Coutu is the President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc. and manages our U.S. drugstore operations. Each of François Jean Coutu and Michel Coutu, who are sons of Jean Coutu, have worked in the retail drugstore business for more than 27 years. Mr. Jean Coutu and his family, directly or indirectly, hold shares of capital stock that represent approximately 48% of our outstanding equity.

        Our Canadian and U.S. senior management teams have developed extensive expertise in operating a chain of corporate-operated drugstores and in operating a drugstore franchisor and warehouse supplier business. The eight senior members of these teams have an average of 24 years of retail industry experience, including an average of 13 years with our company.

        Prior to the Eckerd Acquisition, we completed two significant U.S. acquisitions, adding 301 stores to our corporate-operated drugstore network, as well as several other smaller acquisitions. We believe we have consistently improved the performance of the stores we have acquired. Further, we believe that our management's experience in integrating large groups of stores into our existing network and improving the performance of acquired stores has been and will continue to be an important factor in our success.

Business Strategy

        We plan to continue to grow our business, improve our financial performance and enhance our reputation by implementing our business strategy, the key elements of which are:

        Apply Our Proven Business Practices to our Eckerd Stores.    Operating income as a percentage of sales at our Brooks stores has improved steadily in recent years as the result of implementation of business practices that stress merchandising excellence, convenient and efficient pharmacy services and patient care, private label sales initiatives and targeted marketing. On a 52-week basis for the 53 weeks ended January 31, 2004, adjusted EBITDA margin and operating margin at Eckerd were 4.6% and 2.2%, respectively, as compared to 6.4% and 4.6%, respectively, at Brooks for the fiscal year ended May 31, 2004. We intend to apply our proven Brooks business practices to, and implement certain operational improvements at, our Eckerd stores, which we believe will improve revenue growth and enable us to renew and enhance customer confidence in our Eckerd banner. The key elements of these business practices are set forth below.

          Convenient and Efficient Pharmacy Services.    We provide extended pharmacy hours in response to local customer demand. We believe pharmacy hours tailored to customer demand attracts customers and drives sales. We believe that our high-quality, convenient and professional pharmacy services enhance our reputation and increase customer loyalty. We intend to increase the number of extended-hour pharmacies, improve our in-stock positions of high-demand prescription drugs and reduce prescription fill times in our Eckerd stores to increase revenue. During the next few years, we also intend to convert the pharmacy operations in our Eckerd stores to our proprietary Brooks Rx Care pharmacy information and work flow system.

          Merchandising and Marketing Expertise.    We believe that the convenient locations and modern store base of our Eckerd store network holds the potential for increased customer traffic and provides an opportunity to increase sales of front-end merchandise. We intend to improve Eckerd's inventory management and product categories in order to offer a more targeted mix of products and services to our customers, including better management of seasonal items. In addition, we intend to improve Eckerd's operating margin by focusing on higher-margin front-end products, such as beauty and cosmetic products, over-the-counter medications and private label products, while de-emphasizing promotions of low-margin consumables. We further believe that we can reduce inventory shrinkage and streamline advertising cost at our Eckerd stores.

          Private Label Sales Initiatives.    Generally, sales of private label products provide us with higher margins than sales of similar brand name products. Eckerd carries approximately 2,000 private label products, which accounted for approximately 7.9% of Eckerd front-end sales for the 53 weeks ended August 28, 2004 while Brooks carries approximately 1,200 private label products, which accounted for approximately 9.8% of Brooks front-end sales for the 52 weeks ended August 28, 2004. We intend to focus significant marketing efforts to enhance the reputation of the private label products available at our Eckerd stores to drive sales of those higher-margin products.

          Efficient Overhead Structure.    We are focused on maintaining our efficient corporate overhead structure. At Brooks, expenses not incurred at the store level, which are referred to as corporate support expenses and includes corporate headquarters and distribution center expenses, as a percentage of sales was approximately 2.8% for the fiscal year ended May 31, 2004. Despite Eckerd's larger scale, we believe comparable corporate support expenses, which would also include local and regional office expenses, as a percentage of sales are significantly higher at Eckerd. Although we may not be able to reduce combined corporate support expenses as a percentage of sales to the current Brooks level, we are committed to streamlining the Eckerd overhead structure and optimizing our overall corporate support expenses as a percentage of sales.

        Leverage Supplier Relationships.    We maintain strong relationships with our front-end merchandise and prescription drug suppliers. As the fourth largest drugstore chain in North America and the second largest in both the eastern United States and in Canada, we represent an attractive distribution channel to suppliers due to our scale, broad geographic presence and our proven ability to grow merchandise and prescription drug sales. In addition, we believe our size and management expertise will provide us with competitive advantages, particularly with respect to merchandising, operations and purchasing.

        Expand and Maintain Canadian Initiatives.    In Canada, we have additional business strategies that, because of cultural, market, regulatory and other differences, are not applicable to our U.S. operations. These Canadian strategies include the following:

          Medical Offices Co-Location Initiative.    Wherever possible we locate our PJC franchised stores adjacent to or in medical office buildings, which offices we often lease to these medical practices. Approximately 39% of our PJC franchised stores are located adjacent to or in the medical office buildings. We believe that the proximity of such stores to medical offices provides our customers with highly convenient, professional pharmacy services and helps increase our sales of prescription drugs, over-the-counter medications and other front-end products.

          AIR MILES® Initiative.    Our PJC franchised stores are the exclusive Quebec drugstore participants in the AIR MILES® Reward Program. Consumers in the AIR MILES® Reward Program earn reward miles in connection with product purchases at retailers in various categories that may be redeemed for over 300 different rewards including travel services, leisure and entertainment, electronics and gift certificates, including gift certificates redeemable at PJC franchised stores. The AIR MILES® Reward Program encourages customer loyalty by encouraging consumers to shop at retailers that are participating sponsors in the AIR MILES® Reward Program rather than all retailers as in the case of airline branded credit cards with mileage benefits.

        Reduce Debt.    We intend to reduce our level of indebtedness in the future. We have a history of generating strong cash flows at our Canadian operations. During the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our pro forma net cash provided (used) by operating activities, after giving effect to the Eckerd Acquisition and related financings and transactions, referred to collectively as the July Transactions, was $376.0 million and $(79.6) million respectively. We believe we can improve the operating margin of our Eckerd stores and generate increased cash flows from operations. We expect to use a substantial portion of our cash flows from operations after capital expenditures and the net proceeds from any sale of non-strategic assets to reduce indebtedness and thereby strengthen our balance sheet.

The July Transactions

Benefits of the Eckerd Acquisition

        We believe that the Eckerd Acquisition will provide us with several strategic benefits, allowing us to improve the overall performance of our operations. These strategic benefits include (i) a significant increase of the scale and geographic diversity of our retail operations, (ii) the acquisition of a well-established drugstore banner in the United States, (iii) further penetration in a growing industry with compelling fundamentals and favorable demographics and (iv) the addition of strategic store locations. Building on our proven operating business practices and experience in successfully integrating acquisitions into our existing network, we believe we will have an opportunity to improve Eckerd's operating performance. These improvements are expected to be achieved by focusing on three major areas: optimizing combined support functions and operating expenses; improving productivity and reducing costs; and finally, promoting growth initiatives. We expect that these measures will be implemented in different phases following the closing of the Eckerd Acquisition. These measures are intended to enable us to improve Eckerd's operating performance to a level similar to that achieved at Brooks and improve the EBITDA margin of our combined U.S. operations following the Eckerd Acquisition.

        The first component of our integration plan will be the optimization of our support functions and the elimination of certain operating expenses. Although the Eckerd operations will continue to operate under the Eckerd name in order to capitalize on its well-recognized brand and regional identity, the Eckerd operations will be integrated with our existing Brooks operations. We believe the integration of the Eckerd operations will allow us to consolidate administrative functions and reduce corporate support expenses.

        The second component of our integration plan will be improving productivity and reducing costs. We have identified several areas at Eckerd where we believe there is room for operational improvements. We believe these improvements will primarily emanate from the (i) negotiation of more favorable arrangements with suppliers of merchandise and other services, (ii) optimization of advertising strategy, (iii) reduction of inventory shrinkage through improved inventory management systems, and increased store labor and (iv) elimination of non-productive contracts. In addition, through our commitment to customer care and service, part of our integration strategy is to increase store labor in order to improve front-end and pharmacy customer service at Eckerd. We believe that the costs associated with increased customer service will be mitigated by increased sales and reduced inventory shrinkage at Eckerd.

        The third component of our integration plan will target growth initiatives. By applying our proven business model to the Eckerd store base, including our focus on professional and efficient pharmacy services, our merchandising and marketing expertise and our private label sales initiatives, we believe we can increase front-end revenue per Eckerd store and pharmacy prescriptions per Eckerd store to levels similar to those at our Brooks stores.

        Although these three areas of improvements represent the cornerstone of our integration plan, we cannot give any assurance that any anticipated strategic benefits, operational improvements, or cost savings will be realized. See "Risk Factors—Risks Relating to Our Company—The Eckerd Acquisition is significantly larger than any other acquisition we have made to date. We will face challenges integrating the Eckerd stores, may not realize anticipated benefits in a timely fashion or at all and may not be able to improve the performance of the Eckerd stores" and "Risk Factors—Risks Relating to Our Company—The integration of Eckerd and the realization of cost savings will require us to make significant expenditures and may require us to take charges".

Plan of Financing

        The Eckerd Acquisition was financed with the proceeds from the sale of the outstanding notes, borrowings under our senior secured credit facilities, available cash and the proceeds from the sale of subscription receipts that were exchanged for Class A Subordinate Voting Shares upon consummation of the Eckerd Acquisition.

  Senior Secured Credit Facilities

        Our senior secured credit facilities consist of the following:

  •
  a five-year revolving facility of up to $350.0 million,

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  a five-year term loan A facility of $250.0 million, and

  •
  a seven-year term loan B facility of $1.1 billion.

  Equity Offering

        On July 14, 2004, we completed an equity offering of 29.0 million subscription receipts for gross proceeds of approximately CDN$506.1 million, not including the exercise of the underwriters' over-allotment option. On July 16, 2004, the underwriters notified us of their intention to exercise the over-allotment option in full for an additional 4.35 million subscription receipts for gross proceeds of approximately CDN$75.9 million and was completed on July 22, 2004. Each subscription receipt was exchanged upon the closing of the Eckerd Acquisition for one Class A Subordinate Voting Share without payment of additional consideration and without any further action by us or such holder.

  Sources and Uses of Funds

        The table below sets forth the estimated sources and uses of the funds for the Eckerd Acquisition:

  Sources of Funds:

(dollars in millions)
Term loan A facility	$250.0
Term loan B facility	1,100.0
Senior notes	350.0
Senior subordinated notes	850.0
Equity issuance (1)	437.7

Total	$2,987.7

  Uses of Funds:

(dollars in millions)
Purchase price	$2,375.0
Preliminary working capital adjustment (2)	112.5
Repayment of existing indebtedness (3)	195.0
Estimated fees and expenses	146.4
General corporate purposes	158.8

Total	$2,987.7

(1)
Represents the issuance of 33.35 million subscription receipts exchanged for Class A Subordinate Voting Shares upon consummation of the Eckerd Acquisition at CDN$17.45 per subscription receipt and assuming a $0.7521 per Canadian dollar exchange rate as of July 30, 2004.

(2)
The preliminary working capital adjustment is based on available information. Actual working capital adjustment will be determined based on the Eckerd closing date working capital calculation. We are currently negotiating with J.C. Penney Corporation, Inc. the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of an agreement between the parties by submitting the matter to an independent accounting firm. Actual working capital adjustment may be higher or lower than the preliminary amount.

(3)
Represents repayment of $15.0 million outstanding under existing revolving credit facilities and repayment of an outstanding term loan facility of $180.0 million. These facilities were terminated upon the consummation of the Eckerd Acquisition.

The Eckerd Acquisition

        On July 31, 2004, we acquired from TDI Consolidated Corporation, or TDI, a wholly-owned subsidiary of J.C. Penney Corporation, all of the outstanding capital stock of Thrift Drug, Inc., Genovese Drug Stores, Inc. and Eckerd Corporation, for a net cash purchase price of approximately $2.5 billion, including preliminary working capital adjustments of $112.5 million. Prior to the closing of the Eckerd Acquisition, the companies to be acquired by us sold to CVS Corporation, or CVS, all of the assets relating to the TDI stores in Alabama, Arizona, Florida, Kansas, Louisiana, Missouri, Mississippi, Oklahoma and Texas, as well as assets related to their pharmacy benefit administration and management services, specialty biotechnology pharmacy services and mail order pharmacy services. Following such divestiture to CVS, the companies we acquired operated approximately 1,549 Eckerd bannered stores (store count as of July 31, 2004), six regional distribution centers, the Eckerd corporate headquarters in Largo, Florida, the Eckerd trade name and other related assets. The Eckerd Acquisition was financed through the proceeds from the offering of the outstanding notes subject to this exchange offer, borrowings under our senior secured credit facilities, available cash and the proceeds from the offering and sale of subscription receipts for our Class A Subordinate Voting Shares. See "Description of Other Indebtedness" and "The July Transactions—Plan of Financing—Equity Offering".

        In connection with the Eckerd Acquisition:

  •
  J.C. Penney has agreed to pay certain severance obligations and other benefits for certain of the Eckerd headquarters employees, within six months after the closing of the Eckerd Acquisition, whether or not such employees are terminated involuntarily at any time following the acquisition.

  •
  J.C. Penney has agreed to indemnify us for, among other things, damages arising out of or relating to pre-closing noncompliance with the Eckerd five-year corporate integrity agreement with the Department of Health & Human Services—Office of the Inspector General, taxes and environmental liabilities relating to legal noncompliance during periods prior to the closing date, existing labor practices claims, any breach of any of its covenants under the stock purchase agreement for the Eckerd Acquisition and for any funding liabilities with respect to benefit plans maintained for TDI employees. Also, J.C. Penney has agreed to indemnify us up to a maximum of $350.0 million against damages attributable to breaches of certain representations and warranties made by it in the stock purchase agreement, subject to negotiated deductible thresholds.

Business Organization

        The following chart summarizes the organization of The Jean Coutu Group (PJC) Inc. and its different business units after giving effect to the Eckerd Acquisition and the other transactions described in "The July Transactions".

(1)
Issuer of the notes and borrower under the term loan A facility and the term loan B facility.

(2)
Co-borrower under our revolving credit facility and guarantor of the notes.

        Each of our subsidiaries that is a guarantor or borrower under our senior secured credit facilities is a guarantor under the outstanding notes and will be a guarantor under the exchange notes. All of our current subsidiaries are guarantors under the senior secured credit facilities and we expect all of our future subsidiaries will be guarantors under the senior credit facilities.

        We were incorporated on June 22, 1973, under the laws of the province of Quebec, Canada. Our principal office is located at 530 Bériault Street, Longueuil, Quebec, Canada J4G 1S8. Our telephone number is (450) 646-9760. Our world wide web address is http://www.jeancoutu.com. Information on our website does not constitute part of this prospectus.

Summary of the Exchange Offer

        On July 30, 2004, we completed the offering of the outstanding notes in a transaction exempt from registration under the Securities Act. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to commence this exchange offer. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

The initial offering of outstanding notes
We sold the outstanding notes on July 30, 2004 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. The initial purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and under Regulation S.
Registration rights agreement
Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers named therein for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission, or the Commission, within 120 days, and to complete this exchange offer within 240 days, of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. See "Registration Rights Agreement".
The exchange offer
We are offering to exchange the senior exchange notes and the senior subordinated exchange notes, which have been registered under the Securities Act, for your outstanding senior notes and/or outstanding senior subordinated notes, as applicable, which were issued on July 30, 2004. The exchange notes will evidence the same debt as the applicable outstanding notes and will be governed by the same indenture. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• any exchange notes that you receive will be acquired in the ordinary course of your business;
• you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
• you are not our "affiliate" as defined in Rule 405 of the Securities Act, or a broker-dealer tendering notes acquired directly from us.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Record date	We plan to mail this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2005.
Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, , 2005, unless we decide to extend the expiration date.

Conditions to the exchange offer
The exchange offer is not conditional upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer".

We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding senior notes with The Bank of New York as custodian for the Depository Trust Company, or DTC and we deposited the global notes representing the outstanding senior subordinated notes with Wells Fargo Bank, N.A. as custodian for DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, or ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the applicable exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the applicable exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer—Procedures for Tendering Notes" for more information.

Do not send letters of transmittal and/or certificates representing outstanding notes to us. Send these documents only to the applicable exchange agent. See "The Exchange Offer—Exchange Agent" for more information.
Effect of not tendering
Outstanding notes held by holders that were eligible to participate in the exchange offer that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

Neither the Delaware General Corporation Law nor the applicable indenture relating to the notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

Special procedures for beneficial owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.
Guaranteed delivery procedures
If you cannot meet the expiration date deadline, or you cannot deliver your outstanding notes, the letter of transmittal or any other documentation on time, then you must surrender your notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Procedures for Tendering Notes—Guaranteed Delivery".
Withdrawal rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2005.
Federal income tax considerations	The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes or for Canadian federal income tax purposes.
Use of proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange agents
The Bank of New York is serving as exchange agent in connection with the exchange offer for the outstanding senior notes and Wells Fargo Bank, N.A. is serving as the exchange agent in connection with the exchange offer for the outstanding senior subordinated notes.

The Notes

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of the Senior Notes" and "Description of the Senior Subordinated Notes".

Issuer	The Jean Coutu Group (PJC) Inc.
Notes offered	$350,000,000 aggregate principal amount of 7 5/8% senior notes due 2012. $850,000,000 aggregate principal amount of 8 1/2% senior subordinated notes due 2014.
Maturity	August 1, 2012 for the senior notes. August 1, 2014 for the senior subordinated notes.
Interest payment dates	February 1 and August 1, beginning February 1, 2005.
Guarantees
All our subsidiaries that are a guarantor or borrower under our senior secured credit facilities will jointly and severally, fully and unconditionally, guarantee the senior notes on a senior basis and the senior subordinated notes on a senior subordinated basis. Future subsidiaries may also be required to guarantee the notes.
Ranking
The senior notes are senior unsecured obligations and rank equally with our unsecured senior indebtedness and effectively junior to our secured indebtedness, including indebtedness under our senior secured credit facilities, to the extent of the assets securing such indebtedness. Each senior note guarantee is unsecured and will rank equally with the unsecured senior indebtedness of the guarantor, and effectively junior to the secured indebtedness of the guarantor, and effectively junior to the secured indebtedness of the guarantor, including their guarantees under our senior secured credit facilities.

The senior subordinated notes are unsecured senior subordinated obligations and are subordinated to our senior secured credit facilities and other senior indebtedness. The senior subordinated notes rank equally with our senior subordinated indebtedness and rank senior to our subordinated indebtedness. Each senior subordinated note guarantee is unsecured and subordinated to senior indebtedness of the guarantor. Because the notes are subordinated, in the event of bankruptcy, liquidation or dissolution and acceleration of or payment default on senior indebtedness, holders of the senior subordinated notes will not receive any payment until holders of senior indebtedness and guarantor senior indebtedness have been paid in full.
As of August 28, 2004, we and our subsidiary guarantors had:
• $1.7 billion of senior indebtedness outstanding, approximately $1.4 billion of which was secured and $350 million of which was represented by the outstanding senior notes, and
• $850 million of senior subordinated indebtedness outstanding, all of which was represented by the senior subordinated notes.

Additional amounts
All payments with respect to the notes will be made without withholding or deduction for Canadian and certain other taxes unless required by law or the interpretation or administration thereof, in which case, subject to certain exceptions, we or the relevant guarantor will pay such additional amounts as may be necessary so that the net amount received by the holders and beneficial owners of the notes after such withholding or deduction will not be less than the amount that they would have received in the absence of such withholding or deduction. See "Description of the Senior Notes—Additional Amounts" and "Description of Senior Subordinated Notes—Additional Amounts".
Redemption for changes in Canadian or certain other withholding taxes
We may redeem the notes, in whole but not in part, at 100% of the principal amount of the notes, plus accrued and unpaid interest to the date of redemption, in the event that we are (or, under certain circumstances, a guarantor is) required to pay additional amounts as a result of certain changes affecting Canadian or certain other withholding taxes. See "Description of the Senior Notes—Tax Redemption", "Description of the Senior Notes—Additional Amounts", "Description of the Senior Subordinated Notes—Tax Redemption" and "Description of the Senior Subordinated Notes—Additional Amounts".
Optional redemption	We may redeem some or all of the senior notes, at any time on or after August 1, 2008 at the redemption prices described in this prospectus.
We may redeem some or all of the senior subordinated notes, at any time on or after August 1, 2009 at the redemption prices described in this prospectus.
Change of control	If a change of control occurs, we will be obligated to make an offer to purchase all the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest.
Equity offering optional redemption
Before August 1, 2007, we may redeem up to 35% of the aggregate principal amount of the senior notes or the senior subordinated notes, as the case may be, with the net cash proceeds of certain equity offerings at 107.625% of the principal amount of the senior notes and 108.5% of the principal amount of the senior subordinated notes, plus accrued interest in each case, if at least 65% of the aggregate principal amount of the senior notes or the senior subordinated notes, as the case may be, originally issued remains outstanding after such redemption.

Covenants	The indentures governing the notes contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to:
	•	incur additional indebtedness,
	•	pay dividends on, redeem or repurchase our capital stock,
	•	make investments,
	•	engage in transactions with affiliates,
	•	create certain liens,
	•	sell assets,
	•	in the case of our subsidiaries, guarantee indebtedness,
	•	issue or sell subsidiary preferred stock,
	•	create restrictions on the ability of restricted subsidiaries to pay dividends,
	•	enter into sale and leaseback transactions,
	•	create unrestricted subsidiaries, and
	•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.
	•	These covenants under each of the indentures are subject to important exceptions and qualifications. See "Description of the Senior Notes" and "Description of the Senior Subordinated Notes".
Risk factors	See "Risk Factors" and other information in this registration statement for a discussion of factors you should carefully consider before deciding to invest in the notes.
No prior market; The PORTAL Market® listing
The notes will be new securities for which there is currently no market. Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, the issuers cannot assure you that a liquid market for the notes will develop or be maintained.
Use of proceeds	We will not receive any proceeds from this offering.

Risk Factors

        Before participating in the exchange offer, you should consider carefully the information included in "Risk Factors", as well as the other information contained in this prospectus.

Summary Consolidated Financial Data and Other Data

The Jean Coutu Group (PJC) Inc.

        The following summary consolidated financial data as of and for each of the three fiscal years ended May 31, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements and have been restated to take into consideration changes in accounting policies and the change of reporting currency as explained in our historical consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for the 13 weeks ended August 28, 2004 and the three months ended August 31, 2003 have been derived from our unaudited interim consolidated financial statements, and in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the 13 weeks ended August 28, 2004 may not be indicative of results that may be expected for the full year. Further, our results of operations for the 13 weeks ended August 28, 2004 includes revenues and expenses of Eckerd for the period of August 1, 2004 to August 28, 2004. You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations—The Jean Coutu Group (PJC) Inc.", our consolidated financial statements and related notes and "Unaudited Pro Forma Condensed Consolidated Financial Information" included elsewhere in this prospectus. We prepare our consolidated financial statements in accordance with Canadian GAAP and present them in U.S. dollars. The material differences between Canadian GAAP and U.S. GAAP, are described in Note 26 to The Jean Coutu Group (PJC) Inc.'s consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data and other data below have been derived from those consolidated financial statements and reconciled to U.S. GAAP.

U.S. GAAP

	Fiscal year ended May 31,
				Thirteen weeks ended August 28, 2004 (3)	Three months ended August 31, 2003
	2004	2003 (1)	2002 (2)
				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of operations data:
Sales	$2,893,088	$2,523,912	$2,093,699	$1,298,235	$679,796
Cost of goods sold	2,321,922	1,998,025	1,700,211	1,012,227	544,105

Gross profit	571,166	525,887	393,488	286,008	135,691
Other income	149,879	122,757	114,775	38,613	38,062
Selling, general and administrative expenses and cost of rental	474,360	446,235	339,485	263,198	114,478
Amortization and depreciation	40,525	37,430	28,404	25,172	9,581

Operating income	206,160	164,979	140,374	36,251	49,694
Interest expense, net	14,535	17,857	10,900	18,027	4,107

Income before taxes	191,625	147,122	129,474	18,224	45,587
Income taxes	60,382	44,871	43,414	(4,163)	14,381

Net income	$131,243	$102,251	$86,060	$22,387	$31,206

Other financial data:
Franchise royalties included in other income	$67,544	$55,351	$50,316	$17,324	$15,856
EBITDA (4)	249,722	205,432	171,613	62,246	60,072
Adjusted EBITDA (4)	249,722	203,632	171,613	62,246	58,272
Net income	131,243	102,251	86,060	22,387	31,206
Capital expenditures	74,040	94,131	66,028	20,553	16,611
Total indebtedness to adjusted EBITDA	0.8x	1.3x	1.5x
Interest coverage (adjusted EBITDA to interest)	17.2x	11.4x	15.7x
Ratio of earnings to fixed charges (5)	8.1x	6.0x	7.1x	1.6x	6.5x

				As at
	As at May 31,
				August 28, 2004 (3)	August 31, 2003
	2004	2003	2002
				(unaudited)	(unaudited)
	(dollars in thousands)
Balance sheet data:
Cash and cash equivalents	$14,554	$(8,273)	$(340)	$101,581	$(17,051)
Working capital	313,880	261,835	254,927	1,211,132	267,542
Property, plant and equipment, net (including real estate)	529,888	490,089	405,867	1,399,965	496,680
Total assets	1,335,717	1,247,582	1,080,849	5,358,510	1,267,894
Total indebtedness	207,175	260,755	263,456	2,588,279	259,521
Shareholders' equity	841,721	723,790	608,713	1,308,466	748,801

(1)
Represents a 53-week period for U.S. operations.

(2)
Our acquisition of 80 Osco stores was completed in January 2002, with the first complete year of sales from those stores included in our results for the fiscal year ended May 31, 2003.

(3)
Our results of operations for the 13 weeks ended August 28, 2004 include revenues and expenses of Eckerd for the period of August 1, 2004 to August 28, 2004.

(4)
EBITDA represents net income plus interest expense, income taxes, amortization of incentives paid to franchisees applied against other income, and amortization and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to adjust the results for the fiscal year ended May 31, 2003 to reflect a 52-week fiscal year for U.S. operations. We have presented EBITDA and adjusted EBITDA, each a non-GAAP measure, because management uses them as measures of financial performance and believes that they are widely accepted performance measurements used by investors and analysts to evaluate companies in the chain drugstore industry. However, EBITDA and adjusted EBITDA:

•
are not measures of financial performance computed in accordance with GAAP,

•
do not represent net income as defined by GAAP,

•
should not be considered as an alternative to net income prepared in conformity with GAAP, and

•
should not be construed as a measure of our financial performance.

  Further, EBITDA and adjusted EBITDA as calculated above may not be necessarily comparable to similarly titled measures reported by other companies.

        The following chart reconciles EBITDA and adjusted EBITDA to net income for the periods presented and is unaudited:

	Fiscal year ended May 31,
				Thirteen weeks ended August 28, 2004 (3)	Three months ended August 31, 2003
	2004	2003 (A)	2002
	(dollars in thousands)
Net income	$131,243	$102,251	$86,060	$22,387	$31,206
Interest expense, net	14,535	17,857	10,900	18,027	4,107
Income taxes	60,382	44,871	43,414	(4,163)	14,381
Amortization of incentives paid to franchisees applied against other income	3,037	3,023	2,835	823	797
Amortization and depreciation	40,525	37,430	28,404	25,172	9,581

EBITDA	249,722	205,432	171,613	62,246	60,072
Period adjustment (B)	—	(1,800)	—	—	(1,800)

Adjusted EBITDA	$249,722	$203,632	$171,613	$62,246	$58,272

  (A)
  Represents a 53-week period for U.S. operations.

  (B)
  For the fiscal year ended May 31, 2003, adjustment to reflect a 52-week fiscal year for U.S. operations made by reducing by 1/14th EBITDA for our U.S. operations for the 14 weeks ended August 31, 2002.

(5)
Earnings consist of pre-tax income, excluding premiums paid, plus fixed charges, excluding capitalized interest. Fixed charges consist of (i) interest expense, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) a portion of rental expense representing the interest factor.

Eckerd

        The following summary financial data of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) reflecting the Eckerd operations we acquired on July 31, 2004, referred to below as Eckerd, as of January 31, 2004 and January 25, 2003, and for each of the fiscal years ended January 31, 2004, January 25, 2003, and January 26, 2002, have been derived from its audited carve out special purpose financial statements. The summary financial data as of and for the 26 weeks ended July 31, 2004, and July 26, 2003, respectively, have been derived from its unaudited condensed carve out special purpose financial statements, and in TDI's opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Eckerd's results of operations for the 26 weeks ended July 31, 2004, may not be indicative of results that may be expected for the full year. You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations—Eckerd", the carve out special purpose financial statements and related notes and "Unaudited Pro Forma Condensed Consolidated Financial Information" included elsewhere in this prospectus. The carve out special purpose financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. The differences, if any, between Canadian GAAP and U.S. GAAP, are described in Note 16 to the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) carve out special purpose financial statements for the fiscal years ended January 31, 2004, January 25, 2003, and January 25, 2002, which are included elsewhere in this prospectus.

        The carve out special purpose financial statements included elsewhere in this prospectus were prepared using specific identification of income and expenses and assets and liabilities where available, and where not available include allocations and estimates which TDI's management believes are reasonable and appropriate under the circumstances. Certain assets and liabilities were allocated in accordance with the terms of signed definitive agreements. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had Eckerd been operated as a separate entity. Also, the assets and liabilities included in these financial statements may differ from those ultimately acquired based on the specific definitive agreements between us and CVS. For a more detailed discussion of the basis of presentation and allocation methodology used in the carve out special purpose financial statements, see Note 2 to such statements as of January 31, 2004 and January 25, 2003, and for each of the fiscal years ended January 31, 2004, January 25, 2003, and January 26, 2002, and Note 3 to such statements as of and for the 26 weeks ended July 31, 2004 and July 26, 2003, included elsewhere in this prospectus. In addition, see "Risk Factors—Risks Relating to Our Company—The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations" and "Risk Factors—Risks Relating to Our Company—We may not accurately allocate certain assets and liabilities between us and CVS".

U.S. GAAP

	Fiscal year ended			Twenty-six weeks ended
	January 31, 2004 (1)	January 25, 2003	January 26, 2002	July 31, 2004	July 26, 2003
				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of revenues and expenses data:
Revenues, net	$7,894,320	$7,598,305	$7,090,897	$3,823,057	$3,860,208
Cost of goods sold	6,037,817	5,801,371	5,447,279	2,944,654	2,958,002

Gross profit	1,856,503	1,796,934	1,643,618	878,403	902,206
Selling, general and administrative expenses	1,663,220	1,578,574	1,516,830	843,943	801,163
Acquisition amortization	18,037	18,499	25,883	4,582	7,920
Loss on sale of receivable	2,719	2,450	3,191	563	1,511
Restructuring and other charges, net	2,170	676	(6,418)	923	1,123

Operating income	170,357	196,735	104,132	28,392	90,489
Interest expense	1,962	1,810	2,271	1,088	758

Income before income taxes	168,395	194,925	101,861	27,304	89,731
Income taxes	64,290	71,454	36,417	10,239	34,248

Net income	$104,105	$123,471	$65,444	$17,065	$55,483

Other financial data:
EBITDA (2)	$361,140	$359,245	$261,513	$122,636	$174,988
Adjusted EBITDA (2)	356,347	374,290	292,919	142,973	183,591
Net income	104,105	123,471	65,444	17,065	55,483
Depreciation and amortization	190,783	162,510	157,381	94,244	84,499
Capital expenditures	247,269	192,200	159,416	99,755	127,955
Ratio of earnings to fixed charges (3)	2.1x	2.4x	1.7x	1.3x	2.2x
	As at
	January 31, 2004	January 25, 2003	July 31, 2004	July 26, 2003
			(unaudited)	(unaudited)
	(dollars in thousands)
Statement of assets and liabilities data:
Cash	$4,294	$4,550	$4,223	$4,210
Working capital	522,880	539,808	575,698	496,671
Property and equipment, net	869,411	776,729	855,064	799,710
Total assets	2,576,221	2,530,259	2,647,234	2,596,990
Total indebtedness (4)	24,408	17,587	31,275	20,274
Excess of assets over liabilities	1,724,836	1,686,002	1,743,860	1,690,025

(1)
Represents a 53-week period.

(2)
EBITDA represents net income plus interest expense, income taxes, and amortization and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to (i) adjust the results for the fiscal year ended January 31, 2004 to reflect a 52-week fiscal year, (ii) adjust the results for the 53 weeks ended May 1, 2004 to reflect a 52-week period and (iii) eliminate last-in-first-out, or LIFO, charges for all periods with respect to Eckerd inventories. EBITDA and adjusted EBITDA, each a non-GAAP measure, are provided as an alternative measurement of operating performance. They are not intended to be substitutes for GAAP measurements and their calculation may vary for other companies. Further, management of TDI believes that the inclusion of supplementary adjustments to EBITDA applied in presenting adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash and/or non-recurring items. However, EBITDA and adjusted EBITDA:

•
are not measures of financial performance computed in accordance with GAAP,

•
do not represent net income as defined by GAAP,

•
should not be considered as an alternative to net income prepared in conformity with GAAP, and

•
should not be construed as a measure of our financial performance.

  Further, EBITDA or adjusted EBITDA as calculated above may not be necessarily comparable to similarly titled measures reported by other companies.

        The following chart reconciles EBITDA and adjusted EBITDA to net income for the periods presented and is unaudited:

	Fiscal year ended			Twenty-six weeks ended
	January 31, 2004 (A)	January 25, 2003	January 26, 2002	July 31, 2004	July 26, 2003
	(dollars in thousands)
Net income	$104,105	$123,471	$65,444	$17,065	$55,483
Interest expense	1,962	1,810	2,271	1,088	758
Income taxes	64,290	71,454	36,417	10,239	34,248
Depreciation and amortization	190,783	162,510	157,381	94,244	84,499

EBITDA	361,140	359,245	261,513	122,636	174,988
Period adjustment (B)	(9,848)	—	—	—	—
Elimination of LIFO charges	5,055	15,045	31,406	20,337	8,603

Adjusted EBITDA	$356,347	$374,290	$292,919	$142,973	$183,591

  (A)
  Represents 53-week period.

  (B)
  For the fiscal year ended January 31, 2004, adjustment to eliminate the favorable impact of the 53rd week. Sales and gross profit for the 53rd week were based upon actual store sales and an estimate for gross profit. Adjustments to selling, general and administrative expenses were estimated based on an analysis of fixed and variable impacts due to the inclusion of the 53rd week.

  The information provided in the above table is supplemental to the Eckerd carve out special purpose financial statements included elsewhere in this prospectus and is not intended to be the primary financial statements of Eckerd.

(3)
Earnings consist of pre-tax income, excluding premiums paid, plus fixed charges, excluding capitalized interest. Fixed charges consist of (i) interest expense, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) a portion of rental expense representing the interest factor.

(4)
Represents capital lease obligations.

Summary Unaudited Pro Forma Condensed Consolidated Financial Data

        Summary pro forma condensed consolidated statement of operations data and other financial data for the 13 weeks ended August 28, 2004, due to different fiscal periods, combines our historical results for the 13 weeks ended August 28, 2004 and the historical results of Eckerd for the nine weeks ended July 31, 2004. Our historical results for the 13 weeks ended August 28, 2004 includes four weeks of results from our Eckerd drugstores acquired on July 31, 2004. These stores comprised 1,549 stores on July 31, 2004 and 1,552 stores on August 28, 2004. Summary pro forma condensed consolidated statement of operations data and other financial data for the fiscal year ended May 31, 2004, due to different fiscal periods, combine our historical results for the fiscal year ended May 31, 2004 and the historical results of Eckerd for the 53 weeks ended May 1, 2004. Summary pro forma condensed consolidated statement of operations data and other financial data for the 13 weeks ended August 28, 2004 and the year ended May 31, 2004 are presented as if the July Transactions had taken place on June 1, 2003. See "Unaudited Pro Forma Condensed Consolidated Financial Information".

	Thirteen weeks ended August 28, 2004
	The Jean Coutu Group (PJC) Inc. U.S. GAAP	Northern Operations U.S. GAAP	Pro forma Adjustments U.S. GAAP (1)		Pro forma U.S. GAAP	Pro forma Canadian GAAP
	(dollars in thousands)
Statement of operations data:
Sales	$1,298,235	$1,296,449	$—		$2,594,684	$2,594,684
Cost of goods sold	1,012,227	993,427	(22,973)		1,982,681	1,982,681

Gross profit	286,008	303,022	22,973		612,003	612,003
Other income	38,613	—	—		38,613	38,613
Selling, general and administrative expenses and cost of rental (2):	263,198	269,807	16,743		549,748	549,748
Amortization and depreciation	25,172	35,941	12,239		73,352	73,475

Operating income (loss)	36,251	(2,726)	(6,009)		27,516	27,393
Interest expense, net	18,027	368	27,393		45,788	45,788

Income (loss) before income taxes	18,224	(3,094)	(33,402)		(18,272)	(18,395)
Income taxes	(4,163)	(1,099)	(11,357)		(16,619)	(16,657)

Net income (loss)	$22,387	$(1,995)	$(22,045)		$(1,653)	$(1,738)

Other financial data:
Capital expenditures	$20,553	$34,531	$—		$55,084	$55,084
Net cash provided (used) by operating activities	(92,432)	28,039	(15,232	)(3)	(79,625)	(79,625)
EBITDA (4)	62,246	33,215	6,230		101,691	101,691
Adjusted EBITDA (4)	62,246	33,215	6,230		101,691	101,691
Net income (loss)	22,387	(1,995)	(22,045)		(1,653)	(1,738)
	Fiscal year ended May 31, 2004
	The Jean Coutu Group (PJC) Inc. U.S. GAAP	Northern Operations U.S. GAAP	Pro Forma Adjustments U.S. GAAP (1)		Pro forma U.S. GAAP	Pro Forma Canadian GAAP
	(dollars in thousands)
Statement of operations data:
Sales	$2,893,088	$7,892,458	$—		$10,785,546	$10,785,546
Cost of goods sold	2,321,922	6,048,296	(122,511)		8,247,707	8,247,707

Gross profit	571,166	1,844,162	122,511		2,537,839	2,537,839
Other income	149,879	—	—		149,879	149,879
Selling, general and administrative expenses and cost of rental (2)	474,360	1,505,161	106,190		2,085,711	2,085,711
Amortization and depreciation	40,525	192,561	72,486		305,572	303,443

Operating income	206,160	146,440	(56,165)		296,435	298,564
Interest expense, net	14,535	2,140	157,584		174,259	174,259

Income before income taxes	191,625	144,300	(213,749)		122,176	124,305
Income taxes	60,382	54,847	(72,675)		42,554	43,243

Net income	$131,243	$89,453	$(141,074)		$79,622	$81,062

Other financial data:
Capital expenditures	$74,040	$233,889	$—		$307,929	$307,929
Net cash provided by operating activities	185,942	277,660	(87,621	)(3)	375,981	375,981
EBITDA (4)	249,722	339,001	16,321		605,044	605,044
Adjusted EBITDA (4)	249,722	329,153	16,321		595,196	595,196
Net income	131,243	89,453	(141,074)		79,622	81,062

(1)
See "Unaudited Pro Forma Condensed Consolidated Financial Information" for a description of the adjustments made.

(2)
Eckerd selling, general and administrative expenses and cost of rental includes loss on sale of receivable and restructuring and other charges, net.

(3)
Represents pro forma interest expense net of tax benefit and tax benefit related to financing fees.

(4)
EBITDA represents net income plus interest expense, income taxes, amortization of incentives paid to franchisees applied against other income and amortization and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to (i) adjust Eckerd results for the 53 weeks ended May 1, 2004 to reflect a 52-week period. EBITDA and adjusted EBITDA, each a non-GAAP measure, have been presented because management uses them as measures of financial performance and believes that they are widely accepted performance measurements used by investors and analysts to evaluate companies in the chain drugstore industry. Further, our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash and/or non-recurring items that our management does not expect Eckerd to incur at the same level in the future. However, EBITDA and adjusted EBITDA:

•
are not measures of financial performance computed in accordance with GAAP,

•
do not represent net income as defined by GAAP,

•
should not be considered as an alternative to net income prepared in conformity with GAAP, and

•
should not be construed as a measure of our financial performance.

  Further, EBITDA or adjusted EBITDA as calculated may not be necessarily comparable to similarly titled measures reported by other companies.

  The following chart reconciles our pro forma EBITDA and pro forma adjusted EBITDA to our pro forma net income for the periods presented and is unaudited:

	Thirteen weeks ended August 28, 2004 U.S. GAAP	Fiscal year ended May 31, 2004 U.S. GAAP
	(dollars in thousands)
Net income (loss)	$(1,653)	$79,622
Interest expense	45,788	174,259
Income taxes	(16,619)	42,554
Amortization of incentives paid to franchisees applied against other franchising income	823	3,037
Amortization and depreciation	73,352	305,572

EBITDA	101,691	605,044
Period adjustment (A)	—	(9,848)

Adjusted EBITDA	$101,691	$595,196

  (A)
  For the Eckerd 53 weeks ended May 1, 2004, adjustment to reflect a 52-week period. Adjustment made for the Eckerd operations by subtracting the estimated results for the 53rd week of the fiscal year ended January 31, 2004. Sales and gross profit for the 53rd week were based on actual store sales and an estimate for gross profit. Adjustments to selling, general and administrative expenses were estimated based on an analysis of fixed and variable impacts due to the inclusion of the 53rd week.

RISK FACTORS

        Investment in the notes offered hereby involves a high degree of risk. You should carefully consider the risks described below, together with the other information in this prospectus, before deciding to surrender your outstanding notes in exchange for exchange notes pursuant to the exchange offer. These risks apply to the outstanding notes and the exchange notes. References to "notes" refers to both the outstanding notes and the exchange notes, references to "senior notes" refers to both the outstanding senior notes and senior exchange notes and references to "senior subordinated notes" refers to both the outstanding senior subordinated notes and senior subordinated exchange notes, unless the context otherwise requires. There are a number of factors, including those discussed below, that could materially and adversely affect our ability to make payments on the notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations and you should carefully consider these risks before purchasing the notes. Although the risks identified below represent those we believe are the most significant risks at the present time, additional risks of which we are currently unaware or that we currently deem immaterial could also materially impair our business or our ability to make payments on the notes.

Risks Relating to Our Company

The Eckerd Acquisition is significantly larger than any other acquisition we have made to date. We will face challenges integrating the Eckerd stores, may not realize anticipated benefits in a timely fashion or at all and may not be able to improve the performance of the Eckerd stores.

        The Eckerd Acquisition is the largest acquisition we have attempted to date and is significantly larger than our U.S. operations prior to the acquisition. There is a risk that, due to the size of the acquisition, we will be unable to integrate Eckerd into our U.S. operations as effectively as we have with prior acquisitions, which would result in fewer benefits to us from the acquisition than currently anticipated as well as increased costs. Realization of the expected benefits of the Eckerd Acquisition, including lower administrative expenses, elimination of overlapping functions and improved store operations, will require implementation of appropriate operations, management and financial reporting systems and controls. We may experience difficulties in effectively implementing these systems and integrating Eckerd's systems and operations. If such integration is not successful and if our Eckerd operations are less profitable than we currently anticipate, our results of operations and financial condition will be materially and adversely affected.

        The integration of Eckerd will require the continued transition of key business information from Eckerd managers to ensure the efficient transition of operations and knowledge from such individuals to our management team. If we lose the service of these managers prior to the transfer of all key business information, we may not be able to effectively integrate Eckerd's operations and systems. Further, our Eckerd stores are located in markets in which we have not previously operated and in which we have no significant or specific operational experience, which may result in our ineffective application of our business strategy to those markets. This integration will also require substantial attention from our management team. Furthermore, the transition of ownership of our Eckerd stores and related assets, as well as the transitional services we are required to perform for CVS under our framework agreement and transition services agreement with respect to the other Eckerd operations that it is acquiring, may divert our focus from implementing our business strategy. The diversion of management attention, as well as any other difficulties which we may encounter in the integration process, could have a material and adverse impact on our revenues and operating results.

        Our acquisition rationale requires improved performance from our Eckerd stores. The performance of these stores has declined in recent periods, particularly with respect to front-end sales. We cannot give any assurance that we will be able to improve the performance of our Eckerd stores going forward.

The integration of Eckerd and the realization of cost savings will require us to make significant expenditures and may require us to take charges.

        In order to obtain the cost savings and operating income that we believe the integration of Eckerd should provide, we will be required to make significant expenditures and may require us to take charges. For example, part of our integration strategy is to increase store labor hours in order to improve front-end and pharmacy customer service at Eckerd thereby increasing sales and reducing inventory shrinkage. We have not yet begun the integration process and are uncertain as to the extent and amount of these expenditures. Further, given the amount of indebtedness that we will incur as part of the Eckerd Acquisition, we may not be able to obtain financing required for any significant expenditures on favorable terms or at all. In addition, we may not achieve the cost savings we expect through the integration of the Eckerd operations regardless of our expenditures, which failure would materially and adversely affect our financial results. In connection with the integration of the Eckerd operations, we may take cash and non-cash charges that could be material. The level and timing of such charges cannot be determined since we have not specifically outlined our plans.

The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations.

        The stock purchase agreement for the Eckerd Acquisition provided that, prior to the closing of the acquisition, TDI sold to CVS Corporation 1,269 stores (store count as of July 31, 2004) and other assets not related to the stores and additional assets that we are acquiring. See "The July Transactions". In preparing the Eckerd carve out special purpose financial statements, some expense allocations were made on a percentage basis reflecting the relative portion of the TDI drugstore operations acquired by each party and may not reflect the actual proportion of any expense incurred in the future. For example, since the closing of the Eckerd Acquisition we have been responsible for all of the expenses related to Eckerd's headquarters in Largo, Florida. For all periods presented, the TDI drugstore operations were operated as a single business unit. The Eckerd carve out special purpose financial statements have been derived from the financial statements and accounting records of TDI and reflect significant estimates and allocations. In particular, TDI's administrative expenses during the periods presented were based on internal cost allocation methods. Accordingly, the historical financial information of Eckerd included in this prospectus is not necessarily indicative of the future results of operations, cash flows and financial condition of the acquired Eckerd business after the acquisition. For a more detailed discussion of the basis of presentation and allocation methodology used in the Eckerd carve out special purpose financial statements, see Note 2 to such statements as of January 31, 2004 and January 25, 2003 and for each of the fiscal years ended January 31, 2004, January 25, 2003, and January 26, 2002, and Note 3 to such statements as of and for the 26 weeks ended July 31, 2004 and July 26, 2003, included elsewhere in this prospectus.

We may not accurately allocate certain assets and liabilities between us and CVS.

        We acquired a portion of the TDI drugstore network and CVS acquired the balance. In that regard, we entered into the framework agreement with CVS pursuant to which we and CVS agreed to allocate between ourselves certain previously undivided assets and liabilities, such as previously company-wide supply contracts, and assets and liabilities properly allocated to a specific store or other operation. In the event that certain assets or liabilities are not attributable to either us or CVS, then we and CVS will share such assets or liabilities 55% and 45%, respectively. We may not have correctly allocated such assets and liabilities and in such event we may retain additional liabilities and lose the rights to certain assets, which may negatively impact our financial condition.

We are dependent on certain transitional services from J.C. Penney Company, Inc.

        Upon consummation of the Eckerd Acquisition, we entered into a transition services agreement under which J.C. Penney Company, Inc. agreed to provide us, for a period of up to 12 months following the closing of the Eckerd Acquisition, certain information technology, risk management, accounting, banking, vendor contracting and tax services with respect to the Eckerd operations. If we do not receive the necessary levels of service from J.C. Penney under the transition services agreement, then we may have significant additional costs and delays with respect to the integration of the Eckerd stores, which would materially and adversely affect our business.

We will be required to expand and reorganize our operational management team.

        The successful integration of Eckerd will require significant expansion of our current U.S. operational management team to provide for the necessary oversight of such a large network of stores, but we do not intend to add layers of management to our flat structure. We will also be required to reorganize the existing Eckerd operational management team to implement our streamlined management structure. The expansion of our current operational management team and the reorganization of the current Eckerd operational management team could be disruptive and affect the management of our operations. We may not be able to effectively reorganize and implement our streamlined management structure with respect to Eckerd or successfully expand our operational management team, either of which would harm our financial condition and results of operations.

We may require additional equity or debt financing to meet our financing requirements and, because we are highly leveraged, we may not be able to obtain required financing.

        We expect that our principal sources of funds will be cash generated from our operating activities and borrowing capacity remaining under our senior secured credit facilities. We believe that these funds should provide us with sufficient liquidity and capital resources to meet our current and future financial obligations, as well as to provide funds for our financing requirements, capital expenditures and other needs, for the foreseeable future. Despite our expectations, however, due to declines in our business or other items described under "Risk Factors", we may not have sufficient funds to satisfy our debt and other obligations. As a result, we may require additional equity or debt financing to meet our financing requirements or may be required to change our business plan or sell off assets. Due to our highly leveraged financial position, future financing may not be available when required or may be available only on terms unsatisfactory to us.

        As of August 28, 2004, we had total borrowed money obligations of approximately $2.6 billion. The obligation to make payments on this indebtedness could materially and adversely affect our company in a number of ways, including by (i) limiting our flexibility to plan for, or react to, changes in our business or market conditions, (ii) limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes, (iii) limiting our access to cash available from operations to attend to issues arising from the integration of the Eckerd stores and (iv) making us more vulnerable to the impact of adverse economic and industry conditions. We cannot assure you that we will generate sufficient cash flows from operations to service our indebtedness, in which event we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing indebtedness or obtain additional financing, any of which would negatively affect our ability to implement our business strategy.

Changes in third-party reimbursement levels for prescription drugs could reduce our margins and have a material adverse effect on our business.

        We rely on prescription drug sales for a significant portion of our revenues and profits. These sales may be affected by changes within the health care industry, including changes to programs providing for payment of prescription drugs by third-party payors, such as federal, state or provincial government and private sources, namely insurance companies. Any significant loss of third-party payor business, including Medicaid and, in the near future, Medicare, could have a material adverse effect on our business and results of operations. Also, we may not be able to effectively negotiate with third-party payors for our payment rates for the prescription drugs that we provide to their members. If third-party payors reduce their payment amounts, our margins on these sales will be reduced, and the profitability of our business, our operating results and financial condition could be adversely affected. For example, we fill a significant number of prescriptions in our Brooks stores through the Massachusetts Medicaid third-party payor system. Massachusetts recently changed the rates it would pay for pharmacy services, which had a negative effect on our financial results. Additional federal, state or provincial legislative changes affecting prescription drug coverage, allowable prescription mark-ups, or professional or dispensing fees could also materially and adversely affect our sales and profitability.

        As the result of recent Medicare reforms in the United States under the U.S. Medicare Prescription Drug, Improvement and Modernization Act of 2003, or the MMA, adding prescription drug benefits, we may be reimbursed by Medicare in the future for some prescription drugs at amounts lower than the amounts we currently receive with respect to the same prescriptions. For example, a temporary senior citizen discount program furnished under this legislation, which we expect will result in lower margins, was implemented in June 2004 and is expected to be in place until the new MMA drug benefit is fully implemented in 2006. We believe these discount programs will mostly affect our sales to customers who do not currently have insurance drug benefit coverage, which customers currently represent approximately 8% of our total U.S. prescription drug sales. While these discount programs may increase the volume of prescriptions filled by our stores, the decreased margins on these higher volumes may result in lower operating income as a percentage of total revenue from these increased prescription sales.

We may not receive the anticipated cash savings from our suppliers on account of our increased volume purchases.

        We are renegotiating several of our supplier contracts to encompass purchases of our combined PJC, Brooks and Eckerd operations. We may be less successful than anticipated in achieving volume purchasing benefits from the increased size of our operations and we may not actually be able to renegotiate some, if not all, of those contracts. In addition, we may not be successful in achieving the expected cost savings benefit expected from the renegotiation of certain supplier contracts that require renegotiation due to the division between the stores that we are acquiring and the stores that CVS is acquiring. Also, some supplier contracts to which TDI is a party contain change of control or similar provisions that could require supplier consents in connection with the Eckerd Acquisition. To the extent that these consents are not obtained as required, our relationships with these suppliers may be materially and adversely affected.

We purchase most of our front-end merchandise from several large suppliers and most of our U.S. prescription drugs from one supplier, and our financial and competitive condition may be materially and adversely affected if we do not maintain good relationships with each of these suppliers.

        As a retailer and warehouse supplier of general consumer merchandise in addition to products generally only found at drugstores, we purchase most of our front-end merchandise from several large suppliers and most of our prescription drugs from one supplier. If our relationship with any of these suppliers were to be negatively impacted, our purchasing terms from a particular supplier may become less favorable or we may lose the right to carry certain products from one of these suppliers. Any such occurrence would put us at a competitive disadvantage and could materially and adversely affect our financial condition and results of operations.

We have entered into inventory and equipment buy-back arrangements, in the ordinary course of business, in favor of lenders to many of our PJC franchisees that could require us to purchase inventory and equipment from these PJC franchisees in the event they are unable to make required payments to these lenders, which could have a material adverse effect on our business.

        We have entered into inventory and equipment buy-back arrangements, in the ordinary course of business, in favor of lenders to many of our PJC franchisees. These arrangements allow our franchisees to receive beneficial credit arrangements from lenders, which are used to purchase, among other things, inventory from us and certain technology equipment from one of our subsidiaries. These arrangements require us to purchase this inventory and equipment from a PJC franchisee in the event such franchisee is unable to make payments to its lenders in connection with such financing. As of August 28, 2004, the maximum exposure to us under the inventory purchase and equipment purchase arrangements was $50.7 million and $22.2 million, respectively. As new arrangements are entered into, these maximum exposure amounts will increase. We have not entered into these arrangements with all of our PJC franchisees. We are not required to enter into these arrangements under our franchise agreements, however, if requested by a franchisee, we generally will enter into such an arrangement. We expect the lenders who have currently negotiated these arrangements will require similar terms in the future. Although we have not been required to purchase any inventory or equipment from our PJC franchisees under these arrangements in the past, in the event we are required to purchase a significant amount of inventory or equipment under these arrangements and we are not able to resell such inventory or equipment at favorable prices, our business and financial condition could be materially and adversely affected.

We depend on the continued service of, and on the ability to attract, motivate and retain a sufficient number of pharmacists for our stores.

        We believe that our success depends in part on our continued ability to attract and retain qualified and skilled pharmacists. Over the years, a significant shortage of pharmacists has developed due to industry competition as well as competition from other industries. This has resulted in continued upward pressure on pharmacist compensation packages. There can be no assurance that we will be able to attract, hire and retain sufficient numbers of pharmacists necessary to continue to develop and grow our business. The inability to attract and retain a sufficient number of pharmacists could limit our ability to offer extended pharmacy hours, impair our ability to increase revenue and impact our ability to deliver high levels of customer care.

The pace of the FDA's and/or Health Canada's approval of new prescription drugs and the conversion of existing prescription drugs to over-the-counter medications could have a material adverse effect on our business.

        The frequency and rate of introduction of successful new brand name and generic prescription drugs could have an impact on our sales and profitability. In addition, as the U.S. Food and Drug Administration, or FDA, and/or Health Canada continue to approve additional existing prescription drugs for over-the-counter sales there will be increased competition from retailers outside the drugstore industry for the sales of such over-the-counter medications. Furthermore, we believe the approvals for conversion of existing prescription drugs to over-the-counter medications may result in fewer comparable store visits by the users of such medications because, while prescriptions are generally refilled at the same location each time, over-the-counter medications are available at a wide variety of retail outlets. Fewer comparable store visits could impact our sales and profitability. In addition, the FDA's and U.S. Congress' consideration of changes to U.S. prescription drug importation regulations to provide for mail order drug importation from Canada or elsewhere would likely reduce store visits and impact our sales and profitability.

Noncompliance with and requirements under the many federal, state, provincial and local laws and regulations that apply to our business and to our assets could lead to substantial liabilities, including damages, claims, penalties, injunctive relief, reimbursement obligations, and/or exclusion from participation in federal, state, provincial and local healthcare programs. Given the large number of sites we will own or lease and the nature of environmental, health and safety laws and obligations, we may also incur liabilities due to the presence of hazardous substances at owned or leased properties.

        Our pharmacy operations are subject to numerous federal, state, provincial and local laws and regulations governing the claims submission process, approval of new drugs and the packaging, disposal, sale, marketing, advertising, handling, distribution and dispensing of prescription drugs, as well as applicable Medicaid and Medicare laws and regulations. Failure to properly adhere to these and other applicable laws and regulations could result in the imposition of substantial reimbursement obligations, injunctive relief and civil and criminal penalties, potentially including treble damages. Sanctions for non-compliance can also include termination of, and exclusion from, participation in governmental programs and could materially and adversely affect the continued operation of our business and our financial condition. In addition, depending upon the specific requirements of each applicable state and provincial board of pharmacy, the Eckerd stores could be subject to additional review and approval requirements for individual pharmacies if the Eckerd Acquisition is deemed a change of ownership, control or management of a particular licensed pharmacy or pharmacies. Furthermore, our pharmacies could be affected by future statutory and regulatory changes, such as healthcare reform initiatives and changes in rules governing pharmacy ownership, pharmacy advertising, and the provision of pharmacy services. The implementation of any of these changes could materially and adversely affect our results of operations, financial condition and cash flows.

        Our U.S. pharmacy business is subject to patient privacy and other obligations imposed by the U.S. Health Insurance Portability and Accountability Act. As a result, we are required, among other things, to maintain privacy and security standards, train our associates on the permitted uses and disclosures of protected health information, provide a notice of privacy practice to our pharmacy customers and permit pharmacy customers to access and amend their records and receive an accounting of disclosures of protected health information. Our Canadian operations are subject to similar restrictions and obligations. Failure to properly adhere to these requirements could result in the imposition of substantial civil and criminal penalties. Violations of federal, state, provincial or common law privacy protections can also give rise to remedies that may include significant damages, penalties and injunctive relief.

        If we are convicted of any crime in the future, certain licenses and government contracts material to our operations, such as Medicaid or Medicare plan reimbursement agreements, may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages, exclusion from participation in governmental programs or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

        We own or lease more than 2,000 sites in the eastern United States and Canada. These sites include our stores, distribution centers and other properties. In connection with the ownership and operation of these sites, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances, as well as the investigation and remediation of contaminated sites. Under certain of these laws and regulations, we may be liable for the clean-up of contamination without regard to whether we knew of, or caused, the contamination. In addition, we may be subject to claims alleging injury from exposure to hazardous substances. Clean-up obligations and lawsuits arising from alleged exposure to hazardous substances may result in significant costs and liabilities.

If Eckerd fails to comply with the terms of a corporate integrity agreement with the Department of Health & Human Services—Office of the Inspector General, it may be subject to substantial stipulated penalties and other sanctions.

        Eckerd entered into a five year corporate integrity agreement in 2002 with the Department of Health and Human Services—Office of the Inspector General in connection with the settlement of a qui tam U.S. False Claims Act suit. The suit alleged that Eckerd overcharged federal and state health care programs by partially filling prescriptions and billing the programs for the full prescriptions. The stock purchase agreement for the Eckerd Acquisition provides that J.C. Penney will indemnify us for, among other things, damages arising out of or relating to noncompliance prior to the closing date with the five-year corporate integrity agreement. However, the corporate integrity agreement imposes a number of continuing obligations for the balance of the five-year term, including auditing and reporting obligations, and failure to comply with the corporate integrity agreement after the closing date could give rise to substantial stipulated penalties and reimbursement obligations. Moreover, noncompliance with the corporate integrity agreement that implicates other health care laws, regulations or relationships with third party payors could give rise to reimbursement obligations and the full range of available sanctions, including substantial fines, penalties, damages and/or exclusion from governmental programs.

The industry in which we operate is very competitive and further increases in competition could materially and adversely affect us.

        We face intense competition with local, regional and national companies, including other drugstore chains and banner groups, independently owned drugstores, supermarkets, mass merchandisers and discount stores. We also face increasing competition from internet-based providers, mail order pharmacies and, in the U.S., re-importation of prescription drugs, all of which have resulted in volume and pricing pressures. We may not be able to effectively compete against these competitors because our existing or potential competitors may have purchasing arrangements, financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we may be more highly leveraged than some competitors. These competitors may reduce prices for front-end merchandise or reduce prescription dispensing fees to increase market share, which may have an adverse impact on our earnings. Further, the saturation of our local markets with other chain drugstores has increased the intensity of the competition that we face. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures. As competition increases, a significant increase in general pricing pressures could occur that would require us to increase our sales volume and sell products and services at lower prices in order to remain competitive. We cannot assure you that we will be able to continue to compete effectively in our markets or increase our sales volume in response to further increased competition.

Our success depends on our ability to establish effective advertising, marketing and promotional programs, and the retention and enhancement of our reputation.

        Our success depends on our ability to establish effective advertising, marketing and promotional programs (including pricing strategies and price reduction programs implemented in response to competitive pressures and/or to drive demand). The pricing strategy and value proposition must be appropriate for our target customers, and in-stock positions need to be optimized based on sales trends. If we are unsuccessful in our advertising and merchandising strategies, sales could be negatively affected. We also depend on our ability to retain, solidify and enhance our reputation among many constituents, including customers, franchisees, suppliers, investors, regulators, as well as the general public. In addition, until such time as CVS ceases to use the Eckerd banner on its acquired stores and the Eckerd Health Services name in its pharmacy benefit management business, which could be up to 18 months from closing in some cases, CVS could operate its Eckerd banner stores and the Eckerd

Health Services name in its pharmacy benefit management business in a manner that could materially and adversely affect our reputation. Further, our franchisees could operate their stores in a manner that could materially and adversely affect our reputation.

Changes in economic conditions, due to acts of war and terrorism or otherwise, may influence the retail industry, consumer preferences and spending patterns.

        Our revenues may be negatively influenced by changes in national, regional or local economic conditions and consumer confidence. External factors that affect consumer confidence and over which we exercise no influence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns. Specifically, local economic downturns in markets in which we have significant store density, including, among other areas, New England, Georgia, New Jersey, New York, North Carolina, Pennsylvania and South Carolina, as well as Quebec, may have a significant impact on our sales and profitability. In addition, acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products and services we offer in our stores or adversely impact consumer demand. All these factors could impact our revenues, operating results and financial condition.

Our Canadian operations generate significant revenues from franchisee payments, which are dependent on our franchisees' ability to generate sales.

        A significant portion of our revenues from Canadian operations is generated from sales of goods to, as well as royalty and other payments received from, our PJC franchisees. The ability of our franchisees to pay royalties is dependent on their ability to generate sales. Although we provide training and support to franchisees, the quality of franchised operations may be diminished by any number of factors beyond our control. For example, our franchisees may fail to successfully operate stores in a manner consistent with our standards and requirements, or may fail to hire and train qualified managers and other store personnel. If they do not operate consistent with our standards and requirements, our image and reputation may suffer and sales could decline, thus reducing the cash flow available to assist the expansion of our U.S. operations, including the integration of the Eckerd stores, or to repay our indebtedness, either of which would materially and adversely affect our overall operations.

We sublet many store locations to our PJC franchisees and may incur losses if any PJC franchisee fails to make required sublease payments, which could have a material adverse effect on our business.

        As part of our Canadian real estate strategy, we sublet 195 store locations to our PJC franchisees. As lessee under the leases for these store locations, we are obligated to make lease payments to the landlord even if a PJC franchisee fails to pay to us a required sublease payment. In the fiscal year ended May 31, 2004 and for the 13 weeks ended August 28, 2004, our PJC franchisees and other subtenants made approximately CDN$32.7 million and CDN$8.3 million, respectively, in sublease payments under these subleases. Although none of our PJC franchisees have failed to make sublease payments and did not subsequently cure such a failure, in the event that a significant number of PJC franchisees fail to make required sublease payments to us, our business and financial condition could be materially and adversely affected.

Given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our business, results of operations or financial condition. We may also become subject to significant liability should the consumption or use of any of our products cause injury, illness or death.

        Given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our business, results of operations or financial condition. Products that we sell, including over-the-counter medications, could become subject to product tampering, mislabeling or other damage requiring us to recall products. In addition, errors in the dispensing and packaging of prescription drugs could lead to serious injury or death. Product liability claims may be asserted against us with respect to any of the products or prescription drugs we sell and we may be obligated to recall affected products. A product liability judgment against us or a product recall, could have a material adverse effect on our business, operating results or financial condition.

Certain risks are inherent in the operation of a business generally, and the provision of pharmacy services specifically; our insurance may not be adequate to cover any claims against us. In addition, continued volatility in insurance related expenses and the markets for insurance coverage could have a material adverse effect on our business.

        Certain risks are inherent in the operation of our business and in the provision of pharmacy services, such as those with respect to improper filling or labeling of prescriptions and inadequacy of warnings. Although we maintain professional liability and errors and omissions liability insurance, from time to time, claims result in the payment of significant amounts, some portions may not be funded by insurance. The costs of employee health, workers' compensation, property and casualty, general liability, director and officer and other types of insurance have continued to rise, while the amount and availability of coverage have decreased. Claims costs for workers' compensation and other self-insured exposures have also increased. Costs associated with directors and officers insurance have increased as well, due to the recent changes in U.S. securities laws and recent corporate and accounting scandals. In addition, some types of losses, such as losses resulting from wars, acts of terrorism, or natural disasters, generally are not insured because they are either uninsurable or insurance is not economically practical. We cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will maintain this insurance on acceptable terms in the future. Furthermore, while J.C. Penney has agreed to provide us access to certain umbrella coverage they maintain for liabilities pertaining to actions, circumstances or events occurring prior to the closing of the Eckerd Acquisition, there can be no assurance that such umbrella coverage will be available if and when needed. Our business, results of operations or financial condition may be adversely affected if, in the future, our insurance coverage proves to be inadequate or unavailable, there is an increase in liability for which we self insure, premiums or required collateral coverage are substantially increased or we suffer reputational harm as a result of an error or omission. Moreover, if an uninsured loss or a loss in excess of premiums or required collateral coverage occurs, we could lose capital invested in that property, as well as the anticipated future revenues derived from the retailing activities conducted at the affected property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property.

Our business could be materially and adversely affected if any of our distribution centers are shut down.

        We ship substantially all of our products to our franchisees and corporate-operated stores through our distribution centers. While we have contingency plans in place, if one of our distribution centers is destroyed or shut down for any reason, including as the result of a natural disaster or a labor action, we could incur higher costs and longer lead times associated with distributing our products to our stores during the time it takes for us to reopen or replace that distribution center. We maintain business interruption insurance to protect us from the costs relating to matters such as a shutdown, but our insurance may not be sufficient, or the insurance proceeds may not be timely paid to us, in the event of a shutdown.

We are dependent on our management team and other key personnel, and the loss of the services of any of these individuals could have a material adverse effect on our business and the results of our operations or financial condition.

        Our management team is a key element of our business operations. Our senior managers are integral parts of this team and include, among others, François Jean Coutu, President and Chief Executive Officer of The Jean Coutu Group (PJC) Inc., Michel Coutu, President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc., André Belzile, Senior Vice President, Finance and Corporate Affairs of The Jean Coutu Group (PJC) Inc., Alain Lafortune, Senior Vice President, Purchasing and Marketing of The Jean Coutu Group (PJC) Inc., Normand Messier, Senior Vice President, Operations of The Jean Coutu Group (PJC) Inc., William Welsh, Chief Operating Officer of The Jean Coutu Group (PJC) USA, Inc., Randy Wyrofsky, Chief Financial Officer of The Jean Coutu Group (PJC) USA, Inc. and David Morocco, Chief Marketing Officer of The Jean Coutu Group (PJC) USA, Inc. Our future success depends on our ability to retain this team. If for any reason members of our senior management team do not continue to be active in management, our business, financial condition or results of operations could be adversely affected. Competition in recruiting replacement personnel could be significant. If we do lose members of our senior management team, they may compete with us in the future.

Acquisitions have been, and are expected to continue to be, a part of our growth strategy, which could expose us to significant business risks.

        One of our strategies is to pursue opportunities to grow our business through the acquisition of independently operated drugstores. We expect to continue to selectively seek strategic acquisitions in the future. However, there can be no assurance that suitable acquisition opportunities will be identified. Further, restrictive covenants in our debt instruments may restrict and limit our ability to pursue future acquisitions. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

        In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. We may also incur costs and divert management attention for potential acquisitions which are never consummated. For acquisitions we do consummate, expected synergies may not materialize. Our failure to effectively address any of these issues could adversely affect our results of operations, financial condition and ability to service our indebtedness, including the notes.

        Although we have historically performed a detailed due diligence investigation of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, there may be liabilities of the acquired business or assets that we fail or are unable to uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor, or other reasons.

Our ability to grow our business may be constrained by our inability to find suitable new store locations at acceptable prices, or the expiration of our current leases.

        Our ability to grow our business may be constrained if suitable new store locations cannot be identified with lease terms or purchase prices that are acceptable to us. Even if we open new stores as planned, these new stores may not achieve revenue or profitability levels comparable to our mature stores as expected or even at all due to, among other things, unsuitable locations or changing local demographics. In addition, the expiration of leases at existing store locations may adversely affect us if the renewal terms of such leases are unacceptable to us and we are forced to close or relocate a store. Further, changing local demographics at existing store locations may materially and adversely affect revenue and profitability levels at those stores.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Certain of our borrowings, including our senior secured credit facilities, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable indebtedness would increase even though the amount borrowed remained the same. Although our senior secured credit facilities require us to hedge a portion of this risk, if we do not successfully hedge this risk, our net income and cash available for operating our business and servicing our indebtedness, including the notes, would decrease, which could have an adverse effect on our business.

Our operations will be subject to exchange rate fluctuations relating to non-U.S. operations.

        We generate revenues in both U.S. dollars and Canadian dollars, while payment on the notes and a significant portion of the borrowings under our senior secured credit facilities is to be made with U.S. dollars. Fluctuations in exchange rates between the U.S. dollar and Canadian dollar will therefore give rise to foreign currency exchange exposure. For example, during times of a weakening Canadian dollar, at a constant level of business, our Canadian revenues and earnings, each as presented in U.S. dollars, will be reduced because the local currency will translate into fewer U.S. dollars. Future events that may significantly increase or decrease the risk of future movement in the exchange rates for these currencies also cannot be predicted.

A single shareholder controls approximately 90% of the voting interest in our company.

        Mr. Jean Coutu, our founder, directly or indirectly, individually or with members of his family, controls approximately 90% of the voting interest in our company. As a result, Mr. Coutu is able to exercise significant influence over our business and affairs and, except in limited circumstances, has the power to determine all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. In addition, Mr. Coutu's voting power could have the effect of deferring or preventing a change in control of our company that might otherwise be beneficial to our other shareholders.

The conviction of Arthur Andersen LLP may adversely affect Arthur Andersen's ability to satisfy any claims arising from its provision of auditing and other services to us and could have a material adverse effect on us.

        Prior to June 1, 2002, Arthur Andersen LLP served as our independent public accountants that audited our consolidated financial statements for the fiscal years ended May 31, 2000 and 2001, information from which is included in this prospectus. Certain of the items covered by their audit have been reclassified without further audit by Arthur Andersen as discussed elsewhere in this prospectus. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of the Enron Corporation. On June 15, 2002, Arthur Andersen was convicted of those charges and the firm ceased practicing before the U.S. Securities and Exchange

Commission on August 31, 2002. It is likely that, as a result of the conviction and Arthur Andersen's cessation of business activities, that Arthur Andersen will be unable to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of its audit of our consolidated financial statements.

Risks Relating to the Notes

Our level of indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of indebtedness. As of August 28, 2004, we had total borrowed money obligations of approximately $2.6 billion and a ratio of total indebtedness to total book capitalization of 66.3%. The high level of indebtedness could have important consequences to investors in the notes, particularly if the performance of our Eckerd stores continues to trend down. For example, such indebtedness could:

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  make it more difficult for us to satisfy our obligations with respect to the notes or our other indebtedness,

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  increase our vulnerability to competitive pressures and to general adverse economic or industry conditions, including interest rates,

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  require us to dedicate a substantial portion of our cash flow from operations to servicing indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes,

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  require us to sell assets used in our business,

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  limit our flexibility in implementing our existing or new business strategy or planning for, or reacting to, changes in our business, the industry or general economic conditions, and

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  limit our ability to obtain additional sources of financing for working capital, capital expenditures, acquisitions, or general corporate purposes.

To service our indebtedness, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under our senior secured credit facilities in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities and the notes, on satisfactory terms or at all.

Your right to receive payments on the senior subordinated notes is junior to our senior indebtedness and possibly all of our future borrowings, and your right to receive payments on the senior notes is effectively junior to our secured indebtedness to the extent of the assets securing such indebtedness.

        The senior subordinated notes and the related guarantees rank behind all of our senior indebtedness, including the senior notes and amounts outstanding under our senior secured credit facilities, and all of our respective future borrowings except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the senior subordinated notes. Further, the senior notes effectively rank junior to our secured indebtedness, including our senior secured credit facilities, to the extent of the assets securing such indebtedness. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness and related guarantee obligations, including the senior notes, will be entitled to be paid in full in cash before any payment may be made with respect to the senior subordinated notes, and the holders of our secured indebtedness and related guarantee obligations, including under our senior credit facilities, will be entitled to be paid in full to the extent of the assets securing such indebtedness before any payment may be made with respect to the senior notes.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the senior subordinated notes will participate with trade creditors and all other holders of our subordinated indebtedness in the assets remaining after we have paid all of our senior indebtedness and guarantee obligations. However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness and related guarantee obligations instead, holders of the senior subordinated notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors and holders of senior subordinated notes may receive less, ratably, than the holders of our senior indebtedness and related guarantee obligations.

        The holders of indebtedness under our senior secured credit agreement can block payments under the senior subordinated notes upon certain nonpayment defaults or any payment event of default.

        As of August 28, 2004, the senior subordinated notes and the related guarantees were subordinated to approximately $1.7 billion of senior indebtedness, the senior notes and the related guarantees were effectively subordinated to approximately $1.4 billion of secured indebtedness and approximately $350.0 million was available for future borrowing as additional senior secured indebtedness under our new revolving credit facility.

Since the notes are unsecured, your right to enforce remedies is impaired by the rights of holders of secured indebtedness and our assets may be insufficient to pay amounts due on your notes.

        Our obligations under the senior notes and the senior subordinated notes are general unsecured obligations while obligations under our senior secured credit facilities are secured by all of our U.S. and Canadian assets and those of our subsidiaries. Accordingly, if we become insolvent or are liquidated, or if payment under the senior secured credit facilities is accelerated, the lenders under our senior secured credit facilities will be entitled to exercise the remedies available to a secured lender under applicable law and will have a secured claim on all assets securing the senior secured credit facilities before the holders of unsecured indebtedness, including the notes. If this were to occur, it is possible that there would be no assets remaining after payment of these lenders from which claims of the holders of the notes could be satisfied. In addition, the senior notes and the senior subordinated notes permit us to incur additional secured indebtedness. See "Description of the Senior Notes—Limitation on Liens" and "Description of Senior Subordinated Notes—Limitation on Liens".

Despite current anticipated indebtedness levels and restrictive covenants, we may incur additional indebtedness in the future.

        Despite our current level of indebtedness, we may be able to incur substantial additional indebtedness, including additional secured indebtedness. Although the terms of the indenture and our senior secured credit facilities will restrict us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional indebtedness, the risks that we and they now face as a result of our leverage could intensify. If our financial condition or operating results deteriorate, our relations with our creditors, including the holders of the notes, the lenders under our senior secured credit facilities and our suppliers, may be materially and adversely affected.

Our operations are substantially restricted by the terms of the notes and our senior secured credit facilities, which could adversely affect us and increase your credit risk.

        The indentures governing the notes offered hereby will include a number of significant restrictive covenants. These covenants will restrict, among other things, our ability to:

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  incur additional indebtedness,

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  pay dividends on, redeem or repurchase our capital stock,

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  make investments,

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  engage in transactions with affiliates,

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  create certain liens,

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  sell assets,

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  in the case of our subsidiaries, guarantee indebtedness,

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  issue or sell subsidiary preferred stock,

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  create restrictions on the ability of restricted subsidiaries to pay dividends,

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  enter into sale and leaseback transactions,

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  create unrestricted subsidiaries, and

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  consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

        These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs. These covenants are subject to important exceptions and qualifications.

        Our senior secured credit facilities will require us to achieve certain financial and operating results and maintain compliance with specified financial ratios, which are described in "Description of Other Indebtedness". In addition, our senior secured credit facilities will contain various restrictive covenants prohibiting us from, among other things, prepaying, redeeming or purchasing certain indebtedness. Our ability to comply with these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance.

        If we are not able to comply with the covenants and other requirements contained in the indenture, our senior secured credit facilities or our other debt instruments, an event of default under the relevant debt instrument could occur. Our ability to comply with the provisions of our senior secured credit facilities, the indentures governing the notes and the agreements or indentures governing other indebtedness we may incur in the future can be affected by events beyond our control and, therefore, we may be unable to meet those ratios and conditions. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings and the holders of the defaulted indebtedness could declare amounts outstanding with respect to that indebtedness to be immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments or that we would be able to refinance or restructure the payments of those debt securities. Even if we were able to secure additional financing, it may not be available on favorable terms.

Our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries.

        The Jean Coutu Group (PJC) Inc. has a number of subsidiaries. The Jean Coutu Group (PJC) Inc. will be substantially dependent on dividends from its subsidiaries to make payments on the notes, and such dividends may be restricted by law or the instruments governing our indebtedness including the indentures for the notes and the credit agreement for our senior secured credit facilities or other agreements of our subsidiaries.

Applicable laws may allow courts, under specific circumstances, to void the guarantees of the notes.

        Our creditors or the creditors of one or more of the guarantors of the notes could challenge the guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. The entering into of the guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that a relevant guarantor:

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  delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors or the guarantor did not receive fair consideration for the delivery of the guarantee, or

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  did not receive fair consideration or reasonably equivalent value in exchange for the guarantee,

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  was insolvent at the time it delivered the guarantee or was rendered insolvent by the giving of the guarantee,

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  was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital, or

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  intended to incur, or believed it could incur, indebtedness beyond its ability to pay such indebtedness as they come due.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its indebtedness, including contingent liabilities, were greater than the fair saleable value of all of its assets,

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they became absolute and mature, or

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  it could not pay its indebtedness as they became due.

        By its terms, the guarantee of each guarantor will limit the liability of each such guarantor to the maximum amount it can pay without the guarantee being deemed a fraudulent transfer. On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes and the Eckerd Acquisition, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred indebtedness beyond its ability to pay such indebtedness as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions with regard to these issues.

        To the extent a court voids a guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor which delivered that guarantee.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specified change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases or our senior secured credit facilities will not allow such repurchases. If we do not repay all borrowings under our senior secured credit facilities or obtain a consent of our lenders under our senior secured credit facilities to repurchase the notes, we will be prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute a default under the indentures governing the notes, which, in turn, would constitute a default under our senior secured credit facilities. In addition, certain important corporate events relating to our capital structure would not constitute a "change of control" under the indentures and, thus, these events could occur without triggering the repurchase obligations. See "Description of the Senior Notes—Purchase of Senior Notes Upon a Change of Control" and "Description of the Senior Subordinated Notes—Purchase of Senior Subordinated Notes Upon a Change of Control".

If an active trading market for the notes does not develop, the liquidity and value of the notes could be harmed.

        The notes will constitute a new issue of securities with no established trading market. If a trading market does not develop, or, if developed, does not continue, purchasers of the notes may not be able to sell them at their fair market value or at all. If any of the notes are traded after their initial offering hereby or senior exchange notes or the senior subordinated exchange notes are issued in the exchange offer, they may trade at a discount from the initial offering price, depending upon:

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  prevailing interest rates,

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  the market for similar securities, and

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  other factors, including general economic conditions and our financial condition, credit rating, performance and prospects.

        We intend to apply to have the notes designated as eligible for trading in the PORTAL® Market. However, we do not intend to list the notes or the senior exchange notes or the senior subordinated exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. In addition, the market for non-investment-grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the notes or the senior exchange notes or the senior subordinated exchange notes, if any are issued, will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the notes and the senior exchange notes and the senior subordinated exchange notes, if any are issued, may occur independent of our operating and financial performance.

        The initial purchasers have advised us that they intend to make markets in the notes and, if issued, the senior exchange notes and the senior subordinated exchange notes, but they are not obligated to do

so. The initial purchasers may also discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the notes or, if issued, the senior exchange notes or the senior subordinated exchange notes, or the prevailing market price at the time you choose to sell.

U.S. investors in the notes may have difficulties enforcing civil liabilities in Canada.

        The Jean Coutu Group (PJC) Inc. and certain of the guarantors of the notes are governed by the laws of Canada and certain of its provinces. Most of our directors, controlling persons and senior executive officers, and certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and a significant portion of our and their assets and cash flows are located outside of the United States. We have appointed an agent for service of process in the United States but it may be difficult for holders of notes to effect service of process upon such persons within the United States or to enforce against them in the United States, judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, we have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us, our directors and officers and the experts named in this prospectus who are not residents of the United States, in original actions or in actions for enforcements of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal securities laws.

You may be unable to enforce your rights under certain of the guarantees under applicable bankruptcy law.

        The Jean Coutu Group (PJC) Inc. and certain of the guarantors of the notes are incorporated under the laws of Canadian provinces or of Canada and a substantial portion of our operating assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside of the United States would recognize the United States bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable.

        The rights of the indenture trustees to enforce remedies under the indentures could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Canadian Bankruptcy and Insolvency Act and the Canadian Companies' Creditors Arrangement Act contain provisions enabling "an insolvent person" to obtain an order which could prevent its creditors and others from initiating or continuing proceedings against it while it prepares a proposal or plan of arrangement for approval by those creditors who will be affected by the proposal or plan of arrangement. Such a restructuring plan or proposal, if accepted by the requisite majorities of each affected class of the insolvent's creditors and approved by the supervising court, would be binding on the minorities in any such class who vote against the plan or proposal. This restructuring legislation generally permits the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument during the period that the stay against proceedings remains in force.

        During the stay period, the indenture trustees are likely to be restrained from enforcing remedies under the indentures and payments under the notes are unlikely to be made.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

        If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

        The proceeds of the outstanding notes together with the borrowings under our new revolving credit facility, our senior secured credit facilities, the proceeds from our equity offering and a portion of our available cash were used to fund the purchase price of the Eckerd Acquisition, to repay our existing credit facilities and to pay our related fees and expenses. Any remaining proceeds were used for general corporate purposes. The table below sets forth the estimated sources and uses of the funds for the Eckerd Acquisition:

(dollars in millions)
Sources of Funds:
Term loan A facility	$250.0
Term loan B facility	1,100.0
Senior notes	350.0
Senior subordinated notes	850.0
Equity issuance (1)	437.7

Total	$2,987.7

Uses of Funds:
Purchase price	$2,375.0
Preliminary working capital adjustment (2)	112.5
Repayment of existing indebtedness (3)	195.0
Fees and expenses	146.4
General corporate purposes	158.8

Total	$2,987.7

(1)
Represents the issuance of 33.35 million Class A Subordinate Voting Shares at CDN$17.45 per share and assuming a $0.7521 per Canadian dollar exchange rate as of July 30, 2004.

(2)
The preliminary working capital adjustment is based on available information. Actual working capital adjustment will be determined based on the Eckerd closing date working capital calculation. We are currently negotiating with J.C. Penney Corporation, Inc. the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of an agreement between the parties by submitting the matter to an independent accounting firm. Actual working capital adjustment may be higher or lower than the preliminary amount.

(3)
Represents repayment of $15.0 million outstanding under existing revolving credit facilities and an outstanding term loan facility of $180.0 million. These facilities were terminated upon the consummation of the Eckerd Acquisition.

CAPITALIZATION

        The following table sets forth our capitalization as of August 28, 2004. You should read this information in conjunction with our historical consolidated financial statements and the related notes, "Unaudited Pro Forma Condensed Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

As of August 28, 2004
(dollars in thousands)
Existing credit facilities, mortgage loans and capital lease obligations	$38,279
Revolving credit facility (1)	—
Term loan A facility	250,000
Term loan B facility	1,100,000
Senior notes	350,000

Total senior indebtedness	1,738,279
Senior subordinated notes	850,000

Total indebtedness	2,588,279
Total shareholders' equity	1,318,108

Total capitalization	3,906,387

(1)
As of August 28, 2004, nothing was outstanding under our revolving credit facility and $12.8 million of availability was utilized for letters of credit, leaving $337.2 million available for future borrowing.

THE EXCHANGE OFFER

Exchange Terms

        We sold the outstanding notes on July 30, 2004 to the initial purchasers pursuant to a purchase agreement. The initial purchasers subsequently sold the outstanding notes to qualified institutional buyers, or QIBs, as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and/or to persons in offshore transactions in reliance on Regulation S under the Securities Act.

        As a condition to the initial sale of the outstanding notes, we and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the notes, that we will at our cost use our reasonable best efforts to:

  •
  file with the Commission by November 26, 2004, a registration statement under the Securities Act with respect to the exchange notes,

  •
  use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before February 25, 2005; and

  •
  complete this exchange offer on or before March 25, 2005.

        We agreed to issue and exchange the exchange notes for all outstanding notes properly surrendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

        Senior notes in an aggregate principal amount of $350,000,000 are currently issued and outstanding. Senior subordinated notes in an aggregate principal amount of $850,000,000 are currently issued and outstanding. The maximum aggregate principal amount of senior exchange notes that will be issued in exchange for the outstanding senior notes is $350,000,000. The maximum aggregate principal amount of senior subordinated exchange notes that will be issued in exchange for the outstanding senior subordinated notes is $850,000,000. The terms of the outstanding senior notes and outstanding senior subordinated notes and the senior exchange notes and senior subordinated exchange notes, as applicable, are the same in all material respects and evidence of the same continuing indebtedness, except that the exchange notes will be freely transferable by the holders, except as provided in this prospectus. See "Description of the Senior Notes" and "Description of the Senior Subordinated Notes".

        The outstanding senior notes and the senior exchange notes bear interest at a rate of 7 5/8% per year and the outstanding senior subordinated notes and the senior subordinated exchange notes bear interest at a rate of 8 1/2% per year, payable semiannually in arrears on February 1 and August 1, commencing on February 1, 2005. Holders of exchange notes will receive interest from the date of the original issuance of the outstanding notes or from the date of the last payment of interest on the outstanding notes or exchange notes, whichever is later. Holders of exchange notes will not receive any interest on outstanding notes tendered and accepted for exchange. In order to exchange your outstanding notes for transferable exchange notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

  •
  any exchange notes that you receive will be acquired in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

  •
  you are not our "affiliate" as defined in Rule 405 of the Securities Act, or a broker-dealer tendering notes acquired directly from us.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered in the exchange offer, and the applicable exchange agent will deliver the exchange notes promptly after the expiration date of the exchange offer.

        If you tender your outstanding notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "The Exchange Offer—Transfer Taxes".

        WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR OUTSTANDING NOTES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires at 5:00 p.m., New York City time, on                        , 2005, referred to as the expiration date, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer. In order to extend the exchange offer, we will:

  •
  notify the exchange agents of any extension by oral or written notice; and

  •
  issue a press release or other public announcement which will include disclosure of the approximate number of outstanding notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right, so long as applicable law allows:

  •
  to delay our acceptance of notes for exchange;

  •
  to terminate the exchange offer if any of the conditions set forth under "The Exchange Offer—Conditions of the Exchange Offer" has not been satisfied;

  •
  to waive any condition to the exchange offer;

  •
  to amend any of the terms of the exchange offer; and

  •
  to extend the expiration date and retain all notes tendered in the exchange offer, subject to your right to withdraw your tendered notes as described under "The Exchange Offer—Withdrawal of Tenders".

        Any waiver or amendment to the exchange offer will apply to all notes tendered, regardless of when or in what order the notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the applicable exchange agents, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

        In the event we terminate the exchange offer, all notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, exchange notes will not be given to holders of notes who have validly tendered their notes.

Resale of Exchange Notes

        Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are acquiring exchange notes in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

  •
  you are not a broker-dealer who purchased notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

        However, we have not asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the Commission will treat it in the same way it has treated other exchange offers in the past.

        If you tender notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes you cannot rely on those interpretations by the staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction, unless an exemption from registration is otherwise available.

        Only broker-dealers that acquired the notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Acceptance of Notes for Exchange

        We will accept for exchange outstanding notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us upon the satisfaction or waiver of the conditions specified below under "The Exchange Offer—Conditions of the Exchange Offer" and the expiration of the exchange offer. We will not accept notes for exchange subsequent to the expiration date of the exchange offer. Tenders of notes will be accepted only in minimum denominations equal to $1,000 or integral multiples of $1,000 in excess thereof.

        We expressly reserve the right, in our sole discretion, to:

  •
  delay acceptance for exchange of notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

  •
  terminate the exchange offer and not accept for exchange any notes not theretofore accepted for exchange, if any of the conditions set forth below under "The Exchange Offer—Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law.

        In all cases, exchange notes will be issued only after timely receipt by the applicable exchange agent of certificates representing notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered notes, or defectively tendered notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the applicable exchange agent. Promptly after the expiration date, we will deposit the exchange notes with the applicable exchange agent, who will act as agent for the tendering holders for the purpose of receiving the exchange notes and transmitting them to the holders. The applicable exchange agent will deliver the exchange notes to holders of notes accepted for exchange after such exchange agent receives the exchange notes.

        If, for any reason, we delay acceptance for exchange of validly tendered notes or we are unable to accept for exchange validly tendered notes, then the applicable exchange agent may, nevertheless, on our behalf, retain tendered notes, without prejudice to our rights described under "The Exchange Offer—Expiration Date; Extensions; Termination; Amendments", "The Exchange Offer—Conditions of the Exchange Offer" and "The Exchange Offer—Withdrawal of Tenders", subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more notes than those that are tendered, certificates evidencing notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of notes tendered by book-entry transfer into the applicable exchange agent's account at a book-entry transfer facility under the procedure set forth under "The Exchange Offer—Procedures for Tendering Notes", such notes will be credited to the account maintained at such book-entry transfer facility from which such notes were delivered, unless otherwise requested by such holder under Special Delivery Instructions in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their notes other than as described in "The Exchange Offer—Transfer Taxes" or in the Instructions to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Notes

        Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender notes should contact such registered holder promptly and instruct such registered holder to tender notes on such beneficial owner's behalf.

  Tender of Notes Held Through DTC

        The exchange agents and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer notes to the applicable exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to such exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the applicable exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the applicable exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that they have received and agree to be bound by the notice of guaranteed delivery.

  Tender of Notes Held in Certificated Form

        For a holder to validly tender notes held in certificated form:

  (a)
  the applicable exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

  (b)
  the applicable exchange agent must receive certificates for tendered notes at such address, or such notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by such exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Letters of transmittal and notes should be sent only to the applicable exchange agent, and not to us or to any book-entry transfer facility.

        THE METHOD OF DELIVERY OF NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE APPLICABLE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE APPLICABLE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE APPLICABLE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL BE ACCEPTED.

  Signature Guarantee

        Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

  (a)
  the letter of transmittal is signed by the registered holder of the notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those notes, or if any notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the Special Issuance Instructions nor the Special Delivery Instructions box on the letter of transmittal has been completed, or

  (b)
  the notes are tendered for the account of an eligible institution. An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

  Book-Entry Transfer

        The exchange agents will seek to establish a new account or utilize an existing account with respect to the notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the notes may make book-entry delivery of notes by causing the book-entry transfer facility to transfer such notes into the applicable exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE APPLICABLE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY SUCH EXCHANGE AGENT AT ITS ADDRESS SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of notes into the applicable exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation". Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the applicable exchange agent.

  Guaranteed Delivery

        If you wish to tender your notes and:

  (a)
  certificates representing your notes are not lost but are not immediately available,

  (b)
  time will not permit your letter of transmittal, certificates representing your notes and all other required documents to reach the applicable exchange agent on or prior to the expiration date of the exchange offer, or

  (c)
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

you may nevertheless tender if your tender is made by or through an eligible institution and on or prior to the expiration date of the exchange offer, the applicable exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

  (a)
  set forth your name and address, the registered number(s) of your notes and the principal amount of notes tendered;

  (b)
  state that the tender is being made thereby;

  (c)
  guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the applicable exchange agent; and

  (d)
  the applicable exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

  Other Matters

        Exchange notes will be issued in exchange for notes accepted for exchange only after timely receipt by the applicable exchange agent of:

  (a)
  certificates for (or a timely book-entry confirmation with respect to) your notes,

  (b)
  a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

  (c)
  any other documents required by the letter of transmittal.

        We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of notes. Our determination will be final and binding on all parties. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of notes must be cured within the time we determine, unless waived by us. We will not consider the tender of notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agents, or any other person will be under any duty to give notice of any defects or irregularities in tenders of notes, or will incur any liability to holders for failure to give any such notice.

  Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of notes at any time prior to the expiration date. For a withdrawal to be effective:

  (a)
  the applicable exchange agent must receive a written notice of withdrawal at the address set forth below under "The Exchange Offer—Exchange Agents", or

  (b)
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  (a)
  specify the name of the person who tendered the notes to be withdrawn, and

  (b)
  identify the notes to be withdrawn, including the principal amount of the notes.

        If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of notes tendered by book-entry transfer into the applicable exchange agent's account at DTC according to the procedures described above, such notes will be credited to an account maintained with DTC for the notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn notes by following one of the procedures described under "The Exchange Offer—Procedures for Tendering Notes" at any time on or prior to the expiration date.

Conditions of the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the applicable exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

  (a)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer;

  •
  assessing or seeking any damages as a result thereof; or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

  (b)
  the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.

        These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time-to-time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time-to-time. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of notes pursuant to the exchange offer. If, however:

  (a)
  delivery of the exchange notes and/or certificates for notes for principal amounts not exchanged, are to be made to any person other than the record holder of the notes tendered;

  (b)
  tendered certificates for notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  (c)
  a transfer tax is imposed for any reason other than the transfer and exchange of notes to us or our order, the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the exchange notes.

Consequences of Failing to Exchange

        If you do not exchange your notes for exchange notes in the exchange offer, you will remain subject to the restrictions on transfer of the notes:

  (a)
  as set forth in the legend printed on the notes as a consequence of the issuance of the notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  (b)
  otherwise set forth in the memorandum distributed in connection with the private offering of the notes.

        In general, you may not offer or sell the notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the notes under the Securities Act.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Exchange Agents

  Senior Notes

        The Bank of New York has been appointed as exchange agent for the exchange offer with respect to the senior notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents in connection with the senior notes exchange offer to The Bank of New York, as senior notes exchange agent. You should send certificates for senior notes, letters of transmittal and any other required documents to The Bank of New York, as senior notes exchange agent, addressed as follows:

        By first class mail, overnight, registered or certified mail, overnight courier or by hand:

      The Bank of New York
      Reorganization Unit
      Attention: Randolph Holder
      101 Barclay Street, Floor 7E
      New York, New York 10286

      By facsimile: 212-298-1915
      (for eligible institutions only)

      Confirm by telephone: 212-815-5098

  Senior Subordinated Notes

        Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer with respect to the outstanding senior subordinated notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents in connection with the senior subordinated notes exchange offer to Wells Fargo Bank, N.A., as senior subordinated notes exchange agent. You should send certificates for senior notes, letters of transmittal and any other required documents to Wells Fargo Bank, N.A., as senior subordinated notes exchange agent, addressed as follows:

        By first class mail, overnight, registered or certified mail, overnight courier or by hand:

      By Registered or Certified Mail:
      Wells Fargo Bank, N.A.
      Corporate Trust Operations
      MAC N9303-121
      P.O. Box 1517
      Minneapolis, MN 55480
      Attn: Bondholder Communications

      By Regular Mail or Overnight Courier:
      Wells Fargo Bank, N.A.
      Corporate Trust Operations
      MAC N9303-121
      6th & Marquette Avenue
      Minneapolis, Minnesota 55479
      Attn: Bondholder Communications

      In Person By Hand Only:
      Wells Fargo Bank, N.A.
      Corporate Trust
      Northstar East Building—12th Floor
      608 2nd Avenue South
      Minneapolis, Minnesota 55402
      Attn: Bondholder Communications

      By Facsimile Transmission:
      612-667-4927

      Confirm by Telephone:
      800-344-5128
      612-667-9764

THE JULY TRANSACTIONS

Overview

        On July 31, 2004, we completed the Eckerd Acquisition pursuant to an agreement with TDI to purchase all of the outstanding capital stock of Thrift Drug, Inc., Genovese Drug Stores, Inc. and Eckerd Corporation, for a net cash purchase price of approximately $2.5 billion, including preliminary working capital adjustments of $112.5 million paid at closing. We are currently negotiating with J.C. Penney Corporation, Inc. the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of the acquisition by submitting the matter to an independent accounting firm. Prior to the closing of the Eckerd Acquisition, the companies we acquired sold to CVS Corporation all of the TDI stores in Alabama, Arizona, Florida, Kansas, Louisiana, Missouri, Mississippi, Oklahoma and Texas, as well as assets related to their pharmacy benefit administration and management services, specialty biotechnology pharmacy services and mail order pharmacy services. Following such divestiture to CVS, the companies we acquired operated approximately 1,549 Eckerd bannered stores (store count as of July 31, 2004) six regional distribution centers, the Eckerd corporate headquarters in Largo, Florida, the Eckerd trade name and other related assets. The Eckerd Acquisition was financed through the proceeds from the sale of the outstanding notes, borrowings under our senior secured credit facilities, available cash and the proceeds from the sale of subscription receipts that were exchanged for Class A Subordinate Voting Shares upon consummation of the Eckerd Acquisition. See "Description of Other Indebtedness" and "Plan of Financing".

Benefits of the Acquisition

        We believe that the Eckerd Acquisition will provide us with several strategic benefits, allowing us to improve the overall performance of our operations. These strategic benefits include (i) a significant increase of the scale and geographic diversity of our retail operations, (ii) the acquisition of a well-established drugstore banner in the United States, (iii) further penetration in a growing industry with compelling fundamentals and favorable demographics and (iv) the addition of strategic store locations. Building on our proven operating business practices and experience in successfully integrating acquisitions into our existing network, we believe we will have an opportunity to improve Eckerd's operating performance. These improvements are expected to be achieved by focusing on three major areas: optimizing combined support functions and operating expenses; improving productivity and reducing costs; and finally, promoting growth initiatives. We expect that these measures will be implemented in different phases following the closing of the Eckerd Acquisition. These measures are intended to enable us to improve Eckerd's operating performance to a level similar to that achieved at Brooks and improve the EBITDA margin of our combined U.S. operations following the Eckerd Acquisition.

        The first component of our integration plan will be the optimization of our support functions and the elimination of certain operating expenses. Although the Eckerd operations will continue to operate under the Eckerd name in order to capitalize on its well-recognized brand and regional identity, the Eckerd operations will be integrated with our existing Brooks operations. We believe the integration of the Eckerd operations will allow us to consolidate administrative functions and reduce corporate support expenses.

        The second component of our integration plan will be improving productivity and reducing costs. We have identified several areas at Eckerd where we believe there is room for operational improvements. We believe these improvements will primarily emanate from the (i) negotiation of more favorable arrangements with suppliers of merchandise and other services, (ii) optimization of advertising strategy, (iii) reduction of inventory shrinkage through improved inventory management systems, and increased store labor and (iv) elimination of non-productive contracts. In addition, through our commitment to customer care and service, part of our integration strategy is to increase store labor in order to improve front-end and pharmacy customer service at Eckerd. We believe that the costs associated with increased customer service will be mitigated by increased sales and reduced inventory shrinkage at Eckerd.

        The third component of our integration plan will target growth initiatives. By applying our proven business model to the Eckerd store base, including our focus on professional and efficient pharmacy services, our merchandising and marketing expertise and our private label sales initiatives, we believe we can increase front-end revenue per Eckerd store and pharmacy prescriptions per Eckerd store to levels similar to those at our Brooks stores.

        Although these three areas of improvements represent the cornerstone of our integration plan, we cannot give any assurance that any anticipated strategic benefits, operational improvements, or cost savings will be realized. See "Risk Factors—Risks Relating to Our Company—The Eckerd Acquisition is significantly larger than any other acquisition we have made to date. We will face challenges integrating the Eckerd stores, may not realize anticipated benefits in a timely fashion or at all and may not be able to improve the performance of the Eckerd stores" and "Risk Factors—Risks Relating to Our Company—The integration of Eckerd and the realization of cost savings will require us to make significant expenditures and may require us to take charges".

Stock Purchase Agreement

        The stock purchase agreement for the Eckerd Acquisition contains customary representations, warranties and covenants for acquisition transactions of similar type and magnitude. In addition, J.C. Penney has agreed to indemnify us for, among other things:

  •
  taxes imposed on the acquired entities and their subsidiaries arising in or relating to periods ending on or prior to the closing date,

  •
  certain environmental liabilities arising in or relating to legal noncompliance during periods ending on or prior to the closing date,

  •
  damages arising out of or relating to noncompliance prior to the closing date with the five-year corporate integrity agreement with the Department of Health & Human Services—Office of the Inspector General entered into in 2002 by Eckerd in connection with settlement of allegations that Eckerd had filed false claims with U.S. federal health programs by partially filling prescriptions and billing the programs for the full prescriptions,

  •
  damages resulting from existing proceedings under the U.S. Fair Labor Standards Act of 1938, and

  •
  any breach of any of its covenants under the stock purchase agreement and for any liabilities, including without limitation funding liabilities, with respect to any benefit plan maintained for TDI employees or its subsidiaries.

        J.C. Penney has also agreed to indemnify us from and against all claims, losses, damages and costs attributable to breaches of certain representations and/or warranties made by it or any of its affiliates in the stock purchase agreement that exceed negotiated deductible thresholds, up to a maximum of $350.0 million. In addition, J.C. Penney has agreed to pay certain severance obligations and other benefits for certain of the Eckerd headquarters employees, within six months after the closing of the Eckerd Acquisition, whether or not such employees are terminated involuntarily at any time following the acquisition.

Plan of Financing

        The Eckerd Acquisition was financed with the proceeds from the sale of the outstanding notes, borrowings under our senior secured credit facilities, available cash and the proceeds from the sale of subscription receipts that were exchanged for Class A Subordinate Voting Shares upon consummation of the Eckerd Acquisition.

  Senior Secured Credit Facilities

        Our senior secured credit facilities consist of the following:

  •
  a five-year revolving facility of up to $350.0 million,

  •
  a five-year term loan A facility of $250.0 million, and

  •
  a seven-year term loan B facility of $1.1 billion.

  Equity Offering

        On July 14, 2004, we completed an equity offering of 29.0 million subscription receipts for gross proceeds of approximately CDN$506.1 million, not including the exercise of the underwriters' over-allotment option. On July 16, 2004, the underwriters notified us of their intention to exercise the over-allotment option in full for an additional 4.35 million subscription receipts for gross proceeds of approximately CDN$75.9 million and was completed on July 22, 2004. Each subscription receipt was exchanged upon the closing of the Eckerd Acquisition for one Class A Subordinate Voting Share without payment of additional consideration and without any further action by us or such holder.

 COMPILATION REPORT ON UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors of
The Jean Coutu Group (PJC) Inc. (the "Company")

        We have read the accompanying unaudited pro forma condensed consolidated statements of income for the thirteen weeks ended August 28, 2004 and for the year ended May 31, 2004, and have performed the following procedures:

1.
Compared the figures in the columns captioned "PJC" to the unaudited consolidated financial statements of the Company for the 13 weeks ended August 28, 2004 and to the audited consolidated financial statements of the Company for the year ended May 31, 2004, respectively, and found them to be in agreement.

2.
Compared the figures in the columns captioned "Northern Operations "to the unaudited condensed carve out special purpose statements of revenues and expenses for the nine weeks ended July 31, 2004 and to the unaudited condensed carve out special purpose statements of revenues and expenses for the 53 weeks ended May 1, 2004, respectively, and found them to be in agreement.

3.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

  (a)
  the basis for determination of the pro forma adjustments; and

  (b)
  whether the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

        The officials:

    (a)
    described to us the basis for determination of the pro forma adjustments; and

    (b)
    stated that the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with applicable regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

4.
Read the notes to the unaudited pro forma condensed consolidated financial statements and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "PJC" and "Northern Operations" for the 13 weeks ended August 28, 2004 and for the year ended May 31, 2004, and found the amounts in the column captioned "Pro forma" to be arithmetically correct.

        A pro forma financial statement is based on management's assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial statements. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma condensed consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

November 24, 2004 Montréal, Canada	(signed) SAMSON BÉLAIR/DELOITTE & TOUCHE s.e.n.c.r.l. Registered Chartered Accountants

COMMENTS TO READERS IN THE UNITED STATES OF AMERICA

        Under Canadian securities regulations, when pro forma financial statements are included in a prospectus, an auditors' compilation report on the financial statements is required to be included in the prospectus. Under applicable securities regulations in the United States of America, such compilation reports would not be included in such a prospectus.

November 24, 2004 Montréal, Canada	(signed) SAMSON BÉLAIR/DELOITTE & TOUCHE s.e.n.c.r.l. Registered Chartered Accountants

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition from TDI Consolidated Corporation, a wholly-owned subsidiary of J.C. Penney Corporation, Inc., all of the outstanding capital stock of Thrift Drug, Inc., Genovese Drug Stores, Inc. and Eckerd Corporation by The Jean Coutu Group (PJC) Inc., referred to in this unaudited pro forma condensed consolidated financial information as PJC, for a net purchase price of $2.375 billion plus preliminary closing working capital adjustments of $112.5 million. The preliminary working capital adjustment is based on available information. The actual working capital adjustment will be based on the Eckerd closing date working capital calculation. PJC and J.C. Penney Corporation, Inc. are currently negotiating the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of the acquisition by submitting the matter to an independent accounting firm. The actual working capital adjustment may be higher or lower than the preliminary amount.

        It also gives effect to the issuance of $350.0 million of senior notes and $850.0 million of senior subordinated notes, the issuance of 33.35 million Class A Subordinate Voting Shares through an equity offering of an aggregate value of $437.7 million (CDN$582.0 million at July 30, 2004 exchange rate of $0.7521 per Canadian dollar) and borrowings under the senior secured credit facilities of a total of approximately $1.4 billion in order to complete the financing of the Eckerd Acquisition. The excess of the above financing over the net purchase price was used in part to repay our existing credit facilities amounting to $195.0 million, pay estimated financing fees and expenses amounting to $96.5 million for the debt financing of the Eckerd Acquisition, pay the underwriters' fees and other expenses for the equity offering of $18.7 million less related income taxes of $5.4 million, pay acquisition costs of $31.2 million and for general corporate purposes.

        The unaudited pro forma condensed consolidated statement of income for the 13 weeks ended August 28, 2004, due to different fiscal periods, combines PJC's historical results for the 13 weeks ended August 28, 2004 and the carve out historical results of Eckerd for the nine weeks ended July 31, 2004. The results of Eckerd have been included with PJC since July 31, 2004, the date of acquisition. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended May 31, 2004 due to different fiscal periods, combines PJC's historical results for the fiscal year ended May 31, 2004 and the historical carve out results of Eckerd for the 53 weeks ended May 1, 2004. The unaudited pro forma condensed statement of income for the 13 weeks ended August 28, 2004 is presented as if the July Transactions had taken place on June 1, 2003. The unaudited pro forma condensed statement of income for the fiscal year ended May 31, 2004 is presented as if the July Transactions had taken place on June 1, 2003. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information does not take into account (i) any synergies or cost savings that may or are expected to occur as a result of the Eckerd Acquisition or (ii) any cash or non-cash charges that we may incur in connection with the Eckerd Acquisition, the level and timing of which cannot yet be determined. The unaudited pro forma condensed consolidated financial information have been prepared in accordance with SEC rules and regulations.

        The unaudited pro forma condensed consolidated financial information assumes that the Eckerd Acquisition has been accounted for in accordance with the Financial Accounting Standards Board, or FASB, Statement No. 141, "Business Combinations", or SFAS No. 141, and the resultant goodwill and other intangible assets is accounted for under FASB Statement No. 142, "Goodwill and Other Intangible Assets", or SFAS No. 142. The total purchase price has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed based on management's revised preliminary estimates of their fair values and changes are expected as valuations of certain tangible and intangible assets are finalized. As a result, actual fair values of assets acquired and liabilities assumed and related operating results, including actual depreciation and amortization expense, could differ materially from those reflected in the unaudited pro forma condensed consolidated financial information included herein.

        The unaudited pro forma condensed consolidated financial statements are prepared in accordance with U.S. GAAP and have been adjusted to conform with Canadian GAAP as described in Note 4 to the unaudited pro forma condensed consolidated financial statements.

        The historical consolidated financial statements of PJC included elsewhere in this prospectus were prepared in accordance with Canadian GAAP. For purposes of presenting the unaudited pro forma condensed consolidated financial information, the historical financial information relating to PJC has been adjusted to conform to U.S. GAAP as described in Note 3 to the unaudited pro forma condensed consolidated financial statements.

        The Eckerd carve out special purpose financial statements which serve as a basis for this unaudited pro forma condensed consolidated financial information, were prepared using specific identification of income and expenses and assets and liabilities where available, and where not available include allocations and estimates which TDI's management believes are reasonable and appropriate under the circumstances. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had Eckerd been operated as a separate entity. For a more detailed discussion of the basis of presentation and allocation methodology used in the Eckerd carve out special purpose financial statements, see Note 2 to such statements as of January 31, 2004 and January 25, 2003 and for each of the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002 and Note 3 to such statements as of and for the 26 weeks ended July 31, 2004 and July 26, 2003 included elsewhere in this prospectus. In addition, see "Risk Factors—Risks Relating to Our Company—The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations" and "Risk Factors—Risks relating to Our Company—We may not accurately allocate certain assets and liabilities between us and CVS."

        The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the combined companies' actual performance or financial position would have been had the July Transactions occurred on June 1, 2003 and does not purport to indicate financial position or results of operations as of any future date or for any future period.

        The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with the audited and unaudited consolidated financial statements of PJC and the related notes thereto and the carve out special purpose financial statements of Eckerd and the related notes thereto included in this prospectus. The information presented in the unaudited pro forma condensed consolidated financial information is supplemental to the audited and unaudited consolidated financial statements included elsewhere in this prospectus and the unaudited pro forma condensed consolidated financial information is not intended to be the primary financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited pro forma condensed consolidated statement of income
For the thirteen weeks ended August 28, 2004
(dollars in thousands, except share data)

	PJC for the thirteen weeks ended August 28, 2004(1) (Note 3)	Northern Operations for the nine weeks ended July 31, 2004	Pro forma Adjustments			Notes (Note 2)	Pro forma for the thirteen weeks ended August 28, 2004
Sales	$1,298,235	$1,296,449	$				$2,594,684
Cost of goods sold	1,012,227	993,427		(5,856 (17,117	) )	(vi) (vii)	1,982,681

Gross profit	286,008	303,022		22,973			612,003
Other income	38,613						38,613
Selling, general and administrative expenses and cost of rental	263,198	269,807 (2)		16,743		(vii)	549,748
Depreciation and amortization	25,172	35,941		12,239		(ii)	73,352

Operating income (loss)	36,251	(2,726)		(6,009)			27,516
Interest and other expense	18,027	368		2,221 24,798 374		(iii) (iv) (vii)	45,788

Earnings (loss) before income taxes	18,224	(3,094)		(33,402)			(18,272)
Income taxes	(4,163)	(1,099)		(11,357)		(v)	(16,619)

Net earnings	$22,387	$(1,995)		$(22,045)			$(1,653)

Basic earnings per share	$0.09						$(0.01)

Diluted earnings per share	$0.09						$(0.01)

Basic weighted average number of shares	238,313,629			22,108,427			260,422,056

Diluted weighted average number of shares	239,490,309			22,108,427			261,598,736

(1)
The 13 weeks ended August 28, 2004 includes 4 weeks of results from the Eckerd drugstores acquired on July 31, 2004. These stores comprised 1,549 stores on July 31, 2004 and 1,552 stores on August 28, 2004.

(2)
Eckerd selling, general and administrative expenses and cost of rental includes loss on sale of receivable and restructuring and other charges, net.

See notes to unaudited pro forma condensed consolidated financial information.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited pro forma condensed consolidated statement of income
For the fiscal year ended May 31, 2004
(dollars in thousands, except share data)

	PJC for the fiscal year ended May 31, 2004 (Note 3)	Northern Operations for the fifty-three weeks ended May 1, 2004		Pro forma adjustments			Notes (Note 2)	Pro forma for the fiscal year ended May 31, 2004
Sales	$2,893,088	$7,892,458		$				$10,785,546
Cost of goods sold	2,321,922	6,048,296			(14,759 (107,752	) )	(vi) (vii)	8,247,707

Gross profit	571,166	1,844,162			122,511			2,537,839
Other income	149,879							149,879
Selling, general and administrative expenses and cost of rental	474,360	1,505,161	(1)		106,190		(vii)	2,085,711
Depreciation and amortization	40,525	192,561			72,486		(ii)	305,572

Operating income	206,160	146,440			(56,165)			296,435
Interest and other expense	14,535	2,140			13,325 142,697 1,562		(iii) (iv) (vii)	174,259

Earnings before income taxes	191,625	144,300			(213,749)			122,176
Income taxes	60,382	54,847			(72,675)		(v)	42,554

Net earnings	$131,243	$89,453			$(141,074)			$79,622

Basic earnings per share	$0.58							$0.31

Diluted earnings per share	$0.58							$0.30

Basic weighted average number of shares	226,812,864				33,350,000		(iii)	260,162,864

Diluted weighted average number of shares	228,017,758				33,350,000		(iii)	261,367,758

(1)
Eckerd selling, general and administrative expenses and cost of rental includes loss on sale of receivable and restructuring and other charges, net.

See notes to unaudited pro forma condensed consolidated financial information.

THE JEAN COUTU GROUP (PJC) INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of presentation

        The unaudited pro forma condensed consolidated financial information gives effect to acquisition from TDI Consolidated Corporation, a wholly-owned subsidiary of J.C. Penney Corporation, Inc., of all of the outstanding capital stock of Thrift Drug, Inc., Genovese Drug Stores, Inc. and Eckerd Corporation by The Jean Coutu Group (PJC) Inc. for a net purchase price of $2.375 billion plus preliminary closing working capital adjustments of $112.5 million. The preliminary working capital adjustment is based on available information. The actual working capital adjustment will be based on the Eckerd closing date working capital calculation. PJC and J.C. Penney Corporation, Inc. are currently negotiating the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of the acquisition by submitting the matter to an independent accounting firm. The actual working capital adjustment may be higher or lower than the preliminary amount.

        It also gives effect to the issuance of $350.0 million of senior notes and $850.0 million of senior subordinated notes, the issuance of 33.35 million Class A Subordinate Voting Share through an equity offering of an aggregate value of $437.7 million (CDN$582.0 million assuming a $0.7521 per Canadian dollar exchange rate) and borrowings under the senior secured credit facilities of a total of approximately $1.4 billion in order to complete the financing of the Eckerd Acquisition. The excess of the above financing over the net purchase price was used in part to repay our existing credit facilities amounting to $195.0 million, pay the estimated financing fees and expenses amounting to $96.5 million for the debt financing of the Eckerd Acquisition, pay the underwriters' fees and other expenses for the equity offering of $18.7 million less related income taxes of $5.4 million, pay acquisition costs of $31.2 million and for general corporate purposes.

        The unaudited pro forma condensed consolidated statement of income for the 13 weeks ended August 28, 2004 have been prepared by management of PJC and combine the unaudited consolidated statement of income for the 13 weeks ended August 28, 2004 of PJC and the unaudited carve out consolidated statement of income of Eckerd for the nine weeks ended July 31, 2004. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended May 31, 2004 has been prepared by management of PJC and, due to different fiscal year periods, combine the audited consolidated financial statements of PJC for the fiscal year ended May 31, 2004 and the unaudited carve out consolidated financial statements of Eckerd for the 53 weeks ended May 1, 2004, which were constructed from the historical consolidated financial statements of Eckerd to comply with regulatory requirements regarding pro forma condensed financial information.

        The unaudited pro forma condensed consolidated financial statements are prepared in accordance with U.S. GAAP and have been adjusted to conform to Canadian GAAP as described in Note 4.

        The historical consolidated financial statements of PJC included elsewhere in this prospectus were prepared in accordance with Canadian GAAP. For purposes of presenting the unaudited pro forma condensed consolidated financial information, the historical consolidated financial information relating to PJC has been adjusted to conform to U.S. GAAP as described in Note 3.

        The Eckerd carve out special purpose financial statements were prepared using specific identification of income and expenses and assets and liabilities where available, and where not available include allocations and estimates which TDI's management believes are reasonable and appropriate under the circumstances. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had Eckerd been operated as a separate entity. For a more detailed discussion of the basis of presentation and allocation methodology used in the Eckerd carve out special purpose financial statements, see Note 2 to such statements as of January 31, 2004 and January 25, 2003 and for each of the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002 and Note 3 to such statements as of and for the 26 weeks ended July 31, 2004 and July 26, 2003 included elsewhere in this prospectus. In addition, see "Risk Factors—Risks Relating to Our Company—The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations" and "Risk Factors—Risks relating to Our Company—We may not accurately allocate certain assets and liabilities between us and CVS."

        The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the combined companies' actual performance or financial position would have been had the July Transactions occurred on the dates indicated and does not purport to indicate financial position or results of operations as of any future date or for any future period.

        The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with the audited consolidated financial statements of PJC and related notes thereto and Eckerd's audited and unaudited condensed carve out special purpose financial statements and the related notes thereto included elsewhere in this prospectus. Reclassifications were made to the PJC consolidated financial statements to conform with SEC rules and regulations. The information presented in the pro forma condensed consolidated financial information is supplemental to the audited and unaudited Eckerd carve out special purpose financial statements included elsewhere in this prospectus and are not intended to be the primary Eckerd financial statements.

2. Significant assumptions and adjustments

        In the preparation of the unaudited pro forma condensed consolidated financial information, the following significant assumptions and adjustments have been made:

  (i)
  The unaudited pro forma condensed consolidated statements of income for the 13 weeks ended August 28, 2004 and for the year ended May 31, 2004, give effect to the July Transactions as if they had occurred on June 1, 2003.

  (ii)
  The Eckerd Acquisition has been accounted for in accordance with SFAS No. 141 and the resultant goodwill and other intangible assets is accounted for under SFAS No. 142. The total purchase price has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed based on management's revised preliminary estimates of their fair values and changes are expected as valuations of certain tangible and intangible assets are finalized. As a result, actual fair values of assets acquired and liabilities assumed and related operating results, including actual depreciation and amortization expense, could differ materially from those reflected in the unaudited pro forma condensed consolidated financial information included herein. The purchase price allocation is expected to be finalized within 12 months from the acquisition.

        The preliminary purchase price allocation of the estimated fair value of net assets acquired is as follows:

(dollars in thousands)
Purchase consideration:
Cash consideration	$2,375,000
Preliminary working capital adjustment (1)	112,500
Acquisition costs (2)	31,200

Total purchase consideration	2,518,700

Less estimated fair value of net assets acquired:
Book value of net assets acquired	1,743,800
Accrued exit costs and termination benefits	(25,000)
Write-down of inventories	(25,000)
LIFO to FIFO adjustment on inventories	258,800
Write-down of software to fair value	(61,400)
Prescription files (3)	378,400
Future income tax liability—short-term (4)	(122,000)
Future income tax liability—long-term (4)	(250,000)

1,897,600

Excess of purchase consideration over estimated fair value of net assets acquired	$621,100

(1)
The preliminary working capital adjustment is based on available information. Actual working capital adjustment will be determined based on the Eckerd closing date working capital calculation. PJC and J.C. Penney Corporation, Inc. are currently negotiating the final working capital adjustment. In the event the parties cannot agree on the final working capital adjustment then the parties will arbitrate the issue pursuant to the terms of an agreement between the parties by submitting the matter to an independent accounting firm. Actual working capital adjustment may be higher or lower than the preliminary amount.

(2)
Acquisition costs are assumed to be paid at the closing date.

(3)
Prescription files are amortized over a five-year period.

(4)
To recognize the future tax liabilities of net assets acquired. Future income tax liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

(iii)
The unaudited pro forma condensed consolidated financial information assumes that PJC has financed the Eckerd acquisition with the proceeds of the senior notes and the senior subordinated notes, borrowings under the senior secured credit facilities, which is detailed below, and the proceeds related to the issuance of 33.35 million Class A Subordinate Voting Share. The financing is as follows:

(dollars in millions)
Term loan A facility	$250.0
Term loan B facility	1,100.0
Senior notes	350.0
Senior subordinated notes	850.0
Equity issuance (detailed below)	437.7

$2,987.7

    The excess of the above financing over the purchase price was used in part to repay our existing credit facilities amounting to $195.0 million, pay the estimated financing fees and expenses amounting to $96.5 million for the debt financing of the Eckerd Acquisition, pay the underwriters' fees and other expenses for the equity offering of $18.7 million less related income taxes of $5.4 million, pay acquisition costs of $31.2 million and for general corporate expenses. The financing fees and expenses will be deferred and amortized over a period of five to 10 years. Amortization expense for the year is estimated at $13.3 million.

    The net proceeds related to the issuance of 33.35 million Class A Subordinate Voting Share detail as follows:

	CDN$	U.S.$
	(in millions)
Gross proceeds	$582.0	$437.7
Underwriters' fees and other expenses less related income taxes of CDN$7.2 million or $5.4 million	(17.6)	(13.3)

Net proceeds	$564.4	$424.4

    Gross proceeds in the table above have been calculated using the price per share of CDN$17.45.

  (iv)
  Interest expenses

        Reflects interest expense on the senior secured credit facilities, the senior notes and the senior subordinated notes.

  (v)
  Income taxes

        Income taxes applicable to the pro forma adjustments are principally calculated at a rate of 34%, which represents the combined effective income tax rate of PJC and Northern Operations before the acquisition.

  (vi)
  Last in first out (LIFO)

        To eliminate LIFO charge regarding acquired inventories of the Northern Operations.

  (vii)
  Reclassification

        Certain figures in Northern Operations statement of income have been reclassified to conform with the PJC presentation.

3. Canadian GAAP to U.S. GAAP adjustments to historical PJC consolidated financial statements

        The following table presents the reconciliation from the PJC statement of income for the 13 weeks ended August 28, 2004, which were prepared in accordance with Canadian GAAP adjusted to conform with U.S. GAAP.

Statement of income
for the thirteen weeks ended August 28, 2004
(unaudited)
(dollars in thousands)

	PJC in accordance with Canadian GAAP	Adjustments to U.S. GAAP		Notes	PJC in Accordance with U.S. GAAP
Sales	$1,298,235	$			$1,298,235
Cost of goods sold	1,012,227				1,012,227

Gross profit	286,008				286,008
Other income	38,613				38,613
Selling, general and administrative expenses and cost of rental	263,198				263,198
Amortization and depreciation	25,295		(123)	(a)	25,172

Earnings before the following items	36,128		123		36,251
Interest on long-term debt	17,256				17,256
Other interest	771				771

Earnings before income taxes	18,101		123		18,224
Income taxes	(4,201)		38	(a)	(4,163)

Net earnings	$22,302		$85		$22,387

        The following table presents the reconciliation from the PJC statement of income for the fiscal year ended May 31, 2004, which were prepared in accordance with Canadian GAAP adjusted to conform with U.S. GAAP.

Statement of income
for the fiscal year ended May 31, 2004
(unaudited)
(dollars in thousands)

	PJC in accordance with Canadian GAAP	Adjustments to U.S. GAAP		Notes	PJC in accordance with U.S. GAAP
Sales	$2,893,088	$			$2,893,088
Cost of goods sold	2,321,922				2,321,922

Gross profit	571,166				571,166
Other income	149,879				149,879
Selling, general and administrative expenses and cost of rental	474,360				474,360
Amortization and depreciation	38,396		2,129	(a)	40,525

Earnings before the following items	208,289		(2,129)		206,160
Interest on long-term debt	11,752				11,752
Other interest	2,783				2,783

Earnings before income taxes	193,754		(2,129)		191,625
Income taxes	61,071		(689)	(a)	60,382

Net earnings	$132,683		$(1,440)		$131,243

        Accounting principles generally accepted in Canada differ in certain material respects from those generally accepted in the United States. The difference, which are material to prepare the consolidated statements of income of PJC for the 13 weeks ended August 28, 2004 and for the fiscal year ended May 31, 2004 to comply with U.S. GAAP, is described below.

  a)
  Amortization

        Under Canadian GAAP, PJC has used the compounded interest method to depreciate its buildings held for leasing until May 31, 2004 (See Note 14 to the Jean Coutu Group (PJC) Inc.'s unaudited interim consolidated financial statements for the 13 weeks ended August 28, 2004 included elsewhere in this prospectus). This method is not acceptable under U.S. GAAP. PJC records depreciation under U.S. GAAP for its buildings held for leasing using the straight-line method at a rate of 2.5%.

4. a) U.S. GAAP to Canadian GAAP adjustments to net earnings pro forma information

	PJC for the thirteen weeks ended August 28, 2004	Northern Operations for the nine weeks ended July 31, 2004	Pro forma adjustments	Pro forma for the thirteen weeks ended August 28, 2004
Net earnings U.S. GAAP	$22,387	$(1,995)	$(22,045)	$(1,653)
Adjustment in respect of Amortization (1)	(123)			(123)
Tax effect of above adjustments	38			38

Net earnings Canadian GAAP	$22,302	$(1,995)	$(22,045)	$(1,738)

	PJC for the fiscal year ended May 31, 2004	Northern Operations for the fifty-three weeks ended May 1, 2004	Pro forma adjustments	Pro forma for the fiscal year ended May 31, 2004
Net earnings U.S. GAAP	$131,243	$89,453	$(141,074)	$79,622
Adjustment in respect of Amortization (1)	2,129			2,129
Tax effect of above adjustments	(689)			(689)

Net earnings Canadian GAAP	$132,683	$89,453	$(141,074)	$81,062

4. b) U.S. GAAP to Canadian GAAP adjustments to pro forma condensed consolidated financial statements

        The following table presents the reconciliation from pro forma statement of income for the 13 weeks ended August 28, 2004, which were prepared in accordance with U.S. GAAP adjusted to conform with Canadian GAAP.

Statement of income
for the thirteen weeks ended August 28, 2004
(unaudited)
(dollars in thousands)

	Pro forma in accordance with U.S. GAAP	Adjustments to U.S. GAAP		Notes	Pro forma in accordance with Canadian GAAP
Sales	$2,594,684	$			$2,594,684
Cost of goods sold	1,982,681				1,982,681

Gross profit	612,003				612,003
Other income	38,613				38,613
Selling, general and administrative expenses and cost of rental	549,748				549,748
Amortization and depreciation	73,352		123	(1)	73,475

Operating income	27,516		(123)		27,393
Interest and other expense	45,788				45,788

Earnings (loss) before income taxes	(18,272)		(123)		(18,395)
Income taxes	(16,619)		(38)	(1)	(16,657)

Net earnings (loss)	$(1,653)		$(85)		$(1,738)

        The following table presents the reconciliation from pro forma statement of income for the fiscal year ended May 31, 2004, which were prepared in accordance with U.S. GAAP adjusted to conform with Canadian GAAP.

Statement of income
for the fiscal year ended May 31, 2004
(unaudited)
(dollars in thousands)

	Pro forma in accordance with U.S. GAAP	Adjustments to U.S. GAAP		Notes	Pro forma in accordance with Canadian GAAP
Sales	$10,785,546	$			$10,785,546
Cost of goods sold	8,247,707				8,247,707

Gross profit	2,537,839				2,537,839
Other income	149,879				149,879
Selling, general and administrative expenses and cost of rental	2,085,711				2,085,711
Amortization and depreciation	305,572		(2,129)	(1)	303,443

Operating income	296,435		2,129		298,564
Interest and other expense	174,259				174,259

Earnings (loss) before income taxes	122,176		2,129		124,305
Income taxes	42,554		689	(1)	43,243

Net earnings (loss)	$79,622		$1,440		$81,062

        Accounting principles generally accepted in the United States differ in certain material respects from those generally accepted in Canada. The difference, which is material to prepare the pro forma consolidated statements of income for the 13 weeks ended August 28, 2004 and for the fiscal year ended May 31, 2004 to comply with Canadian GAAP, is described below.

1) Amortization

        PJC records depreciation for its buildings held for leasing using the straight-line method at a rate of 2.5% in accordance with U.S. GAAP. Until May 31, 2004, PJC used the compounded interest method to depreciate its buildings held for leasing in accordance with Canadian GAAP. (See Note 14 to The Jean Coutu Group (PJC) Inc.'s unaudited interim consolidated financial statements for the 13 weeks ended August 28, 2004 included elsewhere in this prospectus). This method is not acceptable under U.S. GAAP.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

The Jean Coutu Group (PJC) Inc.

        The following table presents our selected historical financial data and other data. The financial data as of and for each of the five fiscal years ended May 31, 2004, 2003, 2002, 2001 and 2000 have been derived from our audited consolidated financial statements and have been restated to take into consideration changes in accounting policies and the change of reporting currency as explained in our historical consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for the 13 weeks ended August 28, 2004, and the three months ended August 31, 2003 have been derived from our interim unaudited consolidated financial statements, and in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the 13 weeks ended August 28, 2004, may not be indicative of results that may be expected for the full year. Further, our results of operations for the 13 weeks ended August 28, 2004 includes revenues and expenses of Eckerd for the period of August 1, 2004 to August 28, 2004. You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations—The Jean Coutu Group (PJC) Inc.", our consolidated financial statements and related notes and "Unaudited Pro Forma Condensed Consolidated Financial Information" included elsewhere in this prospectus. We prepare our consolidated financial statements in accordance with Canadian GAAP and present them in U.S. dollars. The material differences between Canadian GAAP and U.S. GAAP are described in Note 26 to The Jean Coutu Group (PJC) Inc.'s audited and unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated historical financial and other data below have been derived from these statements and reconciled to U.S. GAAP.

U.S. GAAP

	Fiscal year ended May 31,
						Thirteen weeks ended August 28, 2004 (3)	Three months ended August 31, 2003
	2004	2003 (1)	2002 (2)	2001	2000
						(unaudited)	(unaudited)
	(dollars in thousands)
Statement of operations data:
Sales	$2,893,088	$2,523,912	$2,093,699	$1,750,238	$1,584,832	$1,298,235	$679,796
Cost of goods sold	2,321,922	1,998,025	1,700,211	1,458,890	1,316,348	1,012,227	544,105

Gross profit	571,166	525,887	393,488	291,348	268,484	286,008	135,691
Other income	149,879	122,757	114,775	117,407	106,147	38,613	38,062
Selling, general and administrative expenses and cost of rental	474,360	446,235	339,485	263,952	245,823	263,198	114,478
Amortization and depreciation	40,525	37,430	28,404	29,162	29,058	25,172	9,581

Operating income	206,160	164,979	140,374	115,641	99,750	36,251	49,694
Interest expense, net	14,535	17,857	10,900	9,259	10,225	18,027	4,107

Income before taxes	191,625	147,122	129,474	106,382	89,525	18,224	45,587
Income tax	60,382	44,871	43,414	37,320	31,824	(4,163)	14,381

Net income	$131,243	$102,251	$86,060	$69,062	$57,701	$22,387	$31,206

Other financial data:
Franchise royalties included in other income	$67,544	$55,351	$50,316	$47,127	$43,721	$17,324	$15,856
EBITDA (4)	249,722	205,432	171,613	147,788	132,011	62,246	60,072
Adjusted EBITDA (4)	249,722	203,632	171,613	147,788	132,011	62,246	58,272
Net income	131,243	102,251	86,060	69,062	57,701	22,387	31,206
Capital expenditures	74,040	94,131	66,028	43,426	34,338	20,553	16,611
Total indebtedness to adjusted EBITDA	0.8x	1.3x	1.5x	0.8x	1.1x	—	—
Interest coverage (adjusted EBITDA to interest)	17.2x	11.4x	15.7x	16.0x	12.9x	—	—
Ratio of earnings to fixed charges (5)	8.1x	6.0x	7.1x	6.7x	5.0x	1.6x	6.5x
						As at
	As at May 31,
						August 28, 2004 (3)	August 31, 2003
	2004	2003	2002	2001	2000
						(unaudited)	(unaudited)
	(dollars in thousands)
Balance sheet data:
Cash and cash equivalents	$14,554	$(8,273)	$(340)	$4,609	$12,953	$101,581	$(17,051)
Working capital	313,880	261,835	254,927	279,793	161,939	1,211,132	267,542
Property, plant and equipment, net (including real estate)	529,888	490,089	405,867	256,098	237,379	1,399,965	496,680
Total assets	1,335,717	1,247,582	1,080,849	793,282	685,411	5,358,510	1,267,894
Total indebtedness	207,175	260,755	263,456	111,476	143,735	2,588,279	259,521
Shareholders' equity	841,721	723,790	608,713	534,431	388,746	1,308,466	748,801

(1)
Represents a 53-week period for U.S. operations.

(2)
Our acquisition of 80 Osco stores was completed in January 2002, with the first complete year of sales from those stores included in our results for the fiscal year ended May 31, 2003.

(3)
Our results of operations for the 13 weeks ended August 28, 2004 include revenues and expenses of Eckerd for the period of August 1, 2004 to August 28, 2004.

(4)
EBITDA represents net income plus net interest expense, income taxes, amortization of incentives paid to franchisees applied against other income, and amortization and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to adjust the results for the fiscal year ended May 31, 2003 to reflect a 52-week fiscal year for U.S. operations. We have presented EBITDA and adjusted EBITDA, each a non-GAAP measure, because management uses them as measures of financial performance and believes that they are widely accepted performance measurements used by investors and analysts to evaluate companies in the chain drugstore industry. However, EBITDA and adjusted EBITDA:

•
are not measures of financial performance computed in accordance with GAAP,

•
do not represent net income as defined by GAAP,

•
should not be considered as an alternative to net income prepared in conformity with GAAP, and

•
should not be construed as a measure of our financial performance.

  Further, EBITDA and adjusted EBITDA as calculated above may not be necessarily comparable to similarly titled measures reported by other companies.

  The following chart reconciles EBITDA and adjusted EBITDA to net income for the periods presented and is unaudited:

	Fiscal year ended May 31,
						Thirteen weeks ended August 28, 2004 (3)	Three months ended August 31, 2003
	2004	2003 (A)	2002	2001	2000
	(dollars in thousands)
Net income	$131,243	$102,251	$86,060	$69,062	$57,701	$22,387	$31,206
Interest expense, net	14,535	17,857	10,900	9,259	10,225	18,027	4,107
Income taxes	60,382	44,871	43,414	37,320	31,824	(4,163)	14,381
Amortization of incentives paid to franchisees applied against other income	3,037	3,023	2,835	2,985	3,203	823	797
Amortization and depreciation	40,525	37,430	28,404	29,162	29,058	25,172	9,581

EBITDA	249,722	205,432	171,613	147,788	132,011	62,246	60,072
Period adjustment (B)	—	(1,800)	—	—	—	—	(1,800)

Adjusted EBITDA	$249,722	$203,632	$171,613	$147,788	$132,011	$62,246	$58,272

  (A)
  Represents a 53-week period for U.S. operations.

  (B)
  For the fiscal year ended May 31, 2003, adjustment to reflect a 52-week fiscal year. Adjustment made by reducing by 1/14th EBITDA for our U.S. operations for the 14 weeks ended August 31, 2002.

(5)
Earnings consist of pre-tax income, excluding premiums paid, plus fixed charges, excluding capitalized interest. Fixed charges consist of (i) interest expense, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) a portion of rental expense representing the interest factor.

Eckerd

        The following selected historical financial data and other data of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) reflecting the Eckerd operations we acquired on July 31, 2004, referred to below as Eckerd, as of January 31, 2004 and January 25, 2003, and for each of the fiscal years ended January 31, 2004, January 25, 2003, and January 26, 2002, have been derived from its audited carve out special purpose financial statements. The summary financial data as of and for the 26 weeks ended July 31, 2004 and July 26, 2003, respectively, have been derived from its unaudited condensed carve out special purpose financial statements, and in TDI's opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Eckerd's results of operations for the 26 weeks ended July 31, 2004, may not be indicative of results that may be expected for the full year. You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations—Eckerd", the carve out special purpose financial statements and related notes and "Unaudited Pro Forma Condensed Consolidated Financial Information" included elsewhere in this prospectus. The carve out special purpose financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. The differences, if any, between Canadian GAAP and U.S. GAAP, are described in Note 16 to the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) carve out special purpose financial statements for the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002, which are included elsewhere in this prospectus.

        The carve out special purpose financial statements included elsewhere in this prospectus were prepared using specific identification of income and expenses and assets and liabilities where available, and where not available include allocations and estimates which TDI's management believes are reasonable and appropriate under the circumstances. Certain assets and liabilities were allocated in accordance with the terms of signed definitive agreements. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had Eckerd been operated as a separate entity. Also, the assets and liabilities included in these financial statements may differ from those ultimately acquired based on the specific definitive agreements between us and CVS. For a more detailed discussion of the basis of presentation and allocation methodology used in the carve out special purpose financial statements, see Note 2 to such statements as of January 25, 2003, and January 31, 2004, and for each of the fiscal years ended January 26, 2002, January 25, 2003, and January 31, 2004, and Note 3 to such statements as of and for the 26 weeks ended July 26, 2003, and July 31, 2004, included elsewhere in this prospectus. In addition, see "Risk Factors—Risks Relating to Our Company—The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations" and "Risk Factors—Risks Relating to Our Company—We may not accurately allocate certain assets and liabilities between us and CVS".

U.S. GAAP

	Fiscal year ended			Twenty-six weeks ended
	January 31, 2004 (1)	January 25, 2003	January 26, 2002	July 31, 2004	July 26, 2003
				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of revenues and expenses data:
Revenues, net	$7,894,320	$7,598,305	$7,090,897	$3,823,057	$3,860,208
Cost of goods sold	6,037,817	5,801,371	5,447,279	2,944,654	2,958,002

Gross profit	1,856,503	1,796,934	1,643,618	878,403	902,206
Selling, general and administrative expenses	1,663,220	1,578,574	1,516,830	843,943	801,163
Acquisition amortization	18,037	18,499	25,883	4,582	7,920
Loss on sale of receivable	2,719	2,450	3,191	563	1,511
Restructuring and other charges, net	2,170	676	(6,418)	923	1,123

Operating income	170,357	196,735	104,132	28,392	90,489
Interest expense	1,962	1,810	2,271	1,088	758

Income before income taxes	168,395	194,925	101,861	27,304	89,731
Income taxes	64,290	71,454	36,417	10,239	34,248

Net income	$104,105	$123,471	$65,444	$17,065	$55,483

Other financial data:
EBITDA (2)	$361,140	$359,245	$261,513	$122,636	$174,988
Adjusted EBITDA (2)	356,347	374,290	292,919	142,973	183,591
Net income	104,105	123,471	65,444	17,065	55,483
Depreciation and amortization	190,783	162,510	157,381	94,244	84,499
Capital expenditures	247,269	192,200	159,416	99,755	127,955
Ratio of earnings to fixed charges (3)	2.1x	2.4x	1.7x	1.3x	2.2x
	As at
	January 31, 2004	January 25, 2003	July 31, 2004	July 26, 2003
			(unaudited)	(unaudited)
	(dollars in thousands)
Statement of assets and liabilities data:
Cash	$4,294	$4,550	$4,223	$4,210
Working capital	522,880	539,808	575,698	496,671
Property and equipment, net	869,411	776,729	855,064	799,710
Total assets	2,576,221	2,530,259	2,647,234	2,596,990
Total indebtedness (4)	24,408	17,587	31,275	20,274
Excess of assets over liabilities	1,724,836	1,686,002	1,743,860	1,690,025

(1)
Represents a 53-week period.

(2)
EBITDA represents net income plus interest expense, income taxes, and amortization and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to (i) adjust the results for the fiscal year ended January 31, 2004 to reflect a 52-week fiscal year, (ii) adjust the results for the 53 weeks ended May 1, 2004 to reflect a 52-week period and (iii) eliminate last-in-first-out, or LIFO, charges for all periods with respect to Eckerd inventories. EBITDA and adjusted EBITDA, each a non-GAAP measure, are provided as an alternative measurement of operating performance. They are not intended to be substitutes for GAAP measurements and their calculation may vary for other companies. Further, management of TDI believes that the inclusion of supplementary adjustments to EBITDA applied in presenting adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash and/or non-recurring items. However, EBITDA and adjusted EBITDA:

•
are not measures of financial performance computed in accordance with GAAP,

•
do not represent net income as defined by GAAP,

•
should not be considered as an alternative to net income prepared in conformity with GAAP, and

•
should not be construed as a measure of our financial performance.

  Further, EBITDA or adjusted EBITDA as calculated above may not be necessarily comparable to similarly titled measures reported by other companies.

  The following chart reconciles EBITDA and adjusted EBITDA to net income for the periods presented and is unaudited:

	Fiscal year ended			Twenty-six weeks ended
	January 31, 2004 (A)	January 25, 2003	January 26, 2002	July 31, 2004	July 26, 2003
	(dollars in thousands)
Net income	$104,105	$123,471	$65,444	$17,065	$55,483
Interest expense	1,962	1,810	2,271	1,088	758
Income taxes	64,290	71,454	36,417	10,239	34,248
Depreciation and amortization	190,783	162,510	157,381	94,244	84,499

EBITDA	361,140	359,245	261,513	122,636	174,988
Period adjustment (B)	(9,848)	—	—	—	—
Elimination of LIFO charges	5,055	15,045	31,406	20,337	8,603

Adjusted EBITDA	$356,347	$374,290	$292,919	$142,973	$183,591

  (A)
  Represents 53-week period.

  (B)
  For the fiscal year ended January 31, 2004, adjustment to eliminate the favorable impact of the 53rd week. Sales and gross profit for the 53rd week were based upon actual store sales and an estimate for gross profit. Adjustments to selling, general and administrative expenses were estimated based on an analysis of fixed and variable impacts due to the inclusion of the 53rd week.

  The information provided in the above table is supplemental to the Eckerd carve out special purpose financial statements included elsewhere in this prospectus and is not intended to be the primary financial statements of Eckerd.

(3)
Earnings consist of pre-tax income, excluding premiums paid, plus fixed charges, excluding capitalized interest. Fixed charges consist of (i) interest expense, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) a portion of rental expense representing the interest factor.

(4)
Represents capital lease obligations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion summarizes (i) the results of operations and financial condition The Jean Coutu Group (PJC) Inc. for the 13 weeks ended August 28, 2004 and the three months ended August 31, 2003, and for the fiscal years ended May 31, 2004, 2003, and 2002, and (ii) the results of operation of the Northern Operations of the Eckerd drugstores (a business of TDI Consolidated Corporation) reflecting the Eckerd operations that we acquired on July 31, 2004, referred to below as Eckerd, for the 26 weeks ended July 31, 2004 and July 26, 2003, for the 53 weeks ended January 31, 2004, and for the 52 weeks ended January 25, 2003 and January 26, 2002. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ from those anticipated in forward-looking statements for many reasons, including the risks described in "Forward-Looking Statements", "Risk Factors" and elsewhere in this prospectus. You should read the following discussion with "Unaudited Pro Forma Condensed Consolidated Financial Information", "Selected Historical Financial Data and Other Data" and the historical consolidated financial statements of The Jean Coutu Group (PJC), Inc. and carve out special purpose financial statements of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) included elsewhere in this prospectus.

        A reconciliation between and a description of the material differences between Canadian GAAP and U.S. GAAP is provided to readers in Note 26 to The Jean Coutu Group (PJC) Inc.'s consolidated financial statements for the years ended May 31, 2004, 2003 and 2002 and in Note 14 to the interim consolidated financial statements for the periods ended August 28, 2004 and August 31, 2003 included elsewhere in this prospectus.

  Presentation of financial statements

        Following the completion of the Eckerd Acquisition, the financial results of The Jean Coutu Group (PJC) Inc. and Eckerd are presented on a consolidated basis. Except as otherwise indicated, all financial information herein is expressed in U.S. dollars and determined on the basis of Canadian GAAP. Readers should be aware that we used Canadian dollars as our reporting currency in our 2004 annual report filed with Canadian securities authorities. See "Where You Can Find More Information". Effective June 1, 2004, we changed our reporting currency to U.S. dollars to provide shareholders with more relevant information considering our predominant operations in the United States and our U.S. dollar denominated debt.

        On August 20, 2004, our Board of Directors modified our company's fiscal year-end in order to conform it to the National Retail Federation's so-called 4-5-4 merchandising calendar. Effective for our current fiscal year, we disclose our financial results on the basis of four even quarters ending on the Saturday of the quarter's thirteenth week. For our current fiscal year, these quarters end on August 28, 2004, November 27, 2004, February 26, 2005 and May 28, 2005, respectively. As a result, the first quarter of our current fiscal year, which quarter ended August 28, 2004, has three fewer business days than the corresponding quarter in the fiscal year ended May 31, 2003.

        During the final quarter of our fiscal year ended May 31, 2004, we changed our basis of accounting for banner development costs. Banner development costs were previously considered indefinite life intangible assets and therefore not subject to amortization. Banner development costs are now considered deferred costs representing incentives paid to franchisees and are amortized over a 10-year period. As a result of such change in our accounting policies, our audited consolidated financial statements for the fiscal years ended May 31, 2003 and 2002 have been restated to reflect the impact of such change. We have therefore filed with the Canadian Securities Administrators our restated consolidated financial statements for the aforementioned periods.

The Jean Coutu Group (PJC) Inc.

  Overview

        On July 31, 2004, we completed our acquisition of the Eckerd stores and related assets, including the Eckerd trade name, from TDI for a net cash purchase price of $2.375 billion, plus a preliminary working capital adjustment of $112.5 million and transaction costs of $31.2 million, for a total acquisition cost of $2.519 billion.

        As a result of the Eckerd Acquisition, we have a network of 2,209 stores, including 1,888 corporate-operated stores under the Eckerd and Brooks banners, located throughout 18 states in the eastern United States, and 321 franchised stores under our PJC banners, including PJC Jean Coutu and PJC Clinique, located in three Canadian provinces.

        The following discussion and analysis of financial condition and results of operations addresses The Jean Coutu Group (PJC) Inc. independent of and without reference to the operations of Eckerd, except where the effect of the Eckerd Acquisition is specifically noted including results for the 13 week period ended August 28, 2004, which includes revenues and expenses for Eckerd for the period August 1, 2004, to August 28, 2004. The Jean Coutu Group (PJC) Inc.'s fiscal year ended on May 31 each year through 2004 and now ends on the Saturday of the thirteenth week of our fourth fiscal quarter. Unless otherwise stated all references to a specified year in this discussion and analysis are to The Jean Coutu Group (PJC) Inc.'s fiscal year ended on May 31 of the specified year.

        We conduct our drugstore operations in two general geographic areas, eastern Canada and the eastern United States under two types of arrangements, franchised stores and corporate-operated stores.

        Our PJC, Eckerd, and Brooks store network as of August 28, 2004, by geographic area and type of arrangement is set out below:

	Franchised stores	Corporate-operated Eckerd stores	Corporate-operated Brooks stores	Total
Canada	321	—	—	321
United States	—	1,552	336	1,888

Total	321	1,552	336	2,209

        United States.    In the United States we operate a network of 1,552 corporate-operated stores under the Eckerd banner, 336 corporate-operated stores under the Brooks banner, six Eckerd distribution centers and one Brooks distribution center.

        Canada.    In Canada, our franchising operations, consisting of operating a warehouse distribution center and providing a variety of services to our Canadian network of PJC franchised stores. These services include centralized purchasing, distribution, marketing, training, human resources, management, operational consulting and information systems, as well as participation in our private label program. Our franchisees pay us an average franchise royalty of approximately 4% of covered franchised store revenues, and an additional fee for other services such as human resources, information technology and loss prevention services. Our PJC franchisees own their PJC businesses independently from us and, as a result, are responsible for managing their PJC franchised stores and for funding their investments in inventory and store fixtures. Our PJC franchisees are required to purchase their inventory from our modern high-capacity warehouse distribution center so long as we carry the particular item. We supply our PJC franchisees with approximately 72% of the products stocked in our PJC franchised stores, including virtually all of the prescription drugs stocked in those stores. The vast majority of the 28% of other products stocked are items we have determined not to carry in our warehouse. While sales at our PJC franchised stores are not included in our revenues, increases or decreases in sales at these stores have a direct effect on our revenues through high or lower warehouse sales and franchise royalties. We also have significant Canadian real estate assets. As of August 28, 2004, we owned 166 properties, including all or a portion of 79 strip malls, 77 free-standing buildings, most of which house a PJC franchised store and 10 parcels of undeveloped land for future projects. We manage all of these properties. We own and lease to our franchisees 126 of our PJC franchisee locations. In addition, we sublet 195 store locations to other PJC franchisees under non-cancelable leases we have entered into directly with landlords. Approximately 39% of our PJC franchised stores are located adjacent to or in medical office buildings. The focus of our real estate strategy is to secure prime locations for PJC franchised stores, including locations that further our medical office co-location initiative, and to ensure that our properties respond adequately to the needs of our franchisees and to control costs. Each property is acquired with the intent to further this strategy.

        Our Canadian real estate operations have been stable in recent years. During this time, we have experienced no lease defaults with respect to the locations we lease to our PJC franchisees and no material defaults with respect to the locations we lease to other businesses, most of which are located in the same strip mall or other development with a PJC franchised store. We believe that the lease terms with our tenants are generally at market rates. We believe that the strip malls and other developments that we manage and that contain PJC franchised stores are generally in desirable locations for other businesses because of the steady flow of diverse customer traffic attracted to PJC franchised stores.

        Pharmacy sales.    Pharmacy sales at our Canadian PJC franchised stores and our U.S. corporate-operated stores have experienced significant overall and comparable store growth in recent years, as measured in local currency, despite the impact of the conversion of several popular prescription drugs to over-the-counter medications in recent years, such as Claritin® and Prilosec®. While we expect to continue to see continued conversions to over-the-counter medications, we believe that several factors will contribute to continued growth in the pharmacy sector, including increasing life expectancy, the aging "baby boom" generation, and increasing marketing and utilization of lifestyle prescription drugs. In the United States, we believe that the addition of a Medicare prescription drug coverage benefit in the United States will also increase prescription drug utilization. While the stores in our network generally compete with respect to pharmacy sales based on price, we will continue to focus on programs designed to improve the image and professionalism of pharmacy services in our store network.

        Front-end merchandise sales.    Front-end merchandise sales at our Canadian PJC franchised stores and our U.S. corporate-operated stores also have experienced overall and comparable store growth in recent years, as measured in local currency, but such growth has not been as significant as the growth in pharmacy sales. The stores in our network face intense competition with respect to front-end merchandise sales based on price and convenience from other drugstores as well as other retail outlets. Notwithstanding this competition, our U.S. front-end gross margins have remained stable or have increased in recent years. Our Canadian warehouse front-end gross margin have also increased in recent years. We expect that our store network will face increasing competition with respect to front-end merchandise sales on the basis of price and convenience in the future and therefore, we will continue to focus on programs such as store renovation, relocation and remodeling and marketing campaigns designed to improve the image with customers of the stores in our network.

        Impact of currency exchange rates.    Because we present our financial statements in U.S. dollars and all our Canadian sales and expenses are transacted in Canadian dollars, our Canadian results of operations as translated into U.S. dollars have been positively impacted by recent increases in currency exchange rates. We are not able to predict future exchange rate fluctuations and their effect on the translation of our Canadian results of operations as translated into U.S. dollars.

  Exchange rates

        The following table sets forth information with respect to exchange rates between U.S. dollars and Canadian dollars based on the inverse of the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per Canadian dollar.

Fiscal year ended:	Average	Period end
May 31, 2004	$0.7446	$0.7317
May 31, 2003	0.6557	0.7293
May 31, 2002	0.6378	0.6547
Fiscal period ended:
August 28, 2004	$0.7508	$0.7631
August 31, 2003	0.7262	0.7220

The average rates above are derived by averaging the inverse of the noon buying rates for each day in the relevant period.

  Critical Accounting Policies and Estimates

        Estimates.    This discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with Canadian GAAP. The reported amounts in our consolidated financial statements and the related disclosure are based on estimates and judgments made by us. We base our estimates on assumptions that we believe to be reasonable, including, for example, ones derived from historical experience. These estimates form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The use of different estimates could have resulted in different amounts from those reported. Actual results may differ from these estimates. Management believes that any reasonable deviation from these judgments and estimates would not have a material impact on our consolidated financial position or result of operations. To the extent that the estimates used differ from actual results, adjustments to the statement of earnings and corresponding balance sheet accounts would be necessary. These adjustments would be made in future statements.

        Inventory.    Our inventory is comprised mainly of products purchased for resale including prescription drugs and over-the-counter medications, household, cosmetics and photo products. Inventories are valued at the lower of cost and net realizable value, the cost being determined using the first in, first out basis and selling price less a normal gross profit. Inherent in the determination of gross profit margins are certain management judgments and estimates, which could affect ending inventory valuations and results of operations.

        Intangible assets.    Intangible assets with a definite service life are accounted for at cost. These are the customer prescription files, non-competition agreements and leasehold interests. Prescription files are generally amortized over a five-year period. Non-competition agreements are amortized over service lives of the agreements. Leasehold interests are amortized over the residual term of the leases. The use of different assumptions on the useful life may result in different carrying value of intangible assets.

        Goodwill.    Goodwill represents the excess of the acquisition cost of companies over the fair value of the identifiable net assets acquired. Goodwill is tested for impairment annually or more frequently if changes in circumstances indicate a potential impairment. Factors that could trigger an impairment review include significant under performance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets or the strategy for the overall business, and significant negative industry or economic trends. Our impairment analysis uses estimates and assumptions in order to determine the fair value of its reporting units. If assumptions are incorrect, the carrying value of goodwill may be overstated.

        Incentives paid to franchisees.    Incentives paid to franchisees are deferred costs accounted for at cost and amortized over a 10-year period. The use of different assumptions on the useful life may result in different carrying value of other assets.

        Impairment of long-lived assets.    We evaluate the carrying value of our long-lived assets when events or changes in circumstances occur. In order to determine whether an impairment exists, we consider the undiscounted cash flows estimated to be generated by those assets as well as other indicators. Any impairment in the carrying value of assets is charged against earnings in the period an impairment is determined.

        Workers' compensation and general liability.    Workers' compensation is covered by government-imposed insurance in Canada and by third-party insurance in our United States operations. The coverages in Canada are determined by each provincial regulatory authority and provide for premiums which can vary year to year based on claims experience. The cost can also increase or decrease in any one year based on claims experience within each province as assessed by each provincial regulatory authority. With respect to the third-party insurance in the United States, independent actuarial estimates of the aggregate liabilities for claims incurred serve as a basis for our share of workers' compensation losses. In addition, we have third-party insurance for general liability exposure with deductibles that are determined by management each year, based on an assessment of risk and cost. A material revision to our liability may result from a significant change to its claims experience or the actuarial assumptions of its insurers.

        Revenue recognition.    Revenues from franchising activities are recognized when merchandise is shipped or when services are rendered. Revenues from external customers from retail sales are recognized at the time of the sale to the customer. Royalties, based on the franchisee's sales, are recorded as income as they are earned. Revenues are recognized when reasonable assurance exists regarding collectability.

        Vendor rebates.    Rebates from vendors relating to the purchase of product or the provision of services are generally considered as a reduction of the price of the vendor's products or services and are, therefore accounted for as a reduction of cost of goods sold and related inventory when recognized in our income statement. Amounts collected pursuant to agreements with suppliers, before the revenue recognition criteria are satisfied, are deferred. These amounts are recognized in the calculation of income either at the time of sale or over the term of the supplier agreement, as specified in each agreement.

        Amortization.    Assets that are expected to be consumed in the conduct of our business with a probability of having to be replaced in a future year are amortized on a basis that will reduce the asset to a nominal value over its expected useful life. The amortization methods and associated periods or rates are based on our experience in prior years. The use of different assumptions may resulted in different amounts expensed compared to those recorded.

        Reserves and allowances.    Based on an overall analysis of store performance and expected trends, we periodically evaluate the closing of under-performing stores and establish reserves based on the estimated loss for the leases for any such stores. Moreover, on a regular basis, management analyzes each loan, advance and long-term receivable and when a serious doubt as to their recovery is identified, a reserve is established in connection with the provision is applied to reduce their book value to the estimated realizable value. Income taxes are estimated for each jurisdiction in which we operate. This involves assessing the current tax exposure together with temporary differences resulting from differing treatment of items for tax and accounting purposes. Any resulting deferred tax assets are evaluated for recoverability based on estimated future taxable income. We also establish reserves in connection with inventory impairments, allowance for doubtful accounts and litigation when reasonably probable and estimable.

  Results of Operations

        The following table highlights certain information regarding our operations for the fiscal years ended May 31, 2004, 2003 and 2002 and for the 13 weeks ended August 28, 2004 and three months ended August 31, 2003.

	Fiscal year ended May 31,
				Thirteen weeks ended August 28, 2004 (2)	Three months ended August 31, 2003
	2004	2003	2002
				(unaudited)
	(dollars in thousands)
Statement of operations data:
Sales:
Canada (1)	$1,090,503	$766,877	$796,371	$275,282	$241,166
United States (1)	1,802,585	1,757,035	1,301,720	1,022,953	438,630

Total sales	$2,893,088	$2,523,912	$2,098,091	$1,298,235	$679,796
Gross profit
Canada (1)	105,071	74,788	72,941	24,293	23,503
United States (1)	466,095	453,142	334,098	261,715	112,188

Total gross profit (1)	$571,166	$527,930	$407,039	$286,008	$135,691
Other income
Canada (1)	145,254	117,977	106,248	37,432	34,314
United States (1)	4,625	4,780	3,604	1,181	3,748

Total other income (1)	$149,879	$122,757	$109,852	$38,613	$38,062
Selling, general and administrative expenses and cost of rental (1)	474,360	446,235	348,215	263,198	114,478
Amortization	38,396	35,715	27,136	25,295	9,090

Operating income (1)	$208,289	$168,737	$141,540	$36,128	$50,185
Interest expense	14,535	17,857	10,900	18,027	4,107
Income before income taxes	193,754	150,880	130,640	18,101	46,078
Income taxes	61,071	46,096	43,766	(4,201)	14,540

Net income	$132,683	$104,784	$86,874	$22,302	$31,538
Other operating data (unaudited):
Revenues:
Canada	1,235,757	884,854	902,619	312,714	275,480
United States	1,807,210	1,761,815	1,305,324	1,024,134	442,378

Total	$3,042,967	$2,646,669	$2,207,943	$1,336,848	$717,858
Gross margin:
Canada	9.6%	9.8%	9.2%	8.8%	9.7%
United States	25.9	25.8	25.7	25.6	25.6
Combined	19.7	20.9	19.4	22.0	20.0

Amounts as a percentage of revenues (unaudited):
Sales	95.1%	95.4%	95.0%	97.1%	94.7%
Gross profit	18.8	19.9	18.4	21.4	18.9
Other income	4.9	4.6	5.0	2.9	5.3
Selling, general and administrative expenses and cost of rental	15.6	16.9	15.8	19.7	15.9
Amortization	1.3	1.3	1.2	1.9	1.3
Operating income	6.8	6.4	6.4	2.7	7.0
Network performance (unaudited):
Store network sales
Canada (PJC franchised store sales)	$1,939,637	$1,588,364	$1,443,556	$482,061	$450,988
United States (corporate-operated stores)	1,802,585	1,757,035	1,301,720	1,022,953	438,630
Comparable store sales increase combined (Canada and United States)
Total sales	5.7%	5.2%	9.7%	4.4%	5.7%
Front-end	2.2%	0.9%	3.1%	0.5%	2.1%
Pharmacy	7.9%	8.5%	15.1%	6.5%	8.4%
Canadian comparable store sales increase
Total sales	6.8%	4.6%	8.8%	6.1%	6.5%
Front-end	2.3%	0.4%	2.7%	1.5%	1.8%
Pharmacy	10.3%	8.6%	15.0%	9.0%	11.0%
United States comparable store sales increase
Total sales	4.3%	6.3%	11.5%	2.2%	4.7%
Front-end	2.1%	2.1%	4.0%	-1.4%	2.6%
Pharmacy	5.3%	8.3%	15.3%	3.8%	5.7%

(1)
Unaudited.

(2)
Includes results of Eckerd for the period August 1, 2004 to August 28, 2004.

  Income statement categories

        Revenues.    Revenues consist of Canadian and United States sales plus other income.

        Canada.    The vast majority of our Canadian sales are sales of merchandise through our Canadian warehouse and distribution center made to our PJC franchisees. Sales at PJC franchised stores are not included in our revenues. However, fluctuations in sales at these stores have a direct effect on our revenues because our PJC franchisees purchase the majority of their inventory from us. Canadian sales for the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004 includes sales at three corporate-operated stores in Ontario that operate under a competitor's banner and with respect to which we are a franchisee. These stores accounted for less than 1% of our Canadian sales during the period. We do not consider these stores as part of our store network nor do we include them in our store count in this prospectus.

        United States.    United States sales are retail sales generated at our corporate-operated Eckerd and Brooks stores.

        Gross profit.    Gross profit consists of sales minus related cost of sales, with respect to our Canadian operations, the inventories for our Canadian warehouse and distribution center merchandise and, with respect to our United States operations, in-store merchandise.

        Other income. Other income from our franchising segment consists of the payment to us of franchise royalties by our PJC franchisees based on a percentage of sales at their PJC franchised stores. Other franchising income include payments by our PJC franchisees of other services rendered by us to our PJC franchisees, but not included in franchise royalties, such as investments, advertising and interest. Other income from our retail segment represents rental income from our U.S. owned properties leased to unrelated parties.

        Selling, general and administrative expense and cost of rental.    Selling, general and administrative expense and cost of rental include payroll and benefits costs, repair and maintenance, insurance, warehouse costs and professional fees as well as all costs generated by our real estate operations.

Thirteen Weeks Ended August 28, 2004 Compared to Three Months Ended August 31, 2003

        Revenues.    Total revenues increased by $619.0 million, or 86.2%, to $1.337 billion for the 13 week period ended August 28, 2004 from $717.9 million for the three months ended August 31, 2003.

        Canada.    Canadian revenues increased by $37.2 million, or 13.5%, to $312.7 million for the 13 weeks ended August 28, 2004 from $275.5 million for the three months ended August 31, 2003. These revenues reflect the opening of two new PJC franchised stores, renovations or relocations of other stores and growth in PJC same store sales. At our PJC franchised stores for the 13 weeks ended August 28, 2004, on a comparable store basis, total sales increased 6.1%, pharmacy sales increased 9.0% and front-end sales increased 1.5%, each as compared to the three months ended August 31, 2003.

        United States.    United States revenues increased substantially by $581.8 million, or 131.5%, to $1.024 billion for the 13 weeks ended August 28, 2004 from $442.4 million for the three months ended August 31, 2003. The increase is due to the addition of 28 days of revenue from the Eckerd drugstores we acquired on July 31, 2004. In our U.S. stores, on a comparable store basis, total sales increased by 2.2%, pharmacy sales increased by 3.8% and front-end sales decreased by 1.4% for the 13 weeks ended August 28, 2004 as compared to the three months ended August 31, 2003.

        Gross profit.    Total gross profit increased by $150.3 million, or 110.8%, to $286.0 million for the 13 weeks ended August 28, 2004 from $135.7 million for the three months ended August 31, 2003.

        Canada.    Canadian gross profit increased by $0.8 million, or 3.4%, to $24.3 million for the 13 weeks ended August 28, 2004 from $23.5 million for the three months ended August 31, 2003. Gross margin decreased slightly to 8.8% compared with 9.7% for the three months ended August 31, 2003.

        United States.    United States gross profit increased by $149.5 million, or 133.3%, to $261.7 million for the 13 weeks ended August 28, 2004 from $112.2 million for the three months ended August 31, 2003. The increase is attributable to the addition of the Eckerd business during the quarter. The gross margin percentage of our U.S. operations remained stable at 25.6% for both periods.

        Selling, general and administrative expense and cost of rental.    Selling, general and administrative expense and cost of rental increased by $148.7 million, or 129.9%, to $263.2 million for the 13 weeks ended August 28, 2004 from $114.5 million for the three months ended August 31, 2003. This increase is essentially attributable to our U.S. operations and the completion of the Eckerd Acquisition. General operating expenses performance declined in the U.S. and Canada, representing 9.7% and 22.7% of revenues in Canada and the U.S., respectively, during the 13 weeks ended August 28, 2004 as compared to 9.6% and 19.9% of revenues in Canada and the U.S., respectively, for the three months ended August 31, 2003. We incurred certain non-recurring acquisition and integration expenses during the 13 weeks ended August 28, 2004. In addition, our U.S. network is undertaking several store openings, which will increase our general operating expenses while store sales are being built.

        Amortization.    Amortization expense increased by $16.2 million, or 178.3%, to $25.3 million for the thirteen weeks ended August 28, 2004 from $9.1 million for the corresponding period in 2003. The increase stems from the charges related to additional capital and other assets of the acquired Eckerd drugstores.

        Interest expense.    Interest expense increased by $13.9 million to $18.0 million for the thirteen weeks ended August 28, 2004 from $4.1 million for the corresponding period in 2003. During the quarter, total long-term debt increased from $192.2 million at May 31, 2004 to $2.588 billion at August 28, 2004. The additional credit facilities were used to provide the funds required for the Eckerd Acquisition and the additional interest on long-term debt reflects approximately one month's utilization of these facilities. Also, during the 13 weeks ended August 28, 2004, there was a $2.2 million unrealized loss on an interest rate swap contract.

        Income taxes     There was an income tax recovery of $4.2 million during the 13 weeks ended August 28, 2004 compared with an expense of $14.5 million for the corresponding period in 2003. The recovery in the first quarter of the current fiscal year is as a result of the deductibility of interest expense on the long-term debt put in place to fund the Eckerd acquisition and the deductibility of other charges.

Fiscal Year Ended May 31, 2004 Compared to Fiscal Year Ended May 31, 2003

        Revenues.    Total revenues increased by $396.3 million, or 15.0%, to $3.043 billion for the year ended May 31, 2004 from $2.647 billion for the year ended May 31, 2003.

        Canada.    Canadian revenues increased by $350.9 million, or 39.7%, to $1.236 billion for the year ended May 31, 2004 from $884.9 million for the year ended May 31, 2003. This strong growth reflects the fact that there was no work stoppage in the 2004 fiscal year while there was a 58-day labor strike at our Canadian warehouse and distribution center during fiscal 2003. Canadian revenues were also impacted during the period by the opening of eight new PJC franchised stores and the renovation or relocation of 17 existing stores, as well as internal sales growth at PJC franchised stores. For the year ended May 31, 2004, on a comparable store basis, our PJC franchised store total sales increased by 6.8%, pharmacy sales increased 10.3% and front-end sales increased 2.3%, each as compared to the year ended May 31, 2003 figures.

        United States.    United States revenues increased by $45.4 million, or 2.6%, to $1.807 billion for the year ended May 31, 2004 from $1.762 billion for the year ended May 31, 2003. In our U.S. stores, total sales increased by 2.6%, pharmacy sales increased by 3.4% and front-end sales increased by 0.8% during fiscal 2004 as compared with fiscal 2003. This slight increase resulted from a 53 week period for fiscal 2003 for our U.S. operations only compared with a 52 week period in fiscal 2004. The 53-week period for our U.S. operations resulted from our prior practice of reporting our U.S. financial results on a weekly basis ending on each Saturday. In addition, the sales were impacted by an early and harsh winter season in December 2003. On a comparable store basis, total sales increased by 4.3%, pharmacy sales increased by 5.3% and front-end sales increased by 2.1% each for the year ended May 31, 2004 as compared to fiscal 2003.

        Gross profit.    Total gross profit increased by $43.3 million, or 8.2%, to $571.2 million for the year ended May 31, 2004 from $527.9 million for the year ended May 31, 2003.

        Canada.    Canadian gross profit increased by $30.3 million, or 40.5%, to $105.1 million for the year ended May 31, 2004 from $74.8 million for the year ended May 31, 2003. This strong growth reflects sales growth in our PJC franchised stores during fiscal 2004 and the fact that there was no work stoppage in fiscal 2004 while there was a 58-day labor strike at our Canadian warehouse and distribution center in fiscal 2003. Our Canadian gross profit margin deteriorated slightly to 9.6% for the year ended May 31, 2004 from 9.8% for the year ended May 31, 2003.

        United States.    United States gross profit increased by $13.0 million, or 2.9%, to $466.1 million for the year ended May 31, 2004 from $453.1 million for the year ended May 31, 2003. Even though there was a regular 52-week period in fiscal 2004, there was an increase in total gross profit as compared to the figures for the 53-week period in fiscal 2003. Our U.S. total gross profit margin increased for the year ended May 31, 2004 to 25.9% compared with 25.8% in the year ended May 31, 2003.

        Selling, general and administrative expense and cost of rental.    Selling, general and administrative expense and cost of rental increased by $28.1 million, or 6.3%, to $474.4 million for the year ended May 31, 2004 from $446.2 million for the year ended May 31, 2003. This decrease is primarily the result of reduced labor costs resulting from the impact of a 58-day labor strike at our Canadian warehouse and distribution center in fiscal 2003 and our U.S. operations having a 52-week period in fiscal 2004 compared with a 53-week period in fiscal 2003. Selling, general and administrative expense and cost of rental as a percentage of total revenues decreased to 15.6% for the year ended May 31, 2004 from 16.9% for fiscal 2003. This improvement resulted primarily from margin improvements in our Canadian operations as impacted by the 58-day labor strike at our Canadian warehouse and distribution center in fiscal 2003, which caused our sales to decrease during that fiscal year. Selling, general and administrative expenses and cost of rental as a percentage of United States revenues decreased slightly to 19.7% of revenues in fiscal 2004 from 20.0% in fiscal 2003.

        Amortization.    Amortization expense increased by $2.7 million, or 7.5%, to $38.4 million for the year ended May 31, 2004 from $35.7 million for the year ended May 31, 2003.

        Interest expense.    Interest expense decreased by $3.4 million to $14.5 million for the year ended May 31, 2004 from $17.9 million for the year ended May 31, 2003. This decrease was a result of the use of our short term bank loans in fiscal 2003 with respect to our Canadian operations to fund the temporary deferral of sales tax credits from October 2002 to May 2003.

        Income taxes.    Income tax expense increased by $15.0 million to $61.1 million for the year ended May 31, 2004 from $46.1 million for the year ended May 31, 2003. Our effective tax rate increased to 31.6% for the year ended May 31, 2004 from 30.5% for the year ended May 31, 2003.

Fiscal Year Ended May 31, 2003 Compared to Fiscal Year Ended May 31, 2002

        Revenues.    Total revenues increased by $438.7 million, or 19.9%, to $2.647 billion for fiscal 2003 from $2.208 billion for fiscal 2002.

        Canada.    Canadian revenues decreased by $17.8 million, or 2.0%, to $884.9 million for fiscal 2003 from $902.6 million for fiscal 2002. This decrease reflects the effect of a 58-day labor strike at our Canadian warehouse and distribution center during fiscal 2003. Notwithstanding the effect of the labor strike, Canadian revenues reflect an increase in the number of PJC franchised stores in fiscal 2003 as well as a general increase in sales at our PJC franchised stores. During the period, nine new PJC franchised stores were opened and 22 existing stores were renovated or relocated. At our PJC franchised stores, for fiscal 2003, on a comparable store basis, total sales increased 4.6%, pharmacy sales increased 8.6% and front-end sales increased 0.4%, each as compared to fiscal 2002.

        United States.    United States revenues increased by $456.5 million, or 35.0%, to $1.762 billion for fiscal 2003 from $1.305 billion for fiscal 2002. This substantial growth is primarily attributable to the acquisition in January 2002 of 80 Osco stores whose improved performance is the result of active efforts during the year aimed at their integration and optimization. In addition, a portion of this growth resulted from the fiscal year ended May 31, 2003 for our U.S. operations being a 53-week period. In our U.S. stores, total sales increased by 35.0%, pharmacy sales increased by 35.9% and the front-end sales increased by 33.0% for fiscal 2003 as compared to fiscal 2002. On a comparable store basis for fiscal 2003, total sales increased 6.3%, pharmacy sales increased 8.3% and front-end sales increased 2.1%, each as compared to fiscal 2002. This growth in pharmacy sales is attributable to a combination of an increase in prescription volume and the increased inflation in the cost of prescription drugs during the first and second quarters of the fiscal year ended May 31, 2003. Front-end sales growth was impacted by weak front-end sales during the second quarter of the fiscal year ended May 31, 2003.

        Gross profit.    Total gross profit increased by $120.9 million, or 29.7%, to $527.9 million for fiscal 2003 from $407.0 million for fiscal 2002.

        Canada.    Canadian gross profit increased by $1.9 million, or 2.5%, to $74.8 million for fiscal 2003 from $72.9 million for fiscal 2002. This increase reflects the effect of a 58-day labor strike at our Canadian warehouse and distribution center during fiscal 2003. Our Canadian gross profit margin increased to 9.8% for fiscal 2003 from 9.2% for fiscal 2002.

        United States.    United States gross profit increased by $119.0 million, or 35.6%, to $453.1 million for fiscal 2003 from $334.1 million for fiscal 2002. This substantial growth is primarily attributable to the acquisition in January 2002 of 80 Osco stores whose improved performance is the result of active efforts during the year aimed at their integration and optimization. Our U.S. gross profit margin increased to 25.8% for fiscal 2003 from 25.7% for fiscal 2002.

        Selling, general and administrative expense and cost of rental.    Selling, general and administrative expense and cost of rental increased by $98.0 million, or 28.1%, to $446.2 million for fiscal 2003 from $348.2 million for fiscal 2002. This substantial increase was primarily attributable to the integration costs associated with the acquisition in January 2002 of 80 Osco stores. Selling, general and administrative expense and cost of rental as a percentage of total revenues increased to 16.9% for fiscal 2003 from 15.8% for fiscal 2002. This increase resulted primarily from our Canadian operations where selling, general and administrative expense and cost of rental as a percentage of Canadian revenues increased due to a 58-day labor strike at our Canadian warehouse and distribution center. Selling, general and administrative expense and cost of rental as a percentage of United States revenues slightly decreased.

        Amortization.    Amortization expense increased by $8.6 million, or 31.6%, to $35.7 million for fiscal 2003 from $27.1 million for fiscal 2002. This increase is primarily attributable to an increase of $7.8 million in depreciation and amortization expense with respect to our U.S. operations resulting from our acquisition of 80 Osco stores in January 2002.

        Interest expense.    Interest expense increased by $7.0 million to $17.9 million for fiscal 2003 from $10.9 million for fiscal 2002. This increase was attributable to bank borrowings to fund our acquisition of 80 Osco stores in January 2002.

        Income taxes.    Income tax expense increased by $2.3 million to $46.1 million for fiscal 2003 from $43.8 million for fiscal 2002. Our effective tax rate decreased to 30.5% for fiscal 2003 from 33.5% for fiscal 2002.

Unaudited quarterly financial data

        The following consolidated financial data have been restated to reflect the adoption of EIC-144 on June 1, 2004 as described in "—Changes in Accounting Policies", and the change in reporting currency to U.S. dollars. The data represent our restated unaudited interim consolidated financial statements for our eight fiscal quarters through May 31, 2004.

		Fiscal quarter ended
	Fiscal Year 2004	May 31, 2004	February 29, 2004	November 30, 2003	August 31, 2003
	(dollars in thousands except amounts per share)
Revenues
Franchising	$1,235,757	$324,829	$317,904	$317,544	$275,480
Retail	1,807,210	456,312	468,431	440,089	442,378

	3,042,967	781,141	786,335	757,633	717,858

Operating expenses
Cost of goods sold	2,321,922	598,082	598,372	581,363	544,105
General and operating expenses	474,360	121,352	122,117	116,413	114,478
Amortization	38,396	10,358	9,627	9,321	9,090

	2,834,678	729,792	730,116	707,097	667,673

Operating income	208,289	51,349	56,219	50,536	50,185

Interest on long-term debt	11,752	2,823	2,874	2,876	3,179
Other interest	2,783	528	881	446	928

	14,535	3,351	3,755	3,322	4,107

Income before income taxes	193,754	47,998	52,464	47,214	46,078
Income taxes	61,071	15,394	16,429	14,708	14,540

Net income	132,683	32,604	36,035	32,506	31,538

Earnings per share
Basic	0.58	0.14	0.16	0.14	0.14

Diluted	0.58	0.14	0.16	0.14	0.14

		Fiscal quarter ended
	Fiscal Year 2003	May 31, 2003	February 28, 2003	November 30, 2002	August 31, 2002
	(dollars in thousands except amounts per share)
Revenues
Franchising	$884,854	$265,207	$157,226	$230,708	$231,713
Retail	1,761,815	437,429	449,669	422,665	452,052

	2,646,669	702,636	606,895	653,373	683,765
Operating expenses
Cost of goods sold	1,995,982	534,048	447,300	493,690	520,944
General and operating expenses	446,235	117,059	108,276	109,074	111,826
Amortization	35,715	8,810	8,970	8,841	9,094

	2,477,932	659,917	564,546	611,605	641,864

Operating income	168,737	42,719	42,349	41,768	41,901

Interest on long-term debt	14,425	3,387	3,502	3,564	3,972
Other interest	3,432	908	974	742	808

	17,857	4,295	4,476	4,306	4,780

Income before income taxes	150,880	38,424	37,873	37,462	37,121
Income taxes	46,096	11,643	11,403	11,335	11,715

Net income	104,784	26,781	26,470	26,127	25,406

Earnings per share
Basic	0.46	0.12	0.12	0.12	0.11

Diluted	0.46	0.12	0.12	0.11	0.11

Eckerd

  Overview

        As of July 31, 2004, TDI operated approximately 2,818 retail drugstores under the Eckerd banner. These stores are located throughout the southwest, southeast, sunbelt, mid-Atlantic and northeast regions of the United States. These drugstores sell prescription drugs and a wide variety of front-end products. In the fourth quarter of 2003, TDI's indirect parent company J.C. Penney Company, Inc. initiated a sale of the TDI drugstore operations. On July 31, 2004, the sale of the TDI drugstore operations to The Jean Coutu Group (PJC) Inc. and CVS Corporation was completed. TDI had been in the process of a defined turnaround initiative with respect to its drugstore operations. TDI results for fiscal 2003 and the first 26 weeks ended July 31, 2004 were somewhat disappointing due to a challenging selling environment, unfavorable front-end merchandise mix, competitor store openings and general operating uncertainty surrounding the potential sale of the TDI stores. Several operational and technological initiatives were underway at TDI prior to the announcement of the Eckerd Acquisition.

  Financial Statement Methodology

        This discussion and analysis of financial condition and results of operations covers only the operations acquired by us in the Eckerd Acquisition and not the stores and operations acquired by CVS Corporation. The carve out special purpose financial statements of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) included elsewhere in this prospectus, and which serve as a basis for this discussion, were prepared using specific identification of income and expenses and assets and liabilities where available, and where not available include allocations and estimates which TDI management believes are reasonable and appropriate under the circumstances. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had Eckerd been operated as a separate entity. For a more detailed discussion of the basis of presentation and allocation methodology used in the carve out special purpose financial statements, see Note 2 to such statements as of January 25, 2003, and

January 31, 2004, and for each of the fiscal years ended January 26, 2002, January 25, 2003, and January 31, 2004, and Note 3 to such statements as of and for the 26 weeks ended July 26, 2003, and July 31, 2004, included elsewhere in this prospectus. In addition, see "Risk Factors—Risks Relating to Our Company—The historical financial information for Eckerd included in this prospectus may not be representative of the future results of our Eckerd operations" and "Risk Factors—Risks Relating to Our Company—We may not accurately allocate certain assets and liabilities between us and CVS".

        The following discussion should be read in conjunction with the carve out special purpose financial statements and notes thereto, which have been prepared in accordance with U.S. GAAP.

  Critical Accounting Policies and Estimates

        Estimates.    The application of accounting policies necessarily involves judgment and, in certain instances, the use of estimates and assumptions. Different amounts could be reported under different conditions or using different assumptions. Management of TDI believes that the accounting policies that are the most critical to understanding and evaluating Eckerd's reported results relate to: inventory valuation; revenue recognition; valuation of long-lived and identified intangibles; and reserves and allowances specifically related to closed stores, insurance, income taxes and litigation.

        Inventory valuation.    Inventory valuation for Eckerd includes prescription drug merchandise, as well as front-end merchandise stored in warehouses, and is valued under the cost method of accounting and is stated at the lower of last-in-first-out, referred to as LIFO cost or market. For the remainder of the inventory representing front-end merchandise at Eckerd store locations, inventory is valued under a retail method. Under this method, inventory is valued based on the cost-to-retail relationship of physical inventories (descriptive counts) taken in selected stores. Descriptive counts gather detailed front-end merchandise pricing information at both current retail and cost for homogeneous groupings of merchandise. The calculated cost-to-retail relationship is then used to cost physical inventories taken in drugstores throughout the year. In order to reflect updated cost-to-retail ratios based on current pricing data, descriptive counts are conducted twice a year. To ensure a fair representation across all stores TDI management carefully reviews the selection of stores and merchandise groupings for descriptive counts. Inventory values are also impacted by actual shrinkage at the time of physical inventory, as well as estimated shrinkage from the inventory date to the end of the fiscal year. Physical inventories are conducted at least annually in each of the Eckerd drugstores and at least semi-annually in warehouses. Inventory shrinkage is calculated as a percentage of sales at each inventory date and the estimated inventory shrinkage accrual rate between physical inventories is based on actual experience.

        Revenue recognition.    Revenues from retail merchandise sales and services, including delivery fees, are recognized at the point of sale and are reported net of returns and allowances and sales taxes. Revenues from pharmacy sales are recognized at the point of sale for customer cash sales and co-payments under managed care plans. Reimbursements from managed care plans are recognized as revenue when prescriptions are filled and claims are electronically submitted to and approved by the plan. Sales returns are not significant due to the relatively short time frame in which returns are typically made and the visibility of the merchandise to the customer.

        Long-lived assets and identifiable intangibles.    TDI management evaluates the recoverability of long-lived assets and identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The evaluation is done at the lowest level of cash flows, which is typically at the individual store level. Cash flows expected to be generated by the related assets are estimated based on updated projections. If the evaluation indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the current business model. If different assumptions were made or different market conditions were present, any estimated potential impairment amounts could be different.

        Reserves and allowances.    The most critical reserves and valuation allowances for the Eckerd operations include reserves related to closed stores, insurance, income taxes and litigation. Based on an overall analysis of store performance and expected trends, management periodically evaluates the closing of under-performing stores. Reserves are established at the time of closure for the present value of any remaining lease obligations, or PVOL, net of estimated sublease income, severance and other exit costs, as prescribed by FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". Two key assumptions in calculating the reserve include the time frame expected to terminate lease agreements and estimations of other related exit costs. If different assumptions were used regarding the timing and potential termination costs, the resulting reserves could vary from recorded amounts. Reserves are reviewed periodically and adjusted when necessary. A provision is recorded for workers' compensation and general liability risk based on actuarial estimates of claims that have been reported, as well as those incurred but not yet reported, resulting from historical experience and current data. Total estimated claim amounts are discounted using a risk-free rate. Income taxes are estimated for each jurisdiction in which TDI operates. This involves assessing the current tax exposure together with temporary differences resulting from differing treatment of items for tax and accounting purposes. Any resulting deferred tax assets are evaluated for recoverability based on estimated future taxable income. To the extent that recovery is deemed not likely, a valuation allowance is recorded. Litigation reserves are established based on TDI management's best estimates of the company's potential liability for any legal proceedings and governmental inquiries associated with employment, pharmacy business practices and other matters. This estimate has been developed in consultation with in-house and outside counsel and is based upon a combination of litigation and settlement strategies. TDI management does not believe that these proceedings and inquiries, either individually or in the aggregate, will have a material adverse effect on Eckerd's financial position or results of operations.

  Results of Operations

        The following table highlights certain information regarding the Eckerd operations acquired by The Jean Coutu Group (PJC) Inc. on July 31, 2004 for the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002 and for the 26 weeks ended July 31, 2004 and July 26, 2003.

	Fiscal year ended			Twenty-six weeks ended
	January 31, 2004 (1)	January 25, 2003	January 26, 2002	July 31, 2004	July 26, 2003
	(unaudited) (dollars in thousands)
Operating results:
Revenues, net	$7,894,320	$7,598,305	$7,090,897	$3,823,057	$3,860,208
Gross profit	1,856,503	1,796,934	1,643,618	878,403	902,206
Selling, general and administrative expense	1,663,220	1,578,574	1,516,830	843,943	801,163
Other data (unaudited):
Sales percentage increase (decrease):
Total sales	3.9%	7.2%	7.2%	(1.0%)	2.5%
Comparable stores (calculated on a 52-week basis where applicable)	1.0	6.5	9.4	(2.3)	1.5
Front-end	(6.2)	1.2	0.9	(11.1)	(4.9)
Pharmacy	4.4	9.1	14.1	1.6	4.6
Amounts as a percentage of sales:
Gross profit	23.5%	23.6%	23.2%	23.0%	23.4%
Selling, general and administrative expense	21.1	20.8	21.4	22.1%	20.8

(1)
Represents a 53-week period.

  26 Weeks Ended July 31, 2004 Compared to the 26 Weeks Ended July 26, 2003

        Revenues, net.    Total revenues, net, decreased 1.0% to $3.823 billion for the 26 weeks ended July 31, 2004 from $3.860 billion for the 26 weeks ended July 26, 2003. For the 26 weeks ended July 31, 2004 comparable store total sales as compared to the 26 weeks ended July 26, 2003 decreased 2.3%

with pharmacy sales increasing 1.6% and front-end sales decreasing 11.1%. Total revenues, net, were negatively impacted in general, by general operating uncertainty surrounding the potential sale of the Eckerd stores. They were also impacted by the downward trending in the southeast region due to lower comparable store sales, which more than offset the improving comparable store sales in the New York region. Pharmacy sales as a percentage of all store sales increased to 72.8% for the 26 weeks ended July 31, 2004 from 70.4% for the 26 weeks ended July 26, 2003. Pharmacy sales to customers covered by third-party payor programs, such as managed care organizations, as well as government and private insurance, have continued to increase as a percentage of total pharmacy sales. Third-party payor pharmacy sales increased to 94.9% of total pharmacy sales for the 26 weeks ended July 31, 2004 from 94.2% for the 26 weeks ended July 26, 2003. The strongest front-end merchandise categories for the 26 weeks ended July 31, 2004 were health and small appliances and electronics.

        Gross profit.    Gross profit as a percentage of sales decreased to 23.0% for the 26 weeks ended July 31, 2004 from 23.4% for the 26 weeks ended July 26, 2003. The decline was caused principally by lower front-end margins as a result of lower availability of discretionary vendor allowances from vendors who were not willing to commit funds to TDI until the TDI sale transactions were finalized, offset by improved margins from lower promotional sales and slightly higher pharmacy margin due to successful control of product costs through improved management of purchasing of brand name and generic prescription drugs. Included in gross profit for the 26 weeks ended July 31, 2004 was a LIFO charge of $20 million compared to a $9 million LIFO inventory charge for the 26 weeks ended July 26, 2003. The higher LIFO inventory charge for the 26 weeks ended July 31, 2004 compared to the 26 weeks ended July 26, 2003 was primarily due to low inflation during the comparable period in 2003 for prescription drugs and over-the-counter products.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased 5.3% to $844 million for the 26 weeks ended July 31, 2004 from $801 million for the 26 weeks ended July 26, 2003. Selling, general and administrative expenses as a percentage of sales increased to 22.1% for the 26 weeks ended July 31, 2004 from 20.8% for the 26 weeks ended July 26, 2003. The increase in selling, general and administrative expenses was related principally to reduced sales leverage and increased expenses associated with new and relocated Eckerd stores, such as higher rent, depreciation and payroll expenses. During the 26 weeks ended July 31, 2004, 14 Eckerd stores were relocated and 26 stores were added.

  53 Weeks Ended January 31, 2004 Compared to the 52 Weeks Ended January 25, 2003

        Revenues, net.    Total revenues, net, increased 3.9% to $7.894 billion for the 53-week period ended January 31, 2004 from $7.598 billion for the 52-week period ended January 25, 2003. On a 52-week basis, total revenues, net, increased 2.1%. On a 52-week basis for the year ended January 31, 2004 comparable store total sales increased 1.0%, pharmacy sales increased 4.4% and front-end sales decreased 6.2%, each as compared to 52-week period ended January 25, 2003. Total revenues, net, were negatively impacted by general operating uncertainty surrounding the potential sale of the Eckerd stores, unfavorable front-end merchandise mix and competitor store openings. Pharmacy sales increases were negatively impacted by more than 300 basis points from a shift from branded prescription drugs to lower priced higher-margin generic prescription drugs and other changes in branded prescription drugs, such as Claritin®, that were made available over-the-counter. Pharmacy sales as a percentage of all store sales increased to 70.8% for the 53-week period ended January 31, 2004 from 68.6% for the 52-week period ended January 25, 2003. Pharmacy sales to customers covered by third-party payor programs, such as managed care organizations, as well as government and private insurance, have continued to increase as a percentage of total pharmacy sales. Third-party payor pharmacy sales increased to 94.3% of total pharmacy sales for the 53-week period ended January 31, 2004 from 93.7% for the 52-week period ended January 25, 2003. The strongest front-end merchandise categories for the

53-week period ended January 31, 2004 were over-the-counter products, seasonal items and small appliances and electronics.

        Gross profit.    Gross profit as a percentage of sales decreased to 23.5% for the 53-week period ended January 31, 2004 from 23.6% for the 52-week period ended January 25, 2003. The decline was caused principally by front-end margin investments to drive sales, which did not produce results as anticipated, offset by more profitable generic prescription drug sales and improved inventory shrinkage trends. Included in gross profit for the 53-week period ended January 31, 2004 was a LIFO charge of $5 million compared to a $15 million LIFO inventory charge for the 52-week period ended January 25, 2003. The lower LIFO inventory charge for the 53-week period ended January 31, 2004 was primarily due to deflation in certain front-end merchandise categories.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased 5.4% to $1.663 billion for the 53-week period ended January 31, 2004 from $1.579 billion for the 52-week period ended January 25, 2003. Selling, general and administrative expenses as a percentage of sales increased to 21.1% for the 53-week period ended January 31, 2004 from 20.8% for the 52-week period ended January 25, 2003. On a 52-week basis, selling, general and administrative expenses increased 3.9% for the year ended January 31, 2004 from the year ended January 25, 2003, and such expenses were unchanged as a percentage of sales for the same comparative periods. The increase in selling, general and administrative expenses was related principally to higher rent and depreciation expense associated with new, relocated and remodeled stores. During the 53-week period ended January 31, 2004, 163 Eckerd stores were remodeled and 105 stores were added or relocated. Other factors contributing to the increase in selling, general and administrative expenses were increased advertising costs resulting from promotional efforts to drive front-end sales.

  Fiscal Year Ended January 25, 2003 Compared to the Fiscal Year Ended January 26, 2002

        Revenues, net.    Total revenues, net, increased 7.2% to $7.598 billion for the fiscal year ended January 25, 2003 from $7.091 billion the fiscal year ended January 26, 2002. On a comparable store basis, for the fiscal year ended January 25, 2003, total sales increased 6.5%, pharmacy sales increased 9.1% and front-end sales increased 1.2%, each as compared to the fiscal year ended January 26, 2002. The rollout of the new reconfigured drugstore format, along with more competitive everyday pricing, supported by a more effective marketing program contributed to the comparable store sales gain. Total revenues, net, were negatively impacted by competitor store openings. Pharmacy sales increases were negatively impacted by more than 200 basis points from a shift from branded prescription drugs to lower priced higher-margin generic prescription drugs and other changes in branded prescription drugs, such as Claritin®, that were made available over-the-counter, reduced sales of estrogen, as well as a general slowdown in consumer spending. Pharmacy sales as a percentage of all store sales increased to 68.6% for the fiscal year ended January 25, 2003 from 67.3% for the fiscal year ended January 26, 2002. Pharmacy sales to customers covered by third-party payor programs, such as managed care organizations, as well as government and private insurance, have continued to increase as a percentage of total pharmacy sales. Third-party payor pharmacy sales increased to 93.7% of total pharmacy sales for the fiscal year ended January 25, 2003 from 92.5% for the fiscal year ended January 26, 2002. The strongest front-end merchandise categories were household products, beverages, baby and hygiene products, seasonal items, over-the-counter products and consumables.

        Gross profit.    Gross profit as a percentage of sales increased to 23.6% for the fiscal year ended January 25, 2003 from 23.2% for the fiscal year ended January 26, 2002. The increase was caused principally by a continuing shift to more profitable generic prescription drug sales, improved inventory shrinkage trends, good sell through of holiday merchandise, a better product mix and improved procurement practices, offset by a more competitive promotional environment and implementation of more competitive everyday pricing throughout the Eckerd operation. Included in gross profit for the fiscal year ended January 25, 2003 was a LIFO charge of $15 million compared to a $31 million LIFO inventory charge for the fiscal year ended January 26, 2002. The lower LIFO inventory charge for the fiscal year ended January 25, 2003, was primarily due to deflation in certain front-end merchandise categories and declines in inventory levels. The $31 million LIFO charge in the fiscal year ended January 26, 2002, was due primarily to price inflation with respect to prescription drugs.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased 4.1% to $1.579 billion for the fiscal year ended January 25, 2003, from $1.517 billion for the fiscal year ended January 26, 2002. Selling, general and administrative expenses as a percentage of sales decreased to 20.8% for the year ended January 25, 2003 from 21.4% for the fiscal year ended January 26, 2002. The decrease in selling, general and administrative expenses as a percentage of sales was related principally to efficiencies generated by implementation of a reconfigured Eckerd drugstore format, elimination of redundancies in back office operations, more efficient distribution and the in-sourcing of information technology, as well as leverage generated by higher sales. Also included in selling, general and administrative expenses for the fiscal year ended January 25, 2003, was a $6 million gain for the Eckerd stores for its co-plaintiff position in an antitrust settlement relating to litigation with manufacturers..

Business acquisition—Eckerd

        On July 31, 2004, we completed our acquisition of the Eckerd stores and related assets, including the Eckerd trade name, from TDI for a net cash purchase price of $2.375 billion, plus a preliminary working capital adjustment of $112.5 million and transaction costs of $31.2 million, for a total acquisition cost of $2.519 billion. Please refer to Note 12 of our unaudited interim consolidated financial statements for the periods ended August 28, 2004 and August 31, 2003, pertaining to the Eckerd Acquisition.

        The preliminary allocation of the Eckerd Acquisition purchase price indicated below was determined based on available information and preliminary evaluations and is subject to change as new data become available and integration and restructuring strategies are implemented.

dollars in millions
Net assets acquired
Non-cash working capital items	$780.3
Capital assets	858.0
Intangible assets	767.6
Goodwill	621.1
Future income tax liabilities	(372.0)
Other liabilities	(140.5)

Net non-cash assets acquired	$2,514.5
Cash and cash equivalents	4.2

Net assets acquired	$2,518.7

Cash consideration	$2,518.7

        The Eckerd Acquisition and the repayment of the $195 million in existing indebtedness was financed in the following manner:

        Debt financing consisting of senior secured credit facilities in the amount of $1.7 billion as follows:

  •
  a five-year revolving credit facility of up to $350 million bearing interest at an applicable base rate plus a variable margin;

  •
  a five-year variable-rate term loan A facility in the amount of $250 million bearing interest at an adjusted eurodollar rate plus a variable margin (which margin was 4.00% as of August 28, 2004),

    repayable in quarterly installments, subject to certain exceptions in the first and last years of the facility, at a rate of 5% based on the original loan balance in our first fiscal year, 15% in our second fiscal year, 20% in our third fiscal year, 25% in our fourth fiscal year and 35% thereafter; and

  •
  a seven-year term loan B facility in the amount of $1.1 billion bearing interest at an adjusted eurodollar rate plus a variable margin (which margin was 3.75% as of August 28, 2004), repayable in quarterly instalments based on yearly tranches of 1% of the original loan balance over the first six years with the balance owing in 2011. We have to make mandatory prepayments under certain circumstances as described under "Description of Other Indebtedness—Prepayments".

See "Description of Other Indebtedness".

        A $1.2 billion notes offering comprised of:

  •
  $350 million of senior notes, bearing interest at 7.625% and maturing on August 1, 2012; and

  •
  $850 million of senior subordinated notes, bearing interest at 8.5% and maturing August 1, 2014.

See "Description of Senior Notes" and "Description of Senior Subordinated Notes".

Liquidity and Capital Resources

        As of August 28, 2004, our total indebtedness was approximately $2.6 billion, the key elements of which are described in "Business Acquisition—Eckerd". As a result of the Eckerd Acquisition and related financings, we have significant debt service obligations, including interest, in future years. Interest expense related to our senior secured credit facilities, the notes, existing capital leases and the amortization of financial expenses will be approximately $43.3 million for the fiscal year ended May 28, 2005. See "Risk Factors—Risks Relating to the Notes".

        Current ratings for our senior secured credit facilities and the notes as confirmed by Standard & Poor's Corporation and Moody's Investors Service are as follows:

	S&P	Moody's
Senior secured credit facilities	BB	B1
Senior notes	B	B2
Senior subordinated notes	B	B3

        Our senior secured credit facilities require that we comply on a quarterly basis with certain financial covenants, including a maximum leverage ratio test and minimum fixed charge coverage ratio test. In addition, our senior secured credit facilities contain various restrictive covenants prohibiting us from among other things, prepaying, redeeming or purchasing certain indebtedness, including the notes. Our ability to comply with these covenants and requirements may be affected by events beyond our control, and we may have to curtail some of our operations and growth plans to maintain compliance. If we fail to perform our obligations under, or fail to meet the conditions of, our senior secured credit facilities or if payment creates a default under the senior secured credit facilities, we will be prohibited from making any payment with respect to the notes (including payments of interest). See "Description of Other Indebtedness".

        The indentures governing the notes, among other things, restrict our ability to (i) incur additional indebtedness, (ii) pay dividends on, redeem or repurchase our capital stock, (iii) make investments, (iv) engage in transactions with affiliates, (v) create certain liens, (vi) sell assets, (vii) in the case of our subsidiaries, guarantee indebtedness, (viii) issue or sell subsidiary preferred stock, (ix) create restrictions on the ability of restricted subsidiaries to pay dividends, (x) enter into sale and leaseback transactions, (xi) create unrestricted subsidiaries, and (xii) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis. These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs. These covenants are subject to certain important exceptions. For more information, see "Description of the Senior Notes" and "Description of the Senior Subordinated Notes".

        There are 111 Eckerd stores in various stages of development that we expect to open at various times prior to June 2006. These store openings will require significant capital expenditures.

        We had $101.6 million of cash as of August 28, 2004. In addition, we had access to an unused borrowing capacity of up to $337.2 million (net of $12.8 million of outstanding letters of credit) under our five-year revolving credit facility put in place in connection with the Eckerd Acquisition. We believe that these funds should provide us with sufficient liquidity and capital resources to meet our current and future financial obligations, as well as to provide funds for our financing requirements, capital expenditures, new store openings and other needs, for the foreseeable future. Despite our expectations, however, due to declines in our business or other items described under "Risk Factors", we may not have sufficient funds to satisfy our debt and other obligations. As a result, we may require additional equity or debt financing to meet our financing requirements or may be required to change our business plan or sell off assets. Due to our highly leveraged financial position following the Eckerd Acquisition, future financing may not be available when required or may be available only on terms unsatisfactory to us.

  Further Discussion of Financial Statement Cash Flow Items

  The Jean Coutu Group (PJC) Inc.

        The discussion below addresses The Jean Coutu Group (PJC) Inc. independent of and without reference to the cash flows of Eckerd, except for discussion with respect to the 13 week period ended August 28, 2004, which period includes the cash flows of Eckerd for the period August 1, 2004, to August 28, 2004. We generate cash flows from (i) the sale of prescription drugs and front-end merchandise at our corporate-operated stores, (ii) the sale of inventory and the leasing of store locations to our PJC franchisees, (iii) the receipt of franchise royalties from our PJC franchisees and (iv) the leasing of other real estate to non-PJC franchisees. Our primary uses of cash are (i) the purchase of products and services for resale, (ii) operating expenses, (iii) general and administrative expenses, (iv) debt service, (v) real estate investments and (vi) capital expenditures relating to renovating older stores, opening new stores and replacement of certain equipment. Generally, we have financed our capital expenditures, working capital requirements and smaller acquisitions through a combination of cash flows from operations and an operating line of credit. We have financed our larger acquisitions with long-term borrowings and, directly or indirectly, with the proceeds of equity offerings.

        Cash flows from operating activities.    Cash flows used in operating activities were $92.4 million for the 13-week period ended August 28, 2004, compared to cash flows of $21.8 million in the corresponding period of the previous fiscal year. During the 13-week period ended August 28, 2004, we used $138.8 million for non-cash assets and liability items, of which $111.3 million was invested in our U.S. network working capital subsequent to the Eckerd Acquisition. These monies which were related to transition issues and other adjustments were subsequently collected from J.C. Penney, CVS and other third parties after the August 28, 2004 quarter-end date. Cash flows provided by operating activities were $185.9 million for the year ended May 31, 2004, compared with $104.9 million in fiscal 2003. This increase includes the receipt of $44.1 million of sales taxes due to the deferral of a Canadian input tax credit claim. The changes in working capital of $24.1 million for the year ended May 31, 2004 compared to the use of funds of $57.4 million for same period in 2003 were primarily due to the deferral of an input tax credit claim explained above. Cash flows provided by operating activities were $104.9 million for the fiscal year ended May 31, 2003, an increase of $34.8 million over the $70.1 million cash flows provided by operating activities in the prior year. The increase in fiscal 2003 was derived from additional profits resulting from the acquisitions made in fiscal 2003, the inclusion of a full year of operations for the acquisitions of 80 Osco stores made in fiscal 2002 and improved operating performance. The investments in working capital of $57.4 million for the fiscal year ended May 31, 2003 compared to $43.1 million for prior year were primarily due to the deferral of an input tax credit claim explained above.

        Cash flows from investing activities.    Cash flows from investing activities was at $2.603 billion for the 13-week period ended August 28, 2004 compared with $24.7 million for the corresponding period in 2003. $2.515 billion was used to acquire the Eckerd drugstore operations during the 13-week period ended August 28, 2004. We invested $20.6 million in capital assets compared with $16.6 million in the corresponding quarter of the previous year. Cash flows from investing activities was $91.8 million for the year ended May 31, 2004, compared with $98.7 million in fiscal 2003 and $217.3 million in fiscal 2002. Our Canadian and U.S. operations invested similar amounts in their respective activities during the year ended May 31, 2004. Canadian investments in capital assets amounted to $31.1 million during the year ended May 31, 2004, compared with $38.3 million for fiscal 2003 and $28.5 million in fiscal 2002. Our U.S. operations invested $42.9 million in capital assets during the year ended May 31, 2004, primarily with respect to improvements at our Brooks stores, as compared to $55.8 million in fiscal 2003 and $37.5 million in fiscal 2002.

        Cash flows from financing activities.    During the 13-week period ended August 28, 2004, we generated $2.780 billion in cash flows from financing activities compared to a use of cash flows of $4.7 million for the corresponding period in 2003. During the 13-week period ended August 28, 2004, we established credit facilities to fund the Eckerd Acquisition. This resulted in a $2.365 billion net increase in long-term debt as compared to the corresponding period in 2003. During the 13-week period ended August 28, 2004, we sold 33.35 million Class A Subordinate Voting Shares at a price of CDN$17.45 per share for net proceeds of CDN$565.9 million, or $425.6 million. During the year ended May 31, 2004, we used cash flows totaling $72.0 million, of which $21.3 million was used to repay long term debt, $32.4 million to repay bank loans and $20.3 million for dividends. In the fiscal year ended May 31, 2003, we used net cash flows of $20.1 million to reduce long term debt of $21.7 million and to pay $17.8 million in dividends. During the fiscal year ended May 31, 2003, the increase on bank loans generated funds of $15.5 million. In the fiscal year ended May 31, 2002, we generated net cash flows from financing activities of $141.4 million from an additional $230.0 million in long-term borrowings and the changes in bank loans generated $13.0 million, offset in part by repayment of long-term debt of $91.6 million and the payment of $13.6 million in dividends.

  Eckerd—Historical

        Eckerd generated cash flows from the sale of prescription drugs and front-end merchandise. Eckerd's primary uses of cash were for purchases of products and services for resale, operating expenses, general and administrative expenses, debt service, and capital expenditures relating primarily to relocation of older Eckerd stores and the opening new Eckerd stores and replacement of certain equipment. Generally, Eckerd finances its capital expenditures, working capital requirements and smaller acquisitions through a combination of cash flows from operations and intercompany borrowings from an affiliate of J.C. Penney Corporation, Inc. when needed.

        Cash flows from operating activities.    For the 53 weeks ended January 31, 2004, Eckerd generated cash flows from operating activities of $312 million compared to $374 million for the fiscal year ended January 25, 2003. The reduction in cash flow from operating activities was primarily due to lower net income of $104 million for the 53 weeks ended January 31, 2004 compared to $123 million for the fiscal year ended January 25, 2003 and an increase in working capital items (primarily from a smaller increase in accounts payable).

        Cash flows from investing activities.    Cash flows used in investing activities at Eckerd were $235 million for the 53 weeks ended January 31, 2004 compared to $189 million for the fiscal year ended January 25, 2003. Uses of cash were primarily for $247 million in capital expenditures, offset by $5 million in proceeds from the sales of assets and $8 million in proceeds from sale-leaseback transactions, for the 53 weeks ended January 31, 2004 compared to $192 million of capital expenditures, offset by $3 million in proceeds from the sales of assets, for the fiscal year ended January 25, 2003. Eckerd capital expenditures included prescription file acquisitions, the drugstore reconfiguration program, the completion of the warehouse distribution network and technology enhancements, and primarily the relocation and addition of new Eckerd stores.

        Cash flows from financing activities.    Cash flows used in financing activities were $78 million for the 53 weeks ended January 31, 2004 compared to $185 million for the fiscal year ended January 25, 2003. Uses of cash were primarily for $65 million of distributions (which includes repayment of intercompany borrowings) to J.C. Penney Corporation, Inc. and the repayment of $13 million of capital leases for the 53 weeks ended January 31, 2004 compared to $181 million in distributions to J.C. Penney Corporation, Inc. and the repayment of $4 million of capital leases for the fiscal year ended January 25, 2003, respectively.

  Issuance of Capital Stock

        During the 13-week period ended August 28, 2004, we sold 33.35 million Class A Subordinate Voting Shares at a price of CDN$17.45 per share for net proceeds of CDN$565.9 million or $425.6 million. In addition, 805,300 Class A Subordinate Voting Shares were issued upon the exercise of stock options. These transactions brought the total number of outstanding Class A Subordinate Voting Shares to 140,828,810 as at August 28, 2004. There were 120,250,000 Class B Shares outstanding as at August 28, 2004.

  Contractual Obligations and Commercial Commitments

        Set out below are two tables, the first is a summary of the material contractual cash obligations of The Jean Coutu Group (PJC), Inc. as of May 31, 2004 for the periods indicated under our long-term debt, long-term leases and purchase commitments after giving effect to the Eckerd Acquisition (other than the assumption of Eckerd-only obligations), the issuance of the notes, the funding of our senior secured credit facilities. The second includes the addition of the Eckerd material cash obligations as of July 31, 2004 assumed by us in the Eckerd Acquisition with respect to long-term leases. See "Description of Other Indebtedness".

	Fiscal years ended May
Without Assumed Eckerd Obligations	2005	2006-2007	2008-2009	2010 and thereafter	Total
	(dollars in thousands)
Long-term debt	$22,123	$110,830	$134,737	$2,288,375	$2,556,065
Capital lease obligations	490	580	124	—	1,194
Operating lease obligations	44,629	73,490	52,565	112,608	283,292
Purchase commitments	49,739	—	—	—	49,739

Total	$116,981	$184,900	$187,426	$2,400,983	$2,890,290

	Fiscal years ended May
Including Assumed Eckerd Obligations	2005	2006-2007	2008-2009	2010 and thereafter	Total
	(dollars in thousands)
Long-term debt	$22,123	$110,830	$134,737	$2,288,375	$2,556,065
Capital lease obligations	8,434	10,304	3,068	—	21,806
Operating lease obligations	267,102	586,428	523,911	2,292,336	3,669,777
Purchase commitments (1)	49,739	—	—	—	49,739

Total	$347,398	$707,562	$661,716	$4,580,711	$6,297,387

(1)
Any contracts with service and product suppliers that include commitments to purchase minimum levels of products and services with respect to the Eckerd operations assumed or renegotiated in connection with the Eckerd Acquisition may be accounted for by us in the future as purchase commitments. Any such commitments could be significant. We have not yet made any such determination with respect to any such assumed or renegotiated contract.

        Long-term debt.    The majority of our long-term debt existing prior to the Eckerd Acquisition was repaid in connection with the Eckerd Acquisition. See "Description of Other Indebtedness".

        Capital lease obligations.    We have generally not used capital leases as a means of financing. We have capital leases for certain store and operating equipment. The information listed in the above table includes interest obligations under such capital lease obligations.

        Operating lease obligations.    We lease a substantial portion of our real estate using conventional operating leases. Generally our real estate leases in Canada are for primary terms of 10 years and in the United States for primary terms of 10 to 20 years, in both cases, with options to renew.

        Purchase commitments.    We have entered into various contracts with service and product suppliers that include commitments to purchase minimum levels of products and services, including commitments related to specific products, and real estate construction.

        Guarantees and buyback agreements.    We have guaranteed reimbursement of certain bank loans contracted by some of our Canadian franchisees to a maximum amount of $7,753,000 as of August 28, 2004. We are also committed to financial institutions to purchase the equipment and inventories of some of our Canadian franchisees. As of August 28, 2004, the maximum value of the equipment and inventories buyback agreements was approximately $22,212,000 and $50,738,000, respectively.

        Indemnification obligations.    In connection with the Eckerd Acquisition, we entered into certain indemnification obligations that are more fully described in Note 8 to our consolidated financial statements for the periods ended August 28, 2004 and August 31, 2003 included elsewhere in this prospectus.

        Commitments and contingencies.    There are various legal proceedings and claims pending against us, most of which are with respect to Eckerd, that are common to our operations for which, in some instances, no provision has been made. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material and adverse to our business or operations.

        We are covered by insurance policies that carry deductibles. At this time, we believe that we are adequately covered through the combination of insurance policies and self-insurance. Future losses which exceed insurance policy limits or, under adverse interpretations if any, are excluded from coverage

Quantitative and Qualitative Disclosures about Market Risk

  Interest Rate Risk

        We are exposed to market risk relating to changes in interest rates relating to our variable rate debt. We have a significant amount of debt, $1.4 billion of which bears interest at floating rates. Our total annual interest expense on a pro forma basis with respect to the variable rate debt is approximately $52.6 million.

        We have an interest rate swap contract at a fixed interest rate of 4.34% maturing in January 2005 as a hedge against interest rate fluctuations on a term loan which was repaid as part of the Eckerd Acquisition financing, which amounted to $180 million as at July 31, 2004. During the 13 weeks ended August 28, 2004, we recorded an unrealized loss on this contract in the amount of $2.2 million.

        Subsequent to the 13 weeks ended August 28, 2004, we entered into two interest rate swap transactions to fix the adjusted eurodollar rate at 4.11% per year on $100 million of our seven-year term loan B facility of $1.1 billion due in 2011. These transactions qualify for hedge accounting.

  Foreign Exchange Risk

        Our revenues are earned in U.S. and Canadian dollars whereas our credit facilities are denominated in U.S. dollars only. Fluctuations in U.S. and Canadian exchange rates could therefore expose us to currency risks.

Seasonality

        Weather conditions can have an impact on our retail sales. Because the weather conditions have an effect on the health of the population in general, our retail sales and those of our franchisees are impacted. For example, the cold season brings an increase in sales of cold and flu medication whereas the warm weather generates sales of allergy medication and sun care. Moreover, the different holidays like Christmas, Easter, Thanksgiving, Valentine's Day, Mother's Day and Father's Day have a positive impact on our retail sales and those of our franchisees. Christmas generates the largest amount of retail sales.

Related Party Transactions

        Our operations include transactions with two related parties with significant influence on the operations of our company. Jean Coutu, our founder and Chairman of the Board, owned one PJC franchise as of August 31, 2003. François J. Coutu, our President and Chief Executive Officer, owned four PJC franchises as of at August 31, 2003 and one as of August 28, 2004.

        The transactions between us and these related parties have been executed in the normal course of business and measured at the exchange amount.

Differences Between Canadian GAAP and U.S. GAAP

        Our consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The material differences, as they relate to our results of operations and financial position, are summarized below.

        Amortization.    Under Canadian GAAP, we depreciated our real estate buildings held for leasing using the compounded interest method until May 31, 2004. Effective June 1, 2004, we adopted the Canadian Institute of Chartered Accountants, or CICA, Section 1100, with the result that the compounded interest method of amortization is no longer used. Accordingly, we now amortize building costs of buildings held for leasing on a straight line basis over their useful lives. This amortization method under Canadian GAAP is equivalent to practices under U.S. GAAP. This accounting policy was adopted on a prospective basis. Under U.S. GAAP, the company has always recorded amortization using the straight-line method.

        Recording of certain consideration received by a vendor.    Effective June 1, 2004, we adopted for Canadian GAAP purposes, the provisions of the Emerging Issues Committee Abstract 144 (EIC-144), "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". EIC-144 was applied retroactively to all financial statements presented for comparative purposes. Under U.S. GAAP, the provisions of EITF No. 02-16, "Accounting by a Customer Including a Reseller for Certain Consideration Received from a Vendor" were applied effective January 1, 2003 as a cumulative effect catch-up adjustment.

        See Note 26 to our consolidated financial statements for the years ended May 31, 2004, 2003 and 2002 and Note 14 to our unaudited interim consolidated financial statements for the periods ended

August 28, 2004 and August 31, 2003 included elsewhere in this prospectus for a further discussion of the material differences between U.S. and Canadian GAAP.

Changes in Accounting Policies

        Incentives paid to franchisees.    During the fourth quarter of the year ended May 31, 2004, we changed our basis of accounting for banner development costs. Banner development costs were previously considered indefinite life intangible assets and therefore not subject to amortization. Banner development costs are now considered deferred costs representing incentives paid to franchisees. These costs are amortized over a ten-year period and are applied against royalties included in other revenues. This change in accounting policy was applied retroactively and a full description is included in Note 2 to our consolidated financial statements included elsewhere in this prospectus.

        Recording of certain consideration received by a vendor.    In January 2004, the Emerging Issues Committee of the CICA, or the EIC, released Abstract 144 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received From a Vendor", or EIC-144. EIC-144 specifies the accounting methods to be applied to certain consideration received from a vendor. EIC-144 is to be applied retroactively to all financial statements for annual and interim periods ending after August 15, 2004. We applied this new recommendation on June 1, 2004. The impact of this new recommendation is discussed in Note 2 to our consolidated financial statements included elsewhere in this prospectus.

        Asset retirement obligations.    In March 2003, the CICA issued Handbook Section 3110, "Asset Retirement Obligations", which is effective for fiscal years beginning on or after January 1, 2004 with retroactive restatement. This new standard provides for the recognition, measurement and disclosure of liabilities for asset retirement obligations and associated retirement costs. The adoption of CICA 3110 had no material impact on our financial position or results of operations.

        Derivative financial instruments and hedging.    On June 1, 2001, we adopted the provisions of SFAS No. 133 under U.S. GAAP, as amended by SFAS No. 138. SFAS No. 133 requires that derivatives be recorded on a company's balance sheet as assets and liabilities at their fair value. Gains and losses resulting from changes in values of these derivatives are accounted for depending on the use of the derivative and whether they qualify for hedge accounting. Prior to June 1, 2004 under Canadian GAAP, such changes in fair value were not recognized or accounted for. On June 1, 2004, under Canadian GAAP, we adopted Accounting Guideline 13 "Hedging Relationships", or AcG 13, and EIC Abstract 128, "Accounting for Trading, Speculative or Non-Hedging Derivative Financial Instruments". Under Canadian and U.S. GAAP, gains or losses resulting from changes in the values of these derivatives are accounted for depending on the use of the derivative and whether they qualify for hedge accounting.

        Impairment of long-lived assets.    On June 1, 2003, we adopted the new recommendations of CICA Handbook Section 3063. Under this standard, when the carrying amount of a long-lived asset exceeds the sum of the expected undiscounted cash flows, an impairment loss is recognized. The implementation of this recommendation has had no impact on the net book value of our capital assets.

        Reporting drop shipment revenue net.    During the fiscal year ended May 31, 2003, we retroactively adopted the new recommendations of EIC Abstract 123 "Reporting revenue gross as a principal versus net as an agent", or EIC-123. EIC-123 specifies that we are required to report our transactions resulting from merchandise shipped directly to the franchisees by other suppliers, but charged to us and recharged to the franchisees on a net basis. Previously, these transactions were reported gross in our sales and in cost of goods sold. The impact of these recommendations is to decrease our sales and cost of goods sold by $68,618,000 and $56,685,000 for the years ended May 31, 2003 and 2002 respectively. The application of these recommendations has no impact on our net income.

        Stock-based compensation.    Under Canadian GAAP, on June 1, 2003, we prospectively adopted the new recommendations of the CICA Handbook Section 3870. Under this standard, all stock awards are accounted for using the fair value method of accounting. According to that method, awards of stock options are measured on grant date using the fair value method and expensed and credited to contributed surplus over the vesting period. This credit is reclassified as capital stock when the options are exercised. The effect of these recommendations has been a decrease in our net income and an increase in contributed surplus of $188,000 for the year ended May 31, 2004. Effective June 1, 2003, we also adopted fair value accounting for stock-based compensation for U.S. GAAP purposes consistent with SFAS No. 123 "Accounting for Stock-Based Compensation" using the prospective method with guidance provided by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure". As a result, commencing with options granted after May 31, 2003, we expense the fair value of stock options issued to employees over the related vesting period. See Notes 2 and 26 to our consolidated financial statements for the years ended May 31, 2004, 2003 and 2002 and Note 14 to our unaudited interim consolidated financial statements for the periods ended August 28, 2004 and August 31, 2003 included elsewhere in this prospectus for more detail on stock-based compensation.

Recently Issued Accounting Standards

        In August 2001, FASB Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", or SFAS No. 144, was issued. SFAS No. 144 which addresses financial accounting and reporting for impairment of long-lived assets and for long-lived assets to be disposed of, supercedes FASB Statement No. 121 covering the same issue and is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on our consolidated results of operations or financial position.

        In April 2003, FASB Statement No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", or SFAS No. 149, was issued. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. We adopted SFAS No. 149 on July 1, 2003 on a prospective basis in accordance with the new statement. The adoption of SFAS No. 149 did not have a material impact on our financial condition or results of operations.

        In June 2003, the CICA issued Accounting Guideline 15 "Consolidation of Variable Interest Entities", or AcG-15. AcG-15 addresses the consolidation of variable interest entities, or VIEs, to which current consolidation conditions do not apply since the VIEs have no voting interests or are otherwise not subject to control on the basis of ownership of voting interests. Existing non-consolidated VIEs must be consolidated by their primary beneficiary. AcG-15 is expected to be effective for annual and interim financial reporting periods beginning on or after November 1, 2004. The adoption of AcG-15 will not result in a material impact on our financial condition or results of operations.

BUSINESS

Overview

        We are the fourth largest drugstore chain in North America and the second largest in both the eastern United States and in Canada with a store network comprised of 2,209 stores. Our store network includes 1,888 corporate-operated stores under our Brooks and Eckerd banners, located throughout 18 states in the eastern United States, and 321 franchised stores under our PJC banners, including PJC Jean Coutu and PJC Clinique, located in three Canadian provinces. On a pro forma basis as of December 31, 2003, our Brooks stores and Eckerd stores had a number one or two market position in approximately 61% of the United States markets in which the stores operate and our PJC franchised stores had the number one market position in Quebec, the key Canadian market in which we operate. We provide our customers with high-quality, professional pharmacy services together with a wide variety of non-prescription, or front-end, products, including beauty, cosmetic and fragrance products, over-the-counter medications, personal care products, private label products, as well as consumable, seasonal and promotional items tailored to local consumer demand for convenience and quality. We believe our stores are generally located in prime retail locations making us among the most convenient drugstore chains in North America. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our consolidated pro forma revenues, adjusted EBITDA and net income (loss) were approximately $10.9 billion and $2.6 billion, $595.2 million and $101.7 million, and $79.6 million and $(1.7) million, respectively. Our Class A Subordinate Voting Shares trade on the Toronto Stock Exchange under the symbol "PJC.SV.A" and, as of November 23, 2004, our market capitalization was approximately $3.8 billion, based on the last reported sales price of our Class A Subordinate Voting Shares.

        We believe that our acquisition on July 31, 2004 of the Eckerd network of stores in the northeastern, mid-Atlantic and southeastern United States, referred to as the Eckerd Acquisition, added a strong, well-recognized store banner to our portfolio, expanded our store network and significantly increased our geographic diversification. We believe the geographic footprint of our Eckerd stores is attractive for drugstore operations due to its favorable demographics as well as high population-density consumer markets that are similar in many respects to those in our Brooks geographic markets. Our Eckerd stores are similar to our Brooks stores in terms of size and format and have benefited from significant recent capital investments, which we believe will facilitate integration with our existing U.S. operations. Furthermore, the Eckerd Acquisition significantly increased the scale of our operations, which we believe will provide us with several important benefits, including more favorable purchasing terms from suppliers.

        We believe that we differentiate our U.S. corporate-operated drugstore operations through our:

  •
  drugstore operational expertise,

  •
  sophisticated technology and systems,

  •
  streamlined management structure,

  •
  focus on higher-margin front-end merchandise, and

  •
  commitment to customer care and service.

        We believe we will improve the overall operating and financial performance of our Eckerd stores by applying to them the business model used at our Brooks stores.

        Our company was founded in Montreal, Quebec in 1969 by Jean Coutu, our Chairman of the Board, and in 1973 we established our Canadian franchise system. We have since become the franchisor and warehouse supplier of the second largest chain of drugstores in Canada with 321 stores. We entered the U.S. market in 1987 with one store and have since expanded our Brooks operations to 336 stores, primarily through acquisitions. On July 31, 2004, we completed the Eckerd Acquisition, adding 1,549 stores (store count as of July 31, 2004) to our U.S. corporate-operated store network. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our Canadian franchisor and warehouse supplier operations generated revenues, EBITDA and operating income of approximately $1.2 billion and $312.7 million, $135.0 million and $32.3 million, and $122.8 million and $29.2 million, respectively, and our U.S. operations (Brooks and Eckerd) generated combined pro forma revenues, adjusted EBITDA and operating income (loss) of approximately $9.7 billion and $2.3 billion, $458.6 million and $69.4 million, and $229.8 million and $(1.7) million, respectively. The foregoing amounts for the fiscal year ended May 31, 2004 are presented before the effect of the pro forma adjustments related to purchase accounting in connection with the Eckerd Acquisition. Our Canadian operations are headquartered in Longueuil, Quebec and our U.S. operations are headquartered in Warwick, Rhode Island.

Business Strengths

        Significant Scale, Leading Market Position, Extensive Geographic Footprint and Well-Recognized Store Banners.    Our store network has significant scale, a leading market position in the eastern United States and Canada, and an extensive geographic footprint. We believe our well-recognized store banners, including PJC Jean Coutu, PJC Clinique, Brooks and Eckerd, have established reputations for convenience, professionalism and excellence in pharmacy services, front-end product selection and value, as well as customer service, that help us to differentiate our stores from those of our competitors and to increase our large base of loyal customers. We believe that the geographic diversity of our network throughout 18 states in the eastern United States and three eastern Canadian provinces reduces our exposure to adverse local or regional market conditions.

        Modern Store Base in Favorable Locations.    We believe that our PJC, Brooks and Eckerd stores are high-quality stores in strategic locations. We choose our store sites selectively to maximize store traffic and visibility and we work to manage effectively the closure or relocation of under-performing stores. Furthermore, we believe our recently acquired Eckerd stores are especially attractive because there is virtually no geographic overlap with our U.S. Brooks store network. Also, our recently acquired Eckerd stores are located in markets with demographics and consumer habits similar to those in our existing markets. We believe that these similarities will enable us to successfully apply to our recently acquired Eckerd stores the extensive market knowledge and proven business model used at our Brooks stores.

        Substantial capital investments in our store network have been made in recent years. During the last five completed fiscal years, we have invested more than $128 million in the aggregate in our Brooks stores and approximately 53% of our PJC and Brooks stores have been either opened, renovated, relocated or remodeled. Significant investments also were made in our Eckerd stores prior to our acquisition. During Eckerd's last three completed fiscal years, there has been an aggregate of approximately $370 million invested in our Eckerd stores and approximately 65% of our Eckerd stores have been opened, reconfigured, relocated or remodeled.

        Differentiated U.S. Business Model.    We believe that our U.S. business model, which we intend to apply to our Eckerd stores, differentiates us in the following positive respects:

        Drugstore Operational Expertise.    We believe we have developed substantial drugstore operational expertise that enables us to efficiently match our product offerings to our customers' preferences. We employ this expertise throughout our product delivery chain, from supply and distribution of products to merchandising and marketing and ultimately to the sale of products to our customers. Our product delivery chain is maintained by experienced and well-trained store and management personnel. We have also developed substantial expertise in the selection of store locations and the development of store designs.

        Sophisticated Technology and Systems.    We have enhanced the efficiency of our operations through the use of technology, such as point of sale scanners, which enable us to perform in-depth analysis of and quick decision-making with respect to inventory and pharmacy and front-end sales. Further, we use our technology to refine our purchasing operations and work with our suppliers to tailor our merchandising, customize our shelf space to customer preferences and maximize in-stock positions of high-demand products in an effort to increase sales volume and gross margins. In addition, we have developed a sophisticated, proprietary pharmacy information and workflow system, known as Rx Pro in Canada and as Brooks Rx Care in the U.S. This system is designed to enable an efficient workflow process that optimizes pharmacy services with a focus on fast prescription filling, reduction in filling errors, and maximization of in-stock positions of high-demand prescription drugs.

        Streamlined Management Structure.    We have a relatively "flat", streamlined management structure. We maintain this management structure in order to expedite decision making, better address local demand for specific products and services and reduce corporate overhead expenses.

        Focus on Higher-Margin Front-End Merchandise.    We continuously refine our front-end product selection and quality in order to increase our sales of front-end merchandise. In particular, we are focused on continuing to increase our sales of higher-margin beauty and cosmetic products, over-the-counter medications, private label products and seasonal and other merchandise tailored to local tastes and demands, to further improve profit margins and differentiate our stores from those of our competitors.

        Commitment to Customer Care and Service.    We are committed to ensuring a highly-positive customer service experience at our stores. To this end, we strive to maintain optimal levels of courteous and professional staff members. The 2003 Third Annual Shopper Report, a U.S. consumer survey published by Chain Store Age and Capgemini, ranked our Brooks stores first in their New England area of operations in all categories, including ease of shopping, price and product assortment. We believe that our pharmacy information work flow system minimizes wait times for our pharmacy customers. Furthermore, in many of our stores we provide extended pharmacy hours, drive-through windows and prescription refills through the Internet or an interactive telephone system in response to customer demand for quality and convenience. In addition, we design the pharmacy area of our stores, including our patient consultation counters, to enhance the professional atmosphere of the pharmacy operations. It is our strategy to have our pharmacists become an integral part of the health care decision making process of our customers.

        Cash Flow Generation.    Our Canadian franchisor and warehouse supplier operations have provided us with strong cash flows. Given the significant market position of our PJC franchised stores in Quebec, we do not anticipate expanding our franchisee network during the next several years by more than 10 to 15 stores per year. As a result, and because our franchisees are responsible for funding their own capital improvements, we do not expect to make significant capital expenditures with respect to our Canadian operations during the next several years. Our Brooks stores have also generated cash flows, which typically have been used to reinvest in the Brooks business. With certain operational improvements at Eckerd, we expect to consistently generate cash flows from our Eckerd stores. During the next several years, we expect store expansion under either our Brooks or Eckerd banners to be limited to those stores that are currently committed to be opened. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our operations generated consolidated pro forma adjusted EBITDA of $595.2 million and $101.7 million, and net income (loss) of $79.6 million and $(1.7) million, respectively.

        Compelling Industry Fundamentals and Favorable Demographics.    We operate in the large and growing North American pharmacy industry, which we believe offers compelling industry fundamentals and favorable demographics. According to IMS Health, the compounded annual growth rate for total pharmaceutical sales (at actual prices) in the U.S. and Canada is projected to be approximately 11.7%

and 11.1%, respectively, for the period 2003 through 2008. We believe that several factors will contribute to this continued growth in total pharmaceutical sales, including increasing life expectancy, the aging "baby boom" generation, the addition of a Medicare prescription drug coverage benefit in the United States and increasing marketing and utilization of lifestyle prescription drugs. According to the National Ambulatory Medical Care Survey, approximately 49.0% of all prescriptions written in the U.S. in 2001 were for individuals 55 years old and older. According to IMS Health, an estimated 58.9% of all prescriptions filled in Canada in 2003 were for individuals 55 years old and older. According to the U.S. Census Bureau, in 2005 approximately 22.7% of the U.S. population, or approximately 67.5 million people, are expected to be 55 years old or older. This percentage of the total U.S. population is expected to grow to 29.5%, or 106.2 million people, by 2025. The Canadian population is also expected to age at an accelerated pace, with people 55 years old and older expected to represent 24.7% of the total Canadian population, or approximately 8.0 million people, by 2006 and 33.3%, or approximately 11.8 million people, by 2021, according to Statistics Canada.

        Experienced Management Team with a Proven Track Record.    Our company was founded in Quebec in 1969 by Jean Coutu, our Chairman of the Board. François Jean Coutu is the President and Chief Executive Officer of The Jean Coutu Group (PJC) Inc. and also manages our Canadian drugstore franchising and warehouse supplier business. Michel Coutu is the President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc. and manages our U.S. drugstore operations. Each of François Jean Coutu and Michel Coutu, who are sons of Jean Coutu, have worked in the retail drugstore business for more than 27 years. Mr. Jean Coutu and his family, directly or indirectly, hold shares of capital stock that represent approximately 48% of our outstanding equity.

        Our Canadian and U.S. senior management teams have developed extensive expertise in operating a chain of corporate-operated drugstores and in operating a drugstore franchisor and warehouse supplier business. The eight senior members of these teams have an average of 24 years of retail industry experience, including an average of 13 years with our company.

        Prior to the Eckerd Acquisition, we completed two significant U.S. acquisitions, adding 301 stores to our corporate-operated drugstore network, as well as several other smaller acquisitions. We believe we have consistently improved the performance of the stores we have acquired. Further, we believe that our management's experience in integrating large groups of stores into our existing network and improving the performance of acquired stores has been and will continue to be an important factor in our success.

Business Strategy

        We plan to continue to grow our business, improve our financial performance and enhance our reputation by implementing our business strategy, the key elements of which are:

        Apply Our Proven Business Practices to our Eckerd Stores.    Operating income as a percentage of sales at our Brooks stores has improved steadily in recent years as the result of implementation of business practices that stress merchandising excellence, convenient and efficient pharmacy services and patient care, private label sales initiatives and targeted marketing. On a 52-week basis for the 53 weeks ended January 31, 2004, adjusted EBITDA margin and operating margin at Eckerd were 4.6% and 2.2%, respectively, as compared to 6.4% and 4.6%, respectively, at Brooks for the year ended May 31, 2004. We intend to apply our proven Brooks business practices to, and implement certain operational improvements at, our Eckerd stores, which we believe will improve revenue growth and enable us to renew and enhance customer confidence in our Eckerd banner. The key elements of these business practices are set forth below.

        Convenient and Efficient Pharmacy Services.    We provide extended pharmacy hours in response to local customer demand. We believe pharmacy hours tailored to customer demand attracts customers and drives sales. We believe that our high-quality, convenient and professional pharmacy services enhance our reputation and increase customer loyalty. We intend to increase the number of extended-hour pharmacies, improve our in-stock positions of high-demand prescription drugs and reduce prescription fill times in our Eckerd stores to increase revenue. During the next few years, we also intend to convert the pharmacy operations in our Eckerd stores to our proprietary Brooks Rx Care pharmacy information and work flow system.

        Merchandising and Marketing Expertise.    We believe that the convenient locations and modern store base of our Eckerd store network holds the potential for increased customer traffic and provides an opportunity to increase sales of front-end merchandise. We intend to improve Eckerd's inventory management and product categories in order to offer a more targeted mix of products and services to our customers, including better management of seasonal items. In addition, we intend to improve Eckerd's operating margin by focusing on higher-margin front-end products, such as beauty and cosmetic products, over-the-counter medications and private label products, while de-emphasizing promotions of low-margin consumables. We further believe that we can reduce inventory shrinkage and streamline advertising cost at our Eckerd stores.

        Private Label Sales Initiatives.    Generally, sales of private label products provide us with higher margins than sales of similar brand name products. Eckerd carries approximately 2,000 private label products, which accounted for approximately 7.9% of Eckerd front-end sales for the 53 weeks ended August 28, 2004 while Brooks carries approximately 1,200 private label products, which accounted for approximately 9.8% of Brooks front-end sales for the 52 weeks ended August 28, 2004. We intend to focus significant marketing efforts to enhance the reputation of the private label products available at our Eckerd stores to drive sales of those higher-margin products.

        Efficient Overhead Structure.    We are focused on maintaining our efficient corporate overhead structure. At Brooks, expenses not incurred at the store level, which are referred to as corporate support expenses and includes corporate headquarters and distribution center expenses, as a percentage of sales was approximately 2.8% for the fiscal year ended May 31, 2004. Despite Eckerd's larger scale, we believe comparable corporate support expenses, which would also include local and regional office expenses, as a percentage of sales are significantly higher at Eckerd. Although we may not be able to reduce combined corporate support expenses as a percentage of sales to the current Brooks level, we are committed to streamlining the Eckerd overhead structure and optimizing our overall corporate support expenses as a percentage of sales.

        Leverage Supplier Relationships.    We maintain strong relationships with our front-end merchandise and prescription drug suppliers. As the fourth largest drugstore chain in North America and the second largest in both the eastern United States and in Canada, we represent an attractive distribution channel to suppliers due to our scale, broad geographic presence and our proven ability to grow merchandise and prescription drug sales. In addition, we believe our size and management expertise will provide us with competitive advantages, particularly with respect to merchandising, operations and purchasing.

        Expand and Maintain Canadian Initiatives.    In Canada, we have additional business strategies that, because of cultural, market, regulatory and other differences, are not applicable to our U.S. operations. These Canadian strategies include the following:

        Medical Offices Co-Location Initiative.    Wherever possible we locate our PJC franchised stores adjacent to or in medical office buildings, which offices we often lease to these medical practices. Approximately 39% of our PJC franchised stores are located adjacent to or in the medical office buildings. We believe that the proximity of such stores to medical offices provides our customers with highly convenient, professional pharmacy services and helps increase our sales of prescription drugs, over-the-counter medications and other front-end products.

        AIR MILES® Initiative.    Our PJC franchised stores are the exclusive Quebec drugstore participants in the AIR MILES® Reward Program. Consumers in the AIR MILES® Reward Program earn reward miles in connection with product purchases at retailers in various categories that may be redeemed for over 300 different rewards including travel services, leisure and entertainment, electronics and gift certificates, including gift certificates redeemable at PJC franchised stores. The AIR MILES® Reward Program encourages customer loyalty by encouraging consumers to shop at retailers that are participating sponsors in the AIR MILES® Reward Program rather than all retailers as in the case of airline branded credit cards with mileage benefits.

        Reduce Debt.    We intend to reduce our level of indebtedness in the future. We have a history of generating strong cash flows at our Canadian operations. During the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our pro forma net cash provided (used) by operating activities, after giving effect to the Eckerd Acquisition and related financings and transactions, referred to collectively as the July Transactions, was $376.0 million and $(79.6) million respectively. We believe we can improve the operating margin of our Eckerd stores and generate increased cash flows from operations. We expect to use a substantial portion of our cash flows from operations after capital expenditures and the net proceeds from any sale of non-strategic assets to reduce indebtedness and thereby strengthen our balance sheet.

Industry

        We operate in the large and growing North American pharmacy industry, which we believe offers compelling industry fundamentals and favorable demographics. According to IMS Health, total pharmaceutical sales (at actual prices) in the U.S. and Canada is projected to grow to be approximately $383 billion and CDN$24 billion, respectively, in 2008. The charts below illustrate historical and estimated future growth in the U.S. and Canadian drugstore industries.

Source: IMS Health. Years 2004-2008 are estimated.

Source: IMS Health. Years 2004-2008 are estimated.

        Favorable Demographics for Prescription Drug Sales Growth.    According to IMS Health, the compounded annual growth rate for total pharmaceutical sales (at actual prices) in the U.S. and Canada is projected to be approximately 11.7% and 11.1%, respectively, for the period 2003 through 2008. We believe that several factors will contribute to this continued growth in prescription drug sales, including increasing life expectancy, the aging "baby boom" generation, the addition of a Medicare prescription drug coverage benefit in the United States, increasing marketing and utilization of lifestyle prescription drugs. According to the National Ambulatory Medical Care Survey, approximately 49.0% of all prescriptions written in the U.S. in 2001 were for individuals 55 years old and older. Similarly, according to IMS Health, an estimated 58.9% of all prescriptions filled in Canada in 2003 were for individuals 55 years old and older. According to the U.S. Census Bureau, in 2005 approximately 22.7% of the U.S. population, or approximately 67.5 million people, are expected to be 55 years old or older. This percentage of the total U.S. population is expected to grow to 29.5%, or approximately 106.2 million people, by 2025. The Canadian population is also expected to age at an accelerated pace, with people 55 years old and older expected to represent 24.7% of the total Canadian population, or approximately 8.0 million people, by 2006 and 33.3%, or approximately 11.8 million people, by 2021, according to Statistics Canada. The charts below illustrate these favorable demographics.

Source: U.S. Census Bureau. Years 2005-2025 are estimated.	Source: Statistics Canada. Years 2006-2021 are estimated.

Source: National Ambulatory Medical Care Survey.

        Favorable Government Regulation.    The Medicare Prescription Drug, Improvement and Modernization Act of 2003 is expected to increase prescription drug coverage for United States Medicare beneficiaries. We believe that the addition of a Medicare prescription drug coverage benefit in the United States will increase prescription drug utilization and help sustain our industry's growth rate in the future.

        Increased Focus on Consumer Health and Wellness.    We believe there is an increased consumer focus on prevention, general wellness, early diagnosis of medical conditions and on the purchase of self-care products, such as vitamins, analgesics, herbals and smoking-cessation products and lifestyle drugs. This is expected to continue to have a positive impact on sales of prescription drugs, over-the-counter medications, nutrition supplements and other drugstore merchandise.

        Highly Fragmented U.S. Industry.    We believe that the U.S. pharmacy industry is fragmented with no single company holding a dominant market position. In addition, the only retail concept that has been successful in achieving and retaining a dominant market position is the chain drugstore concept. The market includes several national and regional chain drugstore operators, numerous independent pharmacies, supermarkets, mass merchandisers and mail order pharmacies. In recent years, mail order pharmacies and other channels have aggressively expanded their market position and we believe this trend is continuing. We believe this expansion of market position has primarily come at the expense of the market position of independent pharmacies. The chart below details the U.S. market share of different retail sales channels by number of prescriptions filled. Convenience remains a primary competitive advantage for chain drugstore operators and independent pharmacies. While many supermarkets and mass merchandise stores offer pharmacy services, we believe that convenient locations, smaller store size and high level of customer service of many chain drugstores result in higher consumer utilization of chain drugstores.

Source: IMS Health and National Association of China Drug Stores Economics Department.
(1) Mail Order pharmacies in the United States typically fill 90-day supply prescriptions while other retain sales channels typically fill 30-day supply prescriptions. This results in higher revenues per prescription at mail order pharmacies relative to other retail sales channels.

        Front-End Sales Opportunity.    We believe drugstore front-end merchandise, combined with prescription drugs, provide customers with a complete wellness solution. Front-end merchandise includes beauty, cosmetics and fragrance products, over-the-counter medications, personal care products, as well as consumable, seasonal, promotional and other non-prescription products. Front-end merchandise sales typically provide higher gross margins than prescription drug sales. According to Drug Store News, 2003 drugstore U.S. front-end sales were $38.2 billion.

Source: Drug Store News, A.C. Nielsen Annual Industry Report and National Association of Chain Drug Stores.

        We believe that the category referred to in the above chart as OTC Health, which includes over-the-counter medications, has grown over the last few years due in part to the conversion of popular prescription drugs to over-the-counter medications. Also, we believe the edible and non-edible consumables categories have grown over the same period due in part to the increased number of convenient locations and wide consumables offering of many chain drugstores.

        Many drugstores offer seasonal merchandise to expand front-end product assortment and further differentiate merchandise mix relative to other retail sales channels. Additionally, many chain drugstores market private label front-end merchandise, offering customers a value alternative to branded merchandise while typically providing higher gross margins than for branded products.

Jean Coutu (Canada)

  General

        Our PJC franchised stores have the number one market position in Quebec, the key Canadian market in which we operate. We franchise our PJC stores because, under Quebec law, only pharmacists are permitted to own a pharmacy. The PJC name is a widely recognized brand in Quebec and our company ranked second in the most recent Revue Commerce survey of the most admired companies in Quebec.

        We provide our PJC franchisee network with multiple services, including centralized purchasing, distribution, marketing, training, human resources, management, operational consulting and information systems, as well as participation in our private label program. Our franchisees pay us an average franchise royalty of approximately 4% of covered franchised store revenues, and an additional fee for other services such as human resources, information technology and loss prevention services. Our PJC franchisees own their PJC businesses independently from us and, as a result, are responsible for managing their PJC franchised stores and for funding their investments in inventory and store fixtures. While sales at our PJC franchised stores are not included in our revenues, increases or decreases in sales at these stores have a direct effect on our revenues through higher or lower warehouse sales and franchise royalties.

        We believe that PJC franchised stores have a strong reputation among customers for competitive prices, fast and effective delivery of high-quality, professional pharmacy services, beauty and cosmetic product offerings, targeted and extensive seasonal product programs, photo development, private label products and convenient locations. We believe PJC is also known as a leader in delivery of new and emerging services, such as web-based digital photo processing and web-based prescription refills. Further, we believe PJC is a highly desirable and sought after franchise among pharmacists in our Canadian markets.

        All our PJC franchised stores have in-house pharmacies and approximately 39% are located adjacent to or in medical office buildings. During the 52 weeks ended August 28, 2004, our PJC franchisee network filled approximately 45.3 million prescriptions, with an average of approximately 141,300 prescriptions per store, which we believe are among the highest prescription counts for any drugstore chain in Canada. In our PJC franchisee network during that same period, prescription drugs accounted for approximately 57% of sales and front-end merchandise accounted for approximately 43% of sales. For the fiscal year ended May 31, 2004 and the 13 weeks ended August 28, 2004, our Canadian franchisor and warehouse operations generated revenues of $1.2 billion and $312.7 million, EBITDA of $135.0 million and $32.3 million, and operating income of $122.8 million and $29.2 million, respectively. Our Canadian franchisor and warehouse supplier operations have also consistently provided us with strong cash flows, including franchise royalties, which has enabled us to pursue our company-wide acquisition strategy. Our Canadian operations generated franchise royalties of approximately $67.5 million, $55.4 million and $50.3 million during the fiscal years ended May 31, 2004, 2003 and 2002, respectively, and $17.3 million and $15.8 million during the 13 weeks ended August 28, 2004 and the three months ended August 31, 2003, respectively.

  History

        Our company was founded in 1969 by Jean Coutu, our Chairman of the Board, with the opening of our first retail outlet in Montreal, Quebec. Our PJC stores were among the first drugstores in Canada to implement the merchandising strategy of low prices on a wide range of products along with superior customer service and extended business hours. In 1973, we initiated our current franchisor and warehouse supplier operations. In 1982 and 1983 we added our first franchised stores outside Quebec with stores in New Brunswick and Ontario. To fund additional growth of our franchisor and warehouse supplier operations, we completed an initial public offering in 1986. At that time our PJC store network was comprised of 92 stores and we owned and leased to our franchisees 11 of these store locations. In 1997, we acquired 19 Cumberland stores, which were integrated into our PJC store network. In 1998, we were named "Most Admired Company in Quebec" for the first of three consecutive years by Revue Commerce, and further, we have been one of the top three most admired companies for six of the last seven years.

  Store Network

        Our typical PJC franchised stores range in size from 7,500 to 9,500 square feet, making them among the largest in Canada. Our PJC franchised stores are generally freestanding stores on corner locations or in strip shopping centers in high retail traffic areas. Approximately 39% of our PJC franchised stores are located adjacent to or in medical office buildings. Approximately 60% of the stores in our PJC franchisee network have been either opened, reconfigured, relocated or remodeled during the last five completed fiscal years. Our PJC franchisees generally carry between 20,000 and 25,000 front-end products, including approximately 1,800 private label and exclusive brand products. PJC's private label offerings include our Personnelle line of beauty and cosmetic products, which we believe have developed a reputation for high quality, as well as over-the-counter medications, personal care products and other front-end products.

        The table below sets forth the provinces in which our PJC franchised stores are located.

Province	Number of stores as of August 28, 2004
New Brunswick	18
Ontario	9
Quebec	294

Total stores	321

        The following table provides a history of our PJC franchised store openings, additions and closings since the beginning of fiscal 1999.

	Fiscal year ended May 31,
							Thirteen weeks ended August 28, 2004
	1999	2000	2001	2002	2003	2004
Number of stores at beginning of period	286	291	291	293	302	311	319
Added (1)	5	3	3	5	3	4	2
New (2)	2	0	2	11	8	5	0
Closed or sold	2	3	3	7	2	1	0

Number of stores at end of period	291	291	293	302	311	319	321

(1)
Added stores are defined to be stores or clinics that were acquired by a franchisee and added to our drugstore chain and where all existing operations were kept at the same location.

(2)
New stores are defined to be stores or clinics that were opened without buying or transferring any prescriptions from other locations.

  Franchise Operations

        In Canada, under laws that vary province by province, generally only pharmacists are permitted to own a pharmacy. As a result, we maintain a franchise relationship with all of our stores. Our franchise agreement grants the pharmacist franchisee the right to operate an establishment under the PJC banner in return for the payment to us of franchise royalties and other fees. Our PJC franchisees own their PJC businesses independently from us and, as a result, are responsible for managing their PJC franchised stores and for funding their investments in inventory and store fixtures. We believe that this substantial required investment helps ensure that the interests of our franchisees are aligned with ours and also attracts more motivated entrepreneurial franchisees. We believe our franchise model is superior to those of our competitors.

        Franchise Agreement.    Under our franchise agreement our PJC franchisees pay us an average franchise royalty of approximately 4% of covered franchised store revenues, and an additional fee for human resources, information technology and loss prevention services. The sales covered by the franchise royalty include sales of pharmacy and front-end merchandise, except postage and lottery tickets. Our PJC franchisees are required to purchase their inventory from our modern, high-capacity warehouse distribution center so long as we carry the particular item. For the 52 weeks ended August 28, 2004, we supplied our PJC franchisees with approximately 72% of the products stocked in our PJC franchised stores, including virtually all of the prescription drugs stocked in those stores. The vast majority of the 28% of other products stocked are items we have determined not to carry in our warehouse.

        Our franchisees agree to abide by standards that we believe help make PJC franchised stores a strong customer value and convenience proposition, such as maintaining operating hours seven days a week, including evening hours. In return for franchise royalties, we provide our franchisees with multiple services, including centralized purchasing, distribution, marketing, training, human resources, management, operational consulting, information systems and real estate management services, as well as participation in our private label program. Franchisees also pay an additional fee for human resources, information technology and loss prevention services. In addition, franchisees are obligated to participate in all large scale PJC advertising campaigns and benefit from the backing of an experienced corporate management team that has significant resources and industry expertise.

        The initial term of our typical franchise agreement is five years with two five-year renewal options at either party's discretion. We have 299 PJC franchisees several of whom have franchises for multiple store locations. Among our current franchisees, 140 have been in our PJC store network for more than 10 years, including 45 who have been in the network for more than 20 years. Virtually none of our franchisees have sold their franchises or otherwise left our PJC network during the past 25 years to open a store under a competitor's banner.

        Franchisee Selection Process.    Potential franchisees undergo rigorous scrutiny and financial due diligence review before being invited to become part of the PJC franchisee network. All of our prospective franchisees are required to be licensed pharmacists in the province in which the prospective PJC franchise store is to be located. In addition to that requirement, we select franchisees based on a number of factors, including the candidate's business and pharmacy experience, management style, customer service experience and commitment to the PJC store network business strategy. After a candidate is selected as a worthwhile franchisee prospect, we perform a thorough financial review of the pharmacist to ensure that he or she has adequate resources and financial skills to operate under the PJC banner. In addition, to ensure that each newly selected franchisee is prepared to operate a PJC store, we invite each new franchisee to attend more than 100 hours of business training courses on several important aspects of operating a PJC store and owning and operating a business enterprise in general. Currently, we have a substantial number of pharmacist franchisee candidates who have been through our review process and who we believe can be PJC franchisees in the future, but who are currently waiting for a franchise to become available.

  Merchandising Operations

        Pharmacy.    We believe that it is imperative that our PJC pharmacists provide high-quality and knowledgeable service and advice to customers. It is our strategy to have our PJC pharmacists become an integral part of the health care decision making process of our customers. We have developed a sophisticated, proprietary pharmacy information and workflow system designed to enable an efficient workflow process that optimizes our pharmacy services through fast prescription filling, verification of quality control, reduction in filling errors, examination of workflow data, and maximization of the availability of high demand prescription products. We believe that our pharmacy information and workflow system is critical to our goal of providing professional pharmacy services and patient care. We believe that our efforts to continually improve pharmacy services at our PJC franchised stores contribute to customer loyalty and increased customer store visits.

        Each PJC pharmacy is staffed with pharmacists and drug clerks at all times. PJC pharmacist and drug clerk staffing levels are maintained in accordance with business needs to ensure accurate and timely service. Each PJC franchisee carries a complete line of both brand name and generic prescription drugs. In the 52 weeks ended August 28, 2004, approximately 65% of the prescriptions filled in our PJC franchisee network were for brand name drugs and approximately 35% of the prescriptions filled were for generic substitutes. Under the Quebec compulsory prescription drug plan, brand name drugs are covered to the same extent as generic substitutes.

        In order to ensure our PJC pharmacists are equipped with the latest developments in pharmacology, we established the Jean Coutu Academy. The Jean Coutu Academy offers PJC pharmacists many continuing education programs, including:

  •
  monthly lectures pertaining to different illnesses and their treatments,

  •
  continuing education through correspondence courses and seminars, and

  •
  periodic publications updating current market and industry trends.

        In addition, all PJC pharmacies have direct access to a prescription drug information center that answers questions or special requests concerning the use of a medication or other medical-related issues. We have also developed an in-house training program for our PJC drug clerks, which we believe is unique in our industry.

        Front-End Merchandise.    Our PJC franchised stores carry a wide variety of front-end merchandise, including over-the-counter medications, personal care products, private label products, as well as consumable, seasonal and promotional items tailored to local consumer tastes and demands for convenience and quality. Our PJC franchised stores also carry an extensive selection of high-quality beauty, cosmetics and fragrance merchandise of a type most often found in the United States in department or specialty stores. In Canada, consumers have traditionally looked to pharmacies rather than specialty or department stores for high-quality cosmetic and beauty products. We hold the exclusive rights for the sale in Canada of the Garraud Paris and Jean d'Estrées Paris lines of French beauty products and the Crema Color from Solfine line of Italian hair coloring. We believe that the selection and quality of such merchandise carried by our PJC franchised stores provides these stores with a competitive advantage relative to other Canadian drugstores, mass merchandisers and food retailers.

        Private Label Products.    Our PJC franchised stores carry approximately 1,800 private label products, including the exclusive cosmetic and beauty products described above. PJC's private label offerings include our Personnelle line of beauty and cosmetic products, which we believe have developed a reputation for high quality, as well as over-the-counter medications, personal care products and other front-end products. For the 52 weeks ended August 28, 2004, private label and exclusive brand products accounted for approximately 8.3% of front-end sales at our PJC franchised stores. We intend to continue to promote and expand private label and exclusive brand merchandise offerings at our PJC franchised stores to drive sales of these products.

  Marketing and Advertising

        We maintain centralized marketing and advertising programs for our PJC franchised store network. We believe that our PJC franchisees benefit from our strong, recognizable brand name, experienced and professional marketing support, and lower advertising costs resulting from the scale of our operations. We regularly consult our franchisees on product selection and hold five purchasing exhibitions annually, one of which is devoted exclusively to cosmetics.

        The PJC advertising circular is our top promotional vehicle, although we participate regularly in other marketing channels, such as radio, television and local newspapers. These circulars are designed to increase sales of beauty, cosmetic and fragrance products, over-the-counter medications and private label merchandise, to satisfy local tastes and demands and to emphasize our PJC Jean Coutu brand name, the quality of our pharmacy services and our commitment to customer service. We design our marketing efforts and advertising to be targeted and straightforward to facilitate efficient and high-quality in-store execution. We encourage our franchisees to maintain strong in-stock positions for promotional merchandise featured in our circulars, which we believe increases the effectiveness of our advertising expenditures.

        Other PJC marketing initiatives include participation in the AIR MILES® Reward Program. Our PJC franchised stores are the exclusive Quebec drugstore participants in the AIR MILES® Reward Program. Consumers in the AIR MILES® Reward Program earn reward miles in connection with product purchases at retailers in various categories that may be redeemed for over 300 different rewards including travel services, leisure and entertainment, electronics and gift certificates, including gift certificates redeemable at PJC franchised stores. The AIR MILES® Reward Program promotes customer loyalty by encouraging consumers to shop at retailers that are participating sponsors in the AIR MILES® Reward Program rather than all retailers as in the case of airline branded credit cards with mileage benefits.

  Purchasing and Distribution

        As a warehouse supplier to our PJC franchised stores, we purchase brand name and generic (non-brand name) prescription drugs from numerous manufacturers and wholesalers. We believe that competitive sources are readily available for substantially all of the prescription drugs and front-end merchandise that we supply to our PJC franchised stores and that the loss of any one supplier would not have a material effect on our business. The largest supplier to our Canadian warehouse and distribution center operations for the 52 weeks ended August 28, 2004 was Pfizer Canada, which accounted for 8.9% of the dollar value of our Canadian warehouse and distribution center supplier volume.

        In our Canadian operations, we utilize a sophisticated data warehouse to track and analyze warehouse inventory levels and selling trends at our PJC franchised stores. We believe this enables us to optimize merchandise levels and product mix in our warehouse and to aid our franchisee purchasing decisions. Approximately 72% of PJC franchised store merchandise is purchased from us and distributed by our own trucks or third party providers from our state-of-the-art distribution center in Longueuil, Quebec. The remainder of PJC franchised store merchandise is purchased by our franchisees from third party suppliers.

  Real Estate

        We have significant Canadian real estate assets. As of August 28, 2004, we owned 166 properties, including all or a portion of 79 strip malls, 10 parcels of undeveloped land and 77 free-standing buildings, most of which house a PJC franchised store. We believe that PJC franchised stores attract other high-quality tenants to our properties because of the consistent retail traffic at our PJC franchised stores. We own and lease to our franchisees 126 of our PJC franchisee locations. All of these leases contain two five-year renewal options and involve fair market value rent increases. In addition, we sublet 195 store locations to other PJC franchisees under non-cancelable leases we have entered into directly with landlords. The leases we have entered into with landlords generally have original terms of 10 years. Our PJC leases with other landlords generally contain two five-year renewal options, and involve fair market value rent increases. We believe that our Canadian real estate assets enable us to ensure that prime locations remain under the PJC banner.

  Information Systems

        Our warehouse supplier operations and the operations of our PJC franchised stores are supported by the use of modern technology, including point of sale scanners, that enables in-depth analysis of and quick decision-making with respect to store and warehouse inventory and front-end and pharmacy sales, which enhances the efficiency of our operations and those of our PJC franchisees. For example, through efficient use of information provided by our technology systems, we refine our purchasing operations on an ongoing basis and work with our suppliers to tailor our merchandising. We also work with PJC franchisees to customize their shelf space to customer preferences in an effort to increase sales volumes and gross margins. As part of our strategy to provide franchisees with the best possible information technology services, we established a subsidiary, Rx Information Centre Ltd., which is responsible for the development, installation and management of information systems for our PJC and Brooks store networks, as well as related distribution centers and administrative offices. We intend to expand the responsibility of this unit to the Eckerd stores in the future.

        Rx Information Centre also works to ensure smooth and effective communications between us and the PJC franchised store locations. Rx Information Centre provides on-line reports and statistics regarding service as well as back office management tools. Rx Information Centre maintains a help desk with a goal to provide seven-day support to our PJC franchised stores and Brooks stores. Rx Information Centre also works to make available to our PJC franchised stores new equipment, software updates and training assistance with a goal to act as a one-stop technology source for our PJC franchisees.

        Rx Information Centre is also mandated to promote the ongoing automation of operations in our warehouse and distribution center facilities to optimize transportation and warehousing activities, inventory control, supply chain efficiencies, handling costs inventory movements, as well as forecasting inventory replenishment in support of our goal of just-in-time inventory distribution.

        Rx Information Centre has developed a sophisticated, proprietary pharmacy information and workflow system used in all our PJC franchised stores and Brooks stores. This system is known as Rx Pro in Canada and Brooks Rx Care in the U.S. This system is designed to enable an efficient workflow process that optimizes pharmacy services through fast prescription filling, verification of quality control, reduction in filling errors, reduced chances of adverse drug interaction, examination of workflow data and maximization of the availability of high-demand prescription products. At the customer's request, this system also allows our Canadian customers to utilize any PJC store to refill prescriptions.

Jean Coutu (USA)

        Our United States operations are comprised of 1,888 corporate-operated stores and several distribution centers operating under two banners, Brooks and Eckerd.

Brooks

  General

        Our U.S. operations began in 1987 with one store and grew primarily through acquisitions, including our acquisition of 221 Brooks stores in 1994 and 80 Osco stores in 2002. Today our Brooks operations comprise 336 corporate-operated stores and one modern, high-capacity regional distribution center located in Dayville, Connecticut. As of December 31, Brooks was the second largest retail drugstore chain in New England and had a number one or number two market position in 56% of the New England markets in which it operated. We believe that Brooks has a strong reputation among customers for competitive prices, fast and effective delivery of professional pharmacy services, high-quality beauty and cosmetic product offerings, targeted and extensive seasonal product programs, photo development, private label products, convenient locations and a wide selection of convenience foods and other consumables. Our Brooks banner has been in use for more than 65 years, making it one of the most widely-recognized banners in the New England retail drugstore industry. In 2004, Drug Store News awarded Brooks the "Best Regional Chain of the Past 20 Years" in their Retail Excellence Awards.

        Substantially all our Brooks stores have in-house pharmacies. During the 52 weeks ended August 28, 2004, our Brooks stores filled approximately 23.5 million prescriptions, with an average of approximately 70,600 prescriptions per store. At Brooks during that same period, prescription drugs accounted for approximately 69% of sales and front-end merchandise accounted for approximately 31% of sales. For the fiscal year ended May 31, 2004, our Brooks operations generated revenues of $1.8 billion, EBITDA of $114.7 million and operating income of $83.3 million.

  History

        We entered the U.S. market in 1987 when we acquired Ryan's Pharmacy in Springfield, Massachusetts and rebranded the store under the Maxi Drug banner. Since that time, our U.S. operations have been managed by Michel Coutu, Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc. From the time of the acquisition of our first U.S. store in 1987, our U.S. operations have expanded primarily through further acquisitions. Beginning with our Brooks acquisition in 1994 and prior to the Eckerd Acquisition, we completed two significant acquisitions: the acquisition of 221 Brooks stores and the Brooks trade name in 1994 and the acquisition of 80 Osco stores in 2002. Each of these acquisitions significantly increased the scale of our corporate-operated drugstore network. During that time we have also completed several other smaller acquisitions.

  Store Network

        Our typical Brooks stores range in size from 10,000 to 13,500 square feet and are freestanding stores on corner locations or in strip shopping centers in high retail traffic areas. Approximately 53% of our Brooks stores have been either opened, reconfigured, relocated, or remodeled during the last five completed fiscal years, with investments of more than $128 million in the aggregate during that time. Our Brooks stores generally carry between 18,000 and 20,000 front-end products, including approximately 1,200 private label products. The Brooks private label product offerings include beauty and cosmetic products, over-the-counter medications, personal care products and other front-end products.

        The table below sets forth the states in which our Brooks stores are located.

State	August 28, 2004
Connecticut	47
Maine	6
Massachusetts	166
New Hampshire	37
New York	2
Rhode Island	46
Vermont	32

Total stores	336

        The following table provides a history of our Brooks store openings, acquisitions and closings since the beginning of fiscal 1999.

	Fiscal year ended May 31,						Thirteen weeks ended August 28, 2004
	1999	2000	2001	2002	2003	2004
Number of stores at beginning of period	242	254	252	251	331	332	336
Acquired (1)	11	0	0	80	0	0	0
New (2)	9	4	5	4	4	5	0
Closed or sold	8	6	6	4	3	1	0

Number of stores at end of period	254	252	251	331	332	336	336

(1)
Acquired stores are defined to be stores that were acquired and all existing operations were kept at the same location.

(2)
New stores are defined to be stores that were opened without buying or transferring any prescriptions from other locations.

  Merchandising Operations

        Pharmacy.    We believe that it is imperative that our Brooks pharmacists provide high-quality and knowledgeable service and advice to customers. It is our strategy to have our Brooks pharmacists become an integral part of the health care decision making process of our customers. In our Brooks stores we utilize the same sophisticated, proprietary pharmacy information and workflow system to ensure highly professional pharmacy services and patient care that is used in our PJC franchised stores. In our Brooks stores, we have branded this system Brooks Rx Care. We believe that our efforts to continually improve pharmacy services at our Brooks stores contribute to customer loyalty and increased customer store visits.

        Each Brooks pharmacy is staffed with pharmacists, pharmacy technicians and drug clerks in accordance with business needs to ensure accurate and timely service. Each Brooks pharmacy carries a complete line of both brand name and generic prescription drugs. In the 52 weeks ended August 28, 2004, approximately 46% of the prescriptions filled in our Brooks store network were for brand name drugs and approximately 54% of the prescriptions filled were for generic substitutes.

        As part of our ongoing employee development program and as a way to improve customer service, we have applied for and received American Council on Pharmaceutical Education accreditation. Internally, we have also increased our education efforts by retaining two professors from the University of Rhode Island to maintain offices in our pharmacy corporate department and two professors from the Massachusetts College of Pharmacy in two Boston area stores.

        Front-End Merchandise.    Our Brooks stores carry a wide variety of front-end merchandise, including beauty, cosmetic and fragrance products, over-the-counter medications, personal care products, private label products, as well as consumable, seasonal and promotional items tailored to local consumer tastes and demands for convenience and quality. As part of our strategy to differentiate Brooks from discount stores and supermarkets with respect to front-end merchandise, we are working to enhance our reputation as a source of high-quality beauty, cosmetics and fragrance merchandise. We believe such products represent a significant opportunity for growth in front-end sales. To capitalize on this growth opportunity, we are opening Derma Skincare Centers in several of our Brooks stores. These centers will be stocked with high-quality skincare products including the French skincare brands Vichy Laboratories, Avene and Dermablend. These products generally carry higher margins and are priced at a premium to traditional drugstore cosmetics. We currently have six centers in operation with several additional locations expected to be completed by the end of fiscal 2005. Moreover, we believe we are well positioned to leverage our experience in our PJC franchised stores in merchandising high-quality beauty, cosmetics and fragrance merchandise and to incorporate the best practices used in those stores.

        Private Label Products.    Our Brooks stores carry approximately 1,200 private label products. The Brooks private label, brands include Brooks, Harvard Square and Fidelity. For the 52 weeks ended August 28, 2004 private label products accounted for 9.8% of front-end sales at our Brooks stores. We intend to continue to promote and expand private label product offerings at our Brooks stores to drive sales of this merchandise.

  Marketing and Advertising

        Our Brooks advertising and promotion strategy utilizes print, circulars, as well as targeted regional radio and television ads. Circulars are our broadest form of advertising for our Brooks stores, with approximately four million distributed weekly through various channels such as newspaper and magazine inserts. These circulars are designed to increase sales of higher-margin products and to attract customers to what we refer to as the four front-end "quadrants" of our Brooks stores: convenience foods and other convenience items; health products; beauty and cosmetic items; and seasonal and promotional offerings. Further, these circulars are customized to feature beauty and cosmetic products, over-the-counter medications and private label merchandise, to satisfy local tastes and demands and to emphasize the Brooks brand name, the quality of our pharmacy services and our commitment to customer service. We design our marketing efforts and advertising to be targeted and straightforward to facilitate efficient and high-quality in-store execution. We work to maintain strong in-stock positions for promotional merchandise featured in our circulars, which we believe increases the effectiveness of our advertising expenditures.

  Purchasing and Distribution

        During the 52 weeks ended August 28, 2004, we purchased approximately 89.7% of the dollar volume of branded prescription drugs for our Brooks store network from a single supplier, McKesson Corporation. Under our contract, McKesson has agreed to supply our Brooks store network with supplies of brand name prescription drugs and we have agreed to minimum purchase levels, which we believe will be easily reached. We purchase generic (non-brand name) prescription drugs from numerous manufacturers and wholesalers. We believe that competitive sources are readily available for substantially all of the brand name and generic prescription drugs and front-end merchandise we carry in our Brooks stores and that the loss of any one supplier would not have a material effect on our business. The largest supplier of front-end merchandise for the 52 weeks ended August 28, 2004, was Procter & Gamble, which accounted for approximately 10.2% of the dollar value of our Brooks front-end inventory purchases.

        Purchasing for our Brooks stores is generally centralized to assure consistency and efficiency. At Brooks, we utilize an advanced data warehouse to track and analyze stock levels and selling trends enabling us to optimize merchandise levels and mix. For the 52 weeks ended August 28, 2004, approximately 78.5% of our Brooks front-end merchandise and 82.8% of prescription drugs for our Brooks stores were purchased centrally and distributed, principally by our own trucks, through our Brooks distribution center in Dayville, Connecticut. The remainder of Brooks store merchandise is shipped directly to the Brooks stores or is purchased locally at the store level.

  Third-Party Payors

        Mass Health accounted for approximately 10.2% of our pharmacy sales at Brooks for the 52 weeks ended August 28, 2004. No other single health plan contract or other third-party payor accounted for more than 10% of such revenues during the same period. In a typical third-party payment plan, we contract with a third-party payor (such as an insurance company, a prescription benefit management company, a governmental agency, a private employer, a health maintenance organization or other managed care provider) that agrees to pay for all or a portion of a customer's eligible prescription purchases in exchange for reduced prescription rates. State Medicaid programs may set allowable prescription dispensing fees as well as any discount that a pharmacy may apply to a drug. For the 52 weeks ended August 28, 2004, the top five third-party payors in our Brooks store network accounted for approximately 43.2% of Brooks pharmacy sales. Third-party payor prescriptions represented 94.7% of pharmacy sales and 92.8% of the prescriptions filled at our Brooks store network during the 52 weeks ended August 28, 2004. In the ordinary course of business, our Brooks pharmacy operations are subject to audits by third-party payors and may be required to reimburse amounts determined to be overpayments. Any significant loss of third-party payor business, overpayment or dispute over compliance with the terms of a third party payor agreement could have a material adverse effect on our business and results of operations.

  Real Estate

        Brooks has significant real estate assets in the markets in which it operates. Our Brooks operations comprise 336 stores and one regional distribution center. Of our 336 Brooks stores, 135 are free standing stores and 88 stores have drive-up windows. Our headquarters are located in Warwick, Rhode Island. We own 104 U.S. properties, including 84 Brooks store locations, our Brooks distribution center and our Brooks corporate headquarters, and we lease the remaining 252 locations under non-cancelable leases, many of which have original terms of 10 to 15 years. In addition to minimum rental payments, which are set at competitive market rates, certain of these leases require additional payments based on sales volume, as well as reimbursement for taxes, maintenance and insurance. Our Brooks leases generally contain at least two five-year renewal options and generally involve fair market value rent increases. We believe that our Brooks real estate assets will enable us to ensure that prime locations remain under the Brooks banner.

  Information Systems

        Our Brooks operations are supported by the use of technology, including point of sale scanners, which enable us to perform in-depth analysis of and quick decision-making with respect to inventory and pharmacy and front-end sales, which we believe enhances the efficiency of our Brooks operations. For example, through efficient use of information provided by our technology systems, we refine our purchasing operations and work with our suppliers to tailor our merchandising and customize our shelf space to customer preference in an effort to increase sales volume and gross margins. Our Brooks information technology systems are developed and maintained by Rx Information Centre Ltd., our subsidiary responsible for the development, installation and management of information systems for our Canadian and U.S. stores, distribution centers and administrative offices.

        We utilize in all our Brooks stores the sophisticated, proprietary pharmacy information and workflow system designed by Rx Information Centre and also used in our PJC franchised stores. In our Brooks stores, we have branded this system Brooks Rx Care. This system is designed to enable an efficient workflow process that optimizes our pharmacy services through fast prescription filling, verification of quality control, reduction in filling errors, reduced chances of adverse drug interaction, examination of workflow data and maximization of the availability of high-demand prescription products. At the customer's request, this system also allows our Brooks customers to utilize any Brooks store to refill prescriptions.

Eckerd

  General

        The Eckerd stores we acquired in the Eckerd Acquisition represented what is referred to as the Northern Operations of Eckerd and comprised the fourth largest retail drugstore chain in North America as of December 31, 2003, with 1,552 corporate-operated stores (as of August 28, 2004) throughout 13 states and several modern, high-capacity regional distribution centers. Our Eckerd stores have significant density in Georgia, New Jersey, New York, North Carolina, Pennsylvania and South Carolina. We believe that Eckerd has a strong reputation among customers for name recognition, convenience and a modern store base. During Eckerd's last three completed fiscal years, there has been an aggregate of approximately $370 million invested in the Eckerd stores and approximately 65% of the Eckerd stores have been opened, reconfigured, relocated, or remodeled. The Eckerd banner, first used in 1898, is one of the longest lasting and strongest in the retail drugstore industry. As of December 31, 2003, Eckerd had a number one or two market position in approximately 60% of the markets in which it operates.

        Substantially all the Eckerd stores have in-house pharmacies. On a 52-week basis for the 53 weeks ended August 28, 2004, our Eckerd stores filled 97 million prescriptions, with an average of approximately 63,000 per store. We believe this large prescription fill volume gives Eckerd significant prescription drug purchasing power. During the 53 weeks ended August 28, 2004, prescription drugs accounted for 71.4% of sales and front-end merchandise accounted for approximately 28.6% of sales. For the 53 weeks ended January 31, 2004 and the 26 weeks ended July 31, 2004, Eckerd generated sales of $7.9 billion and $3.8 billion, adjusted EBITDA of $356.3 million and $143.0 million, and net income of $104.1 million and $17.1 million.

  History

        Our Eckerd store chain has a long history in the drugstore industry in the sunbelt and eastern United States extending back to 1898. Eckerd Corporation, or Eckerd was formed in 1985 for the purpose of acquiring the former Jack Eckerd Corporation in a leveraged buyout in April 1986. Eckerd completed its initial public offering in August 1993 and was a public company until J.C. Penney acquired the company for $3.3 billion in 1997. Eckerd increased its store base from 1,593 stores in 1986 to 1,748 stores up to the time of the acquisition by J.C. Penney Corporation, or J.C. Penney. Prior to 1997, J.C. Penney operated approximately 645 drugstores, primarily under the Thrift Drug banner in 12 states in the eastern United States. In addition to acquiring Eckerd in 1997, J.C. Penney acquired Fay's Incorporated in 1996, a chain of 272 drugstores operating principally in New York state. With the combination of the three drugstore chains under the Eckerd banner, TDI Consolidated Corporation, or TDI, significantly expanded its store footprint from primarily a regional drugstore operator across 13 sunbelt states to a large sunbelt and east coast presence with approximately 2,800 stores operated across 24 states.

  Store Network

        Typical Eckerd stores range in size from 10,000 to 13,500 square feet and are freestanding stores on corner locations or located in strip shopping centers in high retail traffic areas. During Eckerd's last three completed fiscal years, there has been approximately $370 million invested in our Eckerd stores and approximately 65% of our Eckerd stores have either been opened, reconfigured, relocated or remodeled. Our Eckerd stores generally carry between 18,000 and 25,000 front-end products, including approximately 2,000 private label products. Our Eckerd private label offerings include beauty and cosmetic products, over-the-counter medications, personal care products and other front-end products.

        The table sets forth below the states in which our Eckerd stores are located.

State	Number of stores as of August 28, 2004
Connecticut	6
Delaware	22
Georgia	198
Maryland	20
New Jersey	147
New York	367
North Carolina	251
Ohio	1
Pennsylvania	294
South Carolina	109
Tennessee	48
Virginia	87
West Virginia	2

Total stores	1,552

  Merchandising Operations

        Pharmacy.    Substantially all of our Eckerd stores have in-house pharmacies. As is the case with pharmacists under all our banners, we believe that it is imperative that Eckerd pharmacists provide high-quality and knowledgeable service and advice to customers. We will apply to our Eckerd stores our strategy to have our pharmacists become an integral part of the health care decision making process of our customers. We will also work to continually improve pharmacy services at these Eckerd stores to contribute to customer loyalty and increased customer store visits. During the next few years, we also intend to utilize in our Eckerd stores the same sophisticated, proprietary pharmacy information and workflow system to ensure the same highly professional pharmacy services and patient care that is used in our PJC and Brooks stores.

        Each Eckerd pharmacy is staffed with pharmacists, pharmacy technicians and drug clerks in accordance with business needs to ensure accurate and timely service. Each Eckerd pharmacy carries a complete line of both brand name and generic prescription drugs. During the 53 weeks ended August 28, 2004, approximately 52% of the prescriptions filled in our Eckerd stores were for brand name drugs and 48% of the prescriptions filled were for generic substitutes.

        Front-End Merchandise.    Our Eckerd stores carry a wide variety of front-end merchandise, including beauty, cosmetic and fragrance products, over-the-counter medications, personal care products and private label products, as well as consumable, seasonal and promotional items tailored to local consumer tastes and demands for convenience and quality. The front-end merchandise carried at our Eckerd stores is very similar to that carried at our Brooks stores. We believe that Eckerd's convenient locations and modernized store base hold the potential for increased customer traffic, providing an opportunity to increase sales of front-end merchandise. We intend to apply the front-end merchandising practices used in our Brooks store network to improve Eckerd's inventory and product categories in order to offer a more targeted mix of products and services to our customers, including better management and distribution of seasonal items. We also intend to increase the focus in our Eckerd store network on higher-margin front-end products, such as beauty and cosmetic products, over-the-counter medications and private label products, while moving away from promotions of low margin consumables.

        Private Label.    Our Eckerd stores carry approximately 2,000 private label products. Our Eckerd private label brands include Eckerd and several other proprietary private label brands. For the 53 weeks ended August 28, 2004, private label products account for approximately 7.9% of front-end sales at our Eckerd stores. We intend to focus significant marketing efforts to enhance the reputation of the private label products available at our Eckerd stores to drive sales of those higher-margin products.

  Marketing and Advertising

        Eckerd has in the past used an advertising strategy with multiple significant channels, including newspaper advertising (including stand-alone circulars and advertisements within a newspaper itself, known as run-of-press) and coupon books, in addition to traditional weekly advertising circulars. We believe that significant use of multiple channel advertising can confuse consumers and thereby reduce the effectiveness of weekly advertising circulars, which we believe is our most important advertising channel. We intend to concentrate Eckerd's advertising practices to be more comparable to our current Brooks advertising practices by eliminating or vastly reducing relatively expensive advertising, such as coupon books and run-of-press and focusing on less expensive circular advertising. At Eckerd, we also intend to de-emphasize promotions that target high-volume low-margin consumables. We believe that such consumables promotions do not significantly increase sales of other higher-margin front-end products, lead to repeat sales or promote customer loyalty, while at the same time they result in decreased overall operating margins. We intend to target our Eckerd marketing strategy to increase sales of higher-margin products, such as beauty and cosmetic products, over-the-counter medications and private label products, to satisfy local tastes and demands and to emphasize our Eckerd brand name, the quality of our pharmacy services and our commitment to customer service.

  Purchasing and Distribution

        During the 53 weeks ended August 28, 2004, approximately 45% and 2.5% of the dollar volume of branded prescription drug purchases for our Eckerd store network was purchased from McKesson Corporation and Cardinal Health, Inc., respectively. Under their contracts with TDI, McKesson and Cardinal Health have each agreed to supply a portion of the TDI operations with supplies of brand name prescription drugs. Eckerd purchases generic (non-brand name) prescription drugs from numerous manufacturers and wholesalers. We believe that competitive sources are readily available for substantially all of the brand name and generic prescription drugs and front-end merchandise carried in our Eckerd stores and that the loss of any one supplier would not have a material effect on Eckerd. The largest supplier of Eckerd front-end merchandise for the 53 weeks ended August 28, 2004 was Procter & Gamble, which accounted for approximately 8.8% of the dollar value of Eckerd front-end inventory purchases.

        Purchasing for our Eckerd stores is generally centralized to assure consistency and efficiency. Eckerd utilizes a data warehouse to track and analyze stock levels and selling trends to enable optimization of merchandise levels and mix. During the 53 weeks ended August 28, 2004, approximately 74.2% of our Eckerd front-end merchandise and approximately 93% of the prescription drugs for our Eckerd stores was purchased centrally and distributed, principally by Eckerd trucks, through one of our Eckerd regional distribution centers. The remainder of our Eckerd store merchandise was shipped directly to our Eckerd stores or purchased locally at the store level.

  Third-Party Payors

        PAID Prescriptions, L.L.C., Caremark Rx, Inc. and Express Scripts, Inc. accounted for approximately 19.3%, 17% and 12.6%, respectively, of Eckerd's pharmacy sales for the 53 weeks ended August 28, 2004. No other single health plan contract or other third-party payor accounted for more than 10% of such revenues during the same period. In a typical third-party payment plan, we contract with a third-party payor (such as an insurance company, a prescription benefit management company, a governmental agency, a private employer, a health maintenance organization or other managed care provider) that agrees to pay for all or a portion of a customer's eligible prescription purchases in exchange for reduced prescription rates. State Medicaid programs may set allowable prescription dispensing fees as well as any discount that a pharmacy may apply to a drug. For the 53 weeks ended August 28, 2004, the top five Eckerd third-party payors accounted for approximately 57.1% of Eckerd pharmacy sales. Third-party payor prescriptions represented approximately 94.5% of pharmacy sales and approximately 92.2% of the prescriptions filled in our Eckerd store network during the 53 weeks ended August 28, 2004. In the ordinary course of business, our Eckerd pharmacy operations are subject to audits by third-party payors and may be required to reimburse amounts determined to be overpayments. Any significant loss of third-party payor business, overpayment or dispute over compliance with the terms of a third party payor agreement could have a material adverse effect on our business and results of operations.

  Real Estate

        Our Eckerd operations comprised 1,552 stores, 6 regional distribution centers, 26 local or regional offices and one corporate headquarters as of August 28, 2004. Of the 1,552 Eckerd stores, approximately 795 are free standing stores and approximately 715 stores have drive-up windows. Our Eckerd headquarters is located in Largo, Florida. We plan to close our Largo facility in the next several months and relocate and consolidate our Eckerd headquarters with our Brooks headquarters in Warwick, Rhode Island. Our Eckerd stores, four distribution centers and 23 local or regional office locations are generally subject to non-cancelable leases with terms of 20 years. In addition to minimum rental payments, which are set at competitive market rates, certain of these leases require additional payments based on sales volume, as well as reimbursement for taxes, maintenance and insurance. Most of our Eckerd leases contain renewal options, some of which involve fair market value rent increases.

  Information Systems

        All of our Eckerd stores utilize a variety of information systems, including point-of sale scanners that allows us to track store performance, identify slow-moving inventory, uncover customer preferences and efficiently adjust product assortment. We intend to evaluate the capabilities and effectiveness of the acquired Eckerd information systems for purposes of integrating such systems with our existing Brooks systems. Over the next few years, we intend to review Eckerd's information systems to determine the interoperability of the acquired Eckerd systems with our Brooks systems and convert those systems that we believe could be operated more efficiently and cost effectively by our Brooks systems.

Competition

        Our PJC, Brooks and Eckerd stores compete with local, regional and national companies, including other drugstore chains and banner groups, independently-owned drugstores, supermarkets, mass merchandisers and discount stores. We primarily compete with national drugstore chains, such as Shoppers Drug Mart in Canada and Walgreens and CVS in the United States, but also increasingly face competition from supermarkets and mass merchandisers, such as Wal-Mart and Target, who have expanded their offerings to include pharmacy products and services. We also face increasing competition from internet-based providers, mail order pharmacies and, in the U.S., re-importation of prescription drugs. See "Risk Factors—Risks Relating to Our Company—The industry in which we operate is very competitive and further increases in competition could materially and adversely affect us".

        Chain drugstores remain the main channel for prescription drug sales and have increased their share of prescription sales at the expense of the independently-owned drugstores, which have difficulty competing with chain drugstores on the pricing of front-end merchandise. Another major factor for the competitiveness of chain drugstores is the convenience of chain drugstore locations. According to a 2004 National Association of Chain Drug Stores Foundation Survey, 68% of consumers identified convenience as the prime reason they choose a particular pharmacy. The chart below shows a breakdown of total U.S. prescriptions by sales channel for 1992 to 2002 and the continued growth of sales by chain drugstores.

(1)
CAGR means compounded annual growth rate.

Source: IMS Health and National Association of Chain Drug Stores Economics Department.

Trademarks and Trade Names

        Our rights to our trademarks and trade names are the most important factor in marketing our stores and private label products. We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business including, but not limited to, "Brooks", "Brooks Rx Care", "Eckerd", "Ecker(x)d" and "Genovese" in the United States; "Personnelle", "PJC", "PJC Jean Coutu" and "PJC Clinique" in Canada; and "Rx Pro" in the provinces of Quebec and New Brunswick. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder.

Regulation

        Medicare, Medicaid and Other Governmental Programs.    The U.S. Medicare and Medicaid programs were established in 1965. Medicare provides certain benefits that are defined by statute and regulation to qualified individuals, including individuals over the age of 65 and certain disabled individuals. Medicaid is a program funded by both the U.S. federal and state governments, and it provides benefits to certain eligible low-income individuals and families. Retail pharmacies operate under complex regulatory and legal requirements arising out of Medicare, Medicaid, and other U.S. federal healthcare programs. For the 52 weeks ended August 28, 2004, less than 0.3% of Brooks' net revenue was derived from Medicare and approximately 19.6% was derived from Medicaid and for the 53 weeks ended August 28, 2004 Eckerd received approximately 0.1% of its revenue from Medicare and approximately 11.0% from Medicaid. Because Eckerd and Brooks obtain reimbursement from U.S. federal and state healthcare programs, we are vulnerable not only to changes in reimbursement driven by legislative or regulatory reform, but also to liability if we fail to comply with the complex regulatory and statutory requirements that accompany federal and state reimbursements.

        False Claims Laws.    The U.S. Civil False Claims Act, or the FCA, prohibits, among other things, the knowing or reckless submission of false or fraudulent claims for payment by the U.S. federal government. Violations can give rise to treble damages and civil penalties of up to $11,000 for each false claim. Moreover, the FCA permits private individuals to file a civil lawsuit under seal on behalf of the U.S. federal government. The U.S. federal government rewards such suits by paying private litigants up to 30% of any sums recovered on behalf of the U.S. federal government. Some U.S. federal courts have held that FCA liability may be premised on claims that are otherwise accurate but were submitted when the underlying product or service was delivered in violation of other laws or regulations, including the Medicare anti-kickback statute. A number of states, including states in which we operate, have enacted state false claims laws or are considering legislation modeled on the FCA. The submission of false claims to U.S. federal or state programs can also result in criminal or administrative sanctions, such as exclusion from participation in Medicare and Medicaid. Because Medicare and Medicaid program requirements are complex and subject to varying interpretations, we may bill in error, and such claims for reimbursement may be treated as false claims by the enforcing agency or a private litigant.

        Anti-Kickback Laws.    The U.S. federal anti-kickback statute broadly prohibits any bribe, rebate, kickback, or remuneration in exchange for referral of patients, products or services that will be paid for under federal healthcare programs. Violations can give rise to liability for civil, criminal and administrative sanctions, including exclusion from participation in Medicare and Medicaid. Statutory and regulatory exceptions permit some conduct that would otherwise fall within the broad scope of the anti-kickback statute prohibitions, but these exceptions and safe harbors are subject to varying interpretations and many aspects of the anti-kickback statute and regulations have not been tested in the courts. False claims actions alleging violations of the anti-kickback statute have resulted in the payment of large criminal and civil penalties by entities including pharmaceutical manufacturers. Our Canadian operations are subject to similar restrictions and obligations. Some states have also enacted anti-kickback statutes that are modeled to varying degrees on the federal law.

        We attempt to assure that our relationships with potential referral sources, vendors and other entities comply with healthcare laws, including U.S. federal and state anti-kickback statutes. However, compliance guidance published for the pharmaceutical industry by the Department of Health and Human Services—Office of Inspector General in April 2003 acknowledges that many common business practices may implicate the anti-kickback statute. We cannot assure you that a government enforcement agency, private litigant or court will not interpret our business relations to violate the U.S. federal or state anti- kickback statutes.

        Federal and State Privacy Protections.    Our U.S. pharmacy business is subject to patient privacy and other obligations imposed by the U.S. Health Insurance Portability and Accountability Act, or HIPAA. As a result, we are required to maintain privacy and security standards, train our associates on the permitted uses and disclosures of protected health information, provide a notice of privacy practice to our pharmacy customers and permit pharmacy customers to access and amend their records and receive an accounting of disclosures of protected health information. Our Canadian operations are subject to similar restrictions and obligations. Failure to properly adhere to these requirements could result in the imposition of substantial civil and criminal penalties. Violations of federal, state, provincial or common law privacy protections can also give rise to remedies that may include damages, penalties and injunctive relief.

        Other Healthcare Laws.    HIPAA also created two new healthcare criminal laws which prohibit "Health Care Fraud" and "Health Care False Statements". The Health Care Fraud statute prohibits the knowing and willful execution of a scheme to defraud any healthcare benefit program. Healthcare benefit programs are defined under this statute to include not only U.S. federal and state healthcare programs, but also private, non-governmental plans. The Health Care False Statements statute prohibits the knowing and willful concealment of a material fact or making of a materially false statement in connection with the delivery of or payment for healthcare benefits, items, or services. Violations of the Health Care Fraud and Health Care False Statements laws are felonies that may be punished with fines and/or imprisonment.

        If we are convicted, plead guilty to, or enter a plea of no contest to some categories of criminal conduct, certain licenses and government contracts material to our operations, such as Medicaid plan reimbursement agreements, may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages, exclusion from participation in governmental programs or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

        In the United States, we have a number of managed care payor contracts pursuant to which a provider of prescription drugs for patients covered by the managed care payor. "Freedom of choice" state statutes, pursuant to which all pharmacies in the state would be entitled to be a provider under such a contract notwithstanding what the contract may state, have been enacted in certain states, including, Delaware, Georgia, Maryland, New Jersey, North Carolina, South Carolina and Tennessee, and may be enacted in others. Although such statutes may adversely affect certain of our managed care contracts, they may also provide us with opportunities regarding additional managed care contracts.

        All of our franchisees and corporate-operated stores are required to be licensed by the appropriate state or provincial boards of pharmacy. Depending upon the specific requirements of each applicable state or provincial pharmacy board, our Eckerd stores could be subject to additional review and approval requirements for individual pharmacies if the Eckerd Acquisition is deemed a change of ownership, control or management of a particular licensed pharmacy or pharmacies. Our U.S. drugstores and distribution centers are also registered with the U.S. Drug Enforcement Agency and our Canadian warehouse distribution center is registered with Health Canada. Our stores that sell beer and wine are subject to various state and local alcoholic beverage licensing requirements, and, depending upon specific state and local requirements, the license of a store that sells beer and wine that is part of the Eckerd Acquisition may be subject to local license review and approval requirements. None of our Canadian stores sell alcoholic beverages. By virtue of these license and registration requirements, we and our franchisees are obligated to observe certain rules and regulations, and a violation of such rules and regulations could result in fines and/or a suspension or revocation of a license or registration.

        Employees.    We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime and working conditions. Increases in the federal, state or provincial minimum wage rate, associate benefit costs or other costs related to employees could adversely affect our results of operations.

        Environment, Health and Safety.    We will own or lease more than 2,000 sites in the eastern United States and Canada. These sites include our stores, distribution centers and other properties. In connection with the ownership and operation of these sites, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances, as well as the investigation and remediation of contaminated sites. Under certain of these laws and regulations, we may be liable for the clean-up of contamination without regard to whether we knew of, or caused, the contamination. In addition, we may be subject to claims alleging injury from exposure to hazardous substances.

        Legislative Proposals.    Debate has been ongoing with the Quebec government regarding the Quebec requirement that only pharmacists are permitted to own a pharmacy. Moreover, an increasing number of legislative proposals have been introduced or proposed, in recent years, in the U.S. Congress and in some state legislatures affecting the industry, including with respect to the importation of prescription drugs from Canada. All of these proposed changes could effect major changes in the health care system and reimbursement levels, either nationally or at the state level. We cannot predict whether any federal, provincial, or state health care reform legislation will eventually be passed, and if so, the impact thereof on our financial position or results of operations. Health care reform, if implemented, could adversely affect the pricing of prescription drugs or the amount of reimbursement from governmental agencies and managed care payors, and consequently could be adverse to us. However, to the extent health care reform expands the number of persons receiving health care benefits covering the purchase of prescription drugs, it may also result in increased purchases of such drugs and could thereby have a favorable impact on both us and the retail drugstore industry in general. Nevertheless, there can be no assurance that any future federal, state or provincial health care reform legislation will not materially adversely affect us or the retail drugstore industry generally.

Legal Proceedings

        In the ordinary course of business, we are a defendant in a number of legal proceedings, suits and claims common to companies engaged in retail drugstore businesses. The majority of these cases are brought by individual plaintiffs and are not considered by us to be material. Our U.S. operations are also involved in litigation and other proceedings with some state agencies regarding alleged noncompliance with state Medicaid program requirements, the outcomes of which are not determinable at this time. In Massachusetts, for example, the state alleges that it is entitled to reimbursement for certain amounts paid on behalf of individuals who qualify for both Medicare and Medicaid. Although management believes that in the aggregate our potential exposure in these state actions is not likely to be material, management cannot assure you that we will prevail or that our potential exposure in these matters will not have a material adverse effect on our business.

        In addition, our Eckerd stores are subject to continuing obligations relating to the five-year corporate integrity agreement with the Department of Health & Human Services—Office of the Inspector General entered into in 2002 by Eckerd in connection with the settlement of allegations that Eckerd had filed false claims with U.S. federal health programs by partially filling prescriptions and billing the programs for the full prescriptions.

        The stock purchase agreement for the Eckerd Acquisition provides that J.C. Penney will indemnify us for, among other things, damages arising out of or relating to noncompliance prior to the closing date with the five-year corporate integrity agreement, taxes imposed on the acquired entities and their subsidiaries arising in or relating to periods ending on or prior to the closing, environmental liabilities arising in or relating to periods ending on or prior to the closing, damages resulting from existing proceedings under the U.S. Fair Labor Standards Act of 1938 and any breach of any of its covenants under the stock purchase agreement and for any liabilities, including without limitation funding liabilities, with respect to any benefit plan maintained for TDI employees or its subsidiaries.

        In connection with the Eckerd Acquisition, J.C. Penney has agreed in the stock purchase agreement to indemnify us up to a maximum of $350.0 million from and against certain claims, losses, damages and costs attributable to breaches of certain representations and warranties made by it or any of its affiliates in the stock purchase agreement, subject to negotiated deductible thresholds.

        On January 14, 2004 the U.S. House of Representatives Committee on Energy and Commerce, or the Committee, served five of the largest retail pharmacies in the United States, including Eckerd, with a request for documents relating to pharmaceutical reimbursements and rebates. Eckerd provided the Committee with responsive documents in April 2004. Neither we nor Eckerd has been accused by the Committee of any wrongdoing in connection with this investigation. However, we cannot assure you that future developments relating to this investigation or other pharmaceutical pricing investigations being conducted by the federal government will not have a material adverse effect on our business.

Employees

Canada

        As of August 28, 2004, our Canadian operations (including our two main subsidiaries Rx Information Center Ltd. and Services Sécurivol Inc.) had 1,046 employees, of which 408 were employed in our warehouse operations and 638 were employed in corporate-level administrative positions. We believe that overall employee relations are good. Of these employees, 404 were unionized, all of whom are employed at our distribution center in Longueuil, and are members of the Syndicat des travailleuses et travailleurs de PJC entrepôt-CSN. From November 22, 2002 to January 18, 2003, operations at the distribution center were disrupted by a labor dispute, which ended with the negotiation of a renewal of our collective bargaining agreement with this union through December 31, 2005. As of August 28, 2004, our PJC franchised stores had 13,015 employees in the aggregate, 34 of whom were unionized, all in one store.

United States

        As of August 28, 2004, our Brooks and Eckerd operations had approximately 47,101 employees, of which 45,738 were employed in our stores or our distribution centers and 1,363 were employed in corporate-level administrative positions. We believe that overall employee relations are good. None of our U.S. employees are represented by unions.

MANAGEMENT

Executive Officers and Directors

        The following table, together with accompanying text, sets forth as of October 31, 2004 the name, age and position of all of our current directors and executive officers.

Name	Age	Position
Jean Coutu	77	Chairman of the Board
François Jean Coutu	49	Director, President and Chief Executive Officer
Michel Coutu	50	Director and President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc.
William Welsh	56	Executive Vice President and Chief Operating Officer of The Jean Coutu Group (PJC) USA, Inc.
André Belzile	43	Senior Vice President, Finance and Corporate Affairs
Alain Lafortune	53	Senior Vice President, Purchasing and Marketing
Normand Messier	57	Senior Vice President, Network Exploitation
Randy Wyrofsky	47	Senior Vice President of Finance and Chief Financial Officer of The Jean Coutu Group (PJC) USA, Inc.
David Morocco	63	Chief Marketing Officer of The Jean Coutu Group (PJC) USA, Inc.
Lise Bastarache	40	Director
Louis Coutu	52	Director
Marie-Josée Coutu	44	Director
Sylvie Coutu	41	Director
L. Denis Desautels	61	Director
Marcel Dutil	62	Director
Nicolle Forget	63	Director
Claire Léger	61	Director
Pierre Legault	44	Director
Yvon Martineau	58	Director and Vice Chairman of the Board
Érik Péladeau	49	Director
Roseann Runte	56	Director
Dennis Wood	65	Director

        Jean Coutu has served as our Chairman of the Board since he founded the Company in 1969. Mr. Coutu served as our President and Chief Executive Officer from our founding to 1992. Mr. Coutu served as Chief Executive Officer From 1992 to 2002. Mr. Coutu is the father of François Jean Coutu, Louis Coutu, Michel Coutu, Marie-Josée Coutu and Sylvie Coutu.

        François Jean Coutu has served as our President and Chief Executive Officer since 2002. Prior to that time, Mr. François Coutu served as our President and Chief Operating Officer from 1992 to 2002 and has been a director since 1985. Mr. François Coutu is the son of Jean Coutu and the brother of Louis Coutu, Michel Coutu, Marie-Josée Coutu and Sylvie Coutu.

        Michel Coutu has served as the President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc. since 1986. Mr. Coutu has been a director since 1985. Mr. Michel Coutu is the son of Jean Coutu and the brother of François Jean Coutu, Louis Coutu, Marie-Josée Coutu and Sylvie Coutu.

        William Welsh has served as the Executive Vice President, Finance and Chief Operating Officer of The Jean Coutu Group (PJC) USA, Inc. since 1995. Prior to that time, Mr. Welsh served as Vice President of Operations of The Jean Coutu Group (PJC) USA, Inc. from 1994 to 1995.

        André Belzile has served as our Senior Vice President, Finance and Corporate Affairs since May 2004. Prior to that time, Mr. Belzile served as Vice President and Chief Financial Officer of Cascades Inc. He also served as Vice President and Chief Financial Officer of Norampac on an interim basis pursuant to a management agreement with Cascades Inc. until 2001. Mr. Belzile is also a member of the Board of Directors of NB Capital Corporation.

        Alain Lafortune has served as our Senior Vice President, Purchasing and Marketing since February 2004. Prior to that time, Mr. Lafortune served as our Vice President, Purchasing, Merchandising and Advertising from 1993 to 2004.

        Normand Messier has served as our Senior Vice President, Network Exploitation since February 2004. Prior to that time, Mr. Messier served as our Vice President, Real Estate since 2001. From 1984 to 2001, Mr. Messier worked at one of our PJC franchisees.

        Randy Wyrofsky has served as the Senior Vice President of Finance and Chief Financial Officer of The Jean Coutu Group (PJC) USA, Inc. since 1995. Prior to that time, Mr. Wyrofsky served as Vice President of Finance and Chief Financial Officer of The Jean Coutu Group (PJC) USA, Inc. from 1991 to 1995.

        David Morocco has served as the Chief Marketing Officer of The Jean Coutu Group (PJC) USA, Inc. since 1995. Prior to that time, Mr. Morocco served as Vice President of Marketing of The Jean Coutu Group (PJC) USA, Inc. from 1994 to 1995.

        Lise Bastarache has served as a director since 2003. Ms. Bastarache is currently the Regional Vice President, Private Banking Quebec and Atlantic for RBC Financial Group. Ms. Bastarache has also served as Analyst in Commercial Markets and a Deputy Chief Economist for RBC Financial Group during the past five years.

        Louis Coutu has served as a director since 1985. Mr. Louis Coutu has been our Vice President of Commercial Policies since 1997. Mr. Louis Coutu is the son of Jean Coutu and the brother of François Jean Coutu, Michel Coutu, Marie-Josée Coutu and Sylvie Coutu.

        Marie-Josée Coutu has served as a director since 1997. Ms. Coutu is currently the President of Fondation Marcelle et Jean Coutu, a position she has held since 1990. Ms. Coutu is the daughter of Jean Coutu and the sister of François Jean Coutu, Louis Coutu, Michel Coutu and Sylvie Coutu.

        Sylvie Coutu has served as a director since 1997. Ms. Sylvie Coutu is currently the President of Sylvie Coutu Design, a position she has held since 1992. Ms. Sylvie Coutu is the daughter of Jean Coutu and the sister of François Jean Coutu, Louis Coutu, Michel Coutu and Marie-Josée Coutu.

        L. Denis Desautels has served as a director since 2003. Mr. Desautels served as Auditor General of Canada until 2001 and is currently Executive-in-Residence at the School of Management at the University of Ottawa. Mr. Desautels is also a member of the Board of Directors of Alcan Inc., Laurentian Bank of Canada and Bombardier Inc.

        Marcel Dutil has served as a director since 1995. Mr. Dutil is currently the Chairman of the Board and Chief Executive Officer of The Canam Manac Group Inc., a position he has held since 2003. Prior to that time, Mr. Dutil served as Chairman of the Board, President and Chief Executive Officer of The Canam Manac Group Inc. Mr. Dutil serves as a member of the Board of Directors of National Bank of Canada, MAAX Inc. and Total Containment Inc.

        Nicolle Forget has served as a director since 1993. Ms. Forget is a member of the Board of Directors of Gaz Metro Inc. In 2001, Ms. Forget served as Vice President of the transition committee of the City of Longueuil, Canada.

        Pierre Legault has served as a director since August 2004. Mr. Legault is currently Senior Vice-President and Chief Financial Officer of Aventis Inc., a position he has held since 2000.

Mr. Legault served as Senior Vice-President Finance and Treasury—Global of Hoechst Marion Roussel in Frankfurt, Germany from 1999 through 2000.

        Claire Léger has served as a director since 1992. Ms. Léger is currently the Chairman of the Board of St-Hubert Group Inc., a position she has held since 1999. Prior to that time, she served as Vice-Chairman of St-Hubert Group Inc.

        Yvon Martineau has served as a director since 1985 and is currently the Vice-Chairman of our Board. Mr. Martineau is a Senior Partner at the law firm of Fasken Martineau DuMoulin LLP, a position he has held since 1993. Mr. Martineau also sits on the Board of Directors of The Canam Manac Group Inc.

        Érik Péladeau has served as a director since 1993. Mr. Péladeau serves as Chairman of the Board of Directors of Quebecor Media Inc., a position he has held since March 2004. Mr. Péladeau serves as Vice-Chairman of the Board of Directors of Quebecor World Inc., a position he has held since 2001. Mr. Péladeau also serves as Chairman of the Board of Directors of Communications Quebecor Inc., a position he has held since 1997. Mr. Péladeau had served as Vice-Chairman of the Board of Directors and Senior Executive Vice President of Quebecor World Inc. from 2001 to March 2004.

        Dr. Roseann Runte has served as a director since October 2004. Dr. Runte is President of Old Dominion University in Norfolk, Virginia. Between 1994 and 2001 she was President and Vice Chancellor, Victoria University. She is also an Associate to the Council of the Royal College of Physicians and Surgeons of Canada, a board member of the National Bank of Canada, and a member of the executive committee of the Club of Rome.

        Dennis Wood has served as a director since April 2004. Mr. Wood is currently Chairman, President and Chief Executive Officer of Dennis Wood Holdings Inc., a position he has held since 2001. Mr. Wood previously served as President of C-MAC Industries Inc. from 1992 to 2001. Mr. Wood also serves on the Board of Directors of Evolved Digital Systems Inc., Le Groupe Bocenor inc., MAAX Inc., National Bank Trust and Transat A.T. inc.

Executive Committee

        François Jean Coutu is the President of our Executive Committee and Jean Coutu, Michel Coutu, Érik Péladeau and Dennis Wood are members of the committee. Our Executive Committee meets at least once a year, and more often as required, to analyze the strategic plan and direction of our company. The Executive Committee has the authority to deal with certain matters of immediate concern that could impact our operations.

Audit Committee

        Denis Desautels is the President of our Audit Committee and Lise Bastarache, Marcel Dutil, Pierre Legault, Claire Léger, and Dennis Wood are members of the committee. Our Audit Committee meets at least five times a year to analyze our quarterly and annual financial statements, in addition to the budget and other auditing and accounting matters. The Audit Committee recommends to the Board of Directors the approval of our financial statements. Our Audit Committee regularly evaluates our internal controls and our information management systems.

        Our Audit Committee also checks with our management to confirm that the annual recommendations made by our auditors each year are acted upon and that corrective measures are adopted, when so required by our management. For this purpose, three members of our management team as well as one member of our auditing firm attend all the meetings of our Audit Committee and answer the numerous questions asked by the members of our Audit Committee.

Brooks Liaison and Strategic Planning Committee

        Dennis Wood is the President of our Brooks Liaison and Strategic Planning Committee and Louis Coutu, Marie-Josée Coutu, Marcel Dutil, Pierre Legault, Yvon Martineau and Roseann Runte are members of the committee. Our Brooks Liaison Committee meets once every quarter. Our Brooks Liaison Committee oversees the activities of our U.S. subsidiary, The Jean Coutu Group (PJC) USA, Inc., and receives a report of the management team of this subsidiary regarding its financial, marketing and operational performance. Based on this report, our Brooks Liaison Committee makes recommendations to our Board of Directors regarding the strategic direction of The Jean Coutu Group (PJC) USA, Inc. All of the meetings of our Brooks Liaison Committee are held in the presence of three senior executives of The Jean Coutu Group (PJC) USA, Inc.

Corporate Governance Committee

        Yvon Martineau is the President of our Corporate Governance Committee and Lise Batarache, Marie-Josée Coutu, Denis Desautels and Nicolle Forget are members of the committee. Our Corporate Governance Committee has the broad responsibility for reviewing corporate governance practices observed within the Company (including Board practices and performance) and for making recommendations with respect to such matters to our Board of Directors. Our Corporate Governance Committee oversees the nomination process to our Board of Directors. Our Corporate Governance committee reviews and evaluates compliance with corporate governance policy required by the Toronto Stock Exchange and applicable security commissions.

Human Resources Committee

        Nicolle Forget is the President of our Human Resources Committee. Sylvie Coutu, Claire Léger, Yvon Martineau, Érik Péladeau and Roseann Runte are members of the committee. Our Human Resources Committee examines the policies established by our human resources department in dealing with such matters as salaries, including director compensation, fringe benefits, employee retirement plans and succession planning. Our Human Resources Committee may also make recommendations to our Board of Directors regarding these matters. Moreover, the Board of Directors determines the remuneration of the President and Chief Executive Officer taking into account the recommendations of the Human Resources Committee.

Director Compensation

Monetary Compensation

        Each director receives an annual compensation of CDN$15,000 and an additional CDN$2,000 annually for serving as a member of one of the committees of our Board of Directors, except the chair of each committee who receives an additional CDN$4,000 per year. In addition, each director receives an additional fee of CDN$1,500 for each meeting of the Board of Directors or committee that each director attends and a fee of CDN$750 for each telephone meeting.

Deferred Stock Unit Plan

        On December 1, 2000, we implemented a Deferred Stock Unit Plan, referred to as the Plan, for our directors who are not our executives. Participation in the Plan is entirely optional. The Plan allows directors who are eligible and elect to participate to receive up to 100% of their total compensation in phantom share units, which we keep in book-entry form for the benefit of the director. The value of a phantom share unit is calculated on the basis of the average weighted price of the Class A Subordinate Voting Shares on the Toronto Stock Exchange during the last five days of trading prior to the end of each fiscal quarter. Upon payment of a dividend, additional phantom share units are credited to the account of the director based on the amount of the dividend that would have been paid out to a director as if the phantom share units were actual shares. The phantom share units are credited to the participating director's account on the last day of the fiscal quarter. These phantom share units are converted to cash upon the directors' termination of service on the Board of Directors, regardless of the reason, based on the value of the phantom share units at that time. No shares are purchased or issued by us on behalf of our directors while the Plan is in effect or following the departure of any director.

Compensation of Executive Officers

        The following tables set forth information concerning the annual and long-term compensation for services rendered in all capacities to The Jean Coutu Group (PJC) Inc. for each of the last three fiscal years ended May 31, 2002, 2003 and 2004 for the President and Chief Executive Officer and the Chief Financial Officer of The Jean Coutu Group (PJC) Inc. and its three other most highly compensated executive officers (the "Named Executive Officers") as at May 31, 2004:

	Annual Compensation			Long-Term Compensation
Name and Principal Position (1)	Salary		Bonus	Securities Underlying Options (2)(#)
Jean Coutu Chairman of the Board
2004	CDN$405,000		—	—
2003	405,000		—	—
2002	378,000		—	—
François Jean Coutu President and Chief Executive Officer
2004	CDN$601,965		CDN$475,553	—
2003	596,177		578,119	—
2002	575,101		578,485	—
Michel Coutu President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc.
2004	$536,923		$412,000	—
2003	563,075		345,000	—
2002	512,112		267,630	—
Yvon Béchard (3) Senior Executive Vice President
2004	CDN$396,435		CDN$373,655	38,600
2003	312,285		312,288	36,100
2002	301,244		299,578	46,600
André Belzile Senior Vice President Finance and Corporate Affairs
2004	CDN$17,538	(4)	—	30,000
2003	—		—	—
2002	—		—	—
William Welsh Executive Vice President and Chief Operating Officer of The Jean Coutu Group (PJC) USA, Inc.
2004	$233,846		$115,000	18,600
2003	229,808		110,000	20,200
2002	203,077		130,000	24,800

(1)
On May 10, 2004, we hired André Belzile as Senior Vice President, Finance and Corporate Affairs whose current annual base salary is CDN$285,000.

(2)
Class A Subordinate Voting Shares.

(3)
Mr. Béchard retired from our company on August 3, 2004 following the closing of the Eckerd Acquisition.

(4)
This amount represents the salary paid to Mr. Belzile between May 10, 2004 and May 31, 2004.

Stock Option Plan and SARS

        During the fiscal year ended May 31, 2004, our Board of Directors granted options to purchase a total of 331,600 Class A Subordinate Voting Shares.

        Since the creation of our stock option plan for our executive officers, employees, service providers and consultants in 1995, our Board of Directors has granted, through October 31, 2004, taking into account all share subdivisions, options to purchase a total of 7,146,100 Class A Subordinate Voting Shares with a term of 10 years, 3,749,550 of which have been exercised, 369,560 of which have been cancelled due to departures from the company and 2,424,570 of which are still outstanding. Options are granted for a term of 10 years and vest at a rate of 20% per year, and the stock option plan exercise price and other conditions of such options are determined by the stock option plan.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Class A Subordinate Voting Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price (CDN$/sh)	Market Value of Class A Subordinate Voting Shares Underlying Options on Date of Grant (CDN$)(1)	Expiration Date
Yvon Béchard	38,600	11.64%	16.80	16.80	October 14, 2013
André Belzile	30,000	9.05%	18.95	18.95	May 11, 2014
William Welsh	18,600	5.61%	16.80	16.80	October 14, 2013

(1)
Based on the closing price of the Class A Subordinate Voting Shares on the Toronto Stock Exchange on the date immediately preceding the date of grant.

Aggregate Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the information about stock option exercises or SARs awarded with the options during fiscal year 2004 by the Named Executive Officers of our company and the fiscal year-end values of unexercised options held by the named executive officers as at May 31, 2004, all of which were granted under our stock option plan.

			Number of Securities Underlying Unexercised Options at May 31, 2004		Value of Unexercised Options at May 31, 2004 (1)
	Shares Acquired on Exercise (#)	Aggregate Value Realized (CDN$)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Yvon Béchard	176,900	1,443,451	839,180	83,500	9,507,022	326,888
André Belzile	—	—	6,000	24,000	—	—
William Welsh	—	—	198,120	76,920	1,860,896	512,711

(1)
Based on the closing price of CDN$18.95 of our Class A Subordinate Voting Shares on the Toronto Stock Exchange on May 31, 2004. The value of an unexercised in-the-money options at the financial year-end is the difference between the fair market value of a Class A Subordinate Voting Share on May 31, 2004, which was $18.95 per share, being the closing price on the Toronto Stock Exchange on such date, and its exercise or base price. It should be noted that unexercised options may never be exercised and that the value of unexercised in-the-money options may never be realized.

        Since May 31, 2004, André Belzile and William Welsh were granted an additional 18,200 and 23,700 stock options, respectively, under the stock option plan at an exercise price of CDN$15.65, and these options expire on October 26, 2014.

Defined Benefit Plans

Employee Pension Plan

        For Canadian employees, we contribute to a fixed contribution pension plan for all employees (excluding Presidents and Vice-Presidents) who wish to join such a plan. We contribute to the fixed contribution pension plan for the benefit of each participating employee an amount equal to the amount contributed by such employee to the fixed contribution pension plan, with the maximum of our contribution equal to 3.5% of each employees gross annual salary. For U.S. employees, we contribute to a 401(k) fixed contribution general retirement plan for all employees that are employed at our U.S. headquarters, excluding family members of Jean Coutu, our significant shareholder, who wish to join such a plan. We contribute to the 401(k) fixed contribution general retirement plan for the benefit of each participating employee an amount equal to 25% of the amount contributed by such employee to the fixed contribution general retirement plan, with the maximum of our contribution equal to 4% of each employee's gross annual salary.

Retirement Plan for Canadian Vice-Presidents

        We have a pension plan, the Plan, for our Canadian Vice Presidents, excluding family members of Jean Coutu, our significant shareholder, that includes two benefit aspects. We have a basic registered fixed contribution pension portion, the maximum pension payable under this portion is determined by the Canadian Income Tax Act and no amount of pension may be credited for the years of service prior to January 1, 2000. In addition to the basic registered fixed contribution pension portion, on January 1, 2000, we created and began contributing to a fixed benefit pension portion, on behalf of the eligible Vice-Presidents. Any salary in excess of the maximum salary allowed for contributions to be made to the basic registered fixed contribution pension portion pursuant to the terms of the Canadian Income Tax Act is provided for by the fixed benefit pension portion. Years of service prior to the entry into and eligibility under the fixed benefit pension portion are recognized and vested in the Plan at the rate of 25% per complete year beginning with January 1, 2000. Mr. Yvon Béchard, who retired on August 3, 2004, was the only Named Executive Officer eligible for participation under the Plan who was employed prior to January 1, 2000, and he was able to recognize 21.58 years of past service on January 1, 2004.

        In accordance with the Plan, our Canadian Vice-Presidents who are covered by the Plan are entitled to a life annuity at retirement the amount of which is calculated as follows: (a) For each year of service after January 1, 2000, the equivalent of 2% of the average salary of the best three consecutive years; (b) For each year of service prior to January 1, 2000, the equivalent of 2% of the average salary of the best three consecutive years less $1,722.00 a year or any other greater amount as prescribed by the Canadian Income Tax Act as being the defined benefit limit during the year of retirement of such Vice-President. For the calculation of the life annuity, the years of service may not exceed 35 years. The table below indicates the benefits which should be paid out pursuant to the Plan including the supplemental benefit. Amounts are reduced when years of participation include years of past service.

	Years of participation
Average remuneration (CDN$)
	15	20	25	30	35
250,000	75,000	100,000	125,000	150,000	175,000
300,000	90,000	120,000	150,000	180,000	210,000
400,000	120,000	160,000	200,000	240,000	280,000
500,000	150,000	200,000	250,000	300,000	350,000
750,000	225,000	300,000	375,000	450,000	525,000
1,000,000	300,000	400,000	500,000	600,000	700,000

        The life annuity granted by the plan is payable without adjustment provided that the Vice-President is at least 60 years old or has 35 years of service with our company. The plan also includes a 60% reversible life annuity to the spouse of the plan participant in the event he/she dies during his/her retirement. For the recently retired Yvon Béchard, the salary upon which the calculation was based also included bonuses.

Retirement Plan for U.S. Vice-Presidents

        Currently, our U.S. Vice-Presidents participate in the same 401(k) fixed contribution general retirement plan that is available to all U.S. employees who are employed at our U.S. headquarters. We are developing a new, distinct retirement plan for our U.S. Vice-Presidents.

Liability Insurance for Directors and Officers

        We provide liability insurance for the benefit of our directors and officers, including the directors and officers of each of our subsidiaries. The total amount of the coverage for the period beginning September 23, 2003 and ending September 23, 2004 is $25 million per event. We are obligated to pay a deductible of $150,000 in the event of a claim. We have paid premiums of $178,215 for the coverage period September 23, 2003 through September 23, 2004.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information with regard to the beneficial ownership of our Class A Subordinate Voting Shares and Class B Shares as of October 31, 2004, including stock options that are exercisable within 60 days thereafter by (i) each of the board members, (ii) each of the executive officers, (iii) all of our board members and executive officers as a group and (iv) any person who beneficially owns or exercises control or direction over shares carrying more than 5% of the votes attached to each class of our voting shares outstanding. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated. As of October 31, 2004, we had 140,871,170 Class A Subordinate Voting Shares outstanding and 120,250,000 Class B Shares outstanding.

	Class A Subordinate Voting Shares (1)			Class B Shares (1)
Name	Number of shares		Percent of class	Number of shares		Percent of class
Board Members and Executive Officers (2):
Jean Coutu	4,830,800	(3)	3.43%	120,250,000	(4)	100%
William Welsh	255,580	(5)	*	—		—
Randy Wyrofsky	206,800	(5)	*	—		—
David Morocco	104,000	(5)	*	—		—
Alain Lafortune	76,180	(5)	*	—		—
Yvon Béchard	63,200	(6)	*	—		—
Normand Messier	44,620	(7)	*	—		—
Érik Péladeau	30,920	(8)	*	—		—
Marcel Dutil	28,694	(9)	*	—		—
André Belzile	21,940	(10)	*	—		—
Dennis Wood	21,000	(11)	*	—		—
Nicolle Forget	4,000		*	—		—
Claire Léger	4,000	(12)	*	—		—
Yvon Martineau	2,000		*	—		—
L. Denis Desautels	1,000		*	—		—
Lise Bastarache	—		—	—		—
François J. Coutu	—		—	—		—
Louis Coutu	—		—	—		—
Marie-Josée Coutu	—		—	—		—
Michel Coutu	—		—	—		—
Sylvie Coutu	—		—	—		—
Roseann Runte	—		—	—		—
All current board members and executive officers as a group (22 persons)	5,694,734		4.02%	120,250,000		100%
Persons holding more than 5% of the votes:
Jarislowsky Fraser Limited (13)	15,989,913		11.35%	—		—
Fidelity Investments (14)	12,237,120		8.69%	—		—
Caisse de dépôt et placement du Québec (15)	10,356,360		7.35%
Canadian National Railways Pension Trust Fund (16)	10,219,800		7.25%

*
less than 1%

(1)
The Class A Subordinate Voting Shares and Class B Shares carry the same rights, privileges, restrictions and conditions except with respect to voting rights and conversion rights. Each Class B Share is entitled to 10 votes and each Class A Subordinate Voting Share is entitled to one vote on all matters for which shareholders may cast votes except as provided for in our articles. The Class B Shares are exchangeable at any time into Class A Subordinate Voting Shares on a share-for-share basis at the holder's option. In addition, in the event that a Bid, as defined in our articles, is made to the holders of Class B Shares, each Class A Subordinate Voting Share shall become exchangeable at the holder's option into one Class B Share, for the sole purpose of allowing the holder to accept the Bid.

(2)
The addresses for our board members and executive officers is c/o The Jean Coutu Group (PJC) Inc., 530 Bériault St., Longueuil, Quebec, Canada J4G 1S8.

(3)
80,800 of these shares are held by 98362 Canada Inc., a corporation controlled by Mr. Jean Coutu and 4,750,000 of these shares are held by Fondation Marcelle et Jean Coutu, a trust controlled by Mr. Jean Coutu and his family.

(4)
These shares are held by 3958230 Canada Inc., a corporation controlled by Mr. Jean Coutu.

(5)
Represents options to purchase Class A Subordinate Voting Shares that are exercisable within 60 days of October 31, 2004.

(6)
These shares are held by 139829 Canada Inc., a corporation controlled by Mr. Yvon Béchard.

(7)
3,000 of these shares represent options to purchase Class A Subordinate Voting Shares that are exercisable within 60 days of October 31, 2004.

(8)
28,000 of these shares are held by Cie de Publication Alpha inc.

(9)
20,000 of these shares are held by Placement CMI inc., a company controlled by Mr. Marcel Dutil.

(10)
9,400 of these shares represent options to purchase Class A Subordinate Voting Shares that are exercisable within 60 days of October 31, 2004.

(11)
16,000 of these shares are held by Dennis Wood Holdings Inc.

(12)
These shares are held by Gestion Nevski, inc., a company controlled by Ms. Claire Léger.

(13)
The address of Jarislowsky Fraser Limited is 1010 Sherbrooke Street, West, Suite 2005, Montreal, Quebec, Canada H3A 2R7.

(14)
The address of Fidelity Investments is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)
The address of Caisse de dépôt et placement du Québec is Centre CDP Capital, 1000 place Jean-Paul-Riopelle, Montreal, Quebec, Canada H2Z 2B3.

(16)
The address of Canadian National Railways Pension Trust Fund is CN Investment Division, 5 Place Ville Marie, Suite 1515, P.O. Box 11002, Montreal, Quebec, Canada H3C 4T2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Jean Coutu, our founder, Chairman of the Board, largest beneficial owner of our outstanding corporate stock and father of François Jean Coutu, Louis Coutu, Michel Coutu, Marie-Josée Coutu and Sylvie Coutu is personally involved in numerous transactions with our company as a PJC franchisee, as well as through certain corporations of which he is an associate, including the subsidiaries of our company. Mr. Jean Coutu owned five PJC franchised stores as of May 31, 2002 and one store as of May 31, 2003 and 2004. Mr. Jean Coutu currently owns 10% of one PJC franchised store. The PJC franchised stores owned by Mr. Jean Coutu purchased inventory from our Canadian warehouse in an amount equal to approximately CDN$10.6 million, CDN$7.8 million and CDN$200,000, respectively, during the fiscal years ended May 31, 2003 and 2004 and the 13 weeks ended August 28, 2004. In addition, he paid us franchise royalties, rental payments and administrative costs of approximately CDN$800,000, CDN$600,000 and CDN$40,000, respectively, for the fiscal year ended May 31, 2003, CDN$500,000, CDN$700,000 and CDN$30,000, respectively, for the fiscal year ended May 31, 2004, and CDN$10,000, CDN$20,000 and CDN$1,000, respectively, for the 13 weeks ended August 28, 2004.

        François Jean Coutu, our President and Chief Executive Officer, is personally involved in numerous transactions with our company as a PJC franchisee. Mr. François Jean Coutu owned three PJC franchised stores as of May 31, 2002 and four stores as of May 31, 2003. Mr. François Jean Coutu currently owns one PJC franchised store. The PJC franchised stores owned by Mr. François Jean Coutu purchased inventory from our Canadian warehouse in an amount equal to approximately CDN$13.3 million, CDN$13.4 million and CDN$1.5 million, respectively, during the fiscal years ended May 31, 2003 and 2004 and the 13 weeks ended August 28, 2004. In addition, he paid us franchise royalties, rental payments and administrative costs of approximately CDN$500,000, CDN$900,000 and CDN$90,000, respectively, for the fiscal year ended May 31, 2003, CDN$400,000, CDN$1.1 million and CDN$100,000, respectively for the fiscal year ended May 31, 2004, and CDN$100,000, CDN$100,000 and CDN$20,000 for the 13 weeks ended August 28, 2004. In addition, Mr. François Jean Coutu has borrowed from our company approximately CDN$630,000 in connection with the relocation of his franchised store. This loan was made on February 8, 2004, matured on August 8, 2004 and has been paid in full. The loan made to Mr. François Jean Coutu was made on the same terms and under the same conditions as all loans made to other PJC franchisees for relocation expenses.

        Jean Coutu, François Jean Coutu, Michel Coutu, President and Chief Executive Officer of The Jean Coutu Group (PJC) USA, Inc., and Louis Coutu, Vice President of Commercial Policies of The Jean Coutu Group (PJC) USA, Inc., each receive compensation for services rendered as employees of our company. See "Management". In addition, Marie-Josée Coutu and Sylvie Coutu receive compensation for services rendered as members of our Board of Directors. See "Management—Director Compensation".

        For a description of related party transactions involving Eckerd, see Note 4 to the Eckerd carve out special purpose financial statements.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

        In connection with the July Transactions, The Jean Coutu Group (PJC) Inc. and The Jean Coutu Group (PJC) USA, Inc. entered into a senior secured credit agreement with certain senior lenders. The following summary of the material terms of the senior secured credit facilities, which we refer to as the "senior secured credit facilities", is generalized and not complete and, as such, is subject to and is qualified in its entirety by reference to the provisions of the senior credit agreement. In this description, all references to "our company" refer only to The Jean Coutu Group (PJC) Inc. and not to any of our subsidiaries.

        Our senior secured credit facilities provide for senior secured financing of up to approximately $1.7 billion, consisting of:

  •
  A $350.0 million revolving credit facility with a maturity of five years. The revolving credit facility made available in U.S. dollars and/or Canadian dollars will be available to our company and to all of our material wholly-owned U.S. subsidiaries. The revolving credit facility will also include (1) a Canadian and U.S. swingline loan subfacilities and (2) a Canadian and U.S. letter of credit subfacilities. As of August 28, 2004, nothing was outstanding under our revolving credit facility and $12.8 million of availability was utilized for letters of credit, leaving $337.2 million available for future borrowing.

  •
  A $250.0 million term loan A facility with a maturity of five years. The term loan A facility was made available in U.S. dollars and was drawn in full in connection with the consummation of the July Transactions. The term loan A facility is borrowed by our company. As of August 28, 2004, $250.0 million was outstanding under the term loan A facilities.

  •
  A $1.1 billion term loan B facility with a maturity of seven years. The term loan B facility was made available in U.S. dollars and was drawn in full in connection with the consummation of the July Transactions. The term loan B facility is borrowed by our company. As of August 28, 2004, $1.1 billion was outstanding under the term loan B facility.

        All borrowings under our senior secured credit facilities are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

        Proceeds of the term loans, together with the other sources of funds described under "Use of Proceeds", were used to finance the July Transactions. Proceeds of revolving loans, swingline loans and letters of credit are used to provide financing for working capital and general corporate purposes.

Interest and fees

        The interest rates per annum applicable to revolving and term loans under our senior secured credit facilities are, at our option (1) in the case of U.S. dollar denominated loans, equal to either the U.S. base rate (defined as the higher of the prime rate and the federal funds rate plus 0.5%), or an adjusted eurodollar rate and (2) in the case of Canadian dollar denominated loans, equal to the Canadian prime rate (defined as the higher of the Canadian dollar reference rate and the Canadian dollar offered rate for bankers acceptances plus 1% per annum), in each case plus an applicable margin. The applicable margin for the term loan B facility for eurodollar loans is 2.25% and the applicable margin for U.S. base rate loans is 1.25%. The applicable margin for the term loan A facility and the revolving facility for eurodollar loans is 2.5% and for U.S. base rate loans and for Canadian prime rate loans is 1.5%. Following the last day of our first full fiscal quarter ending at least three months after the closing date for the senior secured credit facilities, the applicable margins for the term loan A facility and the revolving loans may be adjusted from time to time based on a performance-based pricing grid. Canadian dollar denominated loans to our company under the revolving loan facility may also be made by means of acceptance and purchase of bankers' acceptances.

        On the last business day of each of January, April, July and October we are required to pay each lender a customary commitment fee in respect of any unused commitments under the revolving loan facility.

Amortization of term loans

        The term loan A facility is payable in quarterly installments, subject to certain exceptions in the first and last years of the facility, at a rate of 5% in our first fiscal year, 15% in our second fiscal year, 20% in our third fiscal year, 25% in our fourth fiscal year and 35% thereafter. The term loan B facility is payable at a rate of 1% per annum in equal quarterly installments during the first six years thereof, with the balance payable in equal quarterly installments during the seventh year thereof.

Prepayments

        Subject to exceptions, our senior secured credit facilities require mandatory prepayments of the loans from issuances of equity, excess cash flows and issuances of debt and require us to make a mandatory offer to prepay the loans from asset dispositions and casualty proceeds, in such amounts as to be determined prior to the closing of the Eckerd Acquisition.

        Proceeds required to prepay the loans will be applied pro rata to the remaining scheduled amortization payments of the term loans, and then to any outstanding revolving loans (without permanent reduction of the corresponding commitments).

        Prior to the fifth anniversary of the closing, all mandatory prepayments (subject to certain exceptions resulting from asset sales and casualty proceeds) and scheduled repayments of the term loan B facility are limited in aggregate amount to 25% of the original principal amount of the term loan B facility (with a catch-up payment following the fifth anniversary of the closing date). Any prepayment that would exceed the limit described above are held in a collateral account pending disbursement to the lenders following the fifth anniversary of the closing. In addition, the term loan B lenders may elect to decline any mandatory prepayment, which will then be allocated first, to the term loan A facility and second, if and when the term loan A facility are paid in full, back to the term loan B facility.

        Voluntary prepayments of loans under our senior secured credit facilities and voluntary reductions of revolving loan commitments are permitted, in whole or in part, in minimum amounts as set forth in the credit agreement.

Collateral and guarantees

        Our senior secured credit facilities are guaranteed by us and all of our current and future subsidiaries that can provide a full and unconditional guarantee, and are secured by a first priority security interest in substantially all of our and their existing and future assets, and a first priority pledge of the capital stock of the guarantor subsidiaries, as well as capital stock of and intercompany notes issued by our non-guarantor subsidiaries, if any, subject to certain exceptions agreed upon with our lenders and local law requirements.

Restrictive covenants and other matters

        Our senior secured credit facilities require that we comply on a quarterly basis with certain financial covenants, including a maximum leverage ratio test and minimum fixed charge coverage ratio test. In addition, our senior secured credit facilities include negative covenants, subject to certain exceptions, that restrict or limit our ability and the ability of our subsidiaries to, among other things:

  •
  incur, assume or permit to exist additional indebtedness or guaranty obligations,

  •
  incur liens or agree to negative pledges in other agreements,

  •
  engage in sale and leaseback transactions,

  •
  make capital expenditures,

  •
  make loans and investments,

  •
  declare dividends, make payments or redeem or repurchase capital stock,

  •
  engage in mergers, acquisitions and other business combinations,

  •
  prepay, redeem or purchase certain indebtedness including the notes,

  •
  amend or otherwise alter the terms of our organizational documents and our indebtedness including the notes,

  •
  sell assets or engage in receivables securitization,

  •
  form subsidiaries outside the United States and Canada,

  •
  transact with affiliates, and

  •
  alter the business that we conduct.

        Our senior secured credit facilities contain certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness and other material agreements, certain events of bankruptcy, U.S., Canadian or other employee benefit plans, material judgments, actual or asserted failure of any guaranty or security document supporting our senior secured credit facilities to be in full force and effect and change of control. If such an event of default occurs, the lenders under our senior secured credit facilities are entitled to take various actions, including an increase in interest rates, the acceleration of amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Other Indebtedness and Capital Lease Obligations

        As of August 28, 2004, we had $6.2 million in mortgage loans and $32.1 million in capital lease obligations outstanding.

DESCRIPTION OF THE SENIOR NOTES

        The outstanding 7 5/8% Senior Notes issued under a senior note indenture dated as of July 30, 2004 among the Company, the Senior Note Guarantors and The Bank of New York, as trustee (the "Senior Note Trustee"). The Senior Note Indenture will also cover the terms and conditions relating to the Senior Notes to be issued in exchange for the outstanding Senior Notes payment to the exchange offer described in this prospectus (the "Senior Exchange Notes"). The terms of the Senior Notes include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the Senior Note Indenture. It does not restate the Senior Note Indenture in its entirety. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. For definitions of certain capitalized terms used in the following summary, see "—Certain Definitions". Defined terms used in this description but not defined below under the heading "—Certain Definitions" have the meanings assigned to them in the Senior Note Indenture. Terms defined in this section shall have the meaning ascribed solely for this section. All references to the Company in this section refer exclusively to The Jean Coutu Group (PJC) Inc., and not to any of its subsidiaries.

        The Senior Notes are registered under the Securities Act and are subject to transfer restrictions. When issued, the Senior Notes will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Senior Notes. References in this "Description of the Senior Notes" to "$" are to United States dollars.

Maturity, Principal and Interest

        The Senior Notes will mature on August 1, 2012 and will be in the aggregate principal amount of $350,000,000, subject to the Company's ability to issue additional notes which may be of the same series as the Senior Notes as described under "—Further Issues". The Senior Notes will be unsecured senior obligations of the Company. Each Senior Note will bear interest at the rate described on the cover page from the date of issuance or from the most recent interest payment date on which interest has been paid, payable semiannually in arrears on February 1 and August 1 in each year, commencing February 1, 2005.

        The Company will pay interest to the Person in whose name the Senior Note (or any predecessor Senior Note) is registered at the close of business on the January 15 or July 15 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Senior Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer, exchange or redemption of Senior Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

        Settlement for the Senior Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Senior Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Senior Notes will therefore settle in same day funds.

Exchange Offer; Registration Rights

        Pursuant to the Registration Rights Agreement, the Company and the Senior Note Guarantors have agreed for the benefit of the holders of the Senior Notes, at the Company's and the Senior Note Guarantors' cost, to effect a registered exchange offer under the Securities Act to exchange the Senior

Notes for Senior Exchange Notes (the "Exchange Offer"), which will have terms identical in all respects to the Senior Notes (except that the Senior Exchange Notes will not contain terms with respect to transfer restrictions) and will evidence the same indebtedness of the Company. The registration statement of which this prospectus is a part is being filed with the Commission pursuant to this obligation.

        In addition, the Company and the Senior Note Guarantors have agreed to register the Senior Notes for resale under the Securities Act through a shelf registration statement, which registration statement may also register the Senior Subordinated Notes for resale (the "Shelf Registration Statement") in the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not completed within 240 calendar days after the original issue date of the Senior Notes, or upon the request of any Initial Purchaser with respect to Senior Notes held by such Initial Purchaser that are not eligible to be exchanged for Senior Exchange Notes in the Exchange Offer or which are exchanged in the Exchange Offer for Senior Exchange Notes which are not freely tradable, or if any holder of the Senior Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradable Senior Exchange Notes pursuant to the Exchange Offer.

        The interest rate of the Senior Notes will increase if one of four events occur:

  (1)
  the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the date of original issue of the Senior Notes,

  (2)
  the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the date of original issue of the Senior Notes,

  (3)
  the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 240th calendar day following the date of original issue of the Senior Notes or

  (4)
  the Shelf Registration Statement is declared effective but shall later become unusable for more than 30 days in the aggregate (each such event referred to in clauses (1) through (4) above, a "Registration Default").

        The interest rate of the Senior Notes will increase by one-quarter of one percent per year upon the occurrence of any Registration Default. The interest rate (as so increased) will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

        All references to "interest" in the Senior Note Indenture will include any and all interest payable as a result of a Registration Default.

Senior Note Guarantees

        Payment of the Senior Notes is guaranteed by the Senior Note Guarantors jointly and severally, fully and unconditionally, on a senior basis.

  •
  The Senior Note Guarantors are comprised of all of the direct and indirect Restricted Subsidiaries of the Company, to the extent they are guarantors under the Credit Agreement.

  •
  In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Senior Notes jointly and severally with any other such Restricted Subsidiary, fully and unconditionally, on a senior basis.

        If the Company defaults in payment of the principal of, premium, if any, or interest on the Senior Notes, each of the Senior Note Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the principal of, premium, if any, and interest n the Senior Notes.

        The obligations of each Senior Note Guarantor under its Senior Note Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Senior Note Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Senior Note Guarantor in respect of the obligations of such other Senior Note Guarantor under its Senior Note Guarantee or pursuant to its contribution obligations under the Senior Note Indenture, will result in the obligations of such Senior Note Guarantor under its Senior Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Senior Note Guarantor that makes a payment or distribution under its Senior Note Guarantee will be entitled to a contribution from any other Senior Note Guarantor in a pro rata amount based on the net assets of each Senior Note Guarantor determined in accordance with GAAP.

        Notwithstanding the foregoing, in certain circumstances a Senior Note Guarantee of a Senior Note Guarantor may be released pursuant to the provisions of subsection (b) under "—Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness". The Company also may, at any time, cause a Restricted Subsidiary to become a Senior Note Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Senior Notes by such Restricted Subsidiary on the basis provided in the Senior Note Indenture.

Additional Amounts

        All payments made by or on behalf of the Company or any Senior Note Guarantor under or with respect to the Senior Notes or any Senior Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges of whatever nature (including any penalties, interest and other liabilities related thereto) imposed, assessed or levied by or on behalf of any Taxing Authority (collectively, "Taxes"), unless the Company or any Senior Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Senior Note Guarantor is so required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Senior Notes or any Senior Note Guarantee, the Company or such Senior Note Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each holder and beneficial owner of the Senior Notes after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a holder or beneficial owner of Senior Notes or to a third party on behalf of a holder or beneficial owner of the Senior Notes if and to the extent any of the following exceptions apply (if and to any such extent, an "Excluded Holder") (i) in the case of Canadian withholding Taxes, such Taxes were so imposed, assessed or levied by reason of the Company's not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with such holder or beneficial owner at the time of making such payment, (ii) such Taxes were so imposed, assessed or levied on such payment to such holder or beneficial owner by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of such holder's or beneficial owner's activity in connection with purchasing the Senior Notes, mere ownership or disposition of the Senior Notes, receipt of payments under the Senior Notes or enforcement or exercise of its rights under the Senior Notes, the Senior Note

Guarantees or the Senior Note Indenture, (iii) such payment could have been made without such deduction or withholding of such Taxes if the relevant Senior Note had been presented for payment (where presentation is required) within 30 days after the date on which such payment or such Senior Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Senior Note been presented on the last day of such 30-day period), (iv) the holder or beneficial owner is a fiduciary, a partnership or not the sole beneficial owner of a Senior Note, if and to the extent that any beneficiary or settler with respect to such fiduciary, any partner in such partnership or a beneficial owner of such Senior Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question if such beneficiary, settler, partner or beneficial owner had been the sole beneficial owner of such Senior Note (but only if there is no material cost or expense associated with transferring such Senior Note to such beneficiary, settler, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, settler, partner or beneficial owner), (v) such holder or beneficial owner failed to duly and timely comply with a written request of the Company addressed or otherwise provided to the holder (and made at a time which would enable the holder and/or beneficial owner acting reasonably to duly and timely comply with that request) to provide information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, entitlement to treaty benefits, identity or connection with the relevant Taxing Authority or any political subdivision or authority thereof, but only (x) if and to the extent that such holder and/or beneficial owner was legally able to comply with such request and (y) if and to the extent due and timely compliance with such request is required by the law, regulation, administrative practice or any treaty obligation of the relevant Taxing Authority or any political subdivision or authority thereof as a precondition to reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner of Senior Notes but for this clause (v), or (vi) any combination of the foregoing clauses of this proviso.

        The Company or such Senior Note Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Company or such Senior Note Guarantor will furnish to the Senior Note Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Senior Note Guarantor.

        The Company and each Senior Note Guarantor will indemnify and hold harmless each holder and beneficial owner of Senior Notes (other than an Excluded Holder with respect to any Taxes) and, upon written request, promptly reimburse each such holder or beneficial owner for the amount of (1) any Taxes paid by such holder or beneficial owner as a result of payments made under or with respect to the Senior Notes or any Senior Note Guarantee or any Documentary Taxes paid by such holder or beneficial owner and (2) any Taxes paid by such holder or beneficial owner with respect to any reimbursement payment under the foregoing clause (1), so that the net amount received by such holder or beneficial owner after such reimbursement payment will not be less than the net amount such holder or beneficial owner would have received if the Taxes or the Documentary Taxes described in the foregoing clauses (1) and (2) had not been imposed, assessed or levied, but excluding any such Taxes on such holder's or beneficial owner's net income generally.

        At least 30 days prior to each date on which any payment under or with respect to the Senior Notes is due and payable, if the Company or any Senior Note Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Senior Note Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Senior Note Trustee to pay such Additional Amounts to holders of Senior Notes on the payment date. Whenever in the Senior Note Indenture there is mentioned, in any context, the payment of principal (and premium, if any),

Redemption Price, Change in Control Purchase Price, interest or any other amount payable under or with respect to any Senior Note or any Senior Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts or reimbursement payments to the extent that, in such context, Additional Amounts or reimbursement payments are, were or would be payable in respect thereof.

        The Company will pay any present or future stamp, issue, registration, court, documentary or other similar Taxes (including Additional Amounts with respect thereto) imposed, assessed or levied by any Taxing Jurisdiction in respect of or in connection with the execution, issuance, redemption, retirement, delivery or registration of, or enforcement of rights under, the Senior Note Indenture, the Senior Notes, the Senior Note Guarantees or any related document (collectively, "Documentary Taxes").

        The obligation to pay Additional Amounts, any reimbursement payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Senior Note Indenture.

        For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Senior Notes, see "Certain Canadian Federal Income Tax Considerations".

Tax Redemption

        The Senior Notes will also be subject to redemption as a whole, but not in part, at the option of the Company at any time, on not less than 30 nor more than 60 days' prior written notice to the holders of Senior Notes (which notice shall be irrevocable), at 100% of the principal amount, together with any accrued and unpaid interest thereon to the redemption date, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Company or any Senior Note Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Senior Notes, any Additional Amounts or reimbursement payments (other than in respect of Documentary Taxes) as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus; provided (i) the Company or the applicable Senior Note Guarantor has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Senior Note Guarantor and (ii) in the case of such Additional Amounts payable by a Senior Note Guarantor with respect to Taxes imposed, assessed or levied by or on behalf of a Taxing Authority other than Canada or the United States of America or any political subdivision or authority of either of the foregoing, such Senior Note Guarantor has been making payments to the holders of the Senior Notes pursuant to its Senior Note Guarantee prior to the earlier of the time such change or amendment is announced or such change or amendment becomes effective. See "—Additional Amounts".

        Notwithstanding the foregoing, (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the applicable Senior Note Guarantor would, but for such redemption, be obligated to pay such Additional Amounts or reimbursement payments or later than 365 days after the date on which the Company or the applicable Senior Note Guarantor first becomes liable (or if later, the earlier of the date on which it first becomes aware of its liability or the date on which it reasonably should have become aware of its liability) to pay such Additional Amounts or reimbursement payments as a result of any change or amendment described above, and (ii) at the time such notice is given, the Company's or the applicable Senior Note Guarantor's obligation to pay such Additional Amounts or reimbursement payments remains in effect. Prior to the mailing of any notice of redemption of the Senior Notes pursuant to the foregoing, the Company will deliver to the

Senior Note Trustee (a) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and (b) an opinion of an independent tax counsel in the relevant Taxing Jurisdiction of recognized national standing to the effect that the Company or the applicable Senior Note Guarantor is, has become or would become obligated to pay such Additional Amounts or reimbursement payments as a result of such change or amendment as described above. The Senior Note Trustee shall accept such Officer's Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent above, which Officer's Certificate and opinion shall then be binding on the holders and beneficial owners of the Senior Notes.

Optional Redemption

        After August 1, 2008, the Company may redeem all or a portion of the Senior Notes, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1, of the years indicated below:

Year	Redemption Price
2008	103.813%
2009	101.906%
2010 and thereafter	100.000%

of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

        In addition, at any time prior to August 1, 2007, the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Senior Notes originally issued under the Senior Note Indenture at a redemption price equal to 107.625% of the aggregate principal amount of the Senior Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the initial aggregate principal amount of Senior Notes must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

        If less than all of the Senior Notes are to be redeemed, the Senior Note Trustee shall select the Senior Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Senior Notes are listed, or if the Senior Notes are not listed, on a pro rata basis, by lot or by any other method the Senior Note Trustee shall deem fair and reasonable. Senior Notes redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Mandatory Redemption

        Except as set forth under "—Purchases of Notes upon a Change of Control" and "—Certain Covenants—Limitation on Asset Sales", the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Purchase of Senior Notes Upon a Change of Control

        If a Change of Control occurs, the Company shall be obligated to make an offer (the "Change of Control Offer") to purchase all of the Senior Notes. In the Change of Control Offer, the Company will offer to purchase all of the Senior Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

        Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Senior Note Trustee and give written notice of the Change of Control to each holder of Senior Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

  •
  that a Change of Control has occurred or will occur and the date of such event;

  •
  the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

  •
  that any Senior Note not tendered will continue to accrue interest;

  •
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

  •
  other procedures required by the Senior Note Indenture that a holder of Senior Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

        If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the Senior Notes that might be delivered by holders of the Senior Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Senior Note Trustee and the holders of the Senior Notes the rights described under "—Events of Default".

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. A default under the Credit Agreement would result in a default under the Senior Note Indenture if the lenders accelerate the debt under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing Senior Notes under the Credit Agreement, the Company will be obligated to seek the consent of its Credit Agreement lenders to make and consummate a Change of Control Offer or refinance the borrowings under the Credit Agreement that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from making and consummating a Change of Control Offer. In such case, the Company's failure to make and consummate a Change of Control Offer would constitute an event of default under the Senior Note Indenture, which would, in turn, constitute a default under the Credit Agreement.

        In addition to the obligations of the Company under the Senior Note Indenture with respect to the Senior Notes in the event of a Change of Control, the Company's Credit Agreement also contains an event of default upon a "change of control" as defined therein which obligates the Company to repay amounts outstanding under such Indebtedness upon an acceleration of the Indebtedness issued thereunder.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Senior Note Indenture) to represent a specific quantitative test. Accordingly, the obligation of the Company to make the Change of Control Offer and the ability of the holders of the Senior Notes to require the Company to make and consummate a Change of Control Offer as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries to another Person or group may be uncertain.

        Change of control is defined differently under the Senior Note Indenture and the Credit Agreement. A transaction that constitutes a change of control under the Credit Agreement would not necessarily constitute a Change of Control under the Senior Note Indenture.

        The existence of the Company's obligation to make a Change of Control Offer upon a Change of Control may deter a third party from acquiring the Company or its assets in a transaction which constitutes a Change of Control.

        The provisions of the Senior Note Indenture will not require the Company to make a Change of Control Offer in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Senior Notes if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

        The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Senior Note Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

Ranking for Senior Notes

        The Senior Notes are unsecured senior obligations of the Company. The payment of principal, premium, if any, and interest on the Senior Notes and any other payment obligations on or with respect to the Senior Notes (including any obligation to make and consummate an offer to purchase the Senior Notes and any obligation to repurchase the Senior Notes) and the Senior Note Guarantees will:

  •
  rank pari passu in right of payment with all other Senior Indebtedness of the Company and the Senior Note Guarantors;

  •
  rank senior in right of payment to all Indebtedness of the Company and the Senior Note Guarantors that is, by its terms, expressly subordinated to the Senior Notes and the Senior Note Guarantees (including the Senior Subordinated Notes and the Senior Subordinated Note Guarantees); and

  •
  be effectively subordinated to the senior secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the collateral securing such Debt.

        As of August 28, 2004:

  •
  the Company and its subsidiaries had an aggregate of approximately $1.7 billion of senior indebtedness outstanding, of which approximately $1.4 billion was secured, and

  •
  the Company and its subsidiaries had $850 million of senior subordinated indebtedness outstanding, all of which was represented by the Senior Subordinated Notes.

Certain Covenants

        The Senior Note Indenture contains, among others, the following covenants:

        Limitation on Indebtedness.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Senior Note Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.

        (b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

  (1)
  Indebtedness of the Company and its Restricted Subsidiaries (or guarantees by Restricted Subsidiaries of such Indebtedness) under or in respect of a Credit Facility (including any term loans made pursuant thereto or under any revolving credit facility or in respect of letters of credit thereunder) not to exceed the greater of (a) an aggregate principal amount at any one time outstanding of $1,700.0 million, minus the aggregate amount of all Net Cash Proceeds of any Asset Sale (other than a sale and leaseback transaction) applied by the Company or a Restricted Subsidiary to prepay permanently or repay permanently Indebtedness under the Credit Agreement pursuant to the covenant described under the caption "—Limitation on Sale of Assets" or (b) the sum of (i) 60% of the aggregate book value of the inventory of the Company and its Restricted Subsidiaries, (ii) 80% of the aggregate book value of the accounts receivable of the Company and its Restricted Subsidiaries and (iii) $450.0 million, in each case determined on a consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements of the Company are available;

  (2)
  Indebtedness of the Company pursuant to (a) the Senior Notes (excluding any Additional Senior Notes) and any Senior Note Guarantee of the Senior Notes, (b) any Senior Exchange Notes issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement, (c) any Senior Subordinated Notes (excluding any Additional Senior Subordinated Notes) and any Senior Subordinated Note Guarantee of the Senior Subordinated Notes and (d) any Senior Subordinated Exchange Notes issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement;

  (3)
  Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Senior Note Indenture, Senior Note and not otherwise referred to in this definition of "Permitted Indebtedness";

  (4)
  Indebtedness of the Company owing to a Restricted Subsidiary;

  •
  provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Senior Note Guarantor is made pursuant to an intercompany note in the form attached to the Senior Note Indenture and is subordinated in right of payment from and after such time as the Senior Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Senior Notes;

  •
  provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (4);

  (5)
  Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  •
  provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Senior Note Indenture;

  •
  provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (5);

  (6)
  guarantees of any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries which is permitted to be incurred under the Senior Note Indenture, provided that such guarantees are made in accordance with the provisions of "—Limitation on Issuances of Guarantees of Indebtedness";

  (7)
  obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business for financial management and not for speculative purposes

  (a)
  pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, or

  (b)
  under any Currency Hedging Agreements or Commodity Price Protection Agreements;

  (8)
  Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (8) not to exceed 4.0% of Consolidated Net Tangible Assets outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (8) does not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

  (9)
  Indebtedness of the Company or any of its Restricted Subsidiaries in connection with surety, performance, appeal or similar bonds, bankers' acceptances, completion guarantees or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that, in each case contemplated by this clause (9), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

  (10)
  Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided however, that such Indebtedness is extinguished within 10 business days of incurrence;

  (11)
  Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Senior Notes as described below under "—Defeasance or Covenant Defeasance of Senior Note Indenture";

  (12)
  Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs, non-compete, consulting, deferred compensation or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually paid or received by the Company and any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds;

  (13)
  any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to paragraph (a) of this section and clauses (2) and (3) of this paragraph (b) of this definition of "Permitted Indebtedness", including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Senior Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

  (14)
  Indebtedness of the Company and its Restricted Subsidiaries representing obligations under any employment arrangements to make payments with respect to the cancellation or repurchase of Capital Stock of the Company or its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million outstanding at any one time;

  (15)
  Indebtedness consisting of take or pay obligations contained in supply agreements entered into in the ordinary course of business;

  (16)
  Indebtedness of the Company consisting of inventory, furniture, fixtures, and equipment buyback arrangements entered into in the ordinary course of business with the Company's Canadian drugstore franchisees;

  (17)
  any guarantees by the Company of Indebtedness of the Company's Canadian drugstore franchisees in an aggregate principal amount not to exceed $30.0 million at any one time; and

  (18)
  Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (1) through (17) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $150.0 million outstanding at any one time in the aggregate.

        For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that Indebtedness under the Credit Agreement which is in existence following the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above. For clarity purposes, the Company may incur Indebtedness under a Credit Facility in amounts after the Issue Date in excess of the amounts outstanding on the Issue Date (or amounts committed thereunder) under any other clause of "—Limitation on Indebtedness".

        Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

        Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in Consolidated Fixed Charge Coverage Ratio of the Company.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a different currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred. Notwithstanding any other provision of this covenant, (a) the maximum amount that the Company or a Restricted Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and (b) the Company or a Restricted Subsidiary may refinance any Indebtedness originally incurred in a currency other than U.S. dollars even if the U.S. dollar-equivalent principal amount of such Indebtedness on the date of refinancing would exceed the maximum amount that the Company or a Restricted Subsidiary could incur under the relevant basket of Permitted Indebtedness.

        If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

        The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

        Notwithstanding any other provision of this covenant, neither the Company nor any Senior Note Guarantor shall incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company or any Senior Note Guarantor unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes and/or the Senior Note Guarantee of any such Subsidiary Guarantor to the same or greater extent that such Indebtedness is subordinated to such other Indebtedness.

        Limitation on Restricted Payments.    (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

  (2)
  purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

  (3)
  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a purchase, repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

  (4)
  declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

  (5)
  make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless

  (1)
  immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

  (2)
  immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under paragraph (a) of "—Limitation on Indebtedness"; and

  (3)
  after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Senior Note Indenture and all Designation Amounts does not exceed the sum of:

  (A)
  50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on June 1, 2004 and ending on the last day of the

      Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

    (B)
    the aggregate Net Cash Proceeds received after the date of the Senior Note Indenture by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

    (C)
    the aggregate Net Cash Proceeds received after the date of the Senior Note Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

    (D)
    the aggregate Net Cash Proceeds received after the date of the Senior Note Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Senior Note Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)	(a)	in the case of the disposition, repayment or return of capital of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the date of the Senior Note Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the amount of the disposition or repayment or return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and
(b)
in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payments deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary and any Investments in such Unrestricted Subsidiary after the date of such initial designation; and
    (F)
    at any time after the extinguishment or termination of any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

        (b)   Notwithstanding the foregoing, and in the case of clauses (2) through (10) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (7) and (10) being referred to as a "Permitted Payment"):

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

  (2)
  the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash, subject to notice and redemption periods, (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

  (3)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, subject to notice and redemption periods, (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

  (4)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company subject to notice and redemption periods, provided that any such new Subordinated Indebtedness

  (a)
  shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing;

  (b)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Senior Notes;

  (c)
  has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Senior Notes; and

  (d)
  is expressly subordinated in right of payment to the Senior Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

  (5)
  the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

  (6)
  the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

  (7)
  the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company made by exchange for, or out of the proceeds of the sale of within 30 days of Redeemable Capital Stock; provided that any such new Redeemable Capital Stock is issued in accordance with paragraph (a) of the covenant "Limitation on Indebtedness" and has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced;

  (8)
  payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under "—Consolidation, Merger, Sale of Assets";

  (9)
  regular quarterly dividend payments to holders of any shares of the Company's Capital Stock in the ordinary course of business or purchases of the Company's Capital Stock, in an amount not to exceed $35.0 million in the aggregate in any fiscal year; and

  (10)
  Restricted Payments, in addition to those described in clauses (1) through (9) above, not to exceed $50.0 million in the aggregate since the Issue Date.

        Limitation on Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

  (1)
  such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,

  (2)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million,

  (a)
  the Company delivers an Officers' Certificate to the Senior Note Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

  (b)
  such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

  (3)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $50.0 million, the Company delivers to the Senior Note Trustee a written opinion of an investment banking firm of national standing in the United States or Canada or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to: (i) employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business, (ii) any Restricted Payments made in compliance with "—Limitation on Restricted Payments" above, (iii) transactions effected as part of a Permitted

Securitization Transaction, (iv) any fees paid to directors in the ordinary course in their capacity as such, (v) any sale or issuance of Qualified Capital Stock to Affiliates of the Company and (vi) transactions entered into in the ordinary course of business with Affiliates of the Company who are Canadian drugstore franchisees, whether currently owned or after-acquired, in their capacities as such, for purposes of (a) purchase and sale of inventory for the related franchises, or (b) entering into the inventory buyback or guarantee arrangements described under clauses (16) and (17) of the definition of "Permitted Indebtedness".

        Limitation on Liens.    The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than Permitted Liens) of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of the Senior Note Indenture or acquired after the date of the Senior Note Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Senior Notes (or a Senior Note Guarantee in the case of Liens of a Senior Note Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Senior Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

        Notwithstanding the foregoing, any Lien securing the Senior Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary that owns the property or assets subject to such Lien.

        Limitation on Sale of Assets.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution).

        For purposes of Section (a)(1) of this covenant, the following will be deemed to be cash: (A) the amount of any Senior Indebtedness of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities), (B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange and (C) the amount of any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale.

        With respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

        (b)   All or a portion of the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement):

          (i)    to prepay permanently or repay permanently any Indebtedness under the Credit Agreement (or similar bank type or asset-based Indebtedness) or Indebtedness of Restricted Subsidiaries that are not Senior Note Guarantors then outstanding or any Indebtedness secured by the assets which were sold (provided, however, that in the case of any such Indebtedness repaid under a revolving credit facility, such amounts may be reborrowed), or

          (ii)   if the Company determines not to apply such Net Cash Proceeds to the permanent repayment or permanent prepayment of such Indebtedness, or if no such Indebtedness is then outstanding, within 365 days of the Asset Sale, to invest the Net Cash Proceeds in properties (including, without limitation, capital expenditures with respect to improving existing assets) and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries (including pursuant to capital expenditures).

        The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) and (ii) within 365 days of the Asset Sale constitutes "Excess Proceeds".

        (c)   When the aggregate amount of Excess Proceeds exceeds $30.0 million or more, the Company will make offers to purchase the Senior Notes (in the amount described in clause (A) below) and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale and will apply the Excess Proceeds to the repayment of the Senior Notes and such Indebtedness of the respective holders thereof accepting such offers, as follows:

    (A)
    the Company will make an offer to purchase (an "Offer") from all holders of the Senior Notes in accordance with the procedures set forth in the Senior Note Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of an amount (the "Senior Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Senior Notes, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Senior Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Senior Notes tendered) and

    (B)
    to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Senior Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price for the Senior Notes will be payable in cash in an amount equal to 100% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Senior Note Indenture. To the extent that the aggregate Offered Price of the Senior Notes tendered pursuant to the Offer is less than the Senior Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds to make an offer to repurchase the Senior Subordinated Notes or other Subordinated Indebtedness required by the terms thereof, and any repurchase of such Indebtedness shall not be deemed a Restricted Payment notwithstanding anything else herein, or for general corporate purposes, subject to the other covenants contained in the Senior Note Indenture. If the aggregate principal amount of Senior Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Senior Note Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Senior Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

        (d)   If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Senior Notes and the Pari Passu Indebtedness of the respective holders thereof accepting such Offer shall be purchased by the Company in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

        (e)   The Senior Note Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

        Limitation on Issuances of Guarantees of Indebtedness.    (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Senior Note Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary or become directly liable under any Indebtedness pursuant to clause (1) of the definition of "Permitted Indebtedness" unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Note Indenture providing for a Senior Note Guarantee of the Senior Notes on the same terms as the guarantee of such Indebtedness except that

    (A)
    such guarantee need not be secured unless required pursuant to "—Limitation on Liens" and

    (B)
    if such Indebtedness is by its terms expressly subordinated to the Senior Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Senior Note Guarantee of the Senior Notes at least to the same extent as such Indebtedness is subordinated to the Senior Notes.

        (b)   Notwithstanding the foregoing, any Senior Note Guarantee by a Restricted Subsidiary of the Senior Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, which transaction is in compliance with the terms of the Senior Note Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries and

  (2)
  with respect to any Senior Note Guarantees created after the date of the Senior Note Indenture, the release by the holders of the Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary

    (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as

    (A)  no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

        Limitation on Subsidiary Preferred Stock.    (a) The Company will not permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (1) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (2) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This clause (a) shall not apply upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Senior Note Indenture.

        (b)   The Company will not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Senior Note Indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

  (1)
  pay dividends or make any other distribution on its Capital Stock,

  (2)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (3)
  make any Investment in the Company or any other Restricted Subsidiary or

  (4)
  transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

        (b)   However, paragraph (a) will not prohibit any

  (1)
  encumbrance or restriction pursuant to (x) an agreement (other than the Credit Agreement and the related documentation) in effect on the date of the Senior Note Indenture, (y) the Credit Agreement and related documentation in effect on the date of the Senior Note Indenture and (z) the Senior Subordinated Notes and the Senior Subordinated Note Indenture, any amendments, modifications, or supplements to the documents described in (x), (y) or (z) that are not, on the whole, materially less favorable to the holders of the Senior Notes than those in effect on the date of the Senior Note Indenture;

  (2)
  encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Senior Note Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

  (3)
  encumbrance or restriction pursuant to any agreement governing any Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness as to the assets financed with the proceeds of such Indebtedness;

  (4)
  encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Senior Note Indenture;

  (5)
  encumbrance or restriction existing under applicable law or any requirement of any regulatory body;

  (6)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (7)
  customary non-assignment provisions in leases, licenses or contracts;

  (8)
  customary restrictions contained in (A) asset sale agreements permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Sale of Assets" that limit the transfer of such assets or otherwise impose limitations pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  any agreement or instrument placing contractual restrictions applicable only to a Securitization Entity effected in connection with, or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction;

  (11)
  customary restrictions imposed by the terms of joint venture agreements; provided, however, such restrictive terms do not apply to any Restricted Subsidiaries other than the applicable joint venture; provided further, however, that such restrictions do not materially impact the ability of the Company to make payments on the Senior Notes when due as required by the terms of the Senior Note Indenture; and provided further, however, that the Consolidated Net Tangible Assets of all such joint ventures on the date of entering into any such joint venture or making additional Investments in such joint venture shall not exceed 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries outstanding on the date of entering into, or additional Investments in, such joint venture; and

  (12)
  under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (not including any sale and leaseback transaction in the form of an operating lease); provided, that the Company or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

  (1)
  the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption "—Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Limitation on Liens";

  (2)
  the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction; and

  (3)
  the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Limitation on Sale of Assets".

        Limitation on Unrestricted Subsidiaries.    The Company may designate after the Issue Date any Subsidiary (other than a Senior Note Guarantor) as an "Unrestricted Subsidiary" under the Senior Note Indenture (a "Designation") only if:

  (a)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (b)
  the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

  (c)
  the Company would be permitted under the Senior Note Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation);

  (d)
  such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

  (e)
  such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Senior Note Guarantee for the Senior Notes.

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the Senior Note Indenture in the Designation Amount.

        The Senior Note Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

  (a)
  provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

  (b)
  be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

        For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

  (a)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Senior Note Indenture; and

  (c)
  unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Indebtedness".

        All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Senior Note Trustee certifying compliance with the foregoing provisions.

        Provision of Financial Statements.    The Senior Note Indenture will provide that for so long as the Senior Notes are outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company and the Senior Note Guarantors shall furnish without cost to each holder of Senior Notes and file with the Senior Note Trustee and the Commission within the time periods specified in the Commission's rules and regulations: (i) annual reports on Form 20-F or 40-F (or any successor form) containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); (ii) reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form); provided, however, that the Company and the Senior Note Guarantors will not be obligated to file such reports with the Commission prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement.

        The Senior Note Indenture also provides that, so long as any of the Senior Notes remain outstanding, the Company will make available to any prospective purchaser of Senior Notes or beneficial owner of Senior Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Senior Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Senior Notes pursuant to an effective registration statement under the Securities Act.

        Additional Covenants.    The Senior Note Indenture also contains covenants with respect to the following matters: (1) payment of principal, premium and interest; (2) maintenance of an office or agency in The City of New York; (3) arrangements regarding the handling of money held in trust; (4) maintenance of corporate existence; (5) payment of taxes and other claims; (6) maintenance of properties; and (7) maintenance of insurance.

Consolidation, Merger, Sale of Assets

        The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Senior Note Guarantor), unless at the time and after giving effect thereto

  (1)
  either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation or limited liability company (with a corporate co-obligor) duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Senior Note Trustee, all the obligations of the Company under the Senior Notes and the Senior Note Indenture and the Registration Rights Agreement (as that term is defined under "Exchange Offer; Registration Rights"), as the case may be, and the Senior Notes and the Senior Note Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Senior Note Guarantees will be confirmed as applying to such Surviving Entity's obligations);

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

  (3)
  immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), (A) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Senior Note Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "—Certain Covenants—Limitation on Indebtedness" or (B) the Company's Consolidated Fixed Charge Coverage Ratio on such a pro forma basis would be greater than the Company's Fixed Charge Coverage Ratio without giving such pro forma effect to the transaction;

  (4)
  at the time of the transaction, each Senior Note Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its

    Senior Note Guarantee shall apply to such Person's obligations under the Senior Note Indenture and the Senior Notes;

  (5)
  at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "—Certain Covenants—Limitation on Liens" are complied with; and

  (6)
  at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Senior Note Trustee, in form and substance reasonably satisfactory to the Senior Note Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Senior Note Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Each Senior Note Guarantor will not, and the Company will not permit a Senior Note Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any Senior Note Guarantor or for the sole purpose of reincorporating in another jurisdiction) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Senior Note Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, that would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Senior Note Guarantor), unless at the time and after giving effect thereto

  (1)
  either (a) the Senior Note Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Senior Note Guarantor or (b) the Person (if other than the Senior Note Guarantor) formed by such consolidation or into which such Senior Note Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Senior Note Trustee, all the obligations of such Senior Note Guarantor under its Senior Note Guarantee of the Senior Notes and the Senior Note Indenture and the Registration Rights Agreement and such Senior Note Guarantee, Senior Note Indenture and Registration Rights Agreement will remain in full force and effect;

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

  (3)
  at the time of the transaction such Senior Note Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Senior Note Trustee, in form and substance reasonably satisfactory to the Senior Note Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Senior Note Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Senior Note Guarantor whose Senior Note Guarantee of the Senior Notes is unconditionally released and discharged in accordance with paragraph (b)

    under the provisions of "Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness".

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Senior Note Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Senior Note Guarantor, as the case may be, and the Company or any Senior Note Guarantor, as the case may be, would be discharged from all obligations and covenants under the Senior Note Indenture and the Senior Notes or its Senior Note Guarantee, as the case may be, and the Registration Rights Agreement.

        An assumption by any Person of the Company's or any Senior Note Guarantor's obligations under the Senior Note Indenture and the Senior Notes or a Senior Note Guarantee might be deemed for U.S. federal income tax purposes to be an exchange of the Senior Notes for "new" Senior Notes by the holders and beneficial owners thereof resulting, in recognition of gain or loss for such purposes and possibly other adverse tax consequences to beneficial owners of the Senior Notes. You should consult your own tax advisors regarding the tax consequences of any such assumption.

Fall Away Event

        In the event of the occurrence of a Fall Away Event (and notwithstanding the failure of the Company subsequently to maintain Investment Grade Status), (1) the covenants and provisions described above under "—Limitations on Indebtedness", "—Limitation on Restricted Payments", "—Limitation on Transactions With Affiliates", "—Limitation on Liens", "—Limitation on Sale of Assets", "—Limitation on Subsidiary Preferred Stock", and "—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries" and "Sale and Leaseback Transactions" shall each no longer be in effect for the remaining term of the Senior Notes, (2) the Company will no longer be subject to the financial test set forth in clause (3) under the first paragraph under "Consolidation, Merger, Sale of Assets" or to clause (b) in the first paragraph or clause (c) in the first and fifth paragraphs under "—Limitation on Unrestricted Subsidiaries" and (3) the covenants described below under "Limitation on Liens" and "Sale and Leaseback Transactions" will be applicable. The covenants described below will only be applicable in the event of the occurrence of a Fall Away Event.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, incur any Lien to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Senior Notes on an equal and ratable basis (or, in the case of a Lien securing Subordinated Indebtedness, on a prior and senior basis, with the same relative priority as the Senior Notes shall have with respect to such Subordinated Indebtedness) for so long as such Indebtedness is so secured.

        The foregoing restrictions will not apply to:

  (a)
  any Lien existing on (or securing Indebtedness committed to but not outstanding on) the date of the Fall Away Event (which Lien in either case was not created in connection with, or in contemplation of, such Fall Away Event);

  (b)
  any Lien in favor of only the Company or a Restricted Subsidiary;

  (c)
  any Lien arising by reason of

  (1)
  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (2)
    taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

    (3)
    security for payment of workers' compensation or other insurance;

    (4)
    good faith deposits in connection with tenders or leases or other contracts (other than contracts for the payment of money);

    (5)
    zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary of the value of such property for the purpose of such business;

    (6)
    deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

    (7)
    operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

  (d)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary;

  (e)
  any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

  (f)
  any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements or otherwise incurred to hedge interest rate risk;

  (g)
  any Lien securing Capitalized Lease Obligations or Purchase Money Obligations incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto;

  (h)
  liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

  (i)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

  (j)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  (k)
  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j) so long as no additional collateral is granted as security thereby; and

  (l)
  Liens (not including Liens permitted by clauses (a) through (k) above) securing Indebtedness in the aggregate principal amount outstanding at any one time not to exceed 10% of Consolidated Net Tangible Assets.

        Sale and Leaseback Transactions.    The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction (not including any sale and leaseback transaction in the form of an operating lease); provided, that the Company or one of its Subsidiaries may enter into a sale and leaseback transaction if:

    (1)
    the Company or such Subsidiary could have incurred a Lien to secure the Indebtedness relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "Limitation on Liens"; and

    (2)
    the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction.

Events of Default

        An Event of Default will occur under the Senior Note Indenture if:

    (1)
    there shall be a default in the payment of any interest on any Senior Note when it becomes due and payable, and such default shall continue for a period of 30 days;

    (2)
    there shall be a default in the payment of the principal of (or premium, if any, on) any Senior Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3)	(a)	there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Senior Note Guarantor under the Senior Note Indenture or any Senior Note Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c), (d) or (e) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Senior Note Trustee or (2) to the Company and the Senior Note Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes;
	(b)	there shall be a default in the performance or breach of the provisions described in "—Consolidation, Merger, Sale of Assets";
	(c)	the Company shall have failed to make or consummate an Offer in accordance with the provisions of "—Certain Covenants—Limitation on Sale of Assets";
	(d)	the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "Purchase of Senior Notes Upon a Change of Control"; or
	(e)	the Company shall have failed to make or consummate an offer to purchase if the closing of the Acquisition is not completed within 10 days of the closing of the sale of the Senior Notes;

(4)	(a)
any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Senior Note Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $40.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or
(b)
an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;
    (5)
    any Senior Note Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Senior Note Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Senior Note Indenture and any such Senior Note Guarantee;

    (6)
    one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $40.0 million, either individually or in the aggregate, shall be rendered against the Company, any Senior Note Guarantor or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (7)
    there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8)	(a)	the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,
(b)
The Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
	(c)	The Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)
The Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties or (2) makes an assignment for the benefit of creditors, or
(e)	The Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8).

        If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph with respect to the Company or any Significant Subsidiary) shall occur and be continuing with respect to the Senior Note Indenture, the Senior Note Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may, and the Senior Note Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Senior Notes to be due and payable immediately, by a notice in writing to the Company (and to the Senior Note Trustee if given by the holders of the Senior Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. In the event of a declaration of acceleration of the Senior Notes because an Event of Default described in clause (4) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Senior Notes shall be automatically annulled if the event of default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto (and any acceleration of such Indebtedness was rescinded) and if (1) the annulment of the acceleration of the Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Senior Notes that became due solely because of acceleration of the Senior Notes, have been cured or waived. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs with respect to the Company or any Significant Subsidiary and is continuing, then all the Senior Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Senior Notes, together with accrued and unpaid interest, if any, to the date the Senior Notes become due and payable, without any declaration or other act on the part of the Senior Note Trustee or any holder. Thereupon, the Senior Note Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Senior Notes by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Senior Note Trustee, the holders of a majority in aggregate principal amount of Senior Notes outstanding by written notice to the Company and the Senior Note Trustee, may rescind and annul such declaration and its consequences if

      (a)
      The Company has paid or deposited with the Senior Note Trustee a sum sufficient to pay (1) all sums paid or advanced by the Senior Note Trustee under the Senior Note Indenture and the reasonable compensation, expenses, disbursements and advances of the Senior Note Trustee, its agents and counsel, (2) all overdue interest on all Senior Notes then outstanding, (3) the principal of, and premium, if any, on any Senior Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes;

      (b)
      The rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

      (c)
      All Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Senior Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Note Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        The holders of not less than a majority in aggregate principal amount of the Senior Notes outstanding may on behalf of the holders of all outstanding Senior Notes waive any past default under the Senior Note Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Senior Note (which may only be waived with the consent of each holder of Senior Notes effected) or (2) in respect of a covenant or provision which under the Senior Note Indenture cannot be modified or amended without the consent of the holder of each Senior Note affected by such modification or amendment.

        No holder of any of the Senior Notes has any right to institute any proceedings with respect to the Senior Note Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have made written request, and offered reasonable indemnity, to the Senior Note Trustee to institute such proceeding as Senior Note Trustee under the Senior Notes and the Senior Note Indenture, the Senior Note Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Senior Note Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Senior Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Senior Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Senior Note on or after the respective due dates expressed in such Senior Note.

        The Company is required to notify the Senior Note Trustee within 10 business days of knowledge of the occurrence of any Default. The Company is required to deliver to the Senior Note Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Senior Note Indenture, including whether or not any Default has occurred. The Senior Note Trustee is under no obligation to exercise any of the rights or powers vested in it by the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes unless such holders offer to the Senior Note Trustee security or indemnity satisfactory to the Senior Note Trustee against the costs, expenses, and liabilities, which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the Senior Note Trustee, should it become a creditor of the Company or any Senior Note Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Senior Note Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, member or stockholder of the Company or any Senior Note Guarantor, as such, will have any liability for any obligations of the Company or the Senior Note Guarantors under the Senior Notes, the Senior Note Indenture, the Senior Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Senior Note Indenture

        The Company may, at its option and at any time, elect to have the obligations of the Company, any Senior Note Guarantor, and any other obligor upon the Senior Notes discharged with respect to the outstanding Senior Notes ("defeasance"). Such defeasance means that the Company, any such Senior Note Guarantor, and any other obligor under the Senior Note Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, except for

  (1)
  the rights of holders of such outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due,

  (2)
  the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trusts, duties and immunities of the Senior Note Trustee and

  (4)
  the defeasance provisions of the Senior Note Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Senior Note Guarantor released with respect to certain covenants that are described in the Senior Note Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

        In order to exercise either defeasance or covenant defeasance,

  (a)
  the Company must irrevocably deposit with the Senior Note Trustee, in trust, for the benefit of the holders of the Senior Notes, cash or Cash Equivalents, or a combination thereof, in such amounts as will be sufficient, in the opinion of a U.S. or Canadian nationally recognized firm of independent public accountants or a U.S. or Canadian nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Senior Notes on the Stated Maturity (or on any date after August 1, 2008 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Senior Note Trustee an irrevocable notice to redeem all of the outstanding Senior Notes on the Defeasance Redemption Date);

  (b)
  in the case of defeasance, the Company shall have delivered to the Senior Note Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the holders and the beneficial owners of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

  (c)
  in the case of covenant defeasance, the Company shall have delivered to the Senior Note Trustee an Opinion of Independent Counsel in the United States to the effect that the holders and the beneficial owners of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

  (d)
  in the case of both defeasance and covenant defeasance, the Company shall have delivered to the Senior Note Trustee an Opinion of Independent Counsel in Canada stating that the Company has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, (A) the holders and the beneficial owners of the outstanding Senior Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that beneficial owners of the Senior Notes include beneficial owners who are not resident in Canada) and (B) that payments on the Senior Notes will not be subject to any deduction or withholding for taxes imposed, assessed or levied by Canada or any taxing authority in or of Canada as a result of such deposit and defeasance;

  (e)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (7) or (8) under the first paragraph under "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

  (f)
  such defeasance or covenant defeasance shall not cause the Senior Note Trustee for the Senior Notes to have a conflicting interest as defined in the Senior Note Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Senior Note Guarantor;

  (g)
  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Senior Note Indenture or any other material agreement or instrument to which the Company, any Senior Note Guarantor or any Restricted Subsidiary is a party or by which it is bound;

  (h)
  such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

  (i)
  the Company will have delivered to the Senior Note Trustee an Opinion of Independent Counsel in the United States to the effect that (assuming no holder of the Senior Notes would be considered an insider of the Company or any Senior Note Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company or any Senior Note Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (j)
  the Company shall have delivered to the Senior Note Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Senior Notes or any Senior Note Guarantee over the other creditors of the Company or any Senior Note Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Senior Note Guarantor or others;

  (k)
  no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Senior Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

  (l)
  the Company will have delivered to the Senior Note Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Note Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Notes as expressly provided for in the Senior Note Indenture) as to all outstanding Senior Notes under the Senior Note Indenture when

  (a)
  either

  (1)
  all such Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid or Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Senior Note Trustee for cancellation or

  (2)
  all such Senior Notes not theretofore delivered to the Senior Note Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements reasonably satisfactory to the Senior Note Trustee for the giving of notice of redemption by the Senior Note Trustee in the name, and at the expense, of the Company;

  (b)
  the Company or any Senior Note Guarantor has irrevocably deposited or caused to be deposited with the Senior Note Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Senior Note Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

  (c)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

  (d)
  the Company or any Senior Note Guarantor has paid or caused to be paid all other sums payable under the Senior Note Indenture by the Company and any Senior Note Guarantor; and

  (e)
  the Company has delivered to the Senior Note Trustee an Officers' Certificate and an Opinion of Independent Counsel each stating that (1) all conditions precedent under the Senior Note Indenture relating to the satisfaction and discharge of such Senior Note Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Senior Note Indenture or any other material agreement or instrument to which the Company, any Senior Note Guarantor or any Subsidiary is a party or by which the Company, any Senior Note Guarantor or any Subsidiary is bound.

Modifications and Amendments

        Modifications and amendments of the Senior Note Indenture may be made by the Company, each Senior Note Guarantor, if any, and the Senior Note Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Senior Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

  (2)
  reduce the percentage in principal amount of such outstanding Senior Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Senior Note Indenture;

  (3)
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Senior Notes required for such actions or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each such Senior Note affected thereby; or

  (4)
  except as otherwise permitted under "Consolidation, Merger, Sale of Assets", consent to the assignment or transfer by the Company or any Senior Note Guarantor of any of its rights and obligations under the Senior Note Indenture.

        Notwithstanding the foregoing, without the consent of any holders of the Senior Notes, the Company, any Senior Note Guarantor, any other obligor under the Senior Notes and the Senior Note Trustee may modify or amend the Senior Note Indenture:

  (1)
  to evidence the succession of another Person to the Company or a Senior Note Guarantor, and the assumption by any such successor of the covenants of the Company or such Senior Note Guarantor in the Senior Note Indenture and in the Senior Notes and in any Senior Note Guarantee in accordance with "—Consolidation, Merger, Sale of Assets";

  (2)
  to add to the covenants of the Company, any Senior Note Guarantor or any other obligor upon the Senior Notes for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon the Company or any Senior Note Guarantor or any other obligor upon the Senior Notes, as applicable, in the Senior Note Indenture, in the Senior Notes or in any Senior Note Guarantee;

  (3)
  (a) to cure any ambiguity, or to correct or supplement any provision in the Senior Note Indenture, the Senior Notes or any Senior Note Guarantee which may be defective or inconsistent with any other provision in the Senior Note Indenture, the Senior Notes or any Senior Note Guarantee or (b) make any other provisions under the Senior Note Indenture, the Senior Notes or any Senior Note Guarantee; provided that, in the case of clause (b), such provisions shall not adversely affect the interest of the holders of the Senior Notes in any material respect;

  (4)
  to comply with the requirements of the Commission in order to effect or maintain the qualification of the Senior Note Indenture under the Trust Indenture Act;

  (5)
  to add a Senior Note Guarantor under the Senior Note Indenture or release any guarantee in accordance with the Senior Note Indenture;

  (6)
  to evidence and provide the acceptance of the appointment of a successor trustee under the Senior Note Indenture; or

  (7)
  to mortgage, pledge, hypothecate or grant a security interest in favor of the Senior Note Trustee for the benefit of the holders of the Senior Notes as additional security for the payment and performance of the Company's and any Senior Note Guarantor's obligations under the Senior Note Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Senior Note Trustee pursuant to the Senior Note Indenture or otherwise.

        The holders of a majority in aggregate principal amount of the Senior Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Senior Note Indenture. No amendment may be made to the subordination provisions of the Senior Note Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless holders of such Senior Indebtedness (or any group or representative thereof authorized to give such consent) give their consent.

Further Issues

        The Company may from time to time, without notice to or the consent of the registered holders of the Senior Notes, create and issue further notes (the "Additional Senior Notes") ranking equally with the Senior Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), subject to compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness" and the restrictions contained in the Credit Agreement and other agreements of the Company. Such further notes may be consolidated and form a single series with the Senior Notes and have the same terms as to status, redemption or otherwise as to the Senior Notes.

Governing Law

        The Senior Note Indenture, the Senior Notes and any Senior Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Enforceability of Judgments

        Since a significant portion of our assets and cash flows are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control Purchase Price, offer price, redemption price or other amounts payable under the Senior Notes, may not be collectible within the United States.

        Most of our non-U.S. assets and cash flows are located in the Province of Quebec. We have been informed by our Canadian counsel that the laws of the Province of Quebec and the federal laws of Canada applicable therein permit a motion to be brought before a court of competent jurisdiction in such Province (a "Quebec Court") on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York ("New York Court") that is not impeachable as void or voidable under the laws of the State of New York ("New York Law") for a sum certain in respect of the Senior Note Indenture or the Senior Notes if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Quebec

Court (and submission by the Company in the Senior Note Indenture to the nonexclusive jurisdiction of the New York Court will be sufficient for that purpose if the dispute giving rise to the judgment is substantially connected with the State of New York), (ii) such judgment was not rendered in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec, (iii) such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws) or expropriatory, criminal or penal laws, (v) the action or motion to enforce such judgment is commenced within the applicable limitation period, (vi) a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Quebec, whether it has acquired the authority of a final judgment or not, or is not pending before a Quebec authority in the first instance, or has not been decided in a third country and the decision meets the necessary conditions for recognition in the Province of Quebec and (vii) the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense. We have been advised by our Canadian counsel that they have no reason to believe, based upon public order, as understood in international relations and under the laws of the Province of Quebec and as those terms are applied by a Quebec Court on the date hereof, that recognition of a judgment of a New York Court to enforce the Senior Note Indenture or the Senior Notes would be avoided.

        In addition, under the Currency Act (Canada), a Quebec Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Quebec Court will render its decision in the Canadian currency equivalent of such foreign currency calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

Concerning the Senior Note Trustee

        The Senior Note Indenture contains certain limitations on the rights of the Senior Note Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Senior Note Trustee with such conflict or resign as Senior Note Trustee.

        The holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Note Trustee, subject to certain exceptions. The Senior Note Indenture provides that in case an Event of Default occurs (which has not been cured), the Senior Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request of any holder of Senior Notes unless such holder shall have offered to the Senior Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Note Indenture. Reference is made to the Senior Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

        "Acquisition" means the consummation of the acquisition by the Company of all of the outstanding capital stock of Eckerd Corporation, a Delaware corporation, Thrift Drug, Inc., a Delaware corporation, and Genovese Drug Stores, Inc., a Delaware corporation, pursuant to the Stock Purchase Agreement.

        "Administrative Agent Bank" means any administrative agent bank under the Credit Agreement.

        "Affiliate" means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

  (1)
  any Capital Stock of any Restricted Subsidiary;

  (2)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

        For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets

  (A)
  that is governed by the provisions described under "Consolidation, Merger, Sale of Assets",

  (B)
  that is a Change of Control whereby the Company makes a Change of Control Offer and complies with its terms,

  (C)
  that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Senior Note Indenture,

  (D)
  that would be within the definition of a "Permitted Investment",

  (E)
  that would be within the definition of a "Restricted Payment" under the "Limitation on Restricted Payments" covenant and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such covenant,

  (F)
  that is of obsolete equipment,

  (G)
  that consist of cash or Cash Equivalents, inventory, receivables and other current assets,

  (H)
  sales of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof and transfers of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction,

  (I)
  the leasing or licensing of any real or personal property in the ordinary course of business and consistent with past practice,

  (J)
  the sale of Capital Stock of an Unrestricted Subsidiary, or

  (K)
  the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions.

        "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets are of a type used in the business of the Company on the date of the Senior Note Indenture or in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

        "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

        "Bankruptcy Law" means United States Bankruptcy Code of 1978 as codified and enacted as Title 11 of the United States Code and as amended, or any similar United States federal or state law, Canadian federal law or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

        "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of the Senior Note Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

        "Cash Equivalents" means:

  (1)
  Canadian or U.S. dollars;

  (2)
  marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

  (3)
  marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; provided that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

  (4)
  commercial paper maturing no more than one year from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be, or the District of Columbia, having a rating of at least R-2 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's;

  (5)
  overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

  (6)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

  (7)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company constituting more than 50% of the total voting power of all outstanding Voting Stock of the Company with respect to the election of directors;

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the Permitted Holders (if the Permitted Holders own a majority of the voting power of the Voting Stock of the Company) or by a vote of not less than the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company then in office;

  (3)
  the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries' assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

  (A)
  the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "—Certain Covenants—Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Senior Note Indenture described under "—Certain Covenants—Limitation on Restricted Payments") and

  (B)
  immediately after such transaction, no "person" or "group", other than any Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock constituting more than 50% of the total voting power of all outstanding Voting Stock with respect to the election of directors of the surviving corporation; or

  (4)
  the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "—Consolidation, Merger, Sale of Assets".

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Senior Note Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

        "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

        "Common Stock" means the Company's common stock.

        "Company" means The Jean Coutu Group (PJC) Inc., a corporation originated under the laws of Quebec, until a successor Person shall have become such pursuant to the applicable provisions of the Senior Note Indenture, and thereafter "Company" shall mean such successor Person.

        "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of

  (a)
  the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

  (b)
  the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Redeemable Capital Stock of the Company or any Restricted Subsidiary or Preferred Stock of the Restricted Subsidiaries of the Company during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to

  (1)
  the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

  (2)
  the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  (3)
  in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of the Indebtedness giving rise to the need to make such pro forma calculation, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

  (4)
  any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition or repayment had been consummated on the first day of such period;

        provided that

  (1)
  in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate;

  (2)
  in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

  (3)
  in making such computation, any cash charges taken in connection with the integration of the Eckerd Acquisition and related matters within 24 months of the closing of the Eckerd Acquisition in an amount for all such cash charges that do not exceed $25 million in the aggregate shall be excluded; and

  (4)
  net income (or loss) or interest expense attributable to any Canadian drugstore franchisee in which the Company does not own or control more than 50% of the outstanding voting power of the Voting Stock thereof shall not be included in making such computation whether or not required to be included by GAAP.

        "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, provincial, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

  (a)
  the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

  (1)
  amortization of original issue discount on Indebtedness, if any,

  (2)
  the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

  (3)
  the interest portion of any deferred payment obligation,

  (4)
  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

  (5)
  accrued interest, plus

(b)	(1)	the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and
	(2)	all capitalized interest of such Person and its Restricted Subsidiaries plus
  (c)
  the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

  (d)
  dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be).

        "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

  (1)
  all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

  (2)
  the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

  (3)
  net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and any non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP,

  (4)
  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

  (5)
  gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions),

  (6)
  the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary,

  (7)
  any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Senior Note Indenture,

  (8)
  any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

  (9)
  all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

  (10)
  the cumulative effect of a change in accounting principles,

  (11)
  non-cash charges relating to employee benefit or other management compensation plans of the Company or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant, issuance or repricing of stock, stock options or other equity-based awards or, in each case, any amendment, modification, substitution or change thereof, of the Company or any of its Restricted Subsidiaries in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded,

  (12)
  any gain or loss arising from foreign currency fluctuations on foreign currency denominated Indebtedness, or

  (13)
  net income (or loss) attributable to any Canadian drugstore franchisee in which the Company does not own or control more than 50% of the outstanding voting power of the Voting Stock thereof whether or not required to be included by GAAP.

        "Consolidated Net Tangible Assets" of any Person means, as of the last day of the most recent period for which financial statements are available, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Restricted Subsidiaries minus (b) all intangible assets of the Person and its Restricted Subsidiaries at that time.

        "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

        "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

        "Credit Agreement" means the Credit Agreement among the Company and The Jean Coutu Group (PJC) USA, Inc., as borrowers thereto, certain lenders party thereto, and certain agents party thereto, and related guarantee documents, entered into in connection with the Acquisition as such agreements, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), whether any such renewal, extension, substitution, replacement or refinancing (i) occurs simultaneously with the termination or repayment of a prior Credit Agreement or (ii) occurs on one or more separate occasions.

        "Credit Facility" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

        "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers' Certificate, setting forth the basis of the valuation. The aggregate fair market value of the Designated Non-cash Consideration held by the Company or any Restricted Subsidiary at any given time, taken together with the fair market value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Company or any Restricted Subsidiary at such time, may not exceed $25.0 million in aggregate, at the time of the receipt of the Designated Non-cash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "Equity Offering" means the offer and sale of Common Stock (other than Redeemable Capital Stock) of the Company with gross proceeds to the Company of at least $25.0 million in cash in any one transaction.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

        "Fall Away Event" means such time as the Senior Notes shall have achieved Investment Grade Status (pursuant to ratings from each of S&P and Moody's) and the Company shall have delivered to the Senior Note Trustee an Officers' Certificate certifying as to such status.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of the Senior Note Indenture.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

  (1)
  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

  (2)
  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

  (3)
  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

  (4)
  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

  (5)
  otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Indebtedness" means, with respect to any Person, without duplication,

  (1)
  all indebtedness of such Person for borrowed money, including under an asset-based, receivable or other borrowing facility, or for the deferred purchase price of property or services, excluding any trade payables and other current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

  (2)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

  (3)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, in which case the amount of any such indebtedness shall be equal at any time to the value of such property at such time), but excluding trade payables arising in the ordinary course of business,

  (4)
  all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

  (5)
  all Capital Lease Obligations of such Person,

  (6)
  all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided that the amount of such Indebtedness of other Persons shall not exceed the greater of the book value or the fair market value of the property subject to such Lien),

  (7)
  all Guaranteed Debt of such Person,

  (8)
  all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

  (9)
  attributable debt with respect to sale and leaseback transactions,

  (10)
  Preferred Stock of any Restricted Subsidiary of the Company or any Senior Note Guarantor and

  (11)
  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (10) above;

provided that the amount of any limited recourse indebtedness shall be equal to the principal amount of such limited recourse indebtedness for, and to the extent, which the subject Person provides credit support of any kind (including any undertaking agreements or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise is the lender.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Note Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

        "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in "—Certain Covenants—Limitation on Restricted Payments".

        "Investment Grade Status" means ratings of BBB—or higher by S&P (or its equivalent rating under any successor rating categories of S&P), and Baa3 or higher by Moody's (or its equivalent rating under any successor rating categories of Moody's).

        "Issue Date" means the original issue date of the Senior Notes under the Senior Note Indenture.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

        "Maturity" means, when used with respect to the Senior Notes, the date on which the principal of the Senior Notes becomes due and payable as therein provided or as provided in the Senior Note Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Net Cash Proceeds" means

  (a)
  with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

  (1)
  brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

  (2)
  provisions for all taxes payable as a result of such Asset Sale,

  (3)
  payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

  (4)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

  (5)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Senior Note Trustee and

  (b)
  with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "—Certain Covenants—Limitation on Restricted Payments", the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is equal in right of payment to the Senior Notes and (b) with respect to any Senior Note Guarantee, Indebtedness which ranks equal in right of payment to such Senior Note Guarantee.

        "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and business reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

        "Permitted Holders" means (i) Mr. Jean Coutu, (ii) the spouse, children or other lineal descendants (whether adoptive or biological) of Mr. Jean Coutu, (iii) any revocable or irrevocable intervivos or testamentary trust or the probate estate of any Person described in clause (i) or (ii) above, so long as one or more of the foregoing individuals named in clauses (i) and (ii) is the principal beneficiary of such trust or probate estate, and (iv) any Person all of the Capital Stock of which is held, directly or indirectly, by or for the benefit of the Persons or trusts or probate estates specified in clauses (i), (ii) or (iii) above.

        "Permitted Investment" means

  (1)
  Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

  (2)
  Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6), (7) and (12) of the definition of "Permitted Indebtedness";

  (3)
  Investments in any of the Senior Notes;

  (4)
  Investments in Cash Equivalents;

  (5)
  Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under "—Certain Covenants—Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

  (6)
  Investments in existence on the date of the Senior Note Indenture;

  (7)
  Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the net cash proceeds received by the Company after the date of the Senior Note Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

  (8)
  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

  (9)
  loans or advances to employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and moving expenses) or the proceeds of which are used to purchase Capital Stock of the Company in the aggregate amount outstanding at any one time of $10.0 million;

  (10)
  any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (11)
  any Investment by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note or an Equity Interest;

  (12)
  any Investment in Permitted Joint Ventures in an amount not to exceed $100.0 million in the aggregate for all such Permitted Joint Ventures;

  (13)
  Investments in any Securitization Facility to the extent reasonably necessary to consummate any Permitted Securitization Transactions; and

  (14)
  other Investments in the aggregate amount outstanding at any one time of up to $50.0 million.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of Investment.

        "Permitted Joint Ventures" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries, directly or indirectly, owns or controls 50% or less of the total voting power of the shares of Capital Stock of such entity entitled to vote; provided, however, that any joint venture in which the Company, directly or indirectly, owns 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged in a Permitted Business or engaged primarily in the business of prescription benefit management; provided, further, that any joint venture in which the Company, directly or indirectly, owns less than 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged primarily in the business of prescription benefit management.

        "Permitted Lien" means:

  (a)
  Liens securing Indebtedness permitted to be incurred under paragraphs (b)(1) or (11) under "—Certain Covenants—Limitation of Indebtedness";

  (b)
  any Lien existing as of the date of the Senior Note Indenture on Indebtedness existing or created on the date of the Senior Note Indenture;

  (c)
  any Lien arising by reason of

  (1)
  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (2)
  taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

  (3)
  security for payment of workers' compensation or other insurance;

    (4)
    good faith deposits in connection with tenders, leases or other contracts (other than contracts for the payment of money);

    (5)
    zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

    (6)
    deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

    (7)
    operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

  (d)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary;

  (e)
  any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

  (f)
  any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements, Commodity Price Protection Agreements or otherwise incurred to hedge interest rate risk;

  (g)
  any Lien securing Capitalized Lease Obligations or Purchase Money Obligations incurred in accordance with the Senior Note Indenture (including clause (8) of the definition of Permitted Indebtedness) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant;

  (h)
  liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

  (i)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

  (j)
  (1) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary or (2) claim, restriction or encumbrance with respect to equity ownership interests in a Restricted Subsidiary granted in favor of the Company or any other Restricted Subsidiary;

  (k)
  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j) so long as no additional collateral is granted as security thereby; and

  (l)
  other Liens (including extensions, renewals, refinancings and replacements) securing Indebtedness permitted by the terms of the Senior Note Indenture to be incurred, so long as the aggregate principal amount of Indebtedness secured thereby does not exceed 10% of Consolidated Net Tangible Assets; provided, however, that the amount of Indebtedness that may be secured by Liens incurred under this clause (l) shall be reduced by the excess, if any, of the amount of (x) the amount of Indebtedness incurred under clause (1)(b) of paragraph (b) under "—Certain Covenants—Limitation of Indebtedness" over (y) $1,700 million.

        "Permitted Securitization Transaction" means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Senior Notes are issued; provided that

  (1)
  the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

  (2)
  at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

  (3)
  (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Senior Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Senior Note Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "Certain Covenants—Limitation on Unrestricted Subsidiaries".

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Securitization Entity" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, chattel paper and related assets of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Note Trustee by filing with the Senior Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Notes" means the $350.0 million in aggregate principal amount of senior notes due 2012 currently outstanding and/or are being offered for exchange by the Company pursuant to this prospectus, as applicable.

        "Senior Note Guarantee" means the guarantee by any Senior Note Guarantor of the Company's Senior Note Indenture Obligations.

        "Senior Note Guarantor" means any Subsidiary which is a guarantor of the Senior Notes, including any Person that is required after the date of the Senior Note Indenture to execute a guarantee of the Senior Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Senior Note Indenture and, thereafter, shall mean such successor.

        "Senior Note Indenture Obligations" means the obligations of the Company and any other obligor under the Senior Note Indenture or under the Senior Notes, including any Senior Note Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts (including any Additional Amounts) due or to become due under or in connection with the Senior Note Indenture or the Senior Notes and the performance of all other obligations to the Senior Note Trustee and the holders under the Senior Note Indenture and the Senior Notes, according to the respective terms thereof.

        "Senior Subordinated Note Indenture Obligations" means the obligations of the Company and any other obligor under the Senior Subordinated Note Indenture or under the Senior Subordinated Notes, including any Senior Subordinated Note Guarantor, to pay principal of, premiums, if any, and interest when due and payable, and all other amounts (including any Additional Amounts) due or to become due under or in connection with the Senior Subordinated Note Indenture or the Senior Subordinated Notes and the performance of all other obligations to the Senior Subordinated Note Trustee and the holders under the Senior Subordinated Note Indenture and the Senior Subordinated Notes, according to the respective terms thereof.

        "Senior Subordinated Notes" means the $850.0 million in aggregate principal amount of senior subordinated notes due 2014 currently outstanding and/or are being offered by the Company pursuant to this prospectus, as applicable.

        "Senior Subordinated Note Guarantee" means the guarantee by any Senior Subordinated Note Guarantor of the Company's Senior Subordinated Note Indenture Obligations.

        "Senior Subordinated Note Guarantor" means any subsidiary which is a guarantor of the Senior Subordinated Notes, including any Person that is required after the date of the Senior Subordinated Note Indenture to execute a guarantee of the Senior Subordinated Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant thereof until a successor replaces such party pursuant to the applicable provisions of the Senior Subordinated Note Indenture and, thereafter, shall mean such successor.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard Securitization Undertakings" means representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Securitization Transaction.

        "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

        "Stock Purchase Agreement" means the agreement dated April 4, 2004 among the Company, J.C. Penney Company, Inc., a Delaware corporation, and TDI Consolidated Corporation, a Delaware corporation, entered into in connection with the Acquisition.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Senior Note Guarantor subordinated in right of payment to the Senior Notes or a Senior Note Guarantee, as the case may be.

        "Subsidiary" of a Person means

  (1)
  any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

  (2)
  any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

  (3)
  any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

        "Taxing Authority" means any government or any political subdivision, state, province or territory of or in a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

        "Taxing Jurisdiction" means Canada or any other jurisdiction in which the Company or any Senior Note Guarantor or any successor of the Company or any Senior Note Guarantor is organized, resident for tax purposes, engaged in business or generally subject to tax on a net income basis, or from or through which any payment under the Senior Notes or any Senior Note Guarantee is made, or any political subdivision, state, province or territory thereof or therein.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Senior Note Guarantor) designated as such pursuant to and in compliance with the covenant described under "Certain Covenants—Limitation on Unrestricted Subsidiaries".

        "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

  (1)
  as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

  (2)
  which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Senior Notes.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than (a) directors' qualifying shares and (b) Capital Stock or other ownership interests issued to a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person).

Book-Entry Delivery and Form

        The Senior Notes issued in the Exchange Offer will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Senior Notes will not be issued in bearer form. Senior Notes issued in the Exchange Offer will be issued only in exchange for outstanding Senior Notes.

        Global Notes.    Senior Notes issued will be represented by one or more Senior Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Notes will be deposited upon issuance with the Senior Note Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Senior Notes in certified form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes".

        Exchange of Book-Entry Notes for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Senior Note in certificated form unless

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary within 90 days,

  (2)
  the Company, at its option, notifies the Senior Note Trustee in writing that it elects to cause the issuance of the Senior Notes in certificated form, or

  (3)
  there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Senior Notes.

In all cases, certificated Senior Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Senior Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

        Certain Book-Entry Procedures for Global Notes.    The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System, and

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        DTC has advised the Company that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interest of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

        As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Senior Notes represented by such Global Note for all purposes under the Senior Note Indenture and the Senior Notes. Except in the limited circumstances described above under "—Exchange of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of Senior Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Senior Notes represented thereby) under the Senior Note Indenture or the Senior Notes.

        Investors may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments of the principal, of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Senior Note Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note representing any Senior Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Senior Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants. None of the Company or the Senior Note Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Senior Notes, and the Company and the Senior Note Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Senior Notes for all purposes.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer and exchange restrictions applicable to the Senior Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures or same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange the Global Notes for legended Senior Notes in certificated form, and to distribute such Senior Notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfer of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Senior Note Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of, beneficial ownership interests in Global Notes.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

        The 8 1/2% Senior Subordinated Notes were issued under a senior subordinated indenture dated as of July 30, 2004 (the "Senior Subordinate Indenture") among the Company, the Senior Subordinated Guarantors and Wells Fargo Bank, N.A., as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Indenture will also cover the terms and conditions relating to the Senior Notes to be issued in the exchange offer described in this prospectus (the "Senior Subordinated Exchange Notes"). The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made a part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the Senior Subordinated Note Indenture. It does not restate the Senior Subordinated Note Indenture in its entirety. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. For definitions of certain capitalized terms used in the following summary, see "—Certain Definitions". Defined terms used in this description but not defined below under the heading "—Certain Definitions" have the meanings assigned to them in the Senior Subordinated Note Indenture. Terms defined in this section shall have the meanings ascribed solely for this section. All references to the Company in this section refer exclusively to The Jean Coutu Group (PJC) Inc., and not to any of its subsidiaries.

        The Senior Subordinated Notes are registered under the Securities Act and are subject to transfer restrictions. When issued, the Senior Subordinated Notes will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Senior Subordinated Notes. References in this "Description of the Senior Subordinated Notes" to "$" are to United States dollars.

Maturity, Principal and Interest

        The Senior Subordinated Notes will mature on August 1, 2014 and will be in the aggregate principal amount of $850,000,000, subject to the Company's ability to issue additional notes which may be of the same series as the Senior Subordinated Notes as described under "—Further Issues". The Senior Subordinated Notes will be unsecured senior subordinated obligations of the Company. Each Senior Subordinated Note will bear interest at the rate described on the cover page from the date of issuance or from the most recent interest payment date on which interest has been paid, payable semiannually in arrears on February 1 and August 1 in each year, commencing February 1, 2005.

        The Company will pay interest to the Person in whose name the Senior Subordinated Note (or any predecessor Senior Subordinated Note) is registered at the close of business on the January 15 or July 15 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Senior Subordinated Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer, exchange or redemption of Senior Subordinated Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

        Settlement for the Senior Subordinated Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Senior Subordinated Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Senior Subordinated Notes will therefore settle in same day funds.

Exchange Offer; Registration Rights

        Pursuant to the Registration Rights Agreement, the Company and the Senior Subordinated Note Guarantors have agreed for the benefit of the holders of the Senior Subordinated Notes, at the Company's and the Senior Subordinated Note Guarantors' cost (the "Exchange Offer"), to effect a registered exchange offer under the Securities Act to exchange the Senior Subordinated Notes for Senior Subordinated Exchange Notes, which will have terms identical in all respects to the Senior Subordinated Notes (except that the Senior Subordinated Exchange Notes will not contain terms with respect to transfer restrictions) and will evidence the same indebtedness of the Company. The registration statement of which this prospectus is a part is being filed with the Commission pursuant to this obligation.

        In addition, the Company and the Senior Subordinated Note Guarantors have agreed to register the Senior Subordinated Notes for resale under the Securities Act through a shelf registration statement, which registration statement may also register the Senior Notes for resale (the "Shelf Registration Statement") in the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not completed within 240 calendar days after the original issue date of the Senior Subordinated Notes, or upon the request of any Initial Purchaser with respect to Senior Subordinated Notes held by such Initial Purchaser that are not eligible to be exchanged for Senior Subordinated Exchange Notes in the Exchange Offer or which are exchanged in the Exchange Offer for Senior Subordinated Exchange Notes which are not freely tradable, or if any holder of the Senior Subordinated Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradable Senior Subordinated Exchange Notes pursuant to the Exchange Offer.

        The interest rate of the Senior Subordinated Notes will increase if one of four events occur:

  (1)
  the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the date of original issue of the Senior Subordinated Notes,

  (2)
  the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the date of original issue of the Senior Subordinated Notes,

  (3)
  the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 240th calendar day following the date of original issue of the Senior Subordinated Notes or

  (4)
  the Shelf Registration Statement is declared effective but shall later become unusable for more than 30 days in the aggregate (each such event referred to in clauses (1) through (4) above, a "Registration Default").

The interest rate of the Senior Subordinated Notes will increase by one-quarter of one percent per year upon the occurrence of any Registration Default. The interest rate (as so increased) will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

        All references to "interest" in the Senior Subordinated Note Indenture will include any and all interest payable as a result of a Registration Default.

Senior Subordinated Guarantees

        Payment of the Senior Subordinated Notes is guaranteed by the Senior Subordinated Note Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis.

  •
  The Senior Subordinated Note Guarantors are comprised of all of the direct and indirect Restricted Subsidiaries of the Company, to the extent they are guarantors under the Credit Agreement.

  •
  In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Senior Subordinated Notes jointly and severally with any other such Restricted Subsidiary, fully and unconditionally, on a senior basis.

        If the Company defaults in payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, each of the Senior Subordinated Note Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the principal of, premium, if any, and interest on the Senior Subordinated Notes.

        The obligations of each Senior Subordinated Note Guarantor under its Senior Subordinated Note Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Senior Subordinated Note Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Senior Subordinated Note Guarantor in respect of the obligations of such other Senior Subordinated Note Guarantor under its Senior Subordinated Note Guarantee or pursuant to its contribution obligations under the Senior Subordinated Indenture, will result in the obligations of such Senior Subordinated Note Guarantor under its Senior Subordinated Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Senior Subordinated Note Guarantor that makes a payment or distribution under its Senior Subordinated Note Guarantee will be entitled to a contribution from any other Senior Subordinated Note Guarantor in a pro rata amount based on the net assets of each Senior Subordinated Note Guarantor determined in accordance with GAAP.

        Notwithstanding the foregoing, in certain circumstances a Senior Subordinated Note Guarantee of a Senior Subordinated Note Guarantor may be released pursuant to the provisions of subsection (b) under "—Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness". The Company also may, at any time, cause a Restricted Subsidiary to become a Senior Subordinated Note Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Senior Subordinated Notes by such Restricted Subsidiary on the basis provided in the Senior Subordinated Note Indenture.

Additional Amounts

        All payments made by or on behalf of the Company or any Senior Subordinated Note Guarantor under or with respect to the Senior Subordinated Notes or any Senior Subordinated Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges of whatever nature (including any penalties, interest and other liabilities related thereto) imposed, assessed or levied by or on behalf of any Taxing Authority (collectively, "Taxes"), unless the Company or any Senior Subordinated Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Senior Subordinated Note Guarantor is so required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Senior Subordinated Notes or any Senior Subordinated

Note Guarantee, the Company or such Senior Subordinated Note Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each holder and beneficial owner of the Senior Subordinated Notes after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a holder or beneficial owner of Senior Subordinated Notes or to a third party on behalf of a holder or beneficial owner of the Senior Subordinated Notes if and to the extent any of the following exceptions apply (if and to any such extent, an "Excluded Holder") (i) in the case of Canadian withholding Taxes, such Taxes were so imposed, assessed or levied by reason of the Company's not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with such holder or beneficial owner at the time of making such payment, (ii) such Taxes were so imposed, assessed or levied on such payment to such holder or beneficial owner by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of such holder's or beneficial owner's activity in connection with purchasing the Senior Subordinated Notes, mere ownership or disposition of the Senior Subordinated Notes, receipt of payments under the Senior Subordinated Notes or enforcement or exercise of its rights under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or the Senior Subordinated Note Indenture, (iii) such payment could have been made without such deduction or withholding of such Taxes if the relevant Senior Subordinated Note had been presented for payment (where presentation is required) within 30 days after the date on which such payment or such Senior Subordinated Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Senior Subordinated Note been presented on the last day of such 30-day period), (iv) the holder or beneficial owner is a fiduciary, a partnership or not the sole beneficial owner of a Senior Subordinated Note, if and to the extent that any beneficiary or settler with respect to such fiduciary, any partner in such partnership or a beneficial owner of such Senior Subordinated Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question if such beneficiary, settler, partner or beneficial owner had been the sole beneficial owner of such Senior Subordinated Note (but only if there is no material cost or expense associated with transferring such Senior Subordinated Note to such beneficiary, settler, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, settler, partner or beneficial owner), (v) such holder or beneficial owner failed to duly and timely comply with a written request of the Company addressed or otherwise provided to the holder (and made at a time which would enable the holder and/or beneficial owner acting reasonably to duly and timely comply with that request) to provide information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, entitlement to treaty benefits, identity or connection with the relevant Taxing Authority or any political subdivision or authority thereof, but only (x) if and to the extent that such holder and/or beneficial owner was legally able to comply with such request and (y) if and to the extent due and timely compliance with such request is required by the law, regulation, administrative practice or any treaty obligation of the relevant Taxing Authority or any political subdivision or authority thereof as a precondition to reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner of Senior Subordinated Notes but for this clause (v), or (vi) any combination of the foregoing clauses of this proviso.

        The Company or such Senior Subordinated Note Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Company or such Senior Subordinated Note Guarantor will furnish to the Senior Subordinated Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Senior Subordinated Note Guarantor.

        The Company and each Senior Subordinated Note Guarantor will indemnify and hold harmless each holder and beneficial owner of Senior Subordinated Notes (other than an Excluded Holder with respect to any Taxes) and, upon written request, promptly reimburse each such holder or beneficial owner for the amount of (1) any Taxes paid by such holder or beneficial owner as a result of payments made under or with respect to the Senior Subordinated Notes or any Senior Subordinated Note Guarantee or any Documentary Taxes paid by such holder or beneficial owner and (2) any Taxes paid by such holder or beneficial owner with respect to any reimbursement payment under the foregoing clause (1), so that the net amount received by such holder or beneficial owner after such reimbursement payment will not be less than the net amount such holder or beneficial owner would have received if the Taxes or the Documentary Taxes described in the foregoing clauses (1) and (2) had not been imposed, assessed or levied, but excluding any such Taxes on such holder's or beneficial owner's net income generally.

        At least 30 days prior to each date on which any payment under or with respect to the Senior Subordinated Notes is due and payable, if the Company or any Senior Subordinated Note Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Senior Subordinated Note Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Senior Subordinated Note Trustee to pay such Additional Amounts to holders of Senior Subordinated Notes on the payment date. Whenever in the Senior Subordinated Note Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, Change in Control Purchase Price, interest or any other amount payable under or with respect to any Senior Subordinated Note or any Senior Subordinated Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts or reimbursement payments to the extent that, in such context, Additional Amounts or reimbursement payments are, were or would be payable in respect thereof.

        The Company will pay any present or future stamp, issue, registration, court, documentary or other similar Taxes (including Additional Amounts with respect thereto) imposed, assessed or levied by any Taxing Jurisdiction in respect of or in connection with the execution, issuance, redemption, retirement, delivery or registration of, or enforcement of rights under, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or any related document (collectively, "Documentary Taxes").

        The obligation to pay Additional Amounts, any reimbursement payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Senior Subordinated Note Indenture.

        For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Senior Subordinated Notes, see "Certain Canadian Federal Income Tax Considerations".

Tax Redemption

        The Senior Subordinated Notes will also be subject to redemption as a whole, but not in part, at the option of the Company at any time, on not less than 30 nor more than 60 days' prior written notice to the holders of Senior Subordinated Notes (which notice shall be irrevocable), at 100% of the principal amount, together with any accrued and unpaid interest thereon to the redemption date, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Company or any Senior Subordinated Note Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Senior Subordinated Notes, any Additional Amounts or reimbursement payments (other than in respect of Documentary Taxes) as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus; provided (i) the Company or the applicable Senior Subordinated Note Guarantor has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Senior Subordinated Guarantor and (ii) in the case of such Additional Amounts payable by a Senior Subordinated Note Guarantor with respect to Taxes imposed, assessed or levied by or on behalf of a Taxing Authority other than Canada or the United States of America or any political subdivision or authority of either of the foregoing, such Senior Subordinated Note Guarantor has been making payments to the holders of the Senior Subordinated Notes pursuant to its Senior Subordinated Note Guarantee prior to the earlier of the time such change or amendment is announced or such change or amendment becomes effective. See "—Additional Amounts".

        Notwithstanding the foregoing, (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the applicable Senior Subordinated Note Guarantor would, but for such redemption, be obligated to pay such Additional Amounts or reimbursement payments or later than 365 days after the date on which the Company or the applicable Senior Subordinated Note Guarantor first becomes liable (or if later, the earlier of the date on which it first becomes aware of its liability or the date on which it reasonably should have become aware of its liability) to pay such Additional Amounts or reimbursement payments as a result of any change or amendment described above, and (ii) at the time such notice is given, the Company's or the applicable Senior Subordinated Note Guarantor's obligation to pay such Additional Amounts or reimbursement payments remains in effect. Prior to the mailing of any notice of redemption of the Senior Subordinated Notes pursuant to the foregoing, the Company will deliver to the Senior Subordinated Note Trustee (a) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and (b) an opinion of an independent tax counsel in the relevant Taxing Jurisdiction of recognized national standing to the effect that the Company or the applicable Senior Subordinated Note Guarantor is, has become or would become obligated to pay such Additional Amounts or reimbursement payments as a result of such change or amendment as described above. The Senior Subordinated Note Trustee shall accept such Officer's Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent above, which Officer's Certificate and opinion shall then be binding on the holders and beneficial owners of the Senior Subordinated Notes.

Optional Redemption

        After August 1 2009, the Company may redeem all or a portion of the Senior Subordinated Notes, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:

Year	Redemption Price
2009	104.250%
2010	102.833%
2011	101.417%
2012 and thereafter	100.000%

of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

        In addition, at any time prior to August 1, 2007, the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Note Indenture at a redemption price equal to 108.500% of the aggregate principal amount of the Senior Subordinated Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the initial aggregate principal amount of Senior Subordinated Notes must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

        If less than all of the Senior Subordinated Notes are to be redeemed, the Senior Subordinated Trustee shall select the Senior Subordinated Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Senior Subordinated Notes are listed, or if the Senior Subordinated Notes are not listed, on a pro rata basis, by lot or by any other method the Senior Subordinated Note Trustee shall deem fair and reasonable. Senior Subordinated Notes redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Mandatory Redemption

        Except as set forth under "—Purchases of Senior Subordinated Notes upon a Change of Control" and "—Certain Covenants—Limitation on Asset Sales", the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

Purchase of Senior Subordinated Notes Upon a Change of Control

        If a Change of Control occurs, the Company shall be obligated to make an offer (the "Change of Control Offer") to purchase all of the Senior Subordinated Notes. In the Change of Control Offer, the Company will offer to purchase all of the Senior Subordinated Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

        Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Senior Subordinated Note Trustee and give written notice of the Change of Control to each holder of Senior Subordinated Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

  •
  that a Change of Control has occurred or will occur and the date of such event;

  •
  the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

  •
  that any Senior Subordinated Note not tendered will continue to accrue interest;

  •
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

  •
  other procedures required by the Senior Subordinated Note Indenture that a holder of Senior Subordinated Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

        If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the Senior Subordinated Notes that might be delivered by holders of the Senior Subordinated Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Senior Subordinated Note Trustee and the holders of the Senior Subordinated Notes the rights described under "—Events of Default".

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. A default under the Credit Agreement would result in a default under the Senior Subordinated Note Indenture if the lenders accelerate the debt under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing Senior Subordinated Notes under the Credit Agreement, the Company will be obligated to seek the consent of its Credit Agreement lenders to make and consummate a Change of Control Offer or refinance the borrowings under the Credit Agreement that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from making and consummating a Change of Control Offer. In such case, the Company's failure to make and consummate a Change of Control Offer would constitute an event of default under the Senior Subordinated Note Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Senior Subordinated Note Indenture would likely restrict payments to the holders of the Senior Subordinated Notes.

        In addition to the obligations of the Company under the Senior Subordinated Note Indenture with respect to the Senior Subordinated Notes in the event of a Change of Control, the Company's Credit Agreement also contains an event of default upon a "change of control" as defined therein which obligates the Company to repay amounts outstanding under such Indebtedness upon an acceleration of the Indebtedness issued thereunder.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Senior Subordinated Note Indenture) to represent a specific quantitative test. Accordingly, the obligation of the Company to make the Change of Control Offer and the ability of the holders of the Senior Subordinated Notes to require the Company to make and consummate a Change of Control Offer as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries to another Person or group may be uncertain.

        Change of control is defined differently under the Senior Subordinated Note Indenture and the Credit Agreement. A transaction that constitutes a change of control under the Credit Agreement would not necessarily constitute a Change of Control under the Senior Subordinated Note Indenture.

        The existence of the Company's obligation to make a Change of Control Offer upon a Change of Control may deter a third party from acquiring the Company or its assets in a transaction which constitutes a Change of Control.

        The provisions of the Senior Subordinated Note Indenture will not require the Company to make a Change of Control Offer in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Senior Subordinated Notes if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

        A Change of Control under the Senior Subordinated Notes will also be a Change of Control under the Senior Notes. Upon a Change of Control, the holders of the Senior Notes will effectively have the right to be paid before the Senior Subordinated Notes.

        The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Senior Subordinated Note Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

Ranking for Senior Subordinated Notes

        The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company. The payment of principal, premium, if any, and interest on the Senior Subordinated Notes and any other payment obligations on or with respect to the Senior Subordinated Notes (including any obligation to make and consummate an offer to purchase the Senior Subordinated Notes and any obligation to repurchase the Senior Subordinated Notes) is subordinated in right of payment, as set forth in the Senior Subordinated Note Indenture, to the prior payment in full in cash or Cash Equivalents of Senior Indebtedness. The Senior Subordinated Note Guarantee of a Senior Subordinated Note Guarantor will be subordinated to obligations of the Senior Subordinated Note Guarantor similar to the subordination provisions relating to the Senior Subordinated Notes described herein. The Senior Subordinated Notes are effectively subordinated to any future secured indebtedness to the extent of the assets securing such indebtedness. In addition, the Company conducts substantial business operations through its subsidiaries. The Senior Subordinated Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries not providing guarantees which are distinct legal entities having no obligation to pay any amounts pursuant to the Senior Subordinated Notes or to make funds available therefor.

        The holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding whether or not allowed or allowable as a claim in any such proceeding at the rate specified in the applicable Senior Indebtedness) before the holders of Senior Subordinated Notes will be entitled to receive any direct or indirect payment in respect of any Senior Subordinated Note Indenture Obligations, in the event of any distribution to creditors of the Company or a Senior Subordinated Note Guarantor:

  (1)
  in a liquidation or dissolution of the Company or a Senior Subordinated Note Guarantor;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Senior Subordinated Note Guarantor or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of the Company's or a Senior Subordinated Note Guarantor's assets and liabilities.

        Accordingly, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Senior Subordinated Note Indenture Obligations in any case, proceeding, dissolution, liquidation or other winding up or event of the type referred to in clauses (1) through (4) above, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or a Senior Subordinated Note Guarantor which is subordinated to the payment of the Senior Subordinated Note Indenture Obligations, shall be paid by the Company or Senior Subordinated Note Guarantor, as applicable, or by the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company or a Senior Subordinated Note Guarantor directly to the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Indebtedness, except that (1) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Senior Subordinated Note Guarantor or its property, holders of Senior Subordinated Notes may receive any payment or distribution authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of the Senior Subordinated Note Indenture Obligations to the Senior Indebtedness and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law of securities ("Permitted Junior Securities") which, if debt securities, are subordinated to at least the same extent as the Senior Subordinated Note Indenture Obligations are to (x) the Senior Indebtedness or (y) any securities issued in exchange for the Senior Indebtedness; and (2) holders of Senior Subordinated Notes may recover payments made from the trust described under the captions "—Defeasance or Covenant Defeasance of Indenture" or "—Satisfaction and Discharge".

        The Company also may not make any direct or indirect payment upon or in respect of the Senior Subordinated Note Indenture Obligations (except from the trust described under the caption "—Defeasance or Covenant Defeasance of Indenture") if:

  (1)
  a default in the payment of principal of, premium, if any, or interest on, or failure to make a mandatory offer to prepay Indebtedness upon asset disposition, casualty or condemnation events as provided in, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

  (2)
  any other default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from (A) with respect to the Designated Senior Indebtedness arising under the Credit Agreement, the applicable Administrative Agent Bank or (B) with respect to any other Designated Senior Indebtedness, the holders or the representative of the holders of any such Designated Senior Indebtedness.

        Payments on the Senior Subordinated Notes may and shall be resumed:

  (1)
  in the case of a payment default or failure to make a mandatory prepayment offer, upon the date on which such default or such failure is cured or waived or, if the Designated Senior Indebtedness has been accelerated, such acceleration has been rescinded;

  (2)
  in case of a nonpayment default, upon the earliest of (x) the date on which such nonpayment default is cured or waived (provided no payment default is then continuing), (y) 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Indebtedness has been accelerated or (z) the date on which the Trustee receives written notice from the representatives for such Designated Senior Indebtedness rescinding such Payment Blockage Notice; and

  (3)
  when the Designated Senior Indebtedness has been paid in full in cash or Cash Equivalents.

        No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice; provided that the delivery of a Payment Blockage Notice by the representatives for or holders of Designated Senior Indebtedness other than under the Credit Agreement shall not bar the delivery of another Payment Blockage Notice by the applicable Administrative Agent Bank for the Credit Agreement within such period of 360 days; provided, further, that no period of payment blockage shall exceed 179 days in any one year and no two consecutive interest payments on the Senior Subordinated Notes may be blocked by delivery of a Payment Blockage Notice.

        No nonpayment event of default which existed or was continuing on the date of the delivery of a Payment Blockage Notice with respect to the holder of the Designated Senior Indebtedness delivering such Payment Blockage Notice shall be, or be made, the basis for the commencement of a second Payment Blockage Notice by the representative for or the holders of such Designated Senior Indebtedness whether or not within a period of 360 days unless such default has been cured or waived for a period of not less than 90 days.

        If the Senior Subordinated Note Trustee or any holder of the Senior Subordinated Notes receives a payment in respect of Senior Subordinated Note Indenture Obligations (except (i) for Permitted Junior Securities or (ii) from the trust described under the captions "—Defeasance or Covenant Defeasance of Senior Subordinated Note Indenture" or "—Satisfaction and Discharge") when the payment is prohibited by these subordination provisions, then the Senior Subordinated Note Trustee or the holder of the Senior Subordinated Notes, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness of the Company. Upon the proper written request of the holders of Senior Indebtedness of the Company, the Senior Subordinated Note Trustee or the holder of the Senior Subordinated Notes, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of the Company or their proper representative.

        If the Company fails to make any payment on the Senior Subordinated Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Senior Subordinated Note Indenture and would enable the holders of the Senior Subordinated Notes to accelerate the maturity thereof. See "—Events of Default". The Senior Subordinated Note Indenture will require that the Company promptly notify holders of Senior Indebtedness if payment of the Senior Subordinated Notes is accelerated because of an Event of Default. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Senior Subordinated Note Guarantor may pay the Senior Subordinated Notes until five business days after such holders or the representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the subordination provisions of the Senior Subordinated Note Indenture otherwise permit payment at that time.

        As a result of the subordination provisions described above, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness and holders of trade payables may recover more, ratably than the holders of the Senior Subordinated Notes, and assets which would otherwise be available to pay obligations in respect of the Senior Subordinated Notes will be available only after all Senior Indebtedness has been paid in full in cash or Cash Equivalents, and there may not be sufficient assets remaining to pay amounts due on any or all of the Senior Subordinated Notes. See "Risk Factors—Risks Relating to the Senior Subordinated Notes".

        Payments under the Senior Subordinated Note Guarantee of each Senior Subordinated Note Guarantor will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of such Senior Subordinated Note Guarantor, including Senior Indebtedness of such Senior Subordinated Note Guarantor incurred after the date of the Senior Subordinated Note Indenture, on the same basis as provided above with respect to the subordination of payments on the Senior Subordinated Notes by the Company to the prior payment in full in cash or Cash Equivalents of Senior Indebtedness of the Company. See "Risk Factors—Risks Relating to this Offering".

        As of August 28, 2004:

  •
  the Company and its subsidiaries had an aggregate of approximately $1.7 billion of senior indebtedness outstanding, of which approximately $1.4 billion was secured, and

  •
  the Company and its subsidiaries had $850 million of senior subordinated indebtedness outstanding, all of which was represented by the Senior Subordinated Notes.

Certain Covenants

        The Senior Subordinated Note Indenture contains, among others, the following covenants:

        Limitation on Indebtedness.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Senior Subordinated Note Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.

        (b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

  (1)
  Indebtedness of the Company and its Restricted Subsidiaries (or guarantees by Restricted Subsidiaries of such Indebtedness) under or in respect of a Credit Facility (including any term loans made pursuant thereto or under any revolving credit facility or in respect of letters of credit thereunder) not to exceed the greater of (a) an aggregate principal amount at any one time outstanding of $1,700.0 million, minus the aggregate amount of all Net Cash Proceeds of any Asset Sale (other than a sale and leaseback transaction) applied by the Company or a Restricted Subsidiary to prepay permanently or repay permanently Indebtedness under the Credit Agreement pursuant to the covenant described under the caption "—Limitation on Sale of Assets" or (b) the sum of (i) 60% of the aggregate book value of the inventory of the Company and its Restricted Subsidiaries, (ii) 80% of the aggregate book value of the accounts receivable of the Company and its Restricted Subsidiaries and (iii) $450.0 million, in each case determined on a consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements of the Company are available;

  (2)
  Indebtedness of the Company pursuant to (a) the Senior Subordinated Notes (excluding any Additional Senior Subordinated Notes) and any Senior Subordinated Note Guarantee of the Senior Subordinated Notes, (b) any Senior Subordinated Exchange Notes issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement, (c) the Senior Notes (excluding any Additional Senior Notes) and any Senior Note Guarantee of the Senior Notes and (d) any Senior Exchange Notes issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement;

  (3)
  Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Senior Subordinated Note Indenture and not otherwise referred to in this definition of "Permitted Indebtedness";

  (4)
  Indebtedness of the Company owing to a Restricted Subsidiary;

  •
  provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Senior Subordinated Note Guarantor is made pursuant to an intercompany note in the form attached to the Senior Subordinated Note Indenture and is subordinated in right of payment from and after such time as the Senior Subordinated Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Senior Subordinated Notes;

  •
  provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (4);

  (5)
  Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  •
  provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Senior Subordinated Note Indenture;

  •
  provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (5);

  (6)
  guarantees of any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries which is permitted to be incurred under the Senior Subordinated Note Indenture, provided that such guarantees are made in accordance with the provisions of "—Limitation on Issuances of Guarantees of Indebtedness";

  (7)
  obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business for financial management and not for speculative purposes

  (a)
  pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, or

  (b)
  under any Currency Hedging Agreements or Commodity Price Protection Agreements;

  (8)
  Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (8) not to exceed 4.0% of Consolidated Net Tangible Assets outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (8) does not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

  (9)
  Indebtedness of the Company or any of its Restricted Subsidiaries in connection with surety, performance, appeal or similar bonds, bankers' acceptances, completion guarantees or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that, in each case contemplated by this clause (9), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

  (10)
  Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided however, that such Indebtedness is extinguished within 10 business days of incurrence;

  (11)
  Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Senior Subordinated Notes as described below under "—Defeasance or Covenant Defeasance of Senior Subordinated Note Indenture";

  (12)
  Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs, non-compete, consulting, deferred compensation or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually paid or received by the Company and any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds;

  (13)
  any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to paragraph (a) of this section and clauses (2) and (3) of this paragraph (b) of this definition of "Permitted Indebtedness", including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Senior Subordinated Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

  (14)
  Indebtedness of the Company and its Restricted Subsidiaries representing obligations under any employment arrangements to make payments with respect to the cancellation or repurchase of Capital Stock of the Company or its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million outstanding at any one time;

  (15)
  Indebtedness consisting of take or pay obligations contained in supply agreements entered into in the ordinary course of business;

  (16)
  Indebtedness of the Company consisting of inventory, furniture, fixtures and equipment buyback arrangements entered into in the ordinary course of business with the Company's Canadian drugstore franchisees;

  (17)
  any guarantees by the Company of Indebtedness of the Company's Canadian drugstore franchisees in an aggregate principal amount not to exceed $30.0 million at any one time; and

  (18)
  Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (1) through (17) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $150.0 million outstanding at any one time in the aggregate.

        For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that Indebtedness under the Credit Agreement which is in existence following the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above. For clarity purposes, the Company may incur Indebtedness under a Credit Facility in amounts after the Issue Date in excess of the amounts outstanding on the Issue Date (or amounts committed thereunder) under any other clause of "—Limitation on Indebtedness".

        Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

        Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in Consolidated Fixed Charge Coverage Ratio of the Company.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a different currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred. Notwithstanding any other provision of this covenant, (a) the maximum amount that the Company or a Restricted Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and (b) the Company or a Restricted Subsidiary may refinance any Indebtedness originally incurred in a currency other than U.S. dollars even if the U.S. dollar-equivalent principal amount of such Indebtedness on the date of refinancing would exceed the maximum amount that the Company or a Restricted Subsidiary could incur under the relevant basket of Permitted Indebtedness.

        If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

        The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

        Limitation on Restricted Payments.    (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

  (2)
  purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

  (3)
  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a purchase, repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

  (4)
  declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

  (5)
  make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless

  (1)
  immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

  (2)
  immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under paragraph (a) of "—Limitation on Indebtedness"; and

  (3)
  after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Senior Subordinated Note Indenture and all Designation Amounts does not exceed the sum of:

  (A)
  50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on June 1, 2004 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

  (B)
  the aggregate Net Cash Proceeds received after the date of the Senior Subordinated Note Indenture by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (C)
  the aggregate Net Cash Proceeds received after the date of the Senior Subordinated Note Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (D)
  the aggregate Net Cash Proceeds received after the date of the Senior Subordinated Note Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Senior Subordinated Note Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)	(a)	in the case of the disposition, repayment or return of capital of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the date of the Senior Subordinated Note Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the amount of the disposition or repayment or return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and
(b)
in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payments deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary and any Investments in such Unrestricted Subsidiary after the date of such initial designation; and

    (F)
    at any time after the extinguishment or termination of any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

        (b)   Notwithstanding the foregoing, and in the case of clauses (2) through (10) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (7) and (10) being referred to as a "Permitted Payment"):

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

  (2)
  the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash, subject to notice and redemption periods, (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

  (3)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, subject to notice and redemption periods, (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

  (4)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, subject to notice and redemption periods, provided that any such new Subordinated Indebtedness

  (a)
  shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing;

  (b)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Senior Subordinated Notes;

  (c)
  has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Senior Subordinated Notes; and

  (d)
  is expressly subordinated in right of payment to the Senior Subordinated Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

  (5)
  the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

  (6)
  the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

  (7)
  the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company made by exchange for, or out of the proceeds of the sale of within 30 days of Redeemable Capital Stock; provided that any such new Redeemable Capital Stock is issued in accordance with paragraph (a) of the covenant "Limitation on Indebtedness" and has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced;

  (8)
  payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under "—Consolidation, Merger, Sale of Assets";

  (9)
  regular quarterly dividend payments to holders of any shares of the Company's Capital Stock in the ordinary course of business or purchases of the Company's Capital Stock, in an amount not to exceed $35.0 million in the aggregate in any fiscal year; and

  (10)
  Restricted Payments, in addition to those described in clauses (1) through (9) above, not to exceed $50.0 million in the aggregate since the Issue Date.

        Limitation on Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

  (1)
  such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,

  (2)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million,

  (a)
  the Company delivers an Officers' Certificate to the Senior Subordinated Note Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

  (b)
  such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

  (3)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $50.0 million, the Company delivers to the Senior Subordinated Note Trustee a written opinion of an investment banking firm of national standing in the United States or Canada or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to: (i) employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business, (ii) any Restricted Payments made in compliance with "—Limitation on Restricted Payments" above, (iii) transactions effected as part of a Permitted Securitization Transaction, (iv) any fees paid to directors in the ordinary course in their capacity as such, (v) any sale or issuance of Qualified Capital Stock to Affiliates of the Company and (vi) transactions entered into in the ordinary course of business with Affiliates of the Company who are Canadian drugstore franchisees, whether currently owned or after-acquired, in their capacities as such, for purposes of (a) purchase and sale of inventory for the related franchises, or (b) entering into the inventory buyback or guarantee arrangements described under clauses (16) and (17) of the definition of "Permitted Indebtedness".

        Limitation on Liens.    The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than Permitted Liens) of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of the Senior Subordinated Note Indenture or acquired after the date of the Senior Subordinated Note Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Senior Subordinated Notes (or a Senior Subordinated Note Guarantee in the case of Liens of a Senior Subordinated Note Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Senior Subordinated Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

        Notwithstanding the foregoing, any Lien securing the Senior Subordinated Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary that owns the property or assets subject to such Lien.

        Limitation on Sale of Assets.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution).

        For purposes of Section (a)(1) of this covenant, the following will be deemed to be cash: (A) the amount of any Senior Indebtedness of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities), (B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange and (C) the amount of any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale.

        With respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

        (b)   All or a portion of the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement):

    (i)
    to prepay permanently or repay permanently any Senior Indebtedness or Indebtedness of Restricted Subsidiaries that are not Senior Subordinated Note Guarantors then outstanding (provided, however, that in the case of any such Indebtedness repaid under a revolving credit facility, such amounts may be reborrowed), or

    (ii)
    if the Company determines not to apply such Net Cash Proceeds to the permanent repayment or permanent prepayment of such Indebtedness, or if no such Indebtedness is then outstanding, within 365 days of the Asset Sale, to invest the Net Cash Proceeds in properties (including, without limitation, capital expenditures with respect to improving existing assets) and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries (including pursuant to capital expenditures).

        The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) and (ii) within 365 days of the Asset Sale constitutes "Excess Proceeds".

        (c)   When the aggregate amount of Excess Proceeds exceeds $30.0 million or more, the Company will make offers to purchase the Senior Subordinated Notes (in the amount described in clause (A) below) and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale and will apply the Excess Proceeds to the repayment of the Senior Subordinated Notes and such Indebtedness of the respective holders thereof accepting such offers, as follows:

    (A)
    the Company will make an offer to purchase (an "Offer") from all holders of the Senior Subordinated Notes in accordance with the procedures set forth in the Senior Subordinated Note Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Senior Subordinated Notes that may be purchased out of an amount (the "Senior Subordinated Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Senior Subordinated Notes, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Senior Subordinated Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Senior Subordinated Notes tendered); provided, however, that any such offer to purchase may be delayed until after the consummation of any similar offer to purchase required to be conducted pursuant to the Senior Note Indenture or other Senior Indebtedness and any amounts used to repay or repurchase Senior Indebtedness shall be excluded from the calculation of Excess Proceeds for the purposes of the Offer; and

    (B)
    to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess

      Proceeds over the Senior Subordinated Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price for the Senior Subordinated Notes will be payable in cash in an amount equal to 100% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Senior Subordinated Note Indenture. To the extent that the aggregate Offered Price of the Senior Subordinated Notes tendered pursuant to the Offer is less than the Senior Subordinated Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Subordinated Note Indenture. If the aggregate principal amount of Senior Subordinated Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Senior Subordinated Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

        (d)   If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Senior Subordinated Notes and the Pari Passu Indebtedness of the respective holders thereof accepting such Offer shall be purchased by the Company in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

        (e)   The Senior Subordinated Note Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

        Limitation on Issuances of Guarantees of Indebtedness.    (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Senior Subordinated Note Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary or become directly liable under any Indebtedness pursuant to clause (1) of the definition of "Permitted Indebtedness" unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Subordinated Note Indenture providing for a Senior Subordinated Note Guarantee of the Senior Subordinated Notes on the same terms as the guarantee of such Indebtedness except that

  (A)
  such guarantee need not be secured unless required pursuant to "—Limitation on Liens",

  (B)
  if such Indebtedness is by its terms expressly subordinated to the Senior Subordinated Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Senior Subordinated Note Guarantee of the Senior Subordinated Notes at least to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes and

  (C)
  if such Indebtedness constitutes Senior Indebtedness, such Restricted Subsidiary's Senior Subordinated Note Guarantee of the Senior Subordinated Notes may be subordinated to any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Senior Indebtedness at least to the same extent as the Senior Subordinated Notes are subordinated to such Senior Indebtedness.

        (b)   Notwithstanding the foregoing, any Senior Subordinated Note Guarantee by a Restricted Subsidiary of the Senior Subordinated Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, which transaction is in compliance with the terms of the Senior Subordinated Note Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries and

  (2)
  with respect to any Senior Subordinated Note Guarantees created after the date of the Senior Subordinated Note Indenture, the release by the holders of the Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

        Limitation on Subsidiary Preferred Stock.    (a) The Company will not permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (1) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (2) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This clause (a) shall not apply upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Senior Subordinated Note Indenture.

        (b)   The Company will not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Senior Subordinated Note Indenture.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

  (1)
  pay dividends or make any other distribution on its Capital Stock,

  (2)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (3)
  make any Investment in the Company or any other Restricted Subsidiary or

  (4)
  transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

        (b)   However, paragraph (a) will not prohibit any

  (1)
  encumbrance or restriction pursuant to (x) an agreement (other than the Credit Agreement and the related documentation) in effect on the date of the Senior Subordinated Note Indenture, (y) the Credit Agreement and related documentation in effect on the date of the Senior Subordinated Note Indenture and (z) the Senior Notes and the Senior Subordinated Note Indenture, and any amendments, modifications, or supplements to the documents described in (x), (y) or (z) that are not, on the whole, materially less favorable to the holders of the Senior Subordinated Notes than those in effect on the date of the Senior Subordinated Note Indenture;

  (2)
  encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Senior Subordinated Note Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

  (3)
  encumbrance or restriction pursuant to any agreement governing any Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness as to the assets financed with the proceeds of such Indebtedness;

  (4)
  encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Senior Subordinated Note Indenture;

  (5)
  encumbrance or restriction existing under applicable law or any requirement of any regulatory body;

  (6)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (7)
  customary non-assignment provisions in leases, licenses or contracts;

  (8)
  customary restrictions contained in (A) asset sale agreements permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Sale of Assets" that limit the transfer of such assets or otherwise impose limitations pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  any agreement or instrument placing contractual restrictions applicable only to a Securitization Entity effected in connection with, or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction;

  (11)
  customary restrictions imposed by the terms of joint venture agreements; provided, however, such restrictive terms do not apply to any Restricted Subsidiaries other than the applicable joint venture; provided further, however, that such restrictions do not materially impact the ability of the Company to make payments on the Senior Subordinated Notes when due as required by the terms of the Senior Subordinated Note Indenture; and provided further, however, that the Consolidated Net Tangible Assets of all such joint ventures on the date of entering into any such joint venture or mailing additional Investments in such joint venture shall not exceed 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries outstanding, on the date of entering into, or additional Investments in, such joint venture; and

  (12)
  under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on Layering

        Notwithstanding the provisions described above under "—Limitation on Indebtedness", the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in right of payment to the Notes. In addition, no Senior Subordinated Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Senior Subordinated Guarantor that is subordinate or junior in right of payment to any Indebtedness of such Senior Subordinated Guarantor and senior in right of payment to the Guarantee of such Senior Subordinated Guarantor. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in the collateral held by them.

Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (not including any sale and leaseback transaction in the form of an operating lease); provided, that the Company or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

  (1)
  the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption "—Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Limitation on Liens";

  (2)
  the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction; and

  (3)
  the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Limitation on Sale of Assets".

        Limitation on Unrestricted Subsidiaries.    The Company may designate after the Issue Date any Subsidiary (other than a Senior Subordinated Note Guarantor) as an "Unrestricted Subsidiary" under the Senior Subordinated Note Indenture (a "Designation") only if:

  (a)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (b)
  the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

  (c)
  the Company would be permitted under the Senior Subordinated Note Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation);

  (d)
  such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

  (e)
  such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Senior Subordinated Note Guarantee for the Senior Subordinated Notes.

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the Senior Subordinated Note Indenture in the Designation Amount.

        The Senior Subordinated Note Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

  (a)
  provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

  (b)
  be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

        For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

  (a)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Senior Subordinated Note Indenture; and

  (c)
  unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Indebtedness".

        All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Senior Subordinated Note Trustee certifying compliance with the foregoing provisions.

        Provision of Financial Statements.    The Senior Subordinated Note Indenture will provide that for so long as the Senior Subordinated Notes are outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company and the Senior Subordinated Note Guarantors shall furnish without cost to each holder of Senior Subordinated Notes and file with the Senior Subordinated Note Trustee and the Commission within the time periods specified in the Commission's rules and regulations: (i) annual reports on Form 20-F or 40-F (or any successor form) containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); (ii) reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form); provided, however, that the Company and the Senior Subordinated Note Guarantors will not be obligated to file such reports with the Commission prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement.

        The Senior Subordinated Note Indenture also provides that, so long as any of the Senior Subordinated Notes remain outstanding, the Company will make available to any prospective purchaser of Senior Subordinated Notes or beneficial owner of Senior Subordinated Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Senior Subordinated Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Senior Subordinated Notes pursuant to an effective registration statement under the Securities Act.

        Additional Covenants.    The Senior Subordinated Note Indenture also contains covenants with respect to the following matters: (1) payment of principal, premium and interest; (2) maintenance of an office or agency in The City of New York; (3) arrangements regarding the handling of money held in trust; (4) maintenance of corporate existence; (5) payment of taxes and other claims; (6) maintenance of properties; and (7) maintenance of insurance.

Consolidation, Merger, Sale of Assets

        The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Senior Subordinated Note Guarantor), unless at the time and after giving effect thereto

  (1)
  either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation or limited liability company (with a corporate co-obligor) duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Senior Subordinated Note Trustee, all the obligations of the Company under the Senior Subordinated Notes and the Senior Subordinated Note Indenture and the Registration Rights Agreement (as that term is defined under "Exchange Offer; Registration Rights"), as the case may be, and the Senior Subordinated Notes and the Senior Subordinated Note Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Senior Subordinated Note Guarantees will be confirmed as applying to such Surviving Entity's obligations);

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

  (3)
  immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), (A) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Senior Subordinated Note Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "—Certain Covenants—Limitation on Indebtedness" or (B) the Company's Consolidated Fixed Charge Coverage Ratio on such a pro forma basis would be greater than the Company's Fixed Charge Coverage Ratio without giving such pro forma effect to the transaction;

  (4)
  at the time of the transaction, each Senior Subordinated Note Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Senior Subordinated Note Guarantee shall apply to such Person's obligations under the Senior Subordinated Note Indenture and the Senior Subordinated Notes;

  (5)
  at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "—Certain Covenants—Limitation on Liens" are complied with; and

  (6)
  at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Senior Subordinated Note Trustee, in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Senior Subordinated Note Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Each Senior Subordinated Note Guarantor will not, and the Company will not permit a Senior Subordinated Note Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any Senior Subordinated Note Guarantor or for the sole purpose of reincorporating in another jurisdiction) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Senior Subordinated Note Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, that would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Senior Subordinated Note Guarantor), unless at the time and after giving effect thereto

  (1)
  either (a) the Senior Subordinated Note Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Senior Subordinated Note Guarantor or (b) the Person (if other than the Senior Subordinated Note Guarantor) formed by such consolidation or into which such Senior Subordinated Note Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Senior Subordinated Note Trustee, all the obligations of such Senior Subordinated Note Guarantor under its Senior Subordinated Note Guarantee of the Senior Subordinated Notes and the Senior Subordinated Note Indenture and the Registration Rights Agreement and such Senior Subordinated Note Guarantee, Senior Subordinated Note Indenture and Registration Rights Agreement will remain in full force and effect;

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

  (3)
  at the time of the transaction such Senior Subordinated Note Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Senior Subordinated Note Trustee, in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Senior Subordinated Note Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Senior Subordinated Note Guarantor whose Senior Subordinated Note Guarantee of the Senior Subordinated Notes is unconditionally released and discharged in accordance with paragraph (b) under the provisions of "Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness".

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Senior Subordinated Note Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Senior Subordinated Note Guarantor, as the case may be, and the Company or any Senior Subordinated Note Guarantor, as the case may be, would be discharged from all obligations and covenants under the Senior Subordinated Note Indenture and the Senior Subordinated Notes or its Senior Subordinated Note Guarantee, as the case may be, and the Registration Rights Agreement.

        An assumption by any Person of the Company's or any Senior Subordinated Note Guarantor's obligations under the Senior Subordinated Note Indenture and the Senior Subordinated Notes or a Senior Subordinated Note Guarantee might be deemed for U.S. federal income tax purposes to be an exchange of the Senior Subordinated Notes for "new" Senior Subordinated Notes by the holders and beneficial owners thereof resulting, in recognition of gain or loss for such purposes and possibly other adverse tax consequences to beneficial owners of the Senior Subordinated Notes. You should consult your own tax advisors regarding the tax consequences of any such assumption.

Fall Away Event

        In the event of the occurrence of a Fall Away Event (and notwithstanding the failure of the Company subsequently to maintain Investment Grade Status), (1) the covenants and provisions described above under "—Limitations on Indebtedness", "—Limitation on Restricted Payments", "—Limitation on Transactions With Affiliates", "—Limitation on Liens", "—Limitation on Sale of Assets", "—Limitation on Subsidiary Preferred Stock", and "—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries" and "Sale and Leaseback Transactions" shall each no longer be in effect for the remaining term of the Senior Subordinated Notes, (2) the Company will no longer be subject to the financial test set forth in clause (3) under the first paragraph under "Consolidation, Merger, Sale of Assets" or to clause (b) in the first paragraph or clause (c) in the first and fifth paragraphs under "—Limitation on Unrestricted Subsidiaries" and (3) the covenants described below under "Limitation on Liens" and "Sale and Leaseback Transactions" will be applicable. The covenants described below will only be applicable in the event of the occurrence of a Fall Away Event.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, incur any Lien to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Senior Subordinated Notes on a subordinated (second priority) basis for so long as such Indebtedness is so secured.

        The foregoing restrictions will not apply to:

  (a)
  any Lien existing on (or securing Indebtedness committed to but not outstanding on) the date of the Fall Away Event (which Lien in either case was not created in connection with, or in contemplation of, such Fall Away Event);

  (b)
  any Lien in favor of only the Company or a Restricted Subsidiary;

  (c)
  any Lien arising by reason of

  (1)
  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (2)
  taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

  (3)
  security for payment of workers' compensation or other insurance;

  (4)
  good faith deposits in connection with tenders or leases or other contracts (other than contracts for the payment of money);

    (5)
    zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary of the value of such property for the purpose of such business;

    (6)
    deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

    (7)
    operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

  (d)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary;

  (e)
  any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

  (f)
  any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements or otherwise incurred to hedge interest rate risk;

  (g)
  any Lien securing Capitalized Lease Obligations or Purchase Money Obligations incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto;

  (h)
  liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

  (i)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

  (j)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  (k)
  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j) so long as no additional collateral is granted as security thereby; and

  (l)
  Liens (not including Liens permitted by clauses (a) through (k) above) securing Indebtedness in the aggregate principal amount outstanding at any one time not to exceed 10% of Consolidated Net Tangible Assets.

        Sale and Leaseback Transactions.    The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction (not including any sale and leaseback transaction in the form of an operating lease); provided, that the Company or one of its Subsidiaries may enter into a sale and leaseback transaction if:

  (1)
  the Company or such Subsidiary could have incurred a Lien to secure the Indebtedness relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "Limitation on Liens"; and

  (2)
  the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction.

Events of Default

        An Event of Default will occur under the Senior Subordinated Note Indenture if:

  (1)
  there shall be a default in the payment of any interest on any Senior Subordinated Note when it becomes due and payable, and such default shall continue for a period of 30 days;

  (2)
  there shall be a default in the payment of the principal of (or premium, if any, on) any Senior Subordinated Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

  (3)
  (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Senior Subordinated Note Guarantor under the Senior Subordinated Note Indenture or any Senior Subordinated Note Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c), (d) or (e) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Senior Subordinated Note Trustee or (2) to the Company and the Senior Subordinated Note Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Subordinated Notes; (b) there shall be a default in the performance or breach of the provisions described in "—Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "—Certain Covenants—Limitation on Sale of Assets"; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "Purchase of Senior Subordinated Notes Upon a Change of Control"; or (e) the Company shall have failed to make or consummate an offer to purchase if the closing of the Acquisition is not completed within 10 days of the closing of the sale of the Senior Subordinated Notes;

  (4)
  (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Senior Subordinated Note Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $40.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

  (5)
  any Senior Subordinated Note Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Senior Subordinated Note Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Senior Subordinated Note Indenture and any such Senior Subordinated Note Guarantee;

  (6)
  one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $40.0 million, either individually or in the aggregate, shall be rendered against the Company, any Senior Subordinated Note Guarantor or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

  (7)
  there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

  (8)
  (a)    the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

  (b)
  The Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

  (c)
  The Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

  (d)
  The Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties or (2) makes an assignment for the benefit of creditors, or

  (e)
  The Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8).

        If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph with respect to the Company or any Significant Subsidiary) shall occur and be continuing with respect to the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding may, and the Senior Subordinated Note Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Senior Subordinated Notes to be due and payable immediately, by a notice in writing to the Company (and to the Senior Subordinated Note Trustee if given by the holders of the Senior Subordinated Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately; provided, however, that so long as any Senior Indebtedness under the Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of (x) acceleration of any such Senior Indebtedness under the Credit Facility and (y) five business days after the giving of the acceleration notice to the Company and the Administrative Agent Bank under the Credit Facility of such acceleration. In the event of a declaration of acceleration of the Senior Subordinated Notes because an Event of Default described in clause (4) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Senior Subordinated Notes shall be automatically annulled if the event of default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto (and any acceleration of such Indebtedness was rescinded) and if (1) the annulment of the acceleration of the Senior Subordinated Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Senior Subordinated Notes that became due solely because of acceleration of the Senior Subordinated Notes, have been cured or waived. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs with respect to the Company or any Significant Subsidiary and is continuing, then all the Senior Subordinated Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date the Senior Subordinated Notes become due and payable, without any declaration or other act on the part of the Senior Subordinated Note Trustee or any holder. Thereupon, the Senior Subordinated Note Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Senior Subordinated Notes by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Senior Subordinated Note Trustee, the holders of a majority in aggregate principal amount of Senior Subordinated Notes outstanding by written notice to the Company and the Senior Subordinated Note Trustee, may rescind and annul such declaration and its consequences if

  (a)
  The Company has paid or deposited with the Senior Subordinated Note Trustee a sum sufficient to pay (1) all sums paid or advanced by the Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture and the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel, (2) all overdue interest on all Senior Subordinated Notes then outstanding, (3) the principal of, and premium, if any, on any Senior Subordinated Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Subordinated Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Subordinated Notes;

  (b)
  The rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  All Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Senior Subordinated Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Subordinated Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        The holders of not less than a majority in aggregate principal amount of the Senior Subordinated Notes outstanding may on behalf of the holders of all outstanding Senior Subordinated Notes waive any past default under the Senior Subordinated Note Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note (which may only be waived with the consent of each holder of Senior Subordinated Notes effected) or (2) in respect of a covenant or provision which under the Senior Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each Senior Subordinated Note affected by such modification or amendment.

        No holder of any of the Senior Subordinated Notes has any right to institute any proceedings with respect to the Senior Subordinated Note Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Senior Subordinated Notes have made written request, and offered reasonable indemnity, to the Senior Subordinated Note Trustee to institute such proceeding as Senior Subordinated Note Trustee under the Senior Subordinated Notes and the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Senior Subordinated Note Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Senior Subordinated Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Senior Subordinated Note on or after the respective due dates expressed in such Senior Subordinated Note.

        The Company is required to notify the Senior Subordinated Note Trustee within 10 business days of knowledge of the occurrence of any Default. The Company is required to deliver to the Senior Subordinated Note Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Senior Subordinated Note Indenture, including whether or not any Default has occurred. The Senior Subordinated Note Trustee is under no obligation to exercise any of the rights or powers vested in it by the Senior Subordinated Note Indenture at the request or direction of any of the holders of the Senior Subordinated Notes unless such holders offer to the Senior Subordinated Note Trustee security or indemnity satisfactory to the Senior Subordinated Note Trustee against the costs, expenses, and liabilities, which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the Senior Subordinated Note Trustee, should it become a creditor of the Company or any Senior Subordinated Note Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Senior Subordinated Note Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, member or stockholder of the Company or any Senior Subordinated Note Guarantor, as such, will have any liability for any obligations of the Company or the Senior Subordinated Note Guarantors under the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Senior Subordinated Note Indenture

        The Company may, at its option and at any time, elect to have the obligations of the Company, any Senior Subordinated Note Guarantor, and any other obligor upon the Senior Subordinated Notes discharged with respect to the outstanding Senior Subordinated Notes ("defeasance"). Such defeasance means that the Company, any such Senior Subordinated Note Guarantor, and any other obligor under the Senior Subordinated Note Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, except for

  (1)
  the rights of holders of such outstanding Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Subordinated Notes when such payments are due,

  (2)
  the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trusts, duties and immunities of the Senior Subordinated Note Trustee and

  (4)
  the defeasance provisions of the Senior Subordinated Note Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Senior Subordinated Note Guarantor released with respect to certain covenants that are described in the Senior Subordinated Note Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Subordinated Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

        In order to exercise either defeasance or covenant defeasance,

  (a)
  the Company must irrevocably deposit with the Senior Subordinated Note Trustee, in trust, for the benefit of the holders of the Senior Subordinated Notes, cash or Cash Equivalents, or a combination thereof, in such amounts as will be sufficient, in the opinion of a U.S. or Canadian nationally recognized firm of independent public accountants or a U.S. or Canadian nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Senior Subordinated Notes on the Stated Maturity (or on any date after August 1, 2009 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Senior Subordinated Note Trustee an irrevocable notice to redeem all of the outstanding Senior Subordinated Notes on the Defeasance Redemption Date);

  (b)
  in the case of defeasance, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Subordinated Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the holders and the beneficial owners of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

  (c)
  in the case of covenant defeasance, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Independent Counsel in the United States to the effect that the holders and the beneficial owners of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

  (d)
  in the case of both defeasance and covenant defeasance, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Independent Counsel in Canada stating that the Company has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, (A) the holders and the beneficial owners of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that beneficial owners of the Senior Subordinated Notes include beneficial owners who are not resident in Canada) and (B) that payments on the Senior Subordinated Notes will not be subject to any deduction or withholding for taxes imposed, assessed or levied by Canada or any taxing authority in or of Canada as a result of such deposit and defeasance;

  (e)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (7) or (8) under the first paragraph under "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

  (f)
  such defeasance or covenant defeasance shall not cause the Senior Subordinated Note Trustee for the Senior Subordinated Notes to have a conflicting interest as defined in the Senior Subordinated Note Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Senior Subordinated Note Guarantor;

  (g)
  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Senior Subordinated Note Indenture or any other material agreement or instrument to which the Company, any Senior Subordinated Note Guarantor or any Restricted Subsidiary is a party or by which it is bound;

  (h)
  such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

  (i)
  the Company will have delivered to the Senior Subordinated Note Trustee an Opinion of Independent Counsel in the United States to the effect that (assuming no holder of the Senior Subordinated Notes would be considered an insider of the Company or any Senior Subordinated Note Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company or any Senior Subordinated Note Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (j)
  the Company shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Senior Subordinated Notes or any Senior Subordinated Note Guarantee over the other creditors of the Company or any Senior Subordinated Note Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Senior Subordinated Note Guarantor or others;

  (k)
  no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Senior Subordinated Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

  (l)
  the Company will have delivered to the Senior Subordinated Note Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Subordinated Note Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Notes as expressly provided for in the Senior Subordinated Note Indenture) as to all outstanding Senior Subordinated Notes under the Senior Subordinated Note Indenture when

  (a)
  either

  (1)
  all such Senior Subordinated Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid or Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Senior Subordinated Note Trustee for cancellation or

  (2)
  all such Senior Subordinated Notes not theretofore delivered to the Senior Subordinated Note Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements reasonably satisfactory to the Senior Subordinated Note Trustee for the giving of notice of redemption by the Senior Subordinated Note Trustee in the name, and at the expense, of the Company;

  (b)
  the Company or any Senior Subordinated Note Guarantor has irrevocably deposited or caused to be deposited with the Senior Subordinated Note Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Senior Subordinated Note Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

  (c)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

  (d)
  the Company or any Senior Subordinated Note Guarantor has paid or caused to be paid all other sums payable under the Senior Subordinated Note Indenture by the Company and any Senior Subordinated Note Guarantor; and

  (e)
  the Company has delivered to the Senior Subordinated Note Trustee an Officers' Certificate and an Opinion of Independent Counsel each stating that (1) all conditions precedent under the Senior Subordinated Note Indenture relating to the satisfaction and discharge of such Senior Subordinated Note Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Senior Subordinated Note Indenture or any other material agreement or instrument to which the Company, any Senior Subordinated Note Guarantor or any Subsidiary is a party or by which the Company, any Senior Subordinated Note Guarantor or any Subsidiary is bound.

Modifications and Amendments

        Modifications and amendments of the Senior Subordinated Note Indenture may be made by the Company, each Senior Subordinated Note Guarantor, if any, and the Senior Subordinated Note Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Subordinated Note affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Senior Subordinated Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Senior Subordinated Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

  (2)
  reduce the percentage in principal amount of such outstanding Senior Subordinated Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Senior Subordinated Note Indenture;

  (3)
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Senior Subordinated Notes required for such actions or to provide that certain other provisions of the Senior Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each such Senior Subordinated Note affected thereby;

  (4)
  except as otherwise permitted under "Consolidation, Merger, Sale of Assets", consent to the assignment or transfer by the Company or any Senior Subordinated Note Guarantor of any of its rights and obligations under the Senior Subordinated Note Indenture; or

  (5)
  amend or modify any of the provisions of the Senior Subordinated Note Indenture in any manner which makes any change to the subordination provisions of the Senior Subordinated Notes or makes any change to the subordination provisions of any Senior Subordinated Note Guarantee.

        Notwithstanding the foregoing, without the consent of any holders of the Senior Subordinated Notes, the Company, any Senior Subordinated Note Guarantor, any other obligor under the Senior Subordinated Notes and the Senior Subordinated Note Trustee may modify or amend the Senior Subordinated Note Indenture:

  (1)
  to evidence the succession of another Person to the Company or a Senior Subordinated Note Guarantor, and the assumption by any such successor of the covenants of the Company or such Senior Subordinated Note Guarantor in the Senior Subordinated Note Indenture and in the Senior Subordinated Notes and in any Senior Subordinated Note Guarantee in accordance with "—Consolidation, Merger, Sale of Assets";

  (2)
  to add to the covenants of the Company, any Senior Subordinated Note Guarantor or any other obligor upon the Senior Subordinated Notes for the benefit of the holders of the Senior Subordinated Notes or to surrender any right or power conferred upon the Company or any Senior Subordinated Note Guarantor or any other obligor upon the Senior Subordinated

    Notes, as applicable, in the Senior Subordinated Note Indenture, in the Senior Subordinated Notes or in any Senior Subordinated Note Guarantee;

  (3)
  (a) to cure any ambiguity, or to correct or supplement any provision in the Senior Subordinated Note Indenture, the Senior Subordinated Notes or any Senior Subordinated Note Guarantee which may be defective or inconsistent with any other provision in the Senior Subordinated Note Indenture, the Senior Subordinated Notes or any Senior Subordinated Note Guarantee or (b) make any other provisions under the Senior Subordinated Note Indenture, the Senior Subordinated Notes or any Senior Subordinated Note Guarantee; provided that, in the case of clause (b), such provisions shall not adversely affect the interest of the holders of the Senior Subordinated Notes in any material respect;

  (4)
  to comply with the requirements of the Commission in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

  (5)
  to add a Senior Subordinated Note Guarantor under the Senior Subordinated Note Indenture or release any guarantee in accordance with the Senior Subordinated Note Indenture;

  (6)
  to evidence and provide the acceptance of the appointment of a successor trustee under the Senior Subordinated Note Indenture; or

  (7)
  to mortgage, pledge, hypothecate or grant a security interest in favor of the Senior Subordinated Note Trustee for the benefit of the holders of the Senior Subordinated Notes as additional security for the payment and performance of the Company's and any Senior Subordinated Note Guarantor's obligations under the Senior Subordinated Note Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Senior Subordinated Note Trustee pursuant to the Senior Subordinated Note Indenture or otherwise.

        The holders of a majority in aggregate principal amount of the Senior Subordinated Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Senior Subordinated Note Indenture. No amendment may be made to the subordination provisions of the Senior Subordinated Note Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless holders of such Senior Indebtedness (or any group or representative thereof authorized to give such consent) give their consent.

Further Issues

        The Company may from time to time, without notice to or the consent of the registered holders of the Senior Subordinated Notes, create and issue further notes (the "Additional Senior Subordinated Notes") ranking equally with the Senior Subordinated Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), subject to compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness" and the restrictions contained in the Credit Agreement and other agreements of the Company. Such further notes may be consolidated and form a single series with the Senior Subordinated Notes and have the same terms as to status, redemption or otherwise as to the Senior Subordinated Notes.

Governing Law

        The Senior Subordinated Note Indenture, the Senior Subordinated Notes and any Senior Subordinated Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Enforceability of Judgments

        Since a significant portion of our assets and cash flows are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control Purchase Price, offer price, redemption price or other amounts payable under the Senior Subordinated Notes, may not be collectible within the United States.

        Most of our non-U.S. assets and cash flows are located in the Province of Quebec. We have been informed by our Canadian counsel that the laws of the Province of Quebec and the federal laws of Canada applicable therein permit a motion to be brought before a court of competent jurisdiction in such Province (a "Quebec Court") on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York ("New York Court") that is not impeachable as void or voidable under the laws of the State of New York ("New York Law") for a sum certain in respect of the Senior Subordinated Note Indenture or the Senior Subordinated Notes if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Quebec Court (and submission by the Company in the Senior Subordinated Note Indenture to the nonexclusive jurisdiction of the New York Court will be sufficient for that purpose if the dispute giving rise to the judgment is substantially connected with the State of New York), (ii) such judgment was not rendered in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec, (iii) such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws) or expropriatory, criminal or penal laws, (v) the action or motion to enforce such judgment is commenced within the applicable limitation period, (vi) a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Quebec, whether it has acquired the authority of a final judgment or not, or is not pending before a Quebec authority in the first instance, or has not been decided in a third country and the decision meets the necessary conditions for recognition in the Province of Quebec and (vii) the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense. We have been advised by our Canadian counsel that they have no reason to believe, based upon public order, as understood in international relations and under the laws of the Province of Quebec and as those terms are applied by a Quebec Court on the date hereof, that recognition of a judgment of a New York Court to enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes would be avoided.

        In addition, under the Currency Act (Canada), a Quebec Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Quebec Court will render its decision in the Canadian currency equivalent of such foreign currency calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

Concerning the Senior Subordinated Note Trustee

        The Senior Subordinated Note Indenture contains certain limitations on the rights of the Senior Subordinated Note Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Subordinated Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Senior Subordinated Note Trustee with such conflict or resign as Senior Subordinated Note Trustee.

        The holders of a majority in principal amount of the then outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Subordinated Note Trustee, subject to certain exceptions. The Senior Subordinated Note Indenture provides that in case an Event of Default occurs (which has not been cured), the Senior Subordinated Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Senior Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Note Indenture at the request of any holder of Senior Subordinated Notes unless such holder shall have offered to the Senior Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Subordinated Note Indenture. Reference is made to the Senior Subordinated Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

        "Acquisition" means the consummation of the acquisition by the Company of all of the outstanding capital stock of Eckerd Corporation, a Delaware corporation, Thrift Drug, Inc., a Delaware corporation, and Genovese Drug Stores, Inc., a Delaware corporation, pursuant to the Stock Purchase Agreement.

        "Administrative Agent Bank" means any administrative agent bank under the Credit Agreement.

        "Affiliate" means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

  (1)
  any Capital Stock of any Restricted Subsidiary;

  (2)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

        For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets

  (A)
  that is governed by the provisions described under "Consolidation, Merger, Sale of Assets",

  (B)
  that is a Change of Control whereby the Company makes a Change of Control Offer and complies with its terms,

  (C)
  that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Senior Subordinated Note Indenture,

  (D)
  that would be within the definition of a "Permitted Investment",

  (E)
  that would be within the definition of a "Restricted Payment" under the "Limitation on Restricted Payments" covenant and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such covenant,

  (F)
  that is of obsolete equipment,

  (G)
  that consist of cash or Cash Equivalents, inventory, receivables and other current assets, w

  (H)
  sales of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof and transfers of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction,

  (I)
  the leasing or licensing of any real or personal property in the ordinary course of business and consistent with past practice,

  (J)
  the sale of Capital Stock of an Unrestricted Subsidiary, or

  (K)
  the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions.

        "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets are of a type used in the business of the Company on the date of the Senior Subordinated Note Indenture or in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

        "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

        "Bankruptcy Law" means United States Bankruptcy Code of 1978 as codified and enacted as Title 11 of the United States Code and as amended, or any similar United States federal or state law, Canadian federal law or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

        "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of the Senior Subordinated Note Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

        "Cash Equivalents" means:

  (1)
  Canadian or U.S. dollars;

  (2)
  marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

  (3)
  marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; provided that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

  (4)
  commercial paper maturing no more than one year from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be, or the District of Columbia, having a rating of at least R-2 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's;

  (5)
  overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

  (6)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

  (7)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company constituting more than 50% of the total voting power of all outstanding Voting Stock of the Company with respect to the election of directors;

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the Permitted Holders (if the Permitted Holders own a majority of the voting power of the Voting Stock of the Company) or by a vote of not less than the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company then in office;

  (3)
  the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries' assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

  (A)
  the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "—Certain Covenants—Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Senior Subordinated Note Indenture described under "—Certain Covenants—Limitation on Restricted Payments") and

  (B)
  immediately after such transaction, no "person" or "group", other than any Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock constituting more than 50% of the total voting power of all outstanding Voting Stock with respect to the election of directors of the surviving corporation; or

  (4)
  the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "—Consolidation, Merger, Sale of Assets".

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Senior Subordinated Note Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

        "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

        "Common Stock" means the Company's common stock.

        "Company" means The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec, until a successor Person shall have become such pursuant to the applicable provisions of the Senior Subordinated Note Indenture, and thereafter "Company" shall mean such successor Person.

        "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of

  (a)
  the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

  (b)
  the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Redeemable Capital Stock of the Company or any Restricted Subsidiary or Preferred Stock of the Restricted Subsidiaries of the Company during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to

  (1)
  the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

  (2)
  the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  (3)
  in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of the Indebtedness giving rise to the need to make such pro forma calculation, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

  (4)
  any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition or repayment had been consummated on the first day of such period;

provided that

  (1)
  in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate;

  (2)
  in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

  (3)
  in making such computation, any cash charges taken in connection with the integration of the Eckerd Acquisition and related matters within 24 months of the closing of the Eckerd Acquisition in an amount for all such cash charges that do not exceed $25 million in the aggregate shall be excluded; and

  (4)
  net income (or loss) or interest expense attributable to any Canadian drugstore franchisee in which the Company does not own or control more than 50% of the outstanding voting power of the Voting Stock thereof shall not be included in making such computation whether or not required to be included by GAAP.

        "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, provincial, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

  (a)
  the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

  (1)
  amortization of original issue discount on Indebtedness, if any,

  (2)
  the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

  (3)
  the interest portion of any deferred payment obligation,

  (4)
  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

  (5)
  accrued interest, plus

(b)	(1)	the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and
	(2)	all capitalized interest of such Person and its Restricted Subsidiaries plus

  (c)
  the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

  (d)
  dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be).

        "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

  (1)
  all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

  (2)
  the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

  (3)
  net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and any non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP,

  (4)
  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

  (5)
  gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions),

  (6)
  the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary,

  (7)
  any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Senior Subordinated Note Indenture,

  (8)
  any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

  (9)
  all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

  (10)
  the cumulative effect of a change in accounting principles,

  (11)
  non-cash charges relating to employee benefit or other management compensation plans of the Company or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant, issuance or repricing of stock, stock options or other equity-based awards or, in each case, any amendment, modification, substitution or change thereof, of the Company or any of its Restricted Subsidiaries in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded,

  (12)
  any gain or loss arising from foreign currency fluctuations on foreign currency denominated Indebtedness, or

  (13)
  net income (or loss) attributable to any Canadian drugstore franchisee in which the Company does not own or control more than 50% of the outstanding voting power of the Voting Stock thereof whether or not required to be included by GAAP.

        "Consolidated Net Tangible Assets" of any Person means, as of the last day of the most recent period for which financial statements are available, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Restricted Subsidiaries minus (b) all intangible assets of the Person and its Restricted Subsidiaries at that time.

        "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

        "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

        "Credit Agreement" means the Credit Agreement among the Company and The Jean Coutu Group (PJC) USA, Inc., as borrowers thereto, certain lenders party thereto, and certain agents party thereto, and related guarantee documents, entered into in connection with the Acquisition, as such agreements, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), whether any such renewal, extension, substitution, replacement or refinancing (i) occurs simultaneously with the termination or repayment of a prior Credit Agreement or (ii) occurs on one or more separate occasions.

        "Credit Facility" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

        "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers' Certificate, setting forth the basis of the valuation. The aggregate fair market value of the Designated Non-cash Consideration held by the Company or any

Restricted Subsidiary at any given time, taken together with the fair market value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Company or any Restricted Subsidiary at such time, may not exceed $25.0 million in aggregate, at the time of the receipt of the Designated Non-cash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

        "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreement permitted to be incurred pursuant to paragraph (b)(1) of "—Limitation on Indebtedness" and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $50.0 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "Equity Offering" means the offer and sale of Common Stock (other than Redeemable Capital Stock) of the Company with gross proceeds to the Company of at least $25.0 million in cash in any one transaction.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

        "Fall Away Event" means such time as the Senior Subordinated Notes shall have achieved Investment Grade Status (pursuant to ratings from each of S&P and Moody's) and the Company shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate certifying as to such status.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of the Senior Subordinated Indenture.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

  (1)
  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

  (2)
  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

  (3)
  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

  (4)
  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

  (5)
  otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Indebtedness" means, with respect to any Person, without duplication,

  (1)
  all indebtedness of such Person for borrowed money, including under an asset-based, receivable or other borrowing facility, or for the deferred purchase price of property or services, excluding any trade payables and other current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

  (2)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

  (3)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, in which case the amount of any such indebtedness shall be equal at any time to the value of such property at such time), but excluding trade payables arising in the ordinary course of business,

  (4)
  all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

  (5)
  all Capital Lease Obligations of such Person,

  (6)
  all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided that the amount of such Indebtedness of other Persons shall not exceed the greater of the book value or the fair market value of the property subject to such Lien),

  (7)
  all Guaranteed Debt of such Person,

  (8)
  all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

  (9)
  attributable debt with respect to sale and leaseback transactions,

  (10)
  Preferred Stock of any Restricted Subsidiary of the Company or any Senior Subordinated Note Guarantor and

  (11)
  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (10) above;

provided that the amount of any limited recourse indebtedness shall be equal to the principal amount of such limited recourse indebtedness for, and to the extent, which the subject Person provides credit support of any kind (including any undertaking agreements or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise is the lender.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Subordinated Note Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

        "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in "—Certain Covenants—Limitation on Restricted Payments".

        "Investment Grade Status" means ratings of BBB—or higher by S&P (or its equivalent rating under any successor rating categories of S&P), and Baa3 or higher by Moody's (or its equivalent rating under any successor rating categories of Moody's).

        "Issue Date" means the original issue date of the Senior Subordinated Notes under the Senior Subordinated Note Indenture.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

        "Maturity" means, when used with respect to the Senior Subordinated Notes, the date on which the principal of the Senior Subordinated Notes becomes due and payable as therein provided or as provided in the Senior Subordinated Note Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Net Cash Proceeds" means

  (a)
  with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

  (1)
  brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

  (2)
  provisions for all taxes payable as a result of such Asset Sale,

  (3)
  payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

  (4)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

  (5)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Senior Subordinated Note Trustee and

  (b)
  with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "—Certain Covenants—Limitation on Restricted Payments", the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is equal in right of payment to the Senior Subordinated Notes and (b) with respect to any Senior Subordinated Note Guarantee, Indebtedness which ranks equal in right of payment to such Senior Subordinated Note Guarantee.

        "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and business reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

        "Permitted Holders" means (i) Mr. Jean Coutu, (ii) the spouse, children or other lineal descendants (whether adoptive or biological) of Mr. Jean Coutu, (iii) any revocable or irrevocable intervivos or testamentary trust or the probate estate of any Person described in clause (i) or (ii) above, so long as one or more of the foregoing individuals named in clauses (i) and (ii) is the principal beneficiary of such trust or probate estate, and (iv) any Person all of the Capital Stock of which is held, directly or indirectly, by or for the benefit of the Persons or trusts or probate estates specified in clauses (i), (ii) or (iii) above.

        "Permitted Investment" means

  (1)
  Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

  (2)
  Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6), (7) and (12) of the definition of "Permitted Indebtedness";

  (3)
  Investments in any of the Senior Subordinated Notes or Senior Notes;

  (4)
  Investments in Cash Equivalents;

  (5)
  Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under "—Certain Covenants—Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

  (6)
  Investments in existence on the date of the Senior Subordinated Note Indenture;

  (7)
  Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the net cash proceeds received by the Company after the date of the Senior Subordinated Note Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

  (8)
  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

  (9)
  loans or advances to employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and moving expenses) or the proceeds of which are used to purchase Capital Stock of the Company in the aggregate amount outstanding at any one time of $10.0 million;

  (10)
  any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (11)
  any Investment by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note or an Equity Interest;

  (12)
  any Investment in Permitted Joint Ventures in an amount not to exceed $100.0 million in the aggregate for all such Permitted Joint Ventures;

  (13)
  Investments in any Securitization Facility to the extent reasonably necessary to consummate any Permitted Securitization Transaction; and

  (14)
  other Investments in the aggregate amount outstanding at any one time of up to $50.0 million.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of Investment.

        "Permitted Joint Ventures" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries, directly or indirectly, owns or controls 50% or less of the total voting power of the shares of Capital Stock of such entity entitled to vote; provided, however, that any joint venture in which the Company, directly or indirectly, owns 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged in a Permitted Business or engaged primarily in the business of prescription benefit management; provided, further, that any joint venture in which the Company, directly or indirectly, owns less than 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged primarily in the business of prescription benefit management.

        "Permitted Lien" means:

  (a)
  Liens on assets of the Company and its Subsidiaries securing Senior Indebtedness and Liens on assets of a Guarantor securing Senior Indebtedness of such Guarantor, that was permitted by the terms of the Indenture to be incurred;

  (b)
  any Lien or created existing as of the date of the Senior Subordinated Note Indenture on Indebtedness existing on the date of the Senior Subordinated Note Indenture;

  (c)
  any Lien arising by reason of

  (1)
  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (2)
  taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

  (3)
  security for payment of workers' compensation or other insurance;

  (4)
  good faith deposits in connection with tenders, leases or other contracts (other than contracts for the payment of money);

  (5)
  zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

  (6)
  deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

  (7)
  operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

  (d)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary;

  (e)
  any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

  (f)
  any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements, Commodity Price Protection Agreements or otherwise incurred to hedge interest rate risk;

  (g)
  any Lien securing Capitalized Lease Obligations or Purchase Money Obligations incurred in accordance with the Senior Subordinated Note Indenture (including clause (8) of the definition of Permitted Indebtedness) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant;

  (h)
  liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

  (i)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

  (j)
  (1) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary or (2) claim, restriction or encumbrance with respect to equity ownership interests in a Restricted Subsidiary granted in favor of the Company or any other Restricted Subsidiary; and

  (k)
  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j) so long as no additional collateral is granted as security thereby.

        "Permitted Securitization Transaction" means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Senior Subordinated Notes are issued; provided that

  (1)
  the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

  (2)
  at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

  (3)
  (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Senior Subordinated Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Senior Subordinated Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Senior Subordinated Note

Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "Certain Covenants—Limitation on Unrestricted Subsidiaries".

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Securitization Entity" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, chattel paper and related assets of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Indebtedness" means (a) all obligations (including principal, premium, if any, interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not allowed or allowable as a claim in any such proceeding), fees, charges, expenses, indemnities and other amounts payable from time to time) arising under the Credit Agreement or any guarantee, security or collateral documents relating thereto, all amounts that may be or become available for drawings under all letters of credit outstanding under the Credit Agreement, and all obligations arising under Commodity Price Protection Agreements, Currency Hedging Agreements or Interest Rate Agreements, in each case, whether at any time owing, actually or contingent, and (b) the principal of, premium, if any, and interest (including interest, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not allowed or allowable as a claim in any such proceeding) on any of the Company's Indebtedness (other than as otherwise provided in this definition), in each case of clauses (a) and (b) whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior or subordinated in right of payment to the Senior Subordinated Notes. Notwithstanding anything else herein to the contrary, Senior Indebtedness shall not include:

  •
  Indebtedness that is subordinate or junior in right of payment to any of the Company's Indebtedness (it being understood and agreed that for purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in collateral held by them);

  •
  Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company or any Restricted Subsidiary;

  •
  Indebtedness which is represented by Redeemable Capital Stock;

  •
  any liability for foreign, federal, state, local or other taxes owed or owing by the Company;

  •
  Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company (other than a lender under a Credit Facility or an Affiliate of such lender with respect to Indebtedness incurred prior to or concurrent with such Person becoming an Affiliate) or any of such Affiliate's Subsidiaries;

  •
  to the extent it might constitute Indebtedness, amounts owing for goods, materials or services (including any guarantees thereof) purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

  •
  that portion of any Indebtedness which at the time of issuance is issued in violation of the Senior Subordinated Note Indenture; and

  •
  Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

        Obligations constituting Senior Indebtedness shall continue to constitute Senior Indebtedness for all purposes, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided, or subordinated pursuant to any Bankruptcy Law (i) as a claim for unmatured interest, (ii) as a fraudulent transfer or conveyance or (iii) otherwise.

        "Senior Notes" means the $350.0 million in aggregate principal amount of Senior Notes due 2012 currently outstanding and/or that are being offered for exchange by the Company pursuant to this prospectus, as applicable.

        "Senior Note Guarantees" means the guarantee by any Senior Note Guarantor of the Company's Senior Note Indenture Obligations.

        "Senior Note Guarantor" means any subsidiary which is a guarantor of the Senior Notes, including any Person that is required after the date of the Senior Note Indenture to execute a guarantee of the Senior Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant thereof until a successor replaces such party pursuant to the applicable provisions of the Senior Note Indenture and, thereafter, shall mean such successor.

        "Senior Note Indenture Obligations" means the obligations of the Company and any other obligor under the Senior Note Indenture or under the Senior Notes, including any Senior Note Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts (including any Additional Amounts) due or to become due under or in connection with the Senior Note Indenture or the Senior Notes and the performance of all other obligations to the Senior Note Trustee and the holders under the Senior Note Indenture and the Senior Notes, according to the respective terms thereof.

        "Senior Subordinated Notes" means the $850.0 million in aggregate principal amount of Senior Subordinated Notes due 2014 currently outstanding and/or that are being offered for exchange by the Company pursuant to this prospectus, as applicable.

        "Senior Subordinated Note Guarantee" means the guarantee by any Senior Subordinated Note Guarantor of the Company's Senior Subordinated Note Indenture Obligations.

        "Senior Subordinated Note Guarantor" means any Subsidiary which is a guarantor of the Senior Subordinated Notes, including any Person that is required after the date of the Senior Subordinated Note Indenture to execute a guarantee of the Senior Subordinated Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Senior Subordinated Note Indenture and, thereafter, shall mean such successor.

        "Senior Subordinated Note Indenture Obligations" means the obligations of the Company and any other obligor under the Senior Subordinated Note Indenture or under the Senior Subordinated Notes, including any Senior Subordinated Note Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts (including any Additional Amounts) due or to become due under or in connection with the Senior Subordinated Note Indenture or the Senior Subordinated Notes and the performance of all other obligations to the Senior Subordinated Note Trustee and the holders under the Senior Subordinated Note Indenture and the Senior Subordinated Notes, according to the respective terms thereof.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard Securitization Undertakings" means representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Securitization Transaction.

        "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

        "Stock Purchase Agreement" means the agreement dated April 4, 2004 among the Company, J.C. Penney Company, Inc., a Delaware corporation, and TDI Consolidated Corporation, a Delaware corporation, entered into in connection with the Acquisition.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Senior Subordinated Note Guarantor subordinated in right of payment to the Senior Subordinated Notes or a Senior Subordinated Note Guarantee, as the case may be.

        "Subsidiary" of a Person means

  (1)
  any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

  (2)
  any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

  (3)
  any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

        "Taxing Authority" means any government or any political subdivision, state, province or territory of or in a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

        "Taxing Jurisdiction" means Canada or any other jurisdiction in which the Company or any Senior Subordinated Note Guarantor or any successor of the Company or any Senior Subordinated Note Guarantor is organized, resident for tax purposes, engaged in business or generally subject to tax on a net income basis, or from or through which any payment under the Senior Subordinated Notes or any Senior Subordinated Note Guarantee is made, or any political subdivision, state, province or territory thereof or therein.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Senior Subordinated Note Guarantor) designated as such pursuant to and in compliance with the covenant described under "Certain Covenants—Limitation on Unrestricted Subsidiaries".

        "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

  (1)
  as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

  (2)
  which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Senior Subordinated Notes.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than (a) directors' qualifying shares and (b) Capital Stock or other ownership interests issued to a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person).

Book-Entry Delivery and Form

        The Senior Subordinated Notes issued in the Exchange Offer will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Senior Subordinated Notes will not be issued in bearer form. Senior Subordinated Notes issued in the Exchange Offer in the Exchange Offer will be issued only in exchange for outstanding Senior Subordinated Notes.

        Global Notes.    Senior Subordinated Notes issued will be represented by one or more Senior Subordinated Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Notes will be deposited upon issuance with the Senior Subordinated Note Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Senior Subordinated Notes in certified form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes".

        Exchange of Book-Entry Notes for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Senior Subordinated Note in certificated form unless

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary within 90 days,

  (2)
  the Company, at its option, notifies the Senior Subordinated Note Trustee in writing that it elects to cause the issuance of the Senior Subordinated Notes in certificated form, or

  (3)
  there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Senior Subordinated Notes.

In all cases, certificated Senior Subordinated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Senior Subordinated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

        Certain Book-Entry Procedures for Global Notes.    The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System, and

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        DTC has advised the Company that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interest of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

        As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Senior Subordinated Notes represented by such Global Note for all purposes under the Senior Subordinated Note Indenture and the Senior Subordinated Notes. Except in the limited circumstances described above under "—Exchange of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of Senior Subordinated Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Senior Subordinated Notes represented thereby) under the Senior Subordinated Note Indenture or the Senior Subordinated Notes.

        Investors may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments of the principal, of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Senior Subordinated Note Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note representing any Senior Subordinated Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Senior Subordinated Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants. None of the Company or the Senior Subordinated Note Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Senior Subordinated Notes, and the Company and the Senior Subordinated Note Trustee may

conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Senior Subordinated Notes for all purposes.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer and exchange restrictions applicable to the Senior Subordinated Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures or same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Subordinated Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Senior Subordinated Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Senior Subordinated Notes, DTC reserves the right to exchange the Global Notes for legended Senior Subordinated Notes in certificated form, and to distribute such Senior Subordinated Notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfer of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Senior Subordinated Note Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of, beneficial ownership interests in Global Notes.

CERTAIN INCOME TAX CONSIDERATIONS

United States Federal Income Tax Considerations

        The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes by a U.S. holder (as defined below). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed treasury regulations promulgated thereunder, and current administrative rulings and judicial decisions thereon, all of which are subject to change, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. We cannot assure you that the U.S. Internal Revenue Service, or IRS, will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax considerations resulting from owning or disposing of the notes.

        This summary deals only with exchange notes held as capital assets within the meaning of Section 1221 of the Code, and does not address special situations, such as those of dealers in securities or currencies, traders in securities, financial institutions, tax-exempt organizations, life insurance companies, persons holding the notes as part of a hedging, conversion, integrated or constructive sale transaction or a straddle, partnerships and other pass-through entities and persons who hold the notes through partnerships or other pass-through entities, certain United States expatriates, persons who have a functional currency other than the U.S. dollar, and persons who are not U.S. holders. In addition, this discussion does not address the tax consequences to persons who purchased the notes other than pursuant to their initial issuance and distribution, and who acquire the exchange notes other than pursuant to this exchange offer. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

Prospective purchasers of the notes are advised to consult with their tax advisors as to the U.S. federal income tax consequences of the purchase, ownership and disposition of the exchange notes in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

        As used herein, a "U.S. holder" means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation (or entity treated as a corporation for such purposes) created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust, or (y) the trust has a valid election in effect under applicable treasury regulations to be treated as a United States person.

Payments of Interest

        Stated interest on an exchange note will be includable in your gross income as ordinary interest income at the time it is paid or accrued in accordance with your usual method of accounting for U.S. federal income tax purposes. As noted under "—Canadian Federal Income Tax Consequences to a Non-Resident Holder", interest payments on the exchange notes will be exempt from Canadian withholding tax. However, in the event that such withholding tax is imposed, you will be required to include in your gross income as ordinary interest income any Additional Amounts received as described above under "Description of the Senior Notes—Additional Amounts" and "Description of the Senior Subordinated Notes—Additional Amounts", as well as the amount of any taxes withheld. In such event, you may be able to take the position that you are entitled to a foreign tax credit for such taxes, subject to a number of complex rules and limitations or, at your election, a deduction for such taxes in computing your taxable income. U.S. holders are urged to consult their own tax advisors regarding the availability of foreign tax credits and deductions to them.

        Interest income on the notes will generally constitute foreign source income and will generally be considered "passive" income or "financial services" income for U.S. federal income tax purposes. Passive income and financial services income are treated separately from other types of income in computing the foreign tax credit allowed to U.S. holders under U.S. federal income tax law. Recently enacted legislation generally treats income that constitutes "financial services" income as "general category" income for U.S. foreign tax credit purposes for taxable years beginning after December 31, 2006.

Sale, Exchange or Redemption of the Notes

        The exchange of the notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See "Description of the Senior Exchange Notes—Exchange Offer; Registration Rights" and "Description of the Senior Subordinated Exchange Notes—Exchange Offer; Registration Rights". Accordingly, you will not recognize any gain or loss as a result of exchanging the notes for exchange notes and you will have the same tax basis and holding period in the exchange notes as you had in the notes surrendered in the exchange.

        Upon a sale, redemption, retirement or other taxable disposition of an exchange note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which will be taxable as described above) and your tax basis in the exchange note. Your tax basis in an exchange note will equal the initial purchase price you paid for the note exchange therefor, net of accrued interest. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Gain or loss on the sale, exchange, retirement or other taxable disposition of an exchange note will generally be treated as U.S. source gain or loss for purposes of computing the foreign tax credit allowed to U.S. holders under U.S. federal income tax law.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal and interest and payments of the proceeds of sales of the notes made to you (unless you are an exempt holder, such as a corporation). You will be required to provide (unless you are an exempt holder), under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are a United States person and that you are not subject to backup withholding. If you are a nonexempt holder and you fail to provide the required certification, such payments will be subject to backup withholding (currently at a rate of 28%). Any amounts withheld under the backup withholding rules should be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Canadian Federal Income Tax Considerations

        The following is a general summary of the principal Canadian federal income tax considerations generally applicable to a purchaser of notes that purchases the notes pursuant to this offering at the initial offering price and that, for purposes of the Canadian Income Tax Act, or Tax Act, and any applicable income tax convention between Canada and the jurisdiction in which such purchaser resides, is not and is not deemed to be a resident in Canada during any taxation year in which it owns the notes, deals at arm's length with us, holds the notes as capital property and does not use or hold, and is not deemed to use or hold, the notes in carrying on business in Canada, referred to as a Non-Resident Holder. This summary does not apply to an insurer or an authorized foreign bank, within the meaning of the Tax Act, carrying on an insurance business or a bank business in Canada. For this purpose, related persons (as defined by the Tax Act) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder referred to as the Regulations, specific proposals to amend the Tax Act or the Regulations publicly announced by the Canadian Minister of Finance prior to the date hereof and our understanding of the current published administrative and assessing practices of the Canada Revenue Agency. It assumes that the specific proposals to amend the Tax Act and the Regulations publicly announced by the Minister of Finance of Canada prior to the date of this prospectus will be enacted in their present form, but the Tax Act or the Regulations may not be amended as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or practice, whether by judicial, governmental, legislative or administrative decision or action, nor does it take into account tax legislation or considerations of any province, territory or jurisdiction other than Canada. The provisions of provincial tax legislation may vary from province to province and in some cases may differ significantly from federal income tax legislation. No opinion of counsel will be requested with respect to any of the matters discussed herein.

        This summary is of a general nature only and is not intended to be, and should not be relied upon or construed to be, legal or tax advice to any particular purchaser of notes, and no representations with respect to the income tax consequences to any particular purchaser of notes are made. Changes in the law or administrative practices or future court decisions may affect your tax treatment. Accordingly, prospective purchasers should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring, holding and disposing of the notes including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Canadian Federal Income Tax Consequences to a Non-Resident Holder

        The payment by us of principal of, premium, if any, and interest on the notes will not be subject to Canadian withholding tax. No other tax on income or gains (including taxable capital gains) will be payable under the Tax Act by a Non-Resident Holder in respect of the acquisition, ownership, redemption, retirement or disposition of the notes.

        Payments made by any guarantor which are attributable to the principal of, premium, if any, and interest on the notes will be exempt from Canadian withholding tax to the same extent that payments by us of principal of, premium, if any, and interest on the notes are exempt.

        The exchange of a note for an exchange note by a Non-Resident Holder as described in the sections entitled "Description of the Senior Notes—Exchange Offer; Registration Rights" or "Description of the Senior Subordinated Notes—Exchange Offer; Registration Rights" will not constitute a taxable transaction for the purposes of the Tax Act.

PLAN OF DISTRIBUTION

        We are not using any underwriters for this exchange offer. We are also bearing the expenses of this exchange offer.

        Based on interpretations by the staff of the Commission set forth in no action letters issued to third parties, we believe that you may transfer exchange notes issued under this exchange offer in exchange for outstanding notes unless you are:

  •
  our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  a broker-dealer that acquired existing notes directly from us; or

  •
  a broker-dealer that acquired the existing notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

        Broker-dealers receiving exchange notes in this exchange offer will be subject to a prospectus delivery requirement with respect to resales of the exchange notes.

        To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

EXPERTS

        The audited consolidated financial statements of the Company as at May 31, 2004 and 2003 and for each of the years in the three-year period ended May 31, 2004 included in this prospectus have been audited by Samson Bélair/Deloitte & Touche s.e.n.c.r.l., independent registered chartered accountants, as stated in their report appearing in this prospectus and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited carve out special purpose financial statements of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) for the three years ended January 31, 2004 included in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their report appearing herein and have been included in this prospectus in reliance upon the report of KPMG LLP.

LEGAL MATTERS

        Certain legal matters relating to the exchange offer will be passed upon for us by McDermott Will & Emery LLP and Fasken Martineau DuMoulin LLP. Yvon Martineau is a senior partner of the firm Fasken Martineau DuMoulin LLP, serves as a member of our Board of Directors and, as of October 31, 2004, beneficially owned 2,000 Class A Subordinate Voting Shares.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting issuer under the securities legislation of all provinces of Canada and therefore are required to file financial statements, a Management Proxy Circular and an Annual Information Form with the securities commissions of all provinces. You may inspect copies of such materials at the public references room maintained by the Autorité des marchés financiers du Quebec, formerly known as the Commission des valeurs mobilières du Quebec, located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Quebec, Canada H4Z 1G3. Please call the Quebec Securities Commission at 1-800-361-5072 for more information on the public reference room. You may also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario, Canada M5X 1J2. A copy of our most recent Annual Information Form and the Management Proxy Circular may also be obtained upon request from our head office. We may charge a reasonable amount for any request from someone who is not currently a shareholder.

        All filings on SEDAR from and after the date hereof until the closing of this offering are hereby incorporated by reference in this offering memorandum.

        We have filed with the Securities and Exchange Commission a registration statement on Forms F-10, S-4 and F-4, including exhibits and schedules filled with the registration statement of which this prospectus is a part, under the Securities Act with respect to the exchange notes we propose to exchange in this exchange offer. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the exchange notes we propose to exchange in this exchange offer, we refer you to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission 450 Fifth Street, N.W., Washington, DC 20549. The Securities and Exchange Commission's toll-free number is 1-800-SEC-0330. In addition, the Securities and Exchange commission maintains a web site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange commission.

 AUDITORS' CONSENT

        We have read the preliminary prospectus of The Jean Coutu Group (PJC) Inc. (the "Company"), dated December 14, 2004, relating to the exchange of the 7 5/8% Senior Notes due 2012 and the 8 1/2% Senior Subordinated Notes due 2014 of the Company. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.

        We consent to the use in the above-mentioned prospectus of our report to the board of directors of the Company on the consolidated balance sheets of the Company as at May 31, 2004 and 2003 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended May 31, 2004. Our report is dated August 13, 2004 (except for Notes 1b), 2a) and 2i) which are dated November 22, 2004).

December 14, 2004 Montréal, Canada	(signed) SAMSON BÉLAIR/DELOITTE & TOUCHE s.e.n.c.r.l. Registered Chartered Accountants

The Jean Coutu Group (PJC) Inc.

Consolidated Financial Statements

For Fiscal Years 2004, 2003 and 2002

Report of Independent Registered Chartered Accountants

To the Board of Directors of
The Jean Coutu Group (PJC) Inc.,

        We have audited the consolidated balance sheets of The Jean Coutu Group (PJC) Inc. (the "Company") as at May 31, 2004 and 2003 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2004 in accordance with Canadian generally accepted accounting principles.

(signed) SAMSON BéLAIR/DELOITTE & TOUCHE s.e.n.c.r.l. Chartered Accountants
Montreal, Quebec August 13, 2004 (except for notes 1b), 2a) and 2i), which are dated November 22, 2004)

Comments by Auditor on Canada-United States of America Reporting Difference

        The Standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company's financial statements, such as the change described in Note 2(a) to the consolidated financial statements. Our report to the Board of Directors, dated August 13, 2004 (except for notes 1b), 2a) and 2i), which are dated November 22, 2004), is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

(signed) SAMSON BéLAIR/DELOITTE & TOUCHE s.e.n.c.r.l. Chartered Accountants
Montreal, Quebec August 13, 2004 (except for notes 1b), 2a) and 2i), which are dated November 22, 2004)

THE JEAN COUTU GROUP (PJC) INC.
Consolidated statements of income
(In thousands of US dollars except for per share amounts)

	Years ended
	May 31, 2004	May 31, 2003	May 31, 2002
	$ (restated)	$ (restated)	$ (restated)
Sales	2,893,088	2,523,912	2,098,091
Other revenues (Note 3)	149,879	122,757	109,852

	3,042,967	2,646,669	2,207,943
Operating expenses
Cost of goods sold	2,321,922	1,995,982	1,691,052
General and operating expenses	474,360	446,235	348,215
Amortization (Note 4)	38,396	35,715	27,136

	2,834,678	2,477,932	2,066,403
Operating income	208,289	168,737	141,540

Interest on long-term debt	11,752	14,425	8,650
Other interest	2,783	3,432	2,250

	14,535	17,857	10,900
Income before income taxes	193,754	150,880	130,640
Income taxes (Note 5)	61,071	46,096	43,766

Net income	132,683	104,784	86,874

Earnings per share (Note 6)
Basic	0.58	0.46	0.39

Diluted	0.58	0.46	0.38

The segmented information and the accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Consolidated statements of retained earnings
(In thousands of US dollars)

	Years ended
	May 31, 2004	May 31, 2003	May 31, 2002
	$ (restated)	$ (restated)	$ (restated)
Balance, beginning of year
As previously reported	597,601	514,957	439,305
Restatement related to changes in accounting policies (Notes 2a and 2b)	(1,453)	(5,787)	(3,377)

Restated balance	596,148	509,170	435,928
Net Income	132,683	104,784	86,874

	728,831	613,954	522,802
Dividends	20,279	17,806	13,632

Balance, end of year	708,552	596,148	509,170

The segmented information and the accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Consolidated balance sheets
(In thousands of US dollars)

	As at
	May 31, 2004	May 31, 2003
	$ (restated)	$ (restated)
Assets
Current assets
Cash	14,554	—
Accounts receivable	199,516	207,834
Inventories	391,916	356,198
Prepaid expenses and other current assets	22,455	18,132

	628,441	582,164

Investments (Note 7)	21,298	15,589
Capital assets (Note 8)	544,174	502,241
Intangible assets and goodwill (Note 9)	114,607	113,356
Other long-term assets (Note 10)	35,234	38,670

	1,343,754	1,252,020

Liabilities
Current liabilities
Bank overdraft and bank loans (Note 11)	15,000	55,955
Accounts payable and accrued liabilities	231,306	231,906
Income taxes payable	42,004	1,699
Current portion of long-term debt (Note 12)	22,566	20,919

	310,876	310,479
Long-term debt (Note 12)	169,609	192,154
Other long-term liabilities (Note 13)	9,826	11,309

	490,311	513,942

Guarantees, contingencies and commitments (Notes 17 and 18)
Shareholders' equity
Capital stock (Note 14)	144,996	143,064
Contributed surplus	188	—
Retained earnings	708,552	596,148
Foreign currency translation adjustments (Note 16)	(293)	(1,134)

	853,443	738,078

	1,343,754	1,252,020

The segmented information and the accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Consolidated statements of cash flows
(In thousands of US dollars)

	Year ended
	May 31, 2004	May 31, 2003	May 31, 2002
	(restated)	$ (restated)	$ (restated)
Operating activities
Net income	132,683	104,784	86,874
Items not affecting cash
Amortization (Note 4)	38,396	35,715	27,136
Amortization of incentives paid to franchisees	3,037	3,023	2,835
Amortization of deferred financing fees	1,161	1,143	596
Loss on disposal of assets	86	614	232
Future income taxes	(13,616)	17,177	(4,593)
Stock-based compensation (Note 15)	188	—	—
Share in income of companies subject to significant influence	(89)	(135)	126

	161,846	162,321	113,206
Net changes in non-cash asset and liability items	24,096	(57,390)	(43,145)

	185,942	104,931	70,061

Investing activities
Receipt of temporary investments	—	—	98,623
Business acquisitions (Note 20)	(3,910)	967	(240,712)
Investments	(5,669)	(1,482)	(201)
Purchase of capital assets	(74,040)	(94,131)	(66,028)
Proceeds from the disposal of capital assets	1,651	2,380	1,558
Intangible assets and goodwill	(4,235)	(2,183)	(2,756)
Other long-term assets	(5,571)	(4,244)	(7,792)

	(91,774)	(98,693)	(217,308)

Financing activities
Changes in bank loans	(32,397)	15,513	13,000
Changes in long-term debt	(21,288)	(21,722)	138,431
Issuance of capital stock	1,932	3,957	3,591
Dividends	(20,279)	(17,806)	(13,632)

	(72,032)	(20,058)	141,390

Foreign currency translation adjustments	691	5,887	885

Increase (decrease) in cash and cash equivalents	22,827	(7,933)	(4,972)
Cash (bank overdraft), beginning of year	(8,273)	(340)	4,632

Cash (bank overdraft), end of year	14,554	(8,273)	(340)

See complementary cash flow information in Note 23.

The segmented information and the accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Consolidated segmented information
(In thousands of US dollars)

        The Company has three reportable segments: franchising, real estate and retail sales. Within the segment of franchising, the Company carries on the franchising activity of the "PJC Jean Coutu" banner, operates a distribution centre and coordinates several other services for the benefit of its franchisees. Since the quarter ended November 30, 2003, the franchising segment includes the operating results of its three Pharmasave corporate outlets.

        The Company operate retail sales outlets, selling pharmaceutical and other products under the "Brooks" banner.

        The Company analyzes the performance of its operating segments based on their earnings before interest, income taxes and amortization, which is not a measure of performance under Canadian generally accepted principles ("GAAP"), however management uses this perfomance measure for assessing the operating performance of its reportable segments.

        Segmented information is summarized as follows:

	Years ended
	May 31, 2004	May 31, 2003	May 31, 2002
	$ (restated)	$ (restated)	$ (restated)
Revenues (1)
Franchising	1,185,596	843,859	866,135
Real estate	50,161	40,995	36,484
Retail sales	1,807,210	1,761,815	1,305,324

	3,042,967	2,646,669	2,207,943

Earnings before interest, income taxes and amortization
Franchising	116,813	87,719	85,549
Real estate	18,183	13,690	10,970
Retail sales	114,726	106,066	74,992

	249,722	207,475	171,511

Amortization
Franchising	7,432	6,681	6,032
Real estate	2,597	2,086	1,756
Retail sales	31,404	29,971	22,183

	41,433	38,738	29,971

Operating income
Franchising	107,168	79,367	78,360
Real estate	17,799	13,275	10,371
Retail sales	83,322	76,095	52,809

	208,289	168,737	141,540

(1)
Revenues include sales and other revenues

THE JEAN COUTU GROUP (PJC) INC.
Consolidated segmented information — (Continued)
(In thousands of US dollars)

	Years ended
	May 31, 2004	May 31, 2003	May 31, 2002
	$ (restated)	$ (restated)	$ (restated)
Acquisition of capital assets and intangible assets (2)
Franchising	4,489	4,893	2,003
Real estate	26,675	33,407	26,553
Retail sales	47,111	58,014	40,228

	78,275	96,314	68,784

Total assets
Franchising	250,632	255,764
Real estate	214,126	191,591
Retail sales	878,996	804,665

	1,343,754	1,252,020

        The Company's revenues, capital assets, intangible assets and goodwill attributed to Canada and the United States as follows:

Revenues (1)
Canada	1,235,757	884,854	902,619
United States	1,807,210	1,761,815	1,305,324

	3,042,967	2,646,669	2,207,943

Capital assets, intangible assets and goodwill
Canada	254,661	227,451
United States	404,120	388,146

	658,781	615,597

(1)
Revenues include sales and other revenues

(2)
Excluding business acquisitions

THE JEAN COUTU GROUP (PJC) INC.

Notes to the consolidated financial statements

years ended May 31, 2004, 2003 and 2002
(tabular amounts are in thousands of US dollars except for shares and options data)

1.    Description of business and significant accounting policies

  a) Description of business

        The Company is incorporated under the Companies Act of Quebec. It has three reportable segments. In Canada, the Company operates in two segments. Its franchising operations involve coordinating various services for its franchised network of 319 outlets as of May 31, 2004 (2003 - 311), and operating a distribution centre. Its franchised network retails pharmaceutical and parapharmaceutical products. Its real estate activities entail managing the properties that house all franchisees' outlets. In the New England area of the United States, the Company operates a network comprising 336 corporate establishments as of May 31, 2004 (2003 - 332) that retail pharmaceutical and parapharmaceutical products (see Note 25 on subsequent events).

  b) Financial statement presentation

        The financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The Company has historically prepared its consolidated financial statements in Canadian dollars. Effective June 1, 2004, the Company changed its reporting currency to U.S. dollars to provide shareholders with more relevant information considering the predominant operations in the United States and the U.S. dollar denominated debt. The Company used the current rate method to translate the consolidated Canadian dollar results into U.S. dollars for all periods presented. Under the current rate method, earnings as well as cash flow items are translated at average monthly rates for the period, and the assets and liabilities are translated at the rate of exchange in effect at the balance sheet date. Any resulting exchange gain or loss is charged or credited to the "foreign currency translation adjustments" account included as a separate component of shareholders' equity. The functional currencies of the Company and each of its subsidiaries remained unchanged.

  c) Consolidation

        The consolidated financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated on consolidation.

  d) Use of estimates

        The preparation of financial statements in accordance with Canadian GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, related amounts of revenues and expenses and disclosure of contingent assets and liabilities. Consequently, actual amounts could differ from those estimates.

  e) Revenue recognition

        Sales to our franchisees are recognized when merchandise is shipped. Revenues from external customers from retail sales are recognized at the time of the sale to the consumer. The Company recognized its revenues net of returns.

        Royalties, based on the franchisees' sales, are recorded as income as they are earned.

        Services to franchisees and from the real estate segment are recognized when services are rendered.

        Revenues are recognized when reasonable assurance exists regarding collectibility.

  f) Foreign currency translation

        The financial statements of the parent company and its subsidiaries are measured based on their functional currency. Assets and liabilities of entities whose functional currency is not the U.S. dollar are translated into the reporting currency at the exchange rate in effect at the balance sheet date and revenue and expense items are translated at the average monthly rates. Translation adjustments resulting from exchange rate fluctuations are included in "foreign currency translation adjustments" in shareholders' equity.

        Transactions denominated in currencies other than an entity's functional currency are translated according to the temporal method. Therefore, monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date, non-monetary assets and liabilities at their historical rates and revenue and expense items at the average monthly exchange rates. All exchange gains and losses are current in nature and are included in the statements of income.

  g) Inventories

        Inventories are valued at the lower of cost and net realizable value, the cost being determined using the first in, first out basis and retail selling price less a normal gross profit.

  h) Investments

        Investments in companies subject to significant influence are accounted for using the equity method. Other investments are accounted for using the cost method. Periodically, management analyzes each loan, advance and long-term receivable and when a serious doubt as to their recovery is identified, a provision is applied to reduce their book value to the estimated realizable value.

  i) Capital assets

        Capital assets are accounted for at cost.

        Amortization of buildings held for leasing is based on their estimated useful lives using the compound interest method. Amortization of other capital assets is based on their estimated useful lives using the straight-line and the diminishing balance methods at the following rates:

Buildings	3% to 5%
Buildings held for leasing	5% and 10%
Furniture and equipment	14% to 20%
Computer equipment and software	20% to 33 1/3%
Leasehold improvements	Term of the lease or useful life, whichever is shorter
Vehicles	14% to 30%

        Construction in progress is not amortized until the asset is ready for its intended use.

  j) Intangible assets and goodwill

        Intangible assets with a finite service life are accounted for at cost. They consist mainly of the customer prescription files, non-compete agreements and leasehold interests. The prescription files are generally amortized over a five-year period. Non-compete agreements are amortized over the service lives of the agreements. Leasehold interests are amortized over the residual term of the leases.

        Goodwill represents the excess of the acquisition cost of companies over the fair value of the identifiable net assets acquired. Goodwill is tested for impairment annually or more frequently if changes in circumstances indicate a potential impairment.

  k) Other long-term assets

        Other assets are, among others, the incentives paid to franchisees and deferred costs. Incentives paid to franchisees are amortized over a ten-year period and are applied against royalties, included in other revenues.

        Deferred costs are accounted for at cost and are mainly rental costs and financing fees. Amortization is calculated using the straight-line method over the term of the long-term loan or of the lease.

  l) Future income taxes

        The Company uses the liability method to account for income taxes. Under this method, future tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the temporary differences are expected to reverse. It is more likely than not that all of the future income tax assets will be realized.

  m) Other long-term liabilities

        Other long-term liabilities consist, among others, of the deferred revenues and deferred lease obligations.

        Deferred revenues: The Company receives allowances from its vendors as consideration for exclusivity agreements. The revenue related to these agreements is deferred when cashed. These amounts are recognized as purchases are made, as stipulated by the agreement, and the related inventory is sold.

        Deferred lease obligations: The Company conducts a part of its operations in leased premises. Some store leases include escalation clauses. The deferred lease obligations represent, on the one hand, the rent expense in excess of cash paid, that is amortized on a straight-line basis over the life of original lease, and on the other hand, the value attributed to unfavorable leases resulting from a business acquisition. The value of the unfavorable leases is amortized on a straight-line basis over the term of the leases.

  n) Defined benefit pension plans

        The Company accrues its obligations under employee benefit plans and the related costs, net of plan assets. The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plans' investment performance, salary escalation and retirement ages of employees.

        For the purpose of calculating the expected return on plan assets, those assets are valued at fair value.

        Past service costs are amortized on a straght-line basis over the average remaining service period of active employees, which was nine years as of May 31, 2004 and 2003.

        The excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of active employees.

  o) Defined contribution pension plan

        For the defined contribution plan, the pension expense is equal to the contributions paid by the Company.

  p) Derivative financial instruments

        Interest rate swap contracts are used to hedge current and anticipated interest rate risks. Interest to be paid or received under such swap contracts is recognized over the life of the contracts as adjustments to interest expense. Unrealized gains or losses resulting from market movements are not recognized.

  q) Cash and cash equivalents

        Cash and cash equivalents are defined as cash, bank overdraft and highly liquid investments that have maturities of less than three months at the date of acquisition.

2.    Accounting policies

Changes in accounting policies

  a) Recording of certain consideration received by a vendor

        In January 2004, the Emerging Issued Committee of the CICA released Abstract 144 (EIC-144), "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor".

        EIC-144 specifies the accounting methods to be applied to certain consideration received from a vendor. EIC-144 should be applied retroactively to all financial statements for annual and interim periods ending after August 15, 2004.

        EIC-144 stipulates that cash consideration received by a company from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should, therefore, be accounted for as a reduction of cost of goods sold and related inventory when recognized in the company's income statement and balance sheet. Certain exceptions apply where the cash consideration received is either a reimbursement of incremental selling costs incurred by the reseller, or is a payment for assets or services delivered to the vendor.

        The Company applied this new recommendation on June 1, 2004. The impact of this new recommendation for the years ended May 31, 2004, 2003 and 2002 was as follows:

	2004		2003		2002
	Increase	Decrease	Increase	Decrease	Increase	Decrease
	$	$	$	$	$	$
Sales	4,918	—	3,780	—	4,392	—
Other revenues	—	14,547	—	12,079	—	11,845
Cost of goods sold	—	47,677	—	42,230	—	36,305
General and operating expenses	37,115	—	34,113	—	28,954	—
Income taxes	—	347	—	24	—	13
Net income	586	—	—	158	—	89
Retained earnings at beginning of period	—	1,453	—	1,295	—	1,206

        The impact of that change on the balance sheet as of May 31, 2004 and as of May 31, 2003 is to decrease inventories by $1,359,000 and $2,295,000 respectively and to increase income taxes by $440,000 and $789,000 respectively.

  b) Incentives paid to franchisees

        During the fourth quarter of the year ended May 31, 2004, the Company changed its basis of accounting for banner development cost. Banner development costs were previously considered indefinite life intangible assets and therefore not subject to amortization. Banner development costs are now considered deferred costs representing incentives paid to franchisees. These costs are amortized over a ten-year period and are applied against royalties included in other revenues. This change in accounting policy has been applied retroactively, and the consolidated financial statements have been restated as follows:

	2003		2002
	Increase	Decrease	Increase	Decrease
	$	$	$	$
Intangible assets	—	23,288	—	16,748
Other assets
Incentives paid to franchisees	16,684	—	13,836	—
Future income taxes	1,547	—	682	—
Foreign currency translation adjustments	565	—	58	—
Other revenues	—	3,023	—	2,835
Income taxes	—	702	—	664
Net income	—	2,321	—	2,171
Earnings per share
Basic		0.010		0.010
Diluted		0.010		0.010

  c) Stock-based compensation

        On June 1, 2002, the Company adopted the recommendations of Section 3870 of the Canadian Institute of Chartered Accountants ("CICA") Handbook related to stock-based compensation and other stock-based payments. Subsequently, on June 1, 2003, the Company prospectively adopted the new recommendations of Section 3870 of the CICA Handbook. Under these new recommendations, stock-based compensations are to be recorded under the fair value method. According to that method, awards of stock options are measured on their date of grant using the fair value based method. They are expensed and credited to contributed surplus over their vesting period. This credit is reclassified to capital stock when stock options are exercised. The impact of these recommendations was to decrease the net earnings and to increase contributed surplus by $188,000 for the year ended May 31, 2004.

        Prior to June 1, 2003, the Company accounted for stock-based compensation by measuring compensation cost for employee stock options as the excess, if any, of the quoted market price of the Class A subordinate voting shares at the date of grant over the amount an employee must pay to acquire these shares. Besides, for the options granted during the year ended May 31, 2003, the Company includes in the notes to the consolidated financial statements pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied (see Note 15). Any consideration paid on exercise of stock options or purchase of stock is credited to capital stock.

  d) Impairment of long-lived assets

        On June 1, 2003, the Company adopted the new recommendations of Section 3063 of the CICA Handbook entitled "Impairment of Long-lived Assets". This section sets out standards for recognizing, measuring and reporting the impairment of long-lived assets. It supersedes the write-down provisions included in Section 3061, "Property, Plant and Equipment". This new section requires that the Company recognize an impairment loss for long-lived assets to be kept and used when events or changes in circumstances result in their carrying amount exceeding the sum of the undiscounted cash flows expected to result from their use and eventual disposition. The impairment loss is equivalent to the amount by which the asset's carrying amount exceeds its fair value. The application of these recommendations has no impact on net book value of capital assets.

  e) Reporting drop shipment revenue net

        During the year ended May 31, 2003, the Company retroactively adopted the new recommendations of abstract 123 of Emerging Issues Committee of the CICA (EIC-123) entitled "Reporting revenue gross as a principal versus net as an agent". Under these recommendations, the Company is required to report its transactions resulting from merchandise shipped directly to the franchisees by the suppliers, but charged to the Company and recharged to the franchisees on a net basis. Previously, these transactions were reported gross in the sales and in the cost of goods sold. The impact of these recommendations is to decrease the sales and the cost of goods sold by $68,618,000 and $56,685,000 for the year ended May 31, 2003 and 2002 respectively. The application of these recommendations has no impact on the net income of the Company.

  f) Earnings per share

        On June 1, 2001, the Company retroactively adopted the recommendations of Section 3500 of the CICA Handbook related to the disclosure of earnings per share. Under these recommendations, the Company is required to apply the treasury stock method to determine the dilutive effect of stock options instead of the "if-converted" method.

  g) Intangible assets and goodwill

        On June 1, 2001, the Company prospectively adopted the recommendations of Section 3062 of the CICA Handbook related to goodwill and other intangible assets. Under the new Section, goodwill and other intangible assets with deemed indefinite lives are no longer amortized, but tested for impairment annually, or more frequently if changes in circumstances indicate a potential impairment.

        Transitional impairment tests on goodwill were performed in the year ended May 31, 2002 and no transitional loss was recognized as an adjustment to the retained earnings balance as at June 1, 2001.

Recent pronouncements

  h) Generally accepted accounting principles

        In July 2003, the CICA issued Handbook Section 1100, "Generally Accepted Accounting Principles". This section establishes standards for financial reporting in accordance with Canadian GAAP, and provides guidance on sources to consult when selecting accounting policies and determining appropriate disclosures when a matter is not dealt with explicitly in the primary sources of Canadian GAAP. The Company will implement the new Section prospectively beginning on June 1, 2004. The standard will require the Company to record depreciation on its real estate segment buildings on a straight-line basis instead of on a compound interest basis. Due to the prospective nature of this change, there is no impact on the Company's consolidated financial statements as of the implementation date.

  i) Consolidation of variable interest entities

        In June 2003, the CICA issued Accounting Guideline 15 (AcG-15), "Consolidation of Variable Interest Entities". This guideline addresses consolidation of variable interest entities (VIE) to which the usual condition for consolidation does not apply because the VIE have no voting interests or are otherwise not subject to control through ownership of voting interests. It requires existing unconsolidated VIE to be consolidated by the primary beneficiary. This guideline is expected to be effective for annual and interim periods beginning on or after November 1, 2004. The adoption of AcG-15 will not result in a material impact on the Company's financial position or results of operations.

3. Other revenues

	2004	2003	2002
	$ (restated)	$ (restated)	$ (restated)
Royalties	67,544	55,351	50,316
Rent	46,531	38,636	34,518
Sundry	35,804	28,770	25,018

	149,879	122,757	109,852

4. Amortization

	2004	2003	2002
	$	$	$
Capital assets	30,848	26,670	21,429
Intangible assets	6,763	8,522	5,361
Deferred costs	785	523	346

	38,396	35,715	27,136

5. Income taxes

      The Company's effective tax rate differs from the combined statutory rate. The difference is attributable to the following items:

	2004	2003	2002
	%	%	%
Combined statutory rate	34.0	36.0	37.8
Tax rate increase (decrease) resulting from:
Income taxable at reduced rates	(3.0)	(4.7)	(4.3)
Input credits deducted for tax purposes	—	(0.6)	—
Other	0.6	(0.2)	—

	31.6	30.5	33.5

	2004	2003	2002
	$	$	$
Provision for income taxes is as follows:
Current taxes	74,687	28,919	48,359
Future taxes	(13,616)	17,177	(4,593)

	61,071	46,096	43,766

        Future income tax assets and liabilities are as follows:

	2004	2003
	$ (restated)	$ (restated)
Future income tax assets:
Inventories	3,508	4,967
Capital assets	11,289	9,910
Intangible assets, goodwill and incentives paid to franchisees	5,621	8,605
Current liabilities	4,611	4,138
Deferred revenues and deferred lease obligations	1,188	1,940
Capital stock issuance expenses	288	614
Other	2,832	1,715

	29,337	31,889

	2004	2003
	$ (restated)	$ (restated)
Future income tax liabilities:
Current liabilities	—	16,132
Capital assets	6,787	6,448
Other	991	106

	7,778	22,686

Future income tax assets, net	21,559	9,203

As follows:
Short-term future income tax asset (1)	10,220	9,366
Long-term future income tax asset (Note 10)	14,382	18,420
Short-term future income tax liability (2)	—	(15,384)
Long-term future income tax liability (Note 13)	(3,043)	(3,199)

	21,559	9,203

(1)
Included in prepaid expenses and other current assets.

(2)
Included in accounts payable and accrued liabilities

6. Earnings per share

      The reconciliation of the numbers of shares used to calculate the diluted earnings per share, considering the September 25, 2002 stock split, is established as follows:

	2004	2003	2002
Weighted average number of shares used to compute basic earnings per share	226,812,864	226,052,767	225,175,874
Dilution effect	1,204,894	1,637,382	2,091,616

Weighted average number of shares used to compute diluted earnings per share	228,017,758	227,690,149	227,267,490

7. Investments

	2004	2003
	$	$
Loans, advances and long-term operating receivables from franchisees, variable interest, some of which carry repayment terms until 2015 and are renewable (net of a provision for losses of $1,153,000; 2003 — $882,000)	24,380	20,611
Others	2,920	2,848

	27,300	23,459
Current portion (included in acounts receivable)	6,002	7,870

	21,298	15,589

        During the year, a $447,000 bad debt expense has been accounted for in respect of these receivables (2003 — $383,000 and 2002 — nil.)

8. Capital assets

	2004
	Cost	Accumulated amortization	Net book value
	$	$	$
Land	67,532	—	67,532
Land held for leasing	62,445	—	62,445
Buildings	170,013	28,117	141,896
Buildings held for leasing	164,796	19,808	144,988
Furniture and equipment	66,086	36,977	29,109
Computer equipment and software	50,855	37,622	13,233
Leasehold improvements	121,032	44,727	76,305
Vehicles	2,960	1,954	1,006
Computer equipment and software under capital leases	2,888	1,921	967
Construction in progress	6,693	—	6,693

	715,300	171,126	544,174

	2003
	Cost	Accumulated amortization	Net book value
	$	$	$
Land	67,366	—	67,366
Land held for leasing	58,448	—	58,448
Buildings	165,851	22,888	142,963
Buildings held for leasing	146,061	17,335	128,726
Furniture and equipment	58,231	31,621	26,610
Computer equipment and software	45,445	31,815	13,630
Leasehold improvements	92,078	34,594	57,484
Vehicles	3,009	1,865	1,144
Computer equipment and software under capital leases	2,878	1,424	1,454
Construction in progress	4,416	—	4,416

	643,783	141,542	502,241

9. Intangible assets and goodwill

      Intangible assets and goodwill are detailed as follows:

	2004
	Cost	Accumulated amortization	Net book value
	$	$	$
Goodwill	95,330	—	95,330
Prescription files	42,087	26,186	15,901
Non-compete agreements	5,231	3,820	1,411
Leasehold interests	4,751	2,786	1,965

	147,399	32,792	114,607

	2003
	Cost	Accumulated amortization	Net book value
	$	$	$
Goodwill	94,098	—	94,098
Prescription files	36,073	20,359	15,714
Non-compete agreements	4,161	3,145	1,016
Leasehold interests	5,578	3,050	2,528

	139,910	26,554	113,356

        The Company acquired intangible assets for an amount of $6,746,000 during the year
(2003 — $2,183,000).

        The changes in the book value of goodwill are as follows:

	2004
	Franchising	Retail sales	Total
	$	$	$
Balance, beginning of year	14,605	79,493	94,098
Acquisition (Note 20)	1,165	—	1,165
Foreign currency translation adjustments	67	—	67

Balance, end of year	15,837	79,493	95,330

	2003
	Franchising	Retail sales	Total
	$	$	$
Balance, beginning of year	13,116	78,765	91,881
Acquisition and purchase price adjustment (Note 20)	—	728	728
Foreign currency translation adjustments	1,489	—	1,489

Balance, end of year	14,605	79,493	94,098

10. Other long-term assets

	2004	2003
	$	$
Incentives paid to franchisees, net	18,002	16,684
Future income taxes	14,382	18,420
Deferred costs, net	2,616	3,235
Deposits on acquisition of assets	234	331

	35,234	38,670

11. Bank overdraft and bank loans

	2004	2003
	$	$
Bank overdraft	—	8,273
Bank loans	15,000	47,682

	15,000	55,955

        The Company has authorized lines of credit that are renewable annually and bear interest at a rate based on the prime rate of 3.75% as of May 31, 2004 (2003 — 5%) or LIBOR plus a variable margin (1.875% and 2.38% as of May 31, 2004 and 2003 respectively). The authorized lines of credit are as follows:

	2004		2003
	CAN	US	CAN	US
	$	$	$	$
Canadian dollar loan	75,000	—	75,000	—
American dollar loan	—	60,000	—	60,000
Letters of credit	—	15,000	—	15,000
Issued letters of credit	—	7,091	—	4,888

        Under the terms of the credit agreements, the Company must satisfy certain restrictive covenants as to minimum financial ratios and must satisfy certain conditions. (See Note 25 on subsequent events).

        In accordance with the credit agreement relative to Canadian operations, the Company may not give its short-term assets relative to these operations, nor the shares of its American subsidiaries as security to other creditors.

        In accordance with the credit agreement relative to the United States operations, the Company gave the accounts receivable and inventories of its American subsidiaries as security to its creditors, but may not give its capital assets, except for an amount of $10,000,000 as security to other creditors.

12. Long-term debt

	2004	2003
	$	$
Term loan bearing interest at LIBOR rate plus a variable margin (2.125% and 2.375% as of May 31, 2004 and 2003 respectively), repayable by quarterly instalments of $5,000,000 and subject to the same terms and conditions as the credit agreement relative to United States operations(1)	185,000	205,000
Loans, secured by real estate having a net book value of $12,540,000 (2003 — $13,485,000), repayable by maximum monthly combined instalments of $71,000 including principal and interest at rates varying from 6.7% to 7.85% and the balance in December 2007	6,066	6,450
Computer equipment and software capital leases, repayable through May 2008 in maximum monthly combined instalments of $40,000 (2003 — $52,000) including interest calculated at rates varying from 4.55% to 6.55%, with purchase options of $178,000 (2003 — $241,000) at maturity	1,109	1,623

	192,175	213,073
Current portion	22,566	20,919

	169,609	192,154

(1)
This loan was refinanced on July 31, 2004, as mentioned in Note 25 on subsequent events.

        Repayments to be made during the forthcoming years of the following table take into account the financing arrangements described in Note 25 on subsequent events.

	Long-term debt	Capital leases
	Principal	Principal	Interest
	$	$	$
2005	22,123	443	47
2006	48,928	331	26
2007	61,904	213	10
2008	76,862	122	3
2009	57,875	—	—

13. Other long-term liabilities

	2004	2003
	$	$
Deferred revenues	1,242	1,772
Deferred lease obligations	5,541	6,338
Future income taxes	3,043	3,199

	9,826	11,309

14. Capital stock

        Authorized, unlimited number:

        Class A subordinate voting shares, participating, one vote per share, exchangeable, at the option of the holder, for the same number of Class B shares in the event of a take-over bid being made in respect to Class B shares, without par value, dividend declared in Canadian dollars.

        Class B shares, participating, ten votes per share, exchangeable for Class A subordinate voting shares on the basis of one Class A subordinate voting share for one Class B share, without par value, dividend declared in Canadian dollars.

        Class C shares, to be issued in one or more series subject to rights, privileges, conditions and restrictions to be determined, non-participating, non voting, without par value.

        Changes that occurred on Class A subordinate voting shares are presented as follows:

	2004		2003
	Shares	$	Shares	$
Outstanding shares, beginning of year	102,569,550	143,062	50,858,940	139,105
Stock split on September 25, 2002	—	—	50,858,940	—
Class B shares exchanged for an equal number of Class A subordinate voting shares	3,750,000	—	—	—
Options exercised	353,960	1,932	851,670	3,957

Outstanding shares, end of year	106,673,510	144,994	102,569,550	143,062

        Changes that occurred on Class B shares are presented as follows:

	2004		2003
	Shares	$	Shares	$
Outstanding shares, beginning of year	124,000,000	2	62,000,000	2
Stock split on September 25, 2002	—	—	62,000,000	—
Class B shares exchanged fo an equal number of Class A subordinate voting shares	(3,750,000)	—	—	—

Outstanding shares, end of year	120,250,000	2	124,000,000	2

15.    Stock-based compensation plan

        The Company has a fixed stock option plan. Under the 1995 executive officers Stock Option Plan, the Company may grant options to those employees totalling up to 8 million Class A subordinate voting shares. Under the plan, the exercise price of each option equals the closing market price of the Company's stock at the Toronto Stock Exchange on the date of grant, and an option's maximum term is 10 years. Granted options vest annually by increments of 20%.

        Changes that occurred in the number of options, considering the September 25, 2002 stock split, are presented as follows:

	2004		2003
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		CAN$		CAN$
Options outstanding, beginning of year	2,956,790	9.10	3,552,360	7.98
Options granted	331,600	17.02	256,100	14.49
Options exercised	(353,960)	7.46	(851,670)	6.95
Options cancelled	(27,340)	14.75	—	—

Options outstanding, end of year	2,907,090	10.15	2,956,790	9.10

Options exercisable, end of year	2,171,258	8.75	1,518,102	8.35

	2002
	Number of options	Weighted average exercice price
		CAN$
Options outstanding, beginning of year	4,165,920	7.08
Options granted	344,400	13.00
Options exercised	(957,960)	5.90

Options outstanding, end of year	3,552,360	7.98

Options exercisable, end of year	1,414,504	7.47

        The following table summarizes information about the fixed stock options outstanding at May 31, 2004:

		Options outstanding	Options exercisable
Exercise price	Number of options	Weighted average remaining contractual life	Number of options
CAN $		years
2.18	44,250	0.9	44,250
2.30	10,000	2.5	10,000
4.24	7,000	3.5	7,000
7.01	1,136,800	5.5	1,136,800
8.85	580,640	6.3	440,240
9.37	230,000	6.5	179,408
13.00	325,400	7.5	190,680
15.99	22,400	9.7	4,480
16.80	267,100	9.5	53,420
17.49	241,400	8.5	96,560
18.95	42,100	9.9	8,420

	2,907,090		2,171,258

        Had compensation cost been determined using the fair value based method at the date of grant for awards granted during the year ended May 31, 2003, the Company's pro forma net income, net earnings per share and diluted earnings per share would have been as presented in the table below.

	2004	2003
	$	$
Net income as reported	132,683	104,784
Pro forma impact	281	186

Pro forma net income	132,964	104,970

Pro forma net earnings per share
Basic	0.59	0.46

Diluted	0.58	0.46

        The following data represents the weighted average assumptions used in the stock options valuation in accordance with the Black-Scholes model:

	2004	2003
	%	%
Dividend yield	0.73	0.70
Expected volatility	28.20	27.00
Risk-free interest rate	4.19	4.75
Expected life (years)	6	6

        During the year ended May 31, 2004, the Company granted 331,600 stock options. The weighted average fair value of those options is CAN$5.61. Therefore, an amount of $188,000 was expensed for the stock option plan and the equivalent adjustment was made to contributed surplus.

16.    Foreign currency translation adjustments

        These adjustments represent unrealized gains (loss) pursuant to the translation of the financial statements of the Company and the Company's self-sustaining Canadian subsidiaries. The variation of this item is due to the fluctuation of the exchange rate during the year and to the increase or reduction in the net investment in subsidiaries.

17.    Guarantees and contingencies

  Guarantees

        The Company has guaranteed the reimbursement of certain bank loans contracted by franchisees for a maximum amount of $8,775,000 (2003 — $12,855,000). As at May 31, 2004, these loans amount to approximately $8,755,000 (2003 — $11,926,000). Most of those guarantees apply to loans with a maximum maturity of eight years. Those loans are also personally guaranteed by the franchisees.

  Buyback agreements

        Under buyback agreements, the Company is committed to financial institutions to purchase the inventories of some of its franchisees up to the amount of advances made by those financial institutions to the franchisees. As of May 31, 2004, financing related to these inventories amounted to approximately $54,242,000 (2003 — $48,406,000). However, under these agreements, the Company is not committed to cover any deficit that may arise should the value of these inventories be less than the amount of the advances.

        Under buyback agreements, the Company is committed to financial institutions, to purchase equipment held by franchisees and financed by capital leases not exceeding five years and loans not exceeding eight years. For capital leases, the buyback value is linked to the net balance of the lease at the date of the buyback. For equipment financed by bank loans, the minimum buyback value is set by contract with the financial institutions. As at May 31, 2004, financing related to the equipment amounts to approximately $20,998,000 (2003 — $21,775,000). However, it is the opinion of management that the realizable value of the assets cannot be lower than the eventual amount of the buyback.

        The Company did not record any liability with respect to these guarantees in its financial statements for the years ended May 31, 2004 and 2003.

  Contingencies

        Various claims and legal proceedings have been initiated against the Company in the normal course of its operating activities. Although the outcome of these proceedings cannot be determined with certainty, management estimates that any payments resulting from their outcome are not likely to have a substantial negative impact on the Company's results and financial position.

18.    Commitments

        The balance of the commitments under the terms of building and vehicle operating leases maturing in 2022 totals $283,292,000. Minimum payments payable over the next five years are as follows:

$
2005	44,629
2006	39,104
2007	34,385
2008	28,908
2009	23,657

        Under the terms of building leases and subleases, the Company will receive, up to the year 2022, minimum payments totalling $227,489,000. This amount takes into account the renewal of subleases at the same terms and conditions as the lease agreements.

        The Company concluded agreements with suppliers under which it is committed to purchase a minimium of $45,246,000 until 2005.

        The Company has commitments with contractors for the construction of buildings amounting to $4,493,000.

19.    Pension plans

        The Company offers defined benefit and defined contribution pension plans providing pension benefits to its employees.

        The defined benefit and defined contribution plans expenses are as follows:

	2004	2003	2002
	$	$	$
Defined contribution plan	2,541	2,356	1,143

Defined benefit plans
Current service costs	439	395	330
Interest expense	540	421	364
Expected return on plan assets	(315)	(190)	(114)
Amortization of past service cost	1,456	547	490
Net actuarial loss	1	68	(15)

Benefit plans expenses	2,121	1,241	1,055

        Information about the Company's defined benefit plans is as follows:

	2004	2003
	$	$
Accrued benefit obligations
Balance, beginning of year	8,396	6,823
Current service cost	439	395
Interest expense	540	421
Past service cost	(2,550)	—
Actuarial gains	(225)	(99)
Foreign currency translation adjustments	59	856

Balance, end of year	6,659	8,396

	2004	2003
Plan assets
Fair value, beginning of year	2,297	1,476
Actual return on plan assets	87	22
Employer contributions	3,256	565
Benefits paid	(2,550)	—
Foreign currency translation adjustments	(6)	234

Fair value, end of year	3,084	2,297

Accrued benefit obligations	6,659	8,396
Plan assets	(3,084)	(2,297)

	3,575	6,099
Unamortized past service cost	2,650	4,067

Accrued benefit liability (included in accounts payable and accrued liabilities)	925	2,032

        The main actuarial assumptions adopted in measuring the Company's accrued benefit obligations are as follows:

	2004	2003	2002
	%	%	%
Discount rate	6.00	6.00	6.00
Expected long-term rate of return on plan assets	6.75	6.75	6.75
Rate of compensation increase	4.00	4.00	4.00

20. Business acquisitions

Pharmasave

        During the second quarter of 2003-2004, the Company purchased the shares of three drugstores operating in Ontario under the "Pharmasavae" banner. The acquisitions has been accounted for under the purchase method and the results of operations have been included in the consolidated financial statements since the acquisition date.

Purchase price allocation:

2004
$
Net assets acquired:
Non-cash working capital	850
Capital assets	287
Intangible assets
Prescription files	1,934
Non-compete agreements	577
Goodwill	1,165
Future income tax liabilities	(903)

Non-cash assets acquired	3,910
Cash and cash equivalents	117

Net assets acquired	4,027

Cash consideration	4,027

Osco

        On December 5, 2001, the Company entered into an agreement to purchase the assets of 80 retail drug stores operating under the "OSCO" banner and five drug store development projects located in the northeastern United States ("OSCO"). The acquisition of OSCO has been accounted for under the purchase method. The results of OSCO operations have been included in the consolidated financial statements of the Company as of its acquisition date in January 2002.

        During the year ended May 31, 2003, the Company completed the final purchase price allocation of OSCO, resulting in a net increase in goodwill of $578,000 from the amount initially recorded. The goodwill adjustments related to the finalization of the provision for store closures which resulted in the decision to keep certain OSCO stores open, the inclusion of deferred lease obligations related to unfavourable leases, the settlement of a legal dispute with the seller resulting in net proceeds of $967,000, which has been reflected as a reduction of the purchase price, and other adjustments that relate primarily to future income taxes.

Osco

Purchase price allocation:

	2003 final	2002 initial
	$	$
Net assets acquired:
Non-cash working capital	61,923	57,012
Capital assets	105,649	105,649
Future income tax assets	3,629	4,494
Intangible assets:
Prescription files	15,750	15,750
Non-compete agreements	607	607
Leasehold interest	2,660	2,660
Goodwill (tax deductible, $47,000)	55,117	54,540
Deferred lease obligations	(5,590)	—

Non-cash assets acquired	239,745	240,712
Cash and cash equivalents	200	200

Net assets acquired	239,945	240,912

Cash considerations	239,945	240,912

21. Related party transactions

        The Company entered into the following transactions with enterprises controlled by shareholders having a significant influence over the Company:

	2004	2003	2002
	$	$	$
Revenues
Sales	15,719	15,725	27,116
Royalties	672	864	1,596
Rent	1,294	982	952
Sundry	298	903	827

	17,983	18,474	30,491

        As at May 31, 2004, accounts receivable include an amount of $807,000 (2003 — $951,000) resulting from these transactions. These transactions are carried out in the ordinary course of business and are measured at the exchange amount.

22. Financial instruments

Fair value

        The fair value of cash, receivables, bank overdraft and bank loans, accounts payable and accrued liabilities approximates their book value because of their forthcoming maturity.

        The fair value of loans, advances and long-term receivables from franchisees was not determined, since these balances result from transactions carried out in the context of privileged commercial relationships and under terms and conditions that may differ from those that could be negotiated with non-franchisees.

        The fair value of the long-term debt, obtained by discounting contractual cash flows at the interest rates in effect for debts having similar characteristics, approximates its book value.

        The interest rate swap agreements have a negative fair value of $3,685,000 (2003 — $9,850,000).

Interest rate risk

  Interest rate swap agreements

        The Company enters into interest rate swap agrements in order to reduce the impact of fluctuating interest rates on a portion of its long-term debt. These swaps require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. The Company designates these interest rate swap agreements as hedges of the underlying debt. Interest expense on the debt is adjusted to include the payments made or received under the interest rate swaps designated as hedges.

        These agreements are detailed as follows:

	2004
	US	Interest
	$	%
Agreement maturing in January 2005	185,000	4.34

	2003
	US	Interest
	$	%
Agreement maturing in June 2003	60,000	5.175
Agreement maturing in January 2005	145,000	4.34

	205,000

Credit risk

        The Company's exposure to concentrations of credit risk is limited. It arises mostly from accounts receivable, loans, advances and long-term operating receivables from franchisees. The non-collection risk is reduced by the fact that accounts receivable are generated by a large diversity of customers. Besides, the financial positions of the franchisees to whom the Company grants loans, advances and long-term operating receivables is analysed in detail regularly.

23. Supplemental cash flow information

Net changes in non-cash asset and liability items

        The net changes in non-cash asset and liability items are detailed as follows:

	2004	2003	2002
	$ (restated)	$ (restated)	$ (restated)
Accounts receivable, prepaid expenses and other current assets	4,851	(59,743)	(44,723)
Inventories	(35,718)	(20,720)	(111,526)
Accounts payable, accrued liabilities and income taxes payable	55,088	19,576	56,266
Other items	(125)	3,497	56,838

Net changes in non-cash asset and liability items	24,096	(57,390)	(43,145)

Other information

	2004	2003	2002
	$ (restated)	$ (restated)	$ (restated)
Capital assets acquired through capital leases	—	540	497
Interest paid	14,138	16,526	8,543
Income taxes paid	38,124	38,000	51,954

24. Comparative figures

        Certain comparative figures have been reclassified to conform with the presentation adopted in 2004.

25. Subsequent events

  The Eckerd acquisition

        On July 31, 2004, the Company acquired the shares of three subsidiaries of TDI Consolidated Corporation, a wholly-owned subsidiary of J.C. Penney Corporation, Inc., that own 1,549 outlets of the Eckerd drugstore chain located throughout 13 states in the northeastern, mid-Atlantic and southeastern United States for a purchase price of $2.375 billion, plus preliminary closing adjustments of $112.5 million. The purchase price, together with the transaction costs estimated at $35.0 million and the repayment of existing debts totaling $195.0 million at the date of acquisition, has been financed through:

        Debt financing consisting of secured first rank credit facilities in the amount of $1.7 billion as follows:

  a five-year revolving facility of $350 million bearing interest at variable interest rates a five-year term loan facility of $250 million bearing interest at variable interest rates, and a seven-year term loan facility of $1.1 billion bearing interest at variable interest rates

$1.2 billion Notes offering comprised of:

  $350 million of unsecured senior notes, bearing interest at 7.625% and maturing on August 1,    2012, and

  $850 million of unsecured senior subordinated notes, bearing interest at 8.5% and maturing on    August 1, 2014

        Public offering of 33,350,000 new Class A subordinate voting shares issued for gross proceeds of $438 million.

        The preliminary allocation of the purchase price that follows was established based on information available and on the basis of preliminary evaluations. This allocation is subject to changes should new information become available and when the strategies of integration and restructuring of assets have been completed.

Millions of dollars
Net assets acquired
Non-cash working capital (1)	686.7
Capital assets	860.7
Intangible assets	775.4
Goodwill	594.0
Future income tax liabilities	(250.0)
Other liabilities	(148.4)

Non-cash assets acquired	2,518.4
Cash and cash equivalents	4.1

Net assets acquired	2,522.5

Cash considerations	2,522.5

(1)
including short-term portion of future income tax liability, provision for write-down of inventory and accrued exit costs and termination benefits in the amount of $122.0 million, $25.0 million and $25.0 million, respectively.

26.    Reconciliation of results reported in accordance with Canadian GAAP to United States GAAP and other supplementary United States GAAP disclosures

        These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ, in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). While the information presented below is not a comprehensive summary of all differences between Canadian GAAP and U.S. GAAP, other differences are considered unlikely to have a significant impact on the consolidated net income and shareholders' equity of the Company.

        All material differences between Canadian GAAP and U.S. GAAP and the effect on net income and shareholders' equity are presented in the following tables with an explanation of the adjustments.

  Reconciliation of net income

	2004	2003	2002
	$	$	$
Net income — Canadian GAAP	132,683	104,784	86,874
Adjustment in respect of Amortization (a)	(2,129)	(1,715)	(1,268)
Adjustment in respect of supplier rebates and other supplier payments (b)	—	(2,043)	102
Tax effect of above adjustments	689	1,225	352

Net income — U.S. GAAP	131,243	102,251	86,060

Other comprehensive income (loss) items
Cumulative translation adjustments, net of tax (d)	841	31,315	797
Cumulative translation adjustments amortization, net of tax (d)	(2)	(714)	(80)
Changes in fair value on derivatives, net of tax (c)	(6)	(7,544)	(2,478)
Reclassification of realized gain on derivatives to the income statement (c)	4,014	3,619	—

Comprehensive income (loss)	4,847	26,676	(1,761)

Earnings per share — U.S. GAAP
Basic	0.58	0.45	0.38

Diluted	0.58	0.45	0.38

  Statement of accumulated other comprehensive income (loss)

	2004	2003	2002
	$	$	$
Accumulated other comprehensive income items
Cumulative translation adjustments, net of tax (c)	(293)	(1,134)	(32,449)
Cumulative translation adjustments on amortization, net of tax (c)	(641)	(639)	75
Cumulative changes in fair value of derivatives, net of reclassification or gain (loss) to the income statements and net of tax (b)	(2,395)	(6,403)	(2,478)

Accumulated other comprehensive income (loss) items	(3,329)	(8,176)	(34,852)

  Reconciliation of total shareholders' equity

	2004	2003	2002
	$	$	$
Shareholders' equity — Canadian GAAP	853,443	738,078	615,829
Adjustments in respect of:
Amortization (a)	(13,308)	(11,179)	(9,464)
Supplier rebates and other supplier payments (b)	—	—	2,043
Tax effect of above adjustments	4,622	3,933	2,708
Cumulative translation adjustments, net of tax (d)	293	1,134	32,449
Accumulated comprehensive income (loss)	(3,329)	(8,176)	(34,852)

Shareholders' equity — U.S. GAAP	841,721	723,790	608,713

        The impact of differences between Canadian GAAP and U.S. GAAP on consolidated balance sheet and consolidated statements of income items is as follows:

  Consolidated balance sheets items

	2004		2003
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
	$	$	$	$
Assets
Capital assets (a)	544,174	529,888	502,241	490,089
Other long-term assets	35,234	41,483	38,670	46,384
Liabilities
Derivative instrument liability (c)	—	3,685	—	9,850
Shareholders' equity	853,443	841,721	738,078	723,790

  Consolidated statements of income items

	2004		2003		2002
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
	$	$	$	$	$	$
Sales (b)	2,893,088	2,893,088	2,523,912	2,523,912	2,098,091	2,093,699
Other revenues (b)	149,879	149,879	122,757	122,757	109,852	114,775
Expenses
Cost of goods sold (b)	2,321,922	2,321,922	1,995,982	1,998,025	1,691,052	1,700,211
General and operating expenses (b)	443,075	443,075	419,681	419,681	323,593	314,863
Cost of rental revenue	31,285	31,285	26,554	26,554	24,622	24,622
Amortization (a)	38,396	40,525	35,715	37,430	27,136	28,404
Income taxes	61,071	60,382	46,096	44,871	43,766	43,414
Rent expense included in general and operating expenses	29,977	29,977	30,075	30,075	24,755	24,755
Advertising expense included in:
Cost of goods sold	4,777	4,777	1,729	1,729	1,428	1,428
General and operating expenses	44,477	44,477	40,848	40,848	34,797	34,797

  a) Amortization

        Under Canadian GAAP, the Company depreciates its building held for leasing using the compounded interest method. This method is not acceptable under U.S. GAAP. The Company records depreciation under U.S. GAAP for its building held for leasing using the straight-line method at a rate of 2.5%.

  b) Supplier rebates and other supplier payments

        Effective June 1, 2004, the Company adopted for Canadian GAAP purposes, the provisions of the Emerging Issues Committee of the CICA Abstract 144 (EIC-144), "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". EIC-144 was applied retroactively to all financial statements presented for comparative purposes. Under US GAAP, the provisions of EITF No. 02-16, "Accounting by a Customer Including a Reseller for Certain Consideration Received from a Vendor" were applied effective January 1, 2003 as a cumulative effect catch-up adjustment.

  c) Derivative financial instruments and hedging

        On June 1, 2001, the Company adopted the provisions of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138, "Accounting for Certain Derivative

Instruments and Certain Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at their fair value. Gains and losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The adoption of SFAS 133 was not material to the Company's financial position or results of operations. The Company enters into interest swaps in order to fix the interest rate on a portion of its variable interest debt. These interest rate swaps are designated as cash flow hedges with changes in the fair value of those contracts recorded as component of other comprehensive income and subsequently recognized as interest expenses in the period in which the hedged exposure takes place.

        Under Canadian GAAP, changes in the fair value of those contracts are not recognized. Losses expected to be reclassified from other comprehensive income to the income statement, under US GAAP, for the year ending May 28, 2005 are estimated at $3,685,000.

  d) Foreign currency translation adjustment

        Under Canadian GAAP, the Company gains and losses arising from the translation of the financial statements of the foreign operations are deferred in a "foreign currency translation adjustments" amount in shareholders' equity. Under US GAAP, foreign currency translation adjustments are presented as a component of comprehensive income under shareholders' equity.

  e) Recent changes to U.S. accounting standards

  SFAS No. 143

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expenses over the useful life of the asset. The adoption of this Statement did not have a material impact on the Company's consolidated results of operations or financial position.

  SFAS No. 144

        The FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," in August 2001. SFAS No. 144, which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, supersedes SFAS No. 121 and is effective for fiscal years beginning after December 15, 2001. The adoption of this Statement did not have a material impact on the Company's consolidated results of operations or financial position.

  SFAS No. 146

        The Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective January 1, 2003. This Statement nullifies existing guidance related to the accounting and reporting for costs associated with exit or disposal activities and requires that the fair value of a liability associated with an exit or disposal activity be recognized when the liability is incurred. Under previous guidance, certain exit costs were permitted to be accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The adoption of this Statement did not have a material impact on the Company's consolidated results of operations or financial position.

  SFAS No. 149

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments nd Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. The Company adopted SFAS No. 149 on July 1, 2003 on a prospective basis in accordance with the new statement. The adoption of SFAS No. 149 did not have a material impact on the Company's financial condition or results of operations.

  SFAS No. 150

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability or, in some circumstances, as an asset, with many such financial instruments having been previously classified as equity. The Company adopted SFAS No. 150 on September 1, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial condition or results of operations.

  FIN 45

        The FASB issued in November 2002 Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 expands on the accounting guidance of SFAS Nos. 5, 57, and 107 and supersedes FIN 34. FIN 45 clarifies that a guarantor is required to disclose in its interim and annual financial statements its obligations under certain guarantees that it has issued, including the nature and terms of the guarantee, the maximum potential amount of future payments under the guarantee, the carrying amount, if any, for the guarantor's obligations under the guarantee, and the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. FIN 45 also clarifies that for certain guarantees, a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligation undertaken in issuing the guarantee.

        FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 apply on a prospective basis to certain guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Interpretation did not have a material impact on the Company's financial condition or results of operations.

  FIN 46

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51." The Interpretation addresses consolidation of variable interest entities ("VIEs") to which the usual condition for consolidation does not apply because the VIEs have no voting interests or otherwise are not subject to control through ownership of voting interests. It requires existing unconsolidated VIEs to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. In December 2003, the FASB revised FIN 46 ("FIN 46R"), which delayed the required implementation date for periods ending after March 15, 2004. The adoption of this Interpretation did not have a material impact on the Company's financial condition or results of operations.

  f) Other supplementary US GAAP disclosures

  Accounting for stock-based compensation

        Under U.S. GAAP, SFAS 123, "Accounting for Stock-based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Effective June 1, 2003, the Company has adopted fair value accounting for stock-based compensation consistent with SFAS 123, using the prospective method with guidance provided by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure". As a result, commencing with options granted after May 31, 2003, the Company expenses the fair value of stock options issued to employees over the related vesting period. Prior to June 1, 2003, the Company elected to account for its stock-based compensation plans using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees", as permitted by SFAS 123.

        Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation expense had been recognized for stock option awards granted prior to June 1, 2003 because the exercise price was at the fair market value of the Company's common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested awards in each period.

	2004	2003	2002
	$	$	$
Net earnings — U.S. GAAP, as reported	131,243	102,251	86,060
Add: Stock-based employee compensation expense included in reported net income	188	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(1,547)	(2,139)	(1,993)

Pro forma net earnings	129,884	100,112	84,067

Basic earnings per share — U.S. GAAP, as reported	0.58	0.45	0.38
Pro forma earnings per share — Basic	0.57	0.44	0.37
Diluted earnings per share — U.S. GAAP as reported	0.58	0.45	0.38
Pro forma earnings per share — Diluted	0.57	0.44	0.37

        Under the provisions of SFAS 123, the pro forma disclosures above include the effects of stock options granted by the Company subsequent to the 1995 year-end. Under Canadian GAAP, pro forma disclosures similar to those above only include the effects of stock options granted by the Company during the year ended May 31, 2003.

  Consolidated cash flows

        Under Canadian GAAP, a separate subtotal within operating activities is permitted. Under U.S. GAAP, such a subtotal would not be presented. In addition, under U.S. GAAP, bank overdraft must be presented as a financing activity.

  Accounts receivable

        Accounts receivable at May 31, 2004 and May 31, 2003 are net of an allowance for doubtful accounts of approximately $6,208,000 and $4,481,000 respectively.

  Accounts payable

        Accounts payable comprise the following:

	2004	2003
	$	$
Trade accounts payable	150,817	143,514
Accrued payable	54,536	41,531
Future income taxes	—	15,384
Payroll related liabilities	25,953	31,477

	231,306	231,906

  Intangible assets expected amortization disclosure

        The estimated intangible assets amortization expense for each of the next five years is as follows:

$
(unaudited)
2005	5,429
2006	3,944
2007	3,048
2008	2,077
2009	1,568

  g) Employee future benefits

  Description of assets

        The defined benefit pension plan is made of two parts:

    Registered pension plan (basic plan)

    Non registered plan (supplementary plan)

        Assets of the basic plan are held by individual trustees (retirement committee). The retirement committee uses two asset managers to invest the assets of the plan: one manager for contributions after January 1, 2000, and one manager for contributions prior to January 1, 2000.

        The supplementary plan is only partly funded and the funding is done through retirement compensation arrangements (RCA) as defined by the Canadian Income Tax Act. There are 3 RCA's to which we will refer as RCA1, RCA2 and RCA3.

        All RCA's are trust arrangements. Except RCA2, the assets of the RCA's are held by a trust Company; for RCA2 the employer is acting as the trustee. In each RCA, the assets are in two parts.

Invested assets

Refundable tax

        In RCA1, the invested assets are held by a trust Company and the management of the assets is done by a professional investment manager. In RCA2, the invested assets are held by a trust Company and the assets are invested in a balance pooled fund managed by the investment arm of the trust Company.

        In RCA2 there are no invested assets. An insured annuity has been purchased for 50% of the pension payable and the annuity contract is issued to The Jean Coutu Group (PJC) Inc.

        All the refundable tax is held by Revenue Canada

        Fund assets by category are as follows:

	Allocation
	As at May 31
				Target Allocation
	2004	2003	2002
	%	%	%	%
Cash, receivable and refundable tax	34	32	34	35
Fixed income and insured annuity	27	39	40	27
Equity funds	4	11	11	4
Balanced funds	35	18	15	34

  Funding policy

        The basic plan is funded as required under the pension legislation and within the limits permitted for designated plans under the canadian income tax act. The past service is fully funded and the Company makes contributions required to fund the current service. The amount of contributions required is determined by actuarial valuations performed triennally. The latest valuation was performed as at December 31, 2002. According to that valuation, there was a deficit of $188,000 and that deficit has since been paid.

        According to the rules of the plan, the supplementary plan is partially funded as follows:

  The benefits of a member must be fully funded at the time the member becomes entitled to benefits under the plan (termination of employment, retirement, death);

  The Company contributions commence in the year the value of accruel benefits for a participant exceeds 1,5 times the salary of the member

  The amount of the annual contribution is determined as the level annual amount required to accumulate the value of the benefits at the time the member becomes untitled to a normal pension (age 60) reduced by 1,5 times the projected salary of the member

  The balance required for full funding is paid at the time the member becomes entitled to receive benefits under the plan.

  Investment policy

        The investment of the assets under the basic plan is under the supervision of individual trustees (a retirement committee).

        The trustees use one investment manager for the contributions prior to January 1, 2000 and a different investment manager for the contributions after January 1, 2000. An investment strategy to maintain diversification of assets and low risk has been adopted by the committee and communicated to the managers.

        Some of the assets are invested in pooled funds. The performance of these pooled funds is monitored against similar industry funds. The investment of assets must comply with the legal requirements applicable to registered pension plans. Derivative financial instruments and securities of the Company and of its subsidiaries are not used.

        Approximately 50% of the assets of each of the RCA's used to fund the supplementary plan is made of refundable tax and refundable tax does not earn interest. Each of the RCA's used has its own investment policy for the other 50% of its assets.

        In one of the RCA's, the assets have been used to buy a lifetime pension plan from an insurance Company for the retired member. Another RCA invests the assets of a balanced pooled fund offered by the trust Company.

        The other RCA uses the services of an investment manager to invest the assets. The manager operates under an investment policy adopted by the trustees.

  Expected rate of return on assets assumption

        According to the rules of the plan, the value of the benefits to be paid must be determined on the assumptions prescribed by the Canadian Institute of Actuaries for transfer values from registered pension plans.

        The expected net long term rate of return on plan assets is based on the rate prescribed for the ultimate period. Taking into account the current economic conditions, the historical difference in returns on fixed income and equity assets and the investment policy used, the rate used has been deemed reasonable. The expected net long term rate of return on plan assets is also used in the illustrations of projected benefits prepared annually for the employees covered by the plan.

        In determining the annual contribution required to fund the supplementary plan, it is taken into account the fact that there is no investment return on the portion (50%) of assets which is refundable tax.

  Measurement date and assumptions

        The measurement date for the basic plan is December 31.

        The assumptions used to determine the benefit obligations and the benefit costs are those prescribed by the Canadian Income Tax regulations for designated plans. They have not changed since January 1, 2000 and they are as follows:

Discount rate	7.5%
Expected long term net return on plan assets	7.5%
Rate of compensation increase	5.5%

        The measurement date for the supplementary plan is May 31. The assumptions used to determine the benefit obligations and the benefit costs have not been changed since January 1, 2000 and they are as follows:

Expected long term return on plan assets	6.75%
Discount rate	6.00%
Rate of compensation increase	4.00%

  Benefits expected to be paid over the next five years

$
2005	484
2006	125
2007	125
2008	125
2009	407
2010-2014	3,662

  Contributions expected to be paid during fiscal year 2005

        The best estimate of the Company's contributions expected to be paid for the defined benefit pension plan during the year ending May 28, 2005 is $727,000.

  h) Subsidiary guarantors

        The consolidated information below has been presented in accordance with the requirements of the Securities and Exchange Commission for guarantor financial statements. The Company's Senior Notes due 2012 and Senior Subordinated Notes due 2014 will be guaranteed by The Jean Coutu Group (PJC) Inc., and all subsidiaries of the Company (the "Subsidiary Guarantors"). The accompanying consolidated financial information as at May 31, 2004 and May 31, 2003 and for each of the years included in the three-year period ended May 31, 2004 has been prepared in accordance with US GAAP. Each Subsidiary Guarantor is wholly-owned by the Company. All guarantees are full and unconditional, and joint and several (to the extent permitted by applicable law).

	As at May 31, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Assets
Current assets
Cash	—	24,932	(10,378)	14,554
Accounts receivable	99,031	100,518	(33)	199,516
Inventories	67,948	323,968	—	391,916
Prepaid expenses and other current assets	2,628	19,870	(43)	22,455

	169,607	469,288	(10,454)	628,441
Investments	452,706	565	(431,973)	21,298
Capital assets	220,177	309,711	—	529,888
Intangible assets and goodwill	14,625	99,953	29	114,607
Other long-term assets	24,807	16,676	—	41,483

	881,922	896,193	(442,398)	1,335,717

Liabilities
Current liabilities
Bank overdraft and bank loans	10,378	15,000	(10,378)	15,000
Accounts payable and accrued liabilities	83,505	250,897	(99,411)	234,991
Income taxes payable	42,047	—	(43)	42,004
Current portion of long-term debt	1,816	20,750	—	22,566

	137,746	286,647	(109,832)	314,561
Long-term debt	5,357	164,252	—	169,609
Other long-term liabilities	2,212	7,614	—	9,826

	145,315	458,513	(109,832)	493,996

Shareholders' equity
Capital stock	144,996	301,574	(301,574)	144,996
Contributed surplus	188	—	—	188
Retained earnings	591,638	139,220	(30,992)	699,866
Accumulated other comprensive income	(215)	(3,114)	—	(3,329)

	736,607	437,680	(332,566)	841,721

	881,922	896,193	(442,398)	1,335,717

	For the year ended May 31, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Sales	1,079,419	1,814,470	(801)	2,893,088
Other revenues	147,147	19,771	(17,039)	149,879

	1,226,566	1,834,241	(17,840)	3,042,967

Operating expenses
Cost of goods sold	976,825	1,345,788	(691)	2,321,922
General and operating expenses	106,340	372,345	(4,325)	474,360
Amortization	7,969	32,556	—	40,525

	1,091,134	1,750,689	(5,016)	2,836,807

Operating income	135,432	83,552	(12,824)	206,160

Interest on long-term debt	65	11,687	—	11,752
Other interest	483	2,862	(562)	2,783

	548	14,549	(562)	14,535

Income before income taxes	134,884	69,003	(12,262)	191,625
Income taxes	34,660	25,722	—	60,382

Net income	100,224	43,281	(12,262)	131,243

	For the year ended May 31, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Operating activities
Net income (loss)	100,224	43,281	(12,262)	131,243
Items not affecting cash
Amortization	7,969	32,556	—	40,525
Amortization of incentives paid to franchisees	3,037	—	—	3,037
Amortization of deferred financing fees	—	1,161	—	1,161
Gain on disposal of assets	91	(5)	—	86
Future income taxes	(15,981)	1,676	—	(14,305)
Stock-based compensation	188	—	—	188
Share in income of companies subject to significant influence	(11,245)	—	11,156	(89)

	84,283	78,669	(1,106)	161,846
Net changes in non-cash asset and liability items	51,635	(27,539)	—	24,096

	135,918	51,130	(1,106)	185,942

Investing activities
Business acquisitions	—	(3,910)	—	(3,910)
Investments	(1,932)	(3,737)	—	(5,669)
Purchase of capital assets	(30,421)	(43,619)	—	(74,040)
Proceeds from the disposal of capital assets	1,637	14	—	1,651
Intangible assets	—	(4,235)	—	(4,235)
Other long-term assets	(5,510)	(61)	—	(5,571)

	(36,226)	(55,548)	—	(91,774)

Financing activities
Changes in advances to subsidiary companies	(69,303)	69,303	—	—
Changes in bank loans	(7,008)	(25,389)	—	(32,397)
Change in long-term debt	(832)	(20,456)	—	(21,288)
Issuance of capital stock	1,932	—	—	1,932
Dividends	(20,279)	(1,106)	1,106	(20,279)

	(95,490)	22,352	1,106	(72,032)

Foreign currency translation adjustments	(65)	756	—	691

Increase in cash and cash equivalents	4,137	18,690	—	22,827
Cash (bank overdraft), beginning of period	(14,515)	6,242	—	(8,273)

Cash (bank overdraft), end of period	(10,378)	24,932	—	14,554

Additional cash flow information
Interest paid	902	13,236	—	14,138
Income taxes paid	12,222	25,902	—	38,124

	As at May 31, 2003
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Assets
Current assets
Accounts receivable	124,012	85,041	(1,219)	207,834
Inventories	55,911	300,287	—	356,198
Prepaid expenses and other current assets	3,720	14,412	—	18,132

	183,643	399,740	(1,219)	582,164
Investments	367,031	—	(351,442)	15,589
Capital assets	198,774	291,315	—	490,089
Intangible assets and goodwill	14,576	98,750	30	113,356
Other long-term assets	23,682	22,702	—	46,384

	787,706	812,507	(352,631)	1,247,582

Liabilities
Current liabilities
Bank overdraft and bank loans	21,808	34,147	—	55,955
Accounts payable and accrued liabilities	99,849	173,130	(31,223)	241,756
Income taxes payable	635	1,064	—	1,699
Current portion of long-term debt	811	20,108	—	20,919

	123,103	228,449	(31,223)	320,329
Long-term debt	7,154	185,000	—	192,154
Other long-term liabilities	3,199	8,110	—	11,309

	133,456	421,559	(31,223)	523,792

Shareholders' equity
Capital stock	143,064	301,572	(301,572)	143,064
Retained earnings	511,565	97,173	(19,836)	588,902
Accumulated other comprensive income	(379)	(7,797)	—	(8,176)

	654,250	390,948	(321,408)	723,790

	787,706	812,507	(352,631)	1,247,582

	For the year ended May 31, 2003
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Sales	725,665	1,800,141	(1,894)	2,523,912
Other revenues	122,230	16,801	(16,274)	122,757

	847,895	1,816,942	(18,168)	2,646,669

Operating expenses
Cost of goods sold	653,459	1,346,361	(1,795)	1,998,025
General and operating expenses	87,938	362,796	(4,499)	446,235
Amortization	6,502	30,928	—	37,430

	747,899	1,740,085	(6,294)	2,481,690

Operating income	99,996	76,857	(11,874)	164,979

Interest on long-term debt	480	13,957	(12)	14,425
Other interest	704	2,749	(21)	3,432

	1,184	16,706	(33)	17,857

Income before income taxes	98,812	60,151	(11,841)	147,122
Income taxes	21,429	23,442	—	44,871

Net income	77,383	36,709	(11,841)	102,251

	For the year ended May 31, 2003
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Operating activities
Net income	77,383	36,709	(11,841)	102,251
Items not affecting cash
Amortization	6,502	30,928	—	37,430
Amortization of incentives paid to franchisees	3,023	—	—	3,023
Amortization of deferred financing fees	—	1,143	—	1,143
Loss on disposal of assets	614	—	—	614
Future income taxes	13,752	2,200	—	15,952
Share in income of companies subject to significant influence	(11,482)	—	11,347	(135)

	89,792	70,980	(494)	160,278
Net changes in non-cash asset and liability items	(39,108)	(18,529)	2,289	(55,348)

	50,684	52,451	1,795	104,930

Investing activities
Business acquisitions	—	967	—	967
Investments	(11,160)	2,950	6,728	(1,482)
Purchase of capital assets	(34,293)	(59,838)	—	(94,131)
Proceeds from the disposal of capital assets	2,352	28	—	2,380
Intangible assets	—	(2,183)	—	(2,183)
Other long-term assets	(4,288)	44	—	(4,244)

	(47,389)	(58,032)	6,728	(98,693)

Financing activities
Changes in bank loans	5,124	10,389	—	15,513
Change in long-term debt	(1,460)	(20,262)	—	(21,722)
Issuance of capital stock	3,957	10,000	(10,000)	3,957
Dividends	(17,806)	(1,477)	1,477	(17,806)

	(10,185)	(1,350)	(8,523)	(20,058)

Foreign currency translation adjustments	6,219	(331)	—	5,888

Decrease in cash and cash equivalents	(671)	(7,262)	—	(7,933)
Cash (bank overdraft), beginning of period	(13,844)	13,504	—	(340)

Cash (bank overdraft), end of period	(14,515)	6,242	—	(8,273)

Additional cash flow information
Interest paid	1,150	15,376	—	16,526
Income taxes paid	13,349	24,651	—	38,000

	For the year ended May 31, 2002
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Sales	785,691	1,308,787	(779)	2,093,699
Other revenues	115,619	4,909	(5,753)	114,775

	901,310	1,313,696	(6,532)	2,208,474

Operating expenses
Cost of goods sold	740,854	960,051	(694)	1,700,211
General and operating expenses	57,741	281,642	102	339,485
Amortization	5,356	23,048	—	28,404

	803,951	1,264,741	(592)	2,068,100

Operating income	97,359	48,955	(5,940)	140,374

Interest on long-term debt	697	11,952	(3,999)	8,650
Other interest	203	2,150	(103)	2,250

	900	14,102	(4,102)	10,900

Income before income taxes	96,459	34,853	(1,838)	129,474
Income taxes	19,848	15,569	7,997	43,414

Net income	76,611	19,284	(9,835)	86,060

	For the year ended May 31, 2002
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Operating activities
Net income	76,611	19,284	(9,835)	86,060
Items not affecting cash
Amortization	5,356	23,048	—	28,404
Amortization of incentives paid to franchisees	2,835	—	—	2,835
Amortization of deferred financing fees	—	596	—	596
Loss on disposal of assets	408	71	(247)	232
Future income taxes	(2,600)	(5,288)	2,943	(4,945)
Share in income of companies subject to significant influence and in a limited partnership	(4,214)	—	4,340	126

	78,396	37,711	(2,799)	113,308
Net changes in non-cash asset and liability items	(10,436)	(23,790)	(9,021)	(43,247)

	67,960	13,921	(11,820)	70,061

Investing activities
Receipt of temporary investments	98,623	—	—	98,623
Business acquisitions	—	(240,712)	—	(240,712)
Investments	(215,147)	(102,499)	317,445	(201)
Purchase of capital assets	(27,946)	(38,082)	—	(66,028)
Proceeds from the disposal of capital assets	1,416	142	—	1,558
Intangible assets	—	(2,756)	—	(2,756)
Other long-term assets	(3,534)	(4,258)	—	(7,792)

	(146,588)	(388,165)	317,445	(217,308)

Financing activities
Changes in advances to subsidiary companies	87,154	29,046	(116,200)	—
Changes in bank loans	—	13,000	—	13,000
Long-term debt	(5,545)	143,976	—	138,431
Issuance of capital stock	3,596	194,915	(194,920)	3,591
Dividends	(13,632)	(5,495)	5,495	(13,632)

	71,573	375,442	(305,625)	141,390

Foreign currency translation adjustments	(1,730)	2,615	—	885

Increase (decrease) in cash and cash equivalents	(8,785)	3,813	—	(4,972)
Cash (bank overdraft), beginning of period	(5,059)	9,691	—	4,632

Cash (bank overdraft), end of period	(13,844)	13,504	—	(340)

Additional cash flow information
Interest paid	692	7,851	—	8,543
Income taxes paid	32,207	19,747	—	51,954

The Jean Coutu Group (PJC) Inc.

Unaudited interim Consolidated Financial Statements

For Fiscal Quarters (13 weeks and 3 months) Ended
August 28, 2004 and August 31, 2003

THE JEAN COUTU GROUP (PJC) INC.
Unaudited consolidated statements of income
(In thousands of US dollars except for per share amounts)

	Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
	$	$ (restated)
Sales	1,298,235	679,796
Other revenues	38,613	38,062

	1,336,848	717,858

Operating expenses
Cost of goods sold	1,012,227	544,105
General and operating expenses	263,198	114,478
Amortization	25,295	9,090

	1,300,720	667,673

Operating income	36,128	50,185

Interest on long-term debt	15,022	3,179
Other interest	771	928
Unrealised loss on derivative financial instruments	2,234	—

	18,027	4,107

Income before income taxes	18,101	46,078
Income taxes	(4,201)	14,540

Net income	22,302	31,538

Earnings per share (Note 3)
Basic	0.09	0.14
Diluted	0.09	0.14

The segmented information and the accompanying notes are an integral part of these interim consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited consolidated statements of retained earnings
(In thousands of US dollars)

	Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
	$	$ (restated)
Balance, beginning of period
As previously reported	709,471	602,712
Restatement related to a changes in accounting policies (Note 2)	(919)	(6,564)

Restated balance	708,552	596,148
Net income	22,302	31,538
Dividends	5,977	4,912

Balance, end of period	724,877	622,774

The segmented information and the accompanying notes are an integral part of these interim consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Consolidated balance sheets
(In thousands of US dollars)

	As at
	August 28, 2004	May 31, 2004
	$ (unaudited)	$ (audited) (restated)
Assets
Current assets
Cash	101,581	14,554
Accounts receivable	567,219	199,516
Inventories	1,612,712	391,916
Prepaid expenses and other current assets	38,941	22,455

	2,320,453	628,441
Investments	20,802	21,298
Capital assets	1,414,740	544,174
Intangible assets (Note 4)	778,836	19,277
Goodwill (Note 5)	717,106	95,330
Other long-term assets	116,215	35,234

	5,368,152	1,343,754

Liabilities
Current liabilities
Bank loans (Note 6)	—	15,000
Accounts payable and accrued liabilities	950,361	231,306
Income taxes payable	4,473	42,004
Future income taxes	122,000	—
Current portion of long-term debt	32,487	22,566

	1,109,321	310,876
Long-term debt	2,555,792	169,609
Other long-term liabilities (Note 7)	384,931	9,826

	4,050,044	490,311

Guarantees and commitments (Notes 10 and 12)
Shareholders' equity
Capital stock (Note 8)	575,094	144,996
Contributed surplus	276	188
Retained earnings	724,877	708,552
Foreign currency translation adjustments	17,861	(293)

	1,318,108	853,443

	5,368,152	1,343,754

The segmented information and the accompanying notes are an integral part of these interim consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited consolidated statements of cash flows
(In thousands of US dollars)

	Thirteen-week period ended August 28 2004	Three-month period ended August 31, 2003
	$	$ (restated)
Operating activities
Net income	22,302	31,538
Items not affecting cash
Amortization	25,295	9,090
Amortization of incentives paid to franchisees	823	797
Amortization of deferred financing fees	1,432	286
Loss (gain) on disposal of assets	(24)	18
Unrealised loss on derivative financial instruments	2,234	—
Future income taxes	(5,912)	(3,694)
Stock-based compensation	88	—
Share in income of companies subject to significant influence	143	24

	46,381	38,059
Net changes in non-cash asset and liability items	(138,813)	(16,256)

	(92,432)	21,803

Investing activities
Business acquisitions (Note 12)	(2,514,521)	—
Investments	5,274	(7,089)
Purchase of capital assets	(20,553)	(16,611)
Proceeds from the disposal of capital assets	402	258
Intangible assets	(623)	(271)
Other long-term assets	(73,071)	(1,035)

	(2,603,092)	(24,748)

Financing activities
Changes in bank loans	(15,000)	4,550
Change in long-term debt	2,364,524	(5,231)
Issuance of capital stock (Note 8)	430,098	888
Dividends	—	(4,912)

	2,779,622	(4,705)

Foreign currency translation adjustments	2,929	(1,128)

Increase (decrease) in cash and cash equivalents	87,027	(8,778)
Cash (bank overdraft), beginning of period	14,554	(8,273)

Cash (bank overdraft), end of period	101,581	(17,051)

Additional cash flow information
Interest paid	2,849	3,846
Income taxes paid	44,500	6,353

The segmented information and the accompanying notes are an integral part of these interim consolidated financial statements.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited consolidated segmented information
(In thousands of US dollars)

        The Company applied on a retroactive basis changes in its reportable segments determination. The impact of these changes is the aggregation of the franchising and real estate segments. The Company has two reportable segments: franchising and retail sales. Within the segment of franchising, the Company carries on the franchising activity of the "PJC Jean Coutu" banner, operates a distribution centre and coordinates several other services for the benefit of its franchisees. Since the quarter ended November 30, 2003, the franchising segment includes the operating results of its three Pharmasave corporate outlets.

        The Company operates retail sales outlets selling pharmaceutical and other products under the "Brooks" and "Eckerd" banners.

        The Company analyzes the performance of its operating segments based on their earnings before interest, income taxes and amortization, which is not a measure of performance under Canadian generally accepted accounting principles ("GAAP"); however, management uses this performance measure for assessing the operating performance of its reportable segments.

        Segmented information is summarized as follows:

	Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
	$	$ (restated)
Revenues (1)
Franchising	312,714	275,480
Retail sales	1,024,134	442,378

	1,336,848	717,858

Earnings before interest, income taxes and amortization
Franchising	32,310	32,194
Retail sales	29,936	27,878

	62,246	60,072

Amortization
Franchising	3,196	2,373
Retail sales	22,922	7,514

	26,118	9,887

Operating income
Franchising	29,114	29,821
Retail sales	7,014	20,364

	36,128	50,185

Acquisition of capital assets and intangible assets (2)
Franchising	3,076	4,488
Retail sales	18,100	12,394

	21,176	16,882

(1)
Revenues include sales and other revenues.
(2)
Excluding business acquisitions.

THE JEAN COUTU GROUP (PJC) INC.
Unaudited consolidated segmented information — (Continued)
(In thousands of US dollars)

	As at August 28, 2004	As at May 31, 2004
	$	$ (restated)
Total assets
Franchising	650,655	464,758
Retail sales	4,717,497	878,996

	5,368,152	1,343,754

THE JEAN COUTU GROUP (PJC) INC.

Notes to the unaudited consolidated financial statements

Thirteen-week period ended August 28, 2004 and three-month period ended August 31, 2003
(tabular amounts are in thousands of US dollars except for shares and options data)

1.    Financial statement presentation

        The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP). These financial statements do not contain all disclosures required by Canadian GAAP for annual financial statements and, accordingly, should be read in conjunction with the most recently prepared annual consolidated financial statements for the fiscal year ended May 31, 2004.

        The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

        These unaudited interim consolidated financial statements have been prepared based on accounting policies and methods of application consistent with those used in the preparation of the most recently prepared audited annual consolidated financial statements except for the changes in accounting policies mentioned in Note 2.

        The Company has historically prepared its consolidated financial statements in Canadian dollars. Effective June 1, 2004, the Company changed its reporting currency to U.S. dollars to provide shareholders with more relevant information considering the predominant operations in the United States and the U.S. denominated debt. The Company used the current rate method to translate the consolidated Canadian dollar results into U.S. dollars for both the current and prior periods. Under the current rate method, earnings as well as cash flow items are translated at average monthly rates for the period, and the assets and liabilities are translated at the rate of exchange in effect at the balance sheet date. Any resulting exchange gain or loss is charged or credited to the "foreign currency translation adjustments" account included as a separate component of shareholders' equity. The functional currencies of the Company and each of its subsidiaries remained unchanged.

        Effective June 1, 2004, the Company changed its reporting periods to comply with the US National Retail Federation 4-5-4 merchandising calendar. Accordingly, the current period represents a thirteen-week period ending August 28, 2004 and the year-end date will be May 28, 2005.

2.    Accounting policies

  Changes in accounting policies

  a) Incentives paid to franchisees

        During the fourth quarter of the year ended May 31, 2004, the Company changed its basis of accounting for banner development costs. Banner development costs were previously considered indefinite life intangible assets and therefore not subject to amortization. Banner development costs are now considered deferred costs representing incentives paid to franchisees. These costs are amortized over a ten-year period and are applied against royalties included in other revenues. This change in accounting policy has been applied retroactively, and the consolidated financial statements have been restated as follows for the three-month period ended August 31, 2003:

Decrease
$
Other revenues	797
Income taxes	196
Net income	601
Retained earnings at beginning of period	5,058

  b) Generally accepted accounting principles

        In July 2003, the Canadian Institute of Chartered Accountants ("CICA") issued Handbook Section 1100, "Generally Accepted Accounting Principles". This section establishes standards for financial reporting in accordance with Canadian GAAP, and provides guidance on sources to consult when selecting accounting policies and determining appropriate disclosures when a matter is not dealt with explicity in the primary sources of Canadian GAAP. The Company implemented the new section prospectively on June 1, 2004.

        Effective June 1, 2004, the compounded interest method of amortization previously used its building held for leasing will no longer be used as a result of adopting CICA Section 1100. Accordingly, effective June 1, 2004, the Company amortizes the building costs of its building held for leasing on a straight line basis over their useful lives. For the quarter ended August 28, 2004, building amortization will be higher than would have been reported under the prior policy by approximately $542,000.

  c) Recording of certain consideration received by a vendor

        In January 2004, the Emerging Issues Committee of the CICA released Abstract 144 (EIC-144), "Accounting by a Customer (Including a Reseller) for Certain Consideration Received From a Vendor".

        EIC-144 specifies the accounting methods to be applied to certain consideration received from a vendor. EIC-144 should be applied retroactively to all financial statements for annual and interim periods ending after August 15, 2004.

        EIC-144 stipulates that cash consideration received by a company from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should, therefore, be accounted for as a reduction of cost of goods sold and related inventory when recognized in the company's income statement and balance sheet. Certain exceptions apply where the cash consideration received is either a reimbursement of incremental selling costs incurred by the reseller, or is a payment for assets or services delivered to the vendor.

        The Company applied this new recommendation on June 1, 2004. The impact of this new recommendation for the thirteen-week period ended August 28, 2004 and three-month period ended August 31, 2003 was as follows:

	2004		2003
	Increase	Decrease	Increase	Decrease
	$	$	$	$
Sales	1,264	—	885	—
Other revenues	—	2,619	—	3,434
Cost of goods sold	—	12,092	—	11,262
General and operating expenses	10,690	—	8,106	—
Income taxes	15	—	196	—
Net income	32	—	411	—
Retained earnings at beginning of period	—	919	—	1,506

        The impact of that change on the balance sheet as of August 28, 2004 and as of May 31, 2004 is to decrease inventories by $1,370,000 and $1,359,000 respectively and to increase income taxes by $441,000 and $440,000 respectively.

  d) Derivative financial instruments

        In December 2001, the CICA issued Accounting Guideline 13 (AcG 13), "Hedging Relationships" and EIC-128, "Accounting for Trading, Speculative, or Non-Hedging Derivative Financial Instruments" that deal with the identification, designation, documentation and measurement of effectiveness of hedging relationships for the purposes of applying hedge accounting. AcG-13 is effective for fiscal years beginning on or after July 1, 2003, and upon implementation of AcG-13, accounting in accordance with EIC-128 is required. Under EIC-128, derivative instruments that do not qualify as a hedge under AcG-13, or are not designated as a hedge, are recorded in the consolidated balance sheet as either an asset or liability with changes in fair value recognized in net earnings. The Company adopted the provisions of AcG-13 and EIC-128 on June 1, 2004.

        The Company has an interest rate swaps in order to fix the interest rate on a portion of its variable interest debt. Changes in the fair value of the interest rate swap outstanding as at August 28, 2004 are recognized as losses on derivative financial instruments in the period as there is no underlying instrument as at period end. The impact of this new standard was to decrease net income by $1,482,000.

  e) Asset retirement obligations

        In March 2003, the CICA issued Handbook Section 3110, "Asset Retirement Obligations", which is effective for fiscal years beginning on or after January 1, 2004 with retroactive restatement. The new standard provides guidance for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated retirement costs. It applies to legal obligations pertaining to the retirement of tangible long-lived assets from acquisition, construction, development or normal operations. The standard requires the recognition of the fair value of a liability for an asset retirement obligation in the year in which it is incurred and when a reasonable estimate of fair value can be made.

The adoption of CICA 3110 had no material impact on the Company's financial position or results of operations.

3.    Earnings per share

        The reconciliation of the number of shares used to calculate the diluted earnings per share, considering the September 25, 2002 stock split, is established as follows:

	2004	2003
Weighted average number of shares used to compute basic earnings per share	238,313,629	226,593,001
Dilution effect	1,176,680	1,255,101

Weighted average number of shares used to compute diluted earnings per share	239,490,309	227,848,102

4.    Intangible assets

        Intangible assets are detailed as follows:

	As at August 28, 2004
	Cost	Accumulated amortization	Net book value
	$	$	$
Prescription files	604,047	159,032	445,015
Non-compete agreements	5,256	3,972	1,284
Leasehold interests	94,389	84,227	10,162
Tradename	322,375	—	322,375

	1,026,067	247,231	778,836

	As at May 31, 2004
	Cost	Accumulated amortization	Net book value
	$	$	$
Prescription files	42,087	26,186	15,901
Non-compete agreements	5,231	3,820	1,411
Leasehold interests	4,751	2,786	1,965

	52,069	32,792	19,277

        The Company acquired intangible assets for an amount of $768,223,000 during the 13-week period ended August 28, 2004 and $6,746,000 during the year ended May 31, 2004.

5.    Goodwill

        The changes in the book value of goodwill are as follows:

	13 weeks ended August 28, 2004
	Franchising	Retail sales	Total
	$	$	$
Balance, beginning of period	15,837	79,493	95,330
Acquisition (Note 12)	—	621,099	621,099
Foreign currency translation adjustments	677	—	677

Balance, end of period	16,514	700,592	717,106

	Year ended May 31, 2004
	Franchising	Retail sales	Total
	$	$	$
Balance, beginning of year	14,605	79,493	94,098
Acquisition	1,165	—	1,165
Foreign currency translation adjustments	67	—	67

Balance, end of year	15,837	79,493	95,330

6.    Bank overdraft and bank loans

	August 28, 2004	May 31, 2004	August 31, 2003
	$	$	$
Bank overdraft	—	—	17,051
Bank loans	—	15,000	51,758

	—	15,000	68,809

7.    Other long-term liabilities

	August 28, 2004	May 31, 2004
	$	$
Deferred revenues	9,863	1,242
Deferred lease obligations	19,961	5,541
Future income taxes	259,554	3,043
Others	95,553	—

	384,931	9,826

8.    Capital stock

        Authorized, unlimited number

        Class A subordinate voting shares, participating, one vote per share, exchangeable, at the option of the holder, for the same number of Class B shares in the event of a take-over bid being made in respect to Class B shares, without par value, dividends declared in Canadian dollar.

        Class B shares, participating, ten votes per share, exchangeable for Class A subordinate voting shares on the basis of one Class A subordinate voting share for one Class B share, without par value, dividends declared in Canadian dollar.

        Class C shares, to be issued in one or more series subject to rights, privileges, conditions and restrictions to be determined, non-participating, non-voting, without par value.

        Changes that occurred on Class A subordinate voting shares are presented as follows:

	August 28, 2004 (13 weeks)		May 31, 2004 (12 months)
	Shares	$	Shares	$
Outstanding shares, beginning of period	106,673,510	144,994	102,569,550	143,062
Issuance (1)	33,350,000	425,635	—	—
Class B shares converted into Class A subordinate voting shares	—	—	3,750,000	—
Options exercised	805,300	4,463	353,960	1,932

Outstanding shares, end of period	140,828,810	575,092	106,673,510	144,994

        Changes that occurred on Class B are presented as follows:

	August 28, 2004 (13 weeks)		May 31, 2004 (12 months)
	Shares	$	Shares	$
Outstanding shares, beginning of period	120,250,000	2	124,000,000	2
Class B shares converted into Class A subordinate voting shares	—	—	(3,750,000)	—

Outstanding shares, end of period	120,250,000	2	120,250,000	2

(1)
Net of share issuance fees of $17.5 million less related income taxes of $5.4 million.

9.    Stock-based compensation plan

        The Company has a fixed stock option plan. The expense recorded for the issuances that occurred after June 1, 2004, estimated using the fair value based method and the assumptions below is $88,000 for the period. As of August 28, 2004, the Company had 2,101,790 outstanding stock options of Class A subordinate voting shares that could be exercised at prices varying from CAN$2.1875 to CAN$18.95. The stock options may be exercised until May 11, 2014.

        Changes that occurred in the number of options for the quarter are presented as follows:

Number of options
Options outstanding, beginning of period	2,907,090
Options exercised	(805,300)

Options outstanding, end of period	2,101,790

        Had compensation cost been determined using the fair value based method at the date of grant for awards granted during the year ended May 31, 2003, the Company's pro forma net income, net earnings per share and diluted earnings per share would have been as presented in the table below.

	August 28, 2004	August 31, 2003
	$	$ (restated)
Net income as reported	22,302	31,538
Pro forma impact	71	71

Pro forma net income	22,231	31,467

Pro forma net earnings per share
Basic	0.09	0.14
Diluted	0.09	0.14

10.    Guarantees

  Guarantees

        The Company has guaranteed the reimbursement of certain bank loans contracted by franchisees for a maximum amount of $7,753,000. As at August 28, 2004, these loans amount to approximately $7,689,000. Most of those guarantees apply to loans with a maximum maturity of eight years. Those loans are also personally guaranteed by the franchisees.

        Certain debt agreements require the Company to indemnify the parties in the event of changes in elements such as withholding tax regulations. As the nature and scope of such indemnifications is contingent on future events, none of which can be foreseen as at August 28, 2004, and the structure of such transactions makes these events unlikely. Consequently, no provisions have been recorded in the consolidated financial statements.

        On July 31, 2004, the Company acquired the shares of three subsidiaries of TDI Consolidated Corporation (refer to Note 12). Pursuant to the stock purchase agreement, the Company agreed to enter into certain customary indemnification obligations in favor of the Seller. The Company has agreed to indemnify the Seller for taxes, damages and certain liabilities related to the business acquired. Certain portions of the Company's indemnification obligations are capped at $350 million while other provisions are not subject to such a limit. Certain of the indemnification obligations survive the closing date of the acquisition until 2006 and still others will survive until the expiration of the applicable statute of limitations. The maximum amount of future payments cannot be estimated as it results from future events that cannot be predicted.

  Buyback agreements

        Under buyback agreements, the Company is committed to financial institutions to purchase the inventories of some of its franchisees up to the amount of advances made by those financial institutions to the franchisees. As of August 28, 2004, financing related to these inventories amounted to approximately $50,738,000. However, under these agreements, the Company is not committed to cover any deficit that may arise should the value of these inventories be less than the amount of the advances.

        Under buyback agreements, the Company is committed to financial institutions, to purchase equipment held by franchisees and financed by capital leases not exceeding five years and loans not exceeding eight years. For capital leases, the buyback value is linked to the net balance of the lease at the date of the buyback. For equipment financed by bank loans, the minimum buyback value is set by contract with the financial institutions. As at August 28, 2004, financing related to the equipment amounts to approximately $22,212,000. However, it is the opinion of management that the realizable value of the assets cannot be lower than the eventual amount of the buyback.

        Historically, the Company has not made any indemnification payments under such agreements and no amount has been accrued with respect to these guarantees in its financial statements for the thirteen-week period ended August 28, 2004 and the three-month period ended August 31, 2003.

11.    Pension plans

        The Company offers defined benefit and defined contribution pension plans providing pension benefits to its employees.

        The defined benefit and defined contribution plans expenses are as follows:

	2004	2003
	$	$
Defined contribution plan	1,883	648

Defined benefit plans
Current service costs	67	68
Interest expense	83	83
Expected return on plan assets	(48)	(48)
Amortization of past service cost	223	224
Net actuarial loss	—	—

Benefit plans expenses	325	327

12.    Business acquisition

  The Eckerd acquisition

        On July 31, 2004, the Company acquired the shares of three subsidiaries of TDI Consolidated Corporation, a wholly-owned subsidiary of J.C. Penney Corporation, Inc., that own 1,549 outlets of the Eckerd drugstore chain located throughout 13 states in northeastern, mid-Atlantic and southeastern United States for a purchase price of $2.375 billion, plus preliminary closing adjustments of $112.5 million. Eckerd's operations have been included in the Company's results of operations from July 31, 2004.

        The purchase price, together with the transaction costs estimated at $31.2 million and the repayment of existing debts totalling $195.0 million at the date of acquisition, has been financed through:

  •
  Debt financing consisting of secured first rank credit facilities in the amount of $1.7 billion as follows:

    •
    a five-year revolving facility of $350 million bearing interest at LIBOR rates plus a variable margin

    •
    a five-year term loan facility of $250 million bearing interest at LIBOR rates plus a variable margin (totalling 4.00% as of August 28, 2004), repayable by quarterly instalments based on yearly tranches ranging from 5% to 25% of the original loan balance, and

    •
    a seven-year term loan facility of $1.1 billion bearing interest at LIBOR rates plus a variable margin (totalling 3.75% as of August 28, 2004), repayable by quarterly instalments based on yearly tranches of 1% of the original loan balance over the first six years with the balance owing in 2011

  •
  $1.2 billion Notes offering comprised of:

    •
    $350 million of unsecured senior notes, bearing interest at 7.625% and maturing on August 1, 2012, and

    •
    $850 million of unsecured senior subordinated notes, bearing interest at 8.5% and maturing on August 1, 2014

  •
  Public offering of 33,350,000 new Class A subordinate voting shares issued for net proceeds of CAN$425.6 million.

        The revised preliminary allocation of the purchase price that follows was established based on information available and on the basis of preliminary evaluations. This allocation is subject to changes should new information become available and when the strategies of integration and restructuring of assets have been completed. In addition to the final determination of the fair values of the identified intangible assets, the Company has not yet completed the determination of the fair values of certain tangible assets, particularly store and distribution centre property and equipment and the fair value of store lease payments. The acquired goodwill is not deductible for income tax purposes.

Millions of dollars
Net assets acquired
Non-cash working capital	780.3
Capital assets	858.0
Intangible assets	767.6
Goodwill	621.1
Future income tax liabilities	(372.0)
Other liabilities	(140.5)

Non-cash assets acquired	2,514.5
Cash and cash equivalents	4.2

Net assets acquired	2,518.7

Cash consideration	2,518.7

  Additional commitments in relation to the Eckerd acquisition

        The Eckerd operations acquired lease a substantial portion of its real estate using conventional operating leases. Eckerd also leases data processing equipment and other personal property under operating leases. Minimum payments for commitments existing as of the acquisition date, are as follows:

$
2005(1)	222,473
2006	261,626
2007	251,313
2008	240,978
2009	230,368
Thereafter	2,179,727

Total	3,386,485

(1)
From July 31, 2004

13.    Comparative figures

        Certain comparative figures have been reclassified to conform with the presentation of the current period.

14.    Reconciliation of results reported in accordance with Canadian GAAP to United States GAAP and other supplementary United States GAAP disclosures

        These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ, in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). While the information presented below is not a comprehensive summary of all differences between Canadian GAAP and US GAAP, other differences are considered unlikely to have a significant impact on the consolidated net income and shareholders' equity of the Company.

        All material differences between Canadian GAAP and US GAAP and the effect on net income and shareholders' equity are presented in the following tables with an explanation of the adjustments.

Reconciliation of net income

	Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
	$	$
Net income—Canadian GAAP	22,302	31,538
Adjustments in respect of amortization (a)	123	(491)
Tax effect of above adjustments	(38)	159

Net income—US GAAP	22,387	31,206

Other comprehensive income items
Cumulative translation adjustments, net of tax(c)	18,154	(3,163)
Cumulative translation adjustments on amortization, net of tax(c)	(400)	79
Changes in fair value of derivatives on amortization, net of tax(b)	145	1,757
Reclassification of realized (loss) gain on derivatives to the income statement(b)	2,250	(843)

Comprehensive income	20,149	(2,170)

Earnings per share—US GAAP
Basic	0.09	0.14
Diluted	0.09	0.14

	As at
	August 28, 2004	August 31, 2003	May 31, 2004
	$	$	$
Statement of accumulated other comprehensive income
Accumulated other comprehensive income items
Cumulative translation adjustments, net of tax(c)	17,861	(4,297)	(293)
Cumulative translation adjustments on amortization, net of tax(c)	(1,041)	(560)	(641)
Cumulative changes in fair value of derivatives net of reclassification of gain (loss) to the income statements and net of tax(b)	—	(5,489)	(2,395)

	16,820	(10,346)	(3,329)

	As at
	August 28, 2004	August 31, 2003	May 31, 2004
	$	$	$
Shareholders' equity—Canadian GAAP	1,318,108	762,428	853,443
Adjustment in respect of:
Amortization(a)	(13,185)	(11,670)	(13,308)
Tax effect of above adjustments	4,584	4,092	4,622
Cumulative translation adjustments, net of tax(c)	(17,861)	4,297	293
Accumulated comprehensive income	16,820	(10,346)	(3,329)

Shareholders' equity—US GAAP	1,308,466	748,801	841,721

        The impact of differences between Canadian GAAP and US GAAP on consolidated balance sheet and consolidated statements of income items is as follows:

	As at
	August 28, 2004		May 31, 2004
	$	$	$	$
Consolidated balance sheets items
Assets
Capital assets(a)	1,414,740	1,399,965	544,174	529,888
Other long-term asset(b)	116,215	121,348	35,234	41,483
Liabilities
Derivative instrument liability(b)	2,250	2,250	—	3,685
Shareholders' equity	1,318,108	1,308,466	853,443	841,721

	Thirteen-week period ended August 28, 2004		Three-month period ended August 31, 2003
	Canadian GAAP	US GAAP	Canadian GAAP	US GAAP
	$	$	$	$
Consolidated statement of income items
Expenses
General and operating expenses	254,372	254,372	106,803	106,803
Cost of rental revenue	8,826	8,826	7,675	7,675
Amortization(a)	25,295	25,172	9,090	9,581
Income taxes	(4,201)	(4,163)	14,540	14,381
Rent expense included in general and operating expenses	37,980	37,980	7,383	7,383
Advertising expense included in:
Cost of goods sold	1,773	1,773	1,556	1,556
General and operating expenses	17,664	17,664	10,263	10,263
a)
Amortization

        Under Canadian GAAP, the Company has used the compounded interest method to depreciate its buildings held for leasing until May 31, 2004 (Note 2a). This method is not acceptable under US GAAP. The Company records depreciation under US GAAP for its buildings held for leasing using the straight-line method at a rate of 2.5%.

b)
Derivative financial instruments and hedging

        On June 1, 2001, the Company adopted the provisions of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at their fair value. Gains and losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The adoption of SFAS 133 was not material to the Company's financial position or results of operations. The Company enters into interest swaps in order to fix the interest rate on a portion of its variable interest debt. These interest rate swaps are designated as cash flow hedges with changes in the fair value of those contracts recorded as a component of other comprehensive income and subsequently recognized as gains (losses) on derivative instruments in the period in which the hedged exposure takes place. Under Canadian GAAP, prior to June 1, 2004, changes in the fair value of those contracts were not recognized (Note 2d).

c)
Foreign currency translation adjustment

        Under Canadian GAAP, the Company gains and losses arising from the translation of the financial statements of the foreign currency operations are deferred in a "foreign currency translation adjustments" amount in shareholders' equity. Under US GAAP, foreign currency translation adjustments are presented as a component of comprehensive income under shareholders' equity.

d)
Recent changes to US accounting standards

        FIN 46

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51." The Interpretation addresses consolidation of variable interest entities ("VIEs") to which the usual condition for consolidation does not apply because the VIEs have no voting interests or otherwise are not subject to control through ownership of voting interests. It requires existing unconsolidated VIEs to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. In December 2003, the FASB revised FIN 46 ("FIN 46R"), which delayed the required implementation date for periods ending after March 15, 2004. The Company was required to apply the provisions of FIN 46R effective June 1, 2004. The adoption of this interpretation did not result in a material impact on the Company's financial position or results of operations.

e)
Other supplementary U.S. GAAP disclosures

Accounting for stock-based compensation

        Under US GAAP, SFAS 123, "Accounting for Stock-based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Effective June 1, 2003, the Company has adopted fair value accounting for stock-based compensation consistent with SFAS 123, using the prospective method with guidance provided by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure". As a result, commencing with options granted after May 31, 2003, the Company expenses the fair value of stock options issued to employees over the related vesting period. Prior to June 1, 2003, the Company elected to account for its stock-based compensation plans using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees", as permitted by SFAS 123. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation expense had been recognized for stock option awards granted prior to June 1, 2003 because the exercise price was at the fair market value of the Company's common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested awards in each period.

		Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
		$	$
Net earnings—US GAAP, as reported		22,387	31,206
Add:	Stock-based employee compensation expense included in reported net income	88	—
Deduct:	Total stock-based employee compensation expense determined under fair value based method for all awards	(353)	(592)

Pro forma net earnings		22,122	30,614

Basic earnings per share—US GAAP, as reported		0.09	0.14
Pro forma earnings per share—basic		0.09	0.14
Diluted earnings per share—US GAAP, as reported		0.09	0.14
Pro forma earnings per share—diluted		0.09	0.13

        Under the provisions of SFAS 123, the pro forma disclosures above include the effects of stock options granted by the Company subsequent to the 1995 year-end. Under Canadian GAAP, pro forma disclosures similar to those above only include the effects of stock options granted by the Company during the year ended May 31, 2003.

Consolidated cash flows

        Under Canadian GAAP, a separate subtotal within operating activities is permitted. Under U.S. GAAP, such a subtotal would not be presented. In addition, under US GAAP, bank overdraft must be presented as a financing activity.

Accounts receivable

        Accounts receivable at August 28, 2004 and May 31, 2004 are net of an allowance for doubtful accounts of approximately $12,808,000 and $6,208,000, respectively.

Accounts payable

        Accounts payable comprise the following:

	As at August 28, 2004	As at May 31, 2004
	$	$
Trade accounts payable	621,860	150,817
Accrued payable	212,683	54,536
Payroll related liabilities	85,351	25,953
Other	30,467	—

	950,361	231,306

Intangible asset expected amortization disclosure

        The revised preliminary allocation of the purchase price provided in Note 12 was established based on information available and on the basis of preliminary evaluations. This allocation is subject to changes should new information become available and when the strategies of integration and restructuring of assets have been completed. A change in this allocation would impact the intangible assets amortization expense for each of the next five years that follows:

$
2005	89,083
2006	96,858
2007	86,824
2008	82,115
2009	71,007

Additional information on the business acquisition

        The Eckerd results have been included in the Company's results of operations from July 31, 2004. The following pro forma information presents the results of operations of the company and the Eckerd results as if the acquisition had occurred as of the beginning of the periods presented. Due to different historical fiscal period ends for the Company and Eckerd, the results for the quarter ended August 31, 2003 combine the results of the Company for the quarter ended August 31, 2003 and the historical results of Eckerd for the quarter ended July 26, 2003. Because the pro forma financial information has been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the purchase price allocation may differ materially from the information presented below. The pro forma financial information is not intended to represent or be indicative of the consolidated results of operations that would have been reported had the acquisition been completed as of the dates presents, and should not be taken as representative of future consolidated results of operations of the Company.

	Thirteen-week period ended August 28, 2004	Three-month period ended August 31, 2003
	Pro forma CAN GAAP	Pro forma CAN GAAP
	$	$
Sales	2,594,684	2,602,077
Cost of goods sold	1,982,681	1,983,312

Gross profit	612,003	618,765
Other revenues	38,613	38,062
General and operating expenses	549,748	509,615
Amortization	73,475	69,513

Operating income	27,393	77,699
Interest expense	45,788	43,993

Income (loss) before income taxes	(18,395)	33,706
Income taxes	(16,657)	11,916

Net income (loss)	(1,738)	21,790

f)
Subsidiary guarantors

        The consolidated information below has been presented in accordance with the requirements of the Securities and Exchange Commission for guarantor financial statements. The Company's Senior Notes due 2012 and Senior Subordinated Notes due 2014 will be guaranteed by all subsidiaries of the Company (the "Subsidiary Guarantors"). The accompanying consolidated financial information as at August 28, 2004 and May 31, 2004 and for the thirteen-week period ended August 28, 2004 and the three-month period ended August 31, 2003 has been prepared in accordance with US GAAP. Each Subsidiary Guarantor is wholly-owned by the Company. All guarantees are full and unconditional, and joint and several (to the extent permitted by applicable law).

	As at August 28, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Assets
Current assets
Cash	83,970	17,611	—	101,581
Accounts receivable	101,483	479,311	(13,575)	567,219
Inventories	82,050	1,530,662	—	1,612,712
Prepaid expenses and other current assets	4,346	34,595	—	38,941

	271,849	2,062,179	(13,575)	2,320,453
Investments	3,709,961	1,484,690	(5,173,849)	20,802
Capital assets	230,173	1,169,792	—	1,399,965
Intangible assets	—	778,836	—	778,836
Goodwill	15,253	701,826	27	717,106
Other long-term assets	100,457	20,891	—	121,348

	4,327,693	6,218,214	(5,187,397)	5,358,510

Liabilities
Current liabilities
Accounts payable and accrued liabilities	122,955	1,983,025	(1,155,619)	950,361
Income taxes payable	4,575	(102)	—	4,473
Future income taxes	—	122,000	—	122,000
Current portion of long-term debt	468,995	11,349	(447,857)	32,487

	596,525	2,116,272	(1,603,476)	1,109,321
Long-term debt	2,536,121	19,671	—	2,555,792
Other long-term liabilities	—	384,931	—	384,931

	3,132,646	2,520,874	(1,603,476)	4,050,044

Shareholders' equity
Capital stock	575,094	3,583,921	(3,583,921)	575,094
Contributed surplus	276	—	—	276
Retained earnings	623,083	93,193	—	716,276
Accumulated other comprensive income	(3,406)	20,226	—	16,820

	1,195,047	3,697,340	(3,583,921)	1,308,466

	4,327,693	6,218,214	(5,187,397)	5,358,510

	As at May 31, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Assets
Current assets
Cash	—	24,932	(10,378)	14,554
Accounts receivable	99,031	100,518	(33)	199,516
Inventories	67,948	323,968	—	391,916
Prepaid expenses and other current assets	2,628	19,870	(43)	22,455

	169,607	469,288	(10,454)	628,441
Investments	452,706	565	(431,973)	21,298
Capital assets	220,177	309,711	—	529,888
Intangible assets	—	19,277	—	19,277
Goodwill	14,625	80,676	29	95,330
Other long-term assets	24,807	16,676	—	41,483

	881,922	896,193	(442,398)	1,335,717

Liabilities
Current liabilities
Bank overdraft and bank loans	10,378	15,000	(10,378)	15,000
Accounts payable and accrued liabilities	83,505	250,897	(99,411)	234,991
Income taxes payable	42,047	—	(43)	42,004
Current portion of long-term debt	1,816	20,750	—	22,566

	137,746	286,647	(109,832)	314,561
Long-term debt	5,357	164,252	—	169,609
Other long-term liabilities	2,212	7,614	—	9,826

	145,315	458,513	(109,832)	493,996

Shareholders' equity
Capital stock	144,996	301,574	(301,574)	144,996
Contributed surplus	188	—	—	188
Retained earnings	591,638	139,220	(30,992)	699,866
Accumulated other comprensive income	(215)	(3,114)	—	(3,329)

	736,607	437,680	(332,566)	841,721

	881,922	896,193	(442,398)	1,335,717

	For the thirteen-week period ended August 28, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Sales	272,294	1,026,114	(173)	1,298,235
Other revenues	63,748	(5,355)	(19,780)	38,613

	336,042	1,020,759	(19,953)	1,336,848

Operating expenses
Cost of goods sold	248,679	763,710	(162)	1,012,227
General and operating expenses	27,628	236,651	(1,081)	263,198
Amortization	1,965	23,207	—	25,172

	278,272	1,023,568	(1,243)	1,300,597

Operating income (loss)	57,770	(2,809)	(18,710)	36,251

Interest on long-term debt	12,370	19,634	(16,982)	15,022
Other interest	54	819	(102)	771
Unrealised loss on derivative financial instruments	2,234	—	—	2,234

	14,658	20,453	(17,084)	18,027

Income (loss) before income taxes	43,112	(23,262)	(1,626)	18,224
Income taxes	6,211	(10,374)	—	(4,163)

Net income (loss)	36,901	(12,888)	(1,626)	22,387

	For the three-month period ended August 31, 2003
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Sales	240,701	439,264	(169)	679,796
Other revenues	34,569	7,263	(3,770)	38,062

	275,270	446,527	(3,939)	717,858

Operating expenses
Cost of goods sold	217,284	326,975	(154)	544,105
General and operating expenses	24,645	90,879	(1,046)	114,478
Amortization	1,872	7,709	—	9,581

	243,801	425,563	(1,200)	668,164

Operating income	31,469	20,964	(2,739)	49,694

Interest on long-term debt	134	3,045	—	3,179
Other interest	203	733	(8)	928

	337	3,778	(8)	4,107

Income before income taxes	31,132	17,186	(2,731)	45,587
Income taxes	7,708	6,673	—	14,381

Net income	23,424	10,513	(2,731)	31,206

	For the thirteen-week period ended August 28, 2004
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Operating activities
Net income (loss)	36,901	(12,888)	(1,626)	22,387
Items not affecting cash
Amortization	1,965	23,207	—	25,172
Amortization of incentives paid to franchisees	823	—	—	823
Amortization of deferred financing fees	688	744	—	1,432
Loss on disposal of assets	(24)	—	—	(24)
Unrealised loss on derivative financial instruments	2,234	—	—	2,234
Future income taxes	(5,026)	(848)	—	(5,874)
Stock-based compensation	88	—	—	88
Share in income of companies subject to significant influence	(1,451)	—	1,594	143

	36,198	10,215	(32)	46,381
Net changes in non-cash asset and liability items	(26,282)	(112,627)	96	(138,813)

	9,916	(102,412)	64	(92,432)

Investing activities
Business acquisitions	—	(2,514,521)	—	(2,514,521)
Investments	(3,240,857)	1,583	3,244,548	5,274
Purchase of capital assets	(2,886)	(17,667)	—	(20,553)
Proceeds from the disposal of capital assets	415	(13)	—	402
Intangible assets	—	(623)	—	(623)
Other long-term assets	(73,071)	—	—	(73,071)

	(3,316,399)	(2,531,241)	3,244,548	(2,603,092)

Financing activities
Changes in financing in subsidiary companies	—	3,244,548	(3,244,548)	—
Changes in advances to subsidiary companies	(10,036)	10,100	(64)	—
Changes in bank loans	—	(15,000)	—	(15,000)
Change in long-term debt	2,998,685	(634,161)	—	2,364,524
Issuance of capital stock	430,098	—	—	430,098

	3,418,747	2,605,487	(3,244,612)	2,779,622

Foreign currency translation adjustments	(17,916)	20,845	—	2,929

Increase (decrease) in cash and cash equivalents	94,348	(7,321)	—	87,027
Cash (bank overdraft), beginning of period	(10,378)	24,932		14,554

Cash, end of period	83,970	17,611	—	101,581

Additional cash flow information
Interest paid	224	2,625	—	2,849
Income taxes paid	42,553	1,947	—	44,500

	For the three-month period ended August 31, 2003
	The Jean Coutu Group (PJC) Inc.	Subsidiary guarantors	Adjustments and eliminations	Consolidated
	$	$	$	$
Operating activities
Net income (loss)	23,424	10,513	(2,731)	31,206
Items not affecting cash
Amortization	1,872	7,709	—	9,581
Amortization of incentives paid to franchisees	797	—	—	797
Amortization of deferred financing fees	—	286	—	286
Loss (gain) on disposal of assets	19	(1)	—	18
Future income taxes	(3,853)	—	—	(3,853)
Share in income of companies subject to significant influence	(2,681)	—	2,705	24

	19,578	18,507	(26)	38,059
Net changes in non-cash asset and liability items	(9,140)	(6,767)	(349)	(16,256)

	10,438	11,740	(375)	21,803

Investing activities
Investments	(9,367)	1,903	375	(7,089)
Purchase of capital assets	(4,390)	(12,221)	—	(16,611)
Proceeds from the disposal of capital assets	250	8	—	258
Intangible assets	—	(271)	—	(271)
Other long-term assets	(540)	(495)	—	(1,035)

	(14,047)	(11,076)	375	(24,748)

Financing activities
Changes in bank loans	4,939	(389)	—	4,550
Change in long-term debt	(198)	(5,033)	—	(5,231)
Issuance of capital stock	888	—	—	888
Dividends	(4,912)	—	—	(4,912)

	717	(5,422)	—	(4,705)

Foreign currency translation adjustments	(763)	(365)		(1,128)

Decrease in cash and cash equivalents	(3,655)	(5,123)	—	(8,778)
Cash (bank overdraft), beginning of period	(14,515)	6,242	—	(8,273)

Cash (bank overdraft), end of period	(18,170)	1,119	—	(17,051)

Additional cash flow information
Interest paid	355	3,491	—	3,846
Income taxes paid	3,282	3,071	—	6,353

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Carve Out Special Purpose Financial Statements

For Fiscal Years 2003, 2002 and 2001

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors
TDI Consolidated Corporation:

        We have audited the accompanying statements of assets and liabilities of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) as of January 31, 2004 and January 25, 2003 and the related statements of revenues and expenses and cash flows for the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002. These statements are the responsibility of TDI Consolidated Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) as of January 31, 2004 and January 25, 2003, and the related statements of revenues and expenses and cash flows for the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Tampa, Florida June 3, 2004

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)
Statements of Assets and Liabilities
(Dollars in thousands)
January 31, 2004 and January 25, 2003

	2003	2002
Assets
Current assets:
Cash	$4,294	$4,550
Receivables (net of bad debt reserve of $5,906 and $2,387) (notes 5 and 7)	165,685	192,271
Merchandise inventory (net of LIFO reserve of $238,454 and $233,399) (note 3)	1,050,678	1,041,626
Prepaid expenses	19,676	16,599

Total current assets	1,240,333	1,255,046

Property and equipment (note 3):
Land and buildings	150,650	119,215
Furniture and fixtures	1,133,845	1,013,750
Leasehold improvements	359,992	315,112
Accumulated depreciation	(775,076)	(671,348)

Property and equipment, net	869,411	776,729

Intangible assets (net of accumulated amortization of $190,330 and $155,932) (note 3)	399,554	423,740
Other assets	66,923	74,744

	$2,576,221	$2,530,259

Liabilities and Excess of Assets over Liabilities
Current liabilities:
Current portion of capital leases (note 9)	$8,627	$5,006
Accounts payable and accrued expenses (note 8)	708,826	710,232

Total current liabilities	717,453	715,238
Capital leases (note 9)	15,781	12,581
Other liabilities	118,151	116,438

Total liabilities	851,385	844,257

Excess of assets over liabilities (note 14)	1,724,836	1,686,002

	$2,576,221	$2,530,259

Commitments (note 10)

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)
Statements of Revenues and Expenses
(Dollars in thousands)
Fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002

	2003	2002	2001
Revenues, net	$7,894,320	$7,598,305	$7,090,897
Costs and expenses:
Cost of goods sold	6,037,817	5,801,371	5,447,279
Selling, general, and administrative expenses	1,663,220	1,578,574	1,516,830
Interest expense	1,962	1,810	2,271
Acquisition amortization (note 3)	18,037	18,499	25,883
Loss on sale of receivable	2,719	2,450	3,191
Restructuring and other charges, net	2,170	676	(6,418)

Total costs and expenses	7,725,925	7,403,380	6,989,036

Income before income taxes	168,395	194,925	101,861
Income taxes (note 11)	64,290	71,454	36,417

Net income	$104,105	$123,471	$65,444

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)
Statements of Cash Flows
(Dollars in thousands)
Fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002

	2003	2002	2001
Cash flows from operating activities:
Net income	$104,105	$123,471	$65,444
Restructuring and other charges, net	—	(2,000)	(2,000)
Depreciation and amortization, including intangible assets	190,783	162,509	157,381
Deferred taxes	12,707	28,594	16,138
Change in cash from:
Receivables	26,585	(107)	104,794
Inventory	(9,052)	7,511	34,602
Prepaid and other assets	(3,077)	(828)	(661)
Accounts payable	17,388	69,692	(25,077)
Other assets and liabilities	(27,151)	(14,972)	(73,949)

Net cash provided by operating activities	312,288	373,870	276,672

Cash flows from investing activities:
Capital expenditures	(247,269)	(192,200)	(159,416)
Proceeds from sale of assets	4,798	3,247	3,864
Proceeds from sale-leaseback transactions	7,758	—	—

Net cash used in investing activities	(234,713)	(188,953)	(155,552)

Cash flows from financing activities:
Repayments of capital leases	(12,560)	(3,676)	(3,354)
Distributions to J. C. Penney Corporation, Inc	(65,271)	(180,922)	(118,261)

Net cash used in financing activities	(77,831)	(184,598)	(121,615)

Net change in cash	(256)	319	(495)
Cash at beginning of year	4,550	4,231	4,726

Cash at end of year	$4,294	$4,550	$4,231

        Supplemental cash flow information: Interest paid was $1,962 thousand, $1,810 thousand and $2,271 thousand for 2003, 2002 and 2001, respectively.

        Non cash transactions: In 2003, 2002 and 2001, the Northern Operations of Eckerd drugstores entered into capital leases for equipment totaling $19,381 thousand, $3,891 thousand and $2,345 thousand, respectively. In 2002 and 2001, the Northern Operations of Eckerd drugstores received contributions from and made distributions to J.C. Penney Corporation, Inc. of $5,002 thousand and $4,911 thousand, respectively. (See Note 14)

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Notes to Carve Out Special Purpose Financial Statements

January 31, 2004 and January 25, 2003
(Tables in thousands)

(1)  Description of Business

        TDI Consolidated Corporation (TDI) is the parent of Eckerd Corporation, Thrift Drug, Inc. (Thrift), and Genovese Drug Stores, Inc. (Genovese), collectively Eckerd drugstores (Eckerd), which operates 2,799 drugstores located in the Southwest, Southeast, Sunbelt, and Northeast regions of the United States. Eckerd sells pharmaceutical and related products, over-the-counter drugs as well as general merchandise such as photo processing services, greeting cards, and beauty and household products, snacks, vitamins, and baby products.

        TDI is a wholly owned subsidiary of J. C. Penney Corporation, Inc. (JCPenney), which is a wholly owned subsidiary of the holding company, J. C. Penney Company, Inc.

        In the fourth quarter of fiscal 2003, the Board of Directors of J. C. Penney Company, Inc. authorized JCPenney management to sell the Eckerd drugstore operations. On April 4, 2004, JCPenney signed definitive agreements with The Jean Coutu Group (PJC) Inc. (Coutu) and CVS Corporation and CVS Pharmacy, Inc. (collectively, CVS) for the sale of its Eckerd drugstore operations for a total of approximately $4.525 billion in cash. In the CVS transaction, for $2.150 billion, CVS will purchase approximately 1,260 Eckerd drugstores and support facilities located mainly in Southern states, principally Florida and Texas, and Eckerd's pharmacy benefits management, mail order and specialty pharmacy businesses (Southern Operations). In the Coutu transaction, Coutu will acquire the stock of Eckerd Corporation, Thrift and Genovese for $2.375 billion. Coutu will acquire approximately 1,539 Eckerd drugstores and support facilities located in thirteen Northeast and Mid-Atlantic states as well as the Eckerd Home Office located in Florida (Northern Operations).

(2)  Basis of Presentation and Methods of Allocation

        The Eckerd Northern Operations carve out special purpose financial statements have been prepared using specific identification of income and expenses and assets and liabilities if available, and if not available includes allocations and estimates which management believes are reasonable and appropriate under the circumstances. Certain assets and liabilities were allocated in accordance with the terms of the signed definitive agreements. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had the Northern Operations been operated as a separate entity. Also, the assets and liabilities included herein may differ from those ultimately acquired based on the specific definitive agreements between Coutu and CVS.

        The statements of revenues and expenses for the Northern Operations were carved out of TDI using store specific identification for revenues and cost of goods sold, certain selling, general and administrative expenses (SG&A) and acquisition amortization. Other SG&A expenses, such as corporate overhead, were allocated primarily based on the percentage of specific total store sales to total TDI sales. Income tax expense was recalculated based on the TDI effective tax rate applied to pretax income after adjustments for the exclusion of interest on intercompany debt with JCPenney.

        The statements of assets and liabilities for the Northern Operations was carved out of TDI using location specific identification of assets and liabilities where available. When location specific identification was not available, the following methods of allocation were used: store count being acquired as a percentage of total store count; percentage of specific total store sales to total TDI sales;

percentage of specific store pharmacy sales to total pharmacy sales; percentage of specific store front-end and express photo sales to total front-end and express photo sales; percentage of headcount per location to total headcount; percentage of 401(k) participants per location to total 401(k) participants; percentage of net managed care receivables to total net managed care receivables and other various allocation methods that were reasonable and appropriate.

        These carve out special purpose financial statements exclude Eckerd goodwill, certain retirement related plans (primarily pension), certain taxes, income taxes payable, deferred income taxes and Eckerd intercompany debt with JCPenney, which are not part of the assets acquired or liabilities assumed in accordance with the terms of the definitive agreements. In addition, the assets and liabilities related to the Home Office facility have been allocated to the Northern Operations, as well as the asset for the trade name of Eckerd.

        The Eckerd Northern Operations financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in a manner which management believes is reasonable and appropriate. All significant intercompany transactions and accounts have been eliminated.

        The preparation of these financial statements includes the use of "carve out" accounting procedures wherein certain assets, liabilities, and expenses historically recorded or incurred at the Eckerd level (including certain allocations from related-party transactions with JCPenney as described in Note 4), which were related to the Northern Operations, have been identified and allocated as appropriate to present the financial position, operating results and cash flows of the Northern Operations for the periods presented.

        Eckerd and the Northern Operations are subject to certain of the risks and uncertainties associated with JCPenney. Assets of Eckerd and the Northern Operations may be subject to the liabilities of JCPenney, whether such liabilities arise from lawsuits, contracts or indebtedness attributed to JCPenney.

(3)  Summary of Significant Accounting Policies

        Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management does not expect the differences, if any, to have a material effect on the financial statements.

        The most significant estimates relate to inventory valuation for drugstores under the modified retail method, including adjustments for shortages (shrinkage); valuation of long-lived and intangible assets, and valuation allowances and reserves, specifically related to closed stores, workers' compensation and general liability, income taxes and litigation, and allocation of Eckerd accounts as described above.

        Closed store reserves are established for the present value of lease obligations, net of estimated sublease rental income and other exit costs. Workers' compensation and general liability reserves are based on actuarially determined estimates of reported and incurred but not reported claims resulting from historical experience and current data. Income taxes are estimated for each jurisdiction in which Eckerd Northern Operations operates. Litigation reserves are based on management's best estimate of probable liability, in consultation with inside and outside counsel, and are based upon a combination of litigation and settlement strategies.

        Fiscal year — The fiscal year ends on the last Saturday in January. Fiscal 2003 ended January 31, 2004, fiscal 2002 ended January 25, 2003, and fiscal 2001 ended January 26, 2002. Fiscal 2003 contained 53 weeks while fiscal 2002 and fiscal 2001 contained 52 weeks.

        Revenue recognition — Revenues from retail merchandise sales and services, including delivery fees, are recognized at the point of sale and are reported net of returns and allowances and sales taxes. Revenues from pharmacy sales are recognized at the point of sale for customer cash sales and co-payments under managed care plans. Reimbursements from managed care plans are recognized as revenue when prescriptions are filled and claims are electronically submitted to and approved by the plan.

        Vendor allowances — There are agreements with vendors for allowances to purchase and promote their products. The total value of allowances received from vendors is based on amounts specified in the agreements or in certain cases based on purchase volumes. These amounts are recognized in accordance with EITF 02-16 and the provisions of the related agreements as either a reduction of cost of goods sold or a reduction of selling, general and administrative expenses over the terms of the agreements or as sales are made.

        Advertising — Advertising costs which include newspaper, television, radio and other media advertising, are either expensed as incurred or the first time the advertising occurs. Advertising costs, net of vendor allowances, for the Northern Operations, were $41,047 thousand, $32,824 thousand and $27,050 thousand for fiscal years 2003, 2002, and 2001, respectively.

        Retirement-related benefits — Retirement-related benefits for the Northern Operations is for the Eckerd 401(k) savings plan only, as sponsorship of defined benefit pension plans and other defined benefit postretirement plans will be transferred to and retained by J. C. Penney Company, Inc. (see Note 12 Retirement Benefit Plans).

        Pre-opening expenses — Costs associated with the opening of new stores are expensed in the period incurred.

        Income taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The deferred taxes of the Northern Operations have been retained at TDI.

        Receivables, net — Customer receivables from retail managed care operations for the Northern Operations were $108,995 thousand and $107,389 thousand as of fiscal year-end 2003 and 2002, respectively. Also included in this classification are vendor allowance receivables, credit card receivables, and other miscellaneous receivables. Bad debt reserves have been established for the retail managed care operations receivables.

        Merchandise inventory — Substantially all merchandise inventory is valued at the lower of cost (using the last-in, first-out or "LIFO" method) or market (net realizable value). Warehouse and drugstore pharmacy merchandise inventories are calculated at cost. Substantially all of general merchandise drugstore inventory is calculated using the retail method. LIFO charges included in cost of goods sold for the Northern Operations were $5,055 thousand, $15,045 thousand and $31,406 thousand for fiscal years 2003, 2002 and 2001, respectively. Eckerd utilizes internally developed price indices based on cost to estimate the effects of inflation on inventories.

        Property and equipment, net — Property and equipment, net is stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the related assets. Depreciation expense included in selling, general and administrative expenses for the Northern Operations were $140,059 thousand, $119,680 thousand and $111,468 thousand for fiscal years 2003, 2002 and 2001, respectively. The primary useful lives are 30 and 40 years for store and warehouse facilities, respectively, up to 10 years for furniture and equipment, and up to eight years for transportation equipment. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the terms of the related leases. Routine maintenance and repairs are charged to expense when incurred. Major replacements and improvements are capitalized. The cost of assets sold or retired and the related accumulated depreciation or amortization are removed from the accounts with any resulting gain or loss included in net income.

	2003
	Cost	Accumulated depreciation	Net book value
Land and buildings	$150,650	$50,343	$100,307
Furniture and fixtures	1,133,845	537,689	596,156
Leasehold improvements	359,992	187,044	172,948

Total	$1,644,487	$775,076	$869,411

	2002
	Cost	Accumulated depreciation	Net book value
Land and buildings	$119,215	$49,083	$70,132
Furniture and fixtures	1,013,750	457,644	556,106
Leasehold improvements	315,112	164,621	150,491

Total	$1,448,077	$671,348	$776,729

        Capitalized software costs — Costs associated with the acquisition or development of software for internal use are capitalized and amortized over the expected useful life of the software. The amortization period generally ranges from three to seven years. Unamortized software costs for the Northern Operations were $64,127 thousand and $71,867 thousand as of fiscal year-end 2003 and 2002, respectively, and are presented in Other assets on the Statement of Assets and Liabilities. Amortization expense included in selling, general and administrative expenses for the Northern Operations was $15,833 thousand, $9,262 thousand and $6,999 thousand for fiscal years 2003, 2002 and 2001.

        Goodwill and other intangible assets and long-lived assets — Effective January 27, 2002, Eckerd adopted SFAS No. 142, Goodwill and Other Intangible Assets. Upon adoption, Eckerd ceased amortization of goodwill and the Eckerd trade name. The total net carrying amount of goodwill and the Eckerd trade name was $2,591,839 thousand as of January 26, 2002.

        Management of TDI evaluates the recoverability of goodwill and other indefinite-lived intangible assets annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. There were no impairment charges recorded in fiscal years 2003, 2002 and 2001.

        Other intangible assets with estimable useful lives will continue to be amortized over those lives. The primary useful lives of other intangible assets are seven years for prescription files and the initial term of the lease for favorable lease rights. Acquisitions of other intangible assets, principally prescription files, were $14,167 thousand, $12,866 thousand and $11,657 thousand for fiscal years 2003, 2002 and 2001, respectively.

        Intangible assets for the Northern Operations consisted of the following:

	2003	2002
Amortizing intangible assets:
Prescription files	$178,817	$168,605
Less accumulated amortization	(113,260)	(91,044)

Prescription files, net	65,557	77,561

Favorable lease rights	88,692	88,692
Less accumulated amortization	(77,070)	(64,888)

Favorable lease rights, net	11,622	23,804

Non-amortizing intangible assets Trade name	322,375	322,375

Total intangible assets	$399,554	$423,740

        The following table for the Northern Operations provides amortization expense for the fiscal periods presented. Amortization expense related to major business acquisitions is reported as acquisition amortization on the consolidated statements of operations. The remaining amount of amortization expense is included in selling, general and administrative (SG&A) expense.

	2003	2002	2001
Major business acquisitions(1)	$18,037	$18,499	$25,883
Other acquisitions	16,854	15,068	13,031

Total amortization	$34,891	$33,567	$38,914

(1)
Includes amortization expense of $5,074 thousand related to trade name for fiscal year-end 2001, before the adoption of SFAS No. 142. Major business acquisitions include JCPenney push down accounting for Eckerd Corporation acquired in early 1997 and Genovese Drug Stores, Inc., acquired in March 1999.

        Amortization expense for the intangible assets reflected above is expected to be approximately (in thousands) $25,887, $19,018, $11,132, $6,989 and $5,400 for fiscal years 2004, 2005, 2006, 2007 and 2008, respectively. Of these amounts, amortization related to major business acquisitions is expected to be approximately (in thousands) $9,159, $5,727 and $1,175, for fiscal years 2004, 2005, and 2006, respectively.

        Impairment of long-lived assets — In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Eckerd evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or Eckerd's overall business strategies. SFAS No. 144 requires that if the sum of the future cash flows expected to result from the use of and eventual disposition of Eckerd's long-lived assets, undiscounted and without interest charges, is less than the reported value of those assets, an asset impairment must be recognized in the financial statements. The amount of impairment to recognize is calculated by subtracting the fair value of the assets from the reported value of the assets. In connection with the decision to dispose of Eckerd, management performed an impairment analysis for its long-lived assets, on a held for use basis. This analysis did not result in any impairment charge on long-lived assets in these financial statements.

        Exit or disposal activity costs — In June 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that costs associated with exit or disposal activities be recorded at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. This Statement was effective for exit or disposal activities initiated after December 31, 2002. Eckerd adopted the provisions of SFAS No. 146 beginning in the third quarter of fiscal 2002. As a result, certain costs associated with exit or disposal activities are recorded in later periods than under the previous rules, but the change did not have a material impact on the Northern Operations results of operations or financial condition.

        Effects of new accounting standards — Eckerd adopted Emerging Issues Task Force (EITF) Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a

Vendor, in the first quarter of fiscal year 2003. This pronouncement requires that vendor allowances be treated as a reduction of inventory costs unless specifically identified as a reimbursement of costs to advertise the vendor's products or payment for other services. In addition, any vendor allowances received in excess of costs incurred should be treated as a reduction of inventory costs. The adoption of EITF Issue No. 02-16 did not have a material impact on the Northern Operations financial results.

        Eckerd adopted EITF Issue No. 03-10, "Application of EITF Issue No. 02-16, 'Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor', by Resellers to Sales Incentives Offered to Consumers by Manufacturers" in the fourth quarter of fiscal year 2003. This pronouncement addresses whether sales incentives offered directly to consumers (for example, manufacturer coupons or mail-in rebates) are subject to the guidance in Issue No. 02-16. Issue No. 03-10 is effective for new arrangements, including modifications to existing arrangements, entered into or redeemed in fiscal periods beginning after November 2003. The adoption of EITF Issue No. 03-10 did not have a material impact on the Northern Operations financial results.

        In January 2003, the FASB issued Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities, which establishes criteria to identify variable interest entities (VIE) and the primary beneficiary of such entities. An entity that qualifies as a VIE must be consolidated by its primary beneficiary. All other holders of interests in a VIE must disclose the nature, purpose, size and activity of the VIE as well as their maximum exposure to losses as a result of involvement with the VIE. FIN 46 was revised in December 2003 and is effective for financial statements of public entities that have special-purpose entities, as defined, for periods ending after December 15, 2003. For public entities without special-purpose entities, it is effective for financial statements for periods ending after March 15, 2004. Eckerd has a special-purpose subsidiary, as defined, that was established for the purpose of selling securitized receivables (see Note 5 Sale of Receivables). Adoption of FIN 46 did not have a material effect on the Northern Operations financial position or operating results.

(4)  Corporate Activities and Related-Party Transactions

        The Northern Operations carve out special purpose financial statements reflect the further allocation of services provided to Eckerd by JCPenney for various corporate activities, as described below:

  (a)  Shared Services and Support Activities

        JCPenney provides certain services to Eckerd, including financial and accounting services, information systems services, internal auditing and tax services, benefits administration, corporate finance and administrative support. A portion of the cost of such shared services has been allocated to Eckerd based upon the use of such services and activities and the good faith judgment of JCPenney management. Where determinations based on use alone were not practical, other methods and criteria were used to provide a reasonable allocation of the cost of shared services, including support activities attributable to Eckerd. Of the costs charged to Eckerd, the portion which has been allocated to the Northern Operations for shared services, totaled approximately $14,677 thousand, $13,793 thousand and $13,179 thousand for fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

        Allocation and related party transaction policies can be rescinded or amended at the discretion of JCPenney management. Any such changes so adopted would be made in their good faith business judgment regarding the best interests of JCPenney and its stockholders. These certain services provided to Eckerd, may continue to be provided for a period of time in the future to Coutu and CVS, who have, or will negotiate for these services with JCPenney.

  (b)  Income Taxes

        Income tax provisions of JCPenney and its subsidiaries are determined on a consolidated basis. Consolidated income tax provisions and related tax payments or refunds are allocated between subsidiaries based principally on reported income or loss, taxable income or loss, and tax credits directly attributable to each subsidiary. These allocations reflect each subsidiaries contribution, whether positive or negative, to JCPenney's consolidated taxable income and the consolidated tax liability and tax credit position. Credit for tax benefits that could not be used by the subsidiary generating those benefits, but could be used on a consolidated basis, were allocated to the subsidiary that generated such benefits. Intercompany transactions are treated and taxed as if each subsidiary were a stand-alone company.

        Current and deferred taxes and taxes payable or refundable that are allocated to each subsidiary in their respective financial statements may differ from those that would be allocated to each subsidiary if they filed separate income tax returns.

(5)  Sale of Receivables

        In May 2001, Eckerd securitized certain managed care receivables by forming a bankruptcy-remote special purpose subsidiary, ECR Receivables, Inc. (ECR), which in turn entered into a three-year revolving receivables purchase facility agreement with an unrelated entity, Three Rivers Funding Corporation (TRFC), an asset-backed commercial paper conduit sponsored by Mellon Financial Corporation. Effective February 3, 2003, the agreement was amended to add Bryant Park Funding LLC (Bryant Park) and HSBC Bank USA as purchasers, and to securitize additional Eckerd managed care receivables. Under the facility, Eckerd sells to ECR, on a continuous basis, all of its managed care receivables. ECR then sells to TRFC and Bryant Park an undivided interest in all eligible receivables while maintaining a subordinated interest, in the form of overcollateralization, in a portion of the receivables. Eckerd received cash proceeds of approximately $200,000 thousand in May 2001 from the sale, and on February 3, 2003, received approximately $50,000 thousand of additional cash proceeds. Eckerd has agreed to continue servicing the sold receivables at market rates; accordingly, no servicing asset or liability has been recorded.

        Securitized managed care receivables for the Northern Operations totaled $164,086 thousand and $194,951 thousand, of which the subordinated retained interest was $26,506 thousand and $74,611 thousand as of January 31, 2004 and January 25, 2003, respectively. The portion of the receivables in which third parties have an undivided ownership interest, has been reflected as a reduction of receivables in the accompanying consolidated statements of assets and liabilities as of January 31, 2004 and January 25, 2003. Losses and expenses related to receivables sold under this agreement, which is principally derived from Commercial Paper rates, totaled $2,719 thousand,

$2,450 thousand and $3,191 thousand for fiscal 2003, fiscal 2002 and fiscal 2001, respectively and are included in the statements of operations.

        On May 20, 2004, Eckerd paid and terminated the managed care receivables securitization program. The final settlement was approximately $220,996 thousand.

(6)  Fair Value of Financial Instruments

        The Northern Operations other financial instruments consist of cash, receivables, net, accounts payable and accrued expenses and other current liabilities which approximate fair value due to the short maturity of those instruments.

(7)  Receivables, Net

	2003	2002
Customer receivables, net	$108,995	$107,389
Other	56,690	84,882

Total receivables, net	$165,685	$192,271

        The Northern Operations has no significant concentrations of credit risk. Concentration of customer receivables are considered to be limited due to the number of managed care plans and large number of customers.

(8)  Accounts Payable and Accrued Expense

	2003	2002
Accounts payable, primarily trade	$492,406	$474,327
Accrued salaries, vacation and bonus	50,910	70,249
Accrued rent	24,794	25,180
Workers compensation and general liability insurance	23,282	17,827
Restructuring and other reserves	12,158	14,092
Advertising payables	7,507	14,552
Other	97,769	94,005

Total accounts payable and accrued expenses	$708,826	$710,232

(9)  Capital Leases

        The following table reflects the Northern Operations total capital leases as of January 31, 2004 and January 25, 2003.

	2003	2002
Capital leases	$24,408	$17,587
Less: current portion of capital leases	(8,627)	(5,006)

Total long-term capital leases	$15,781	$12,581

        Total interest expense was $1,962 thousand, $1,810 thousand and $2,271 thousand in fiscal 2003, 2002, and 2001, respectively.

(10)  Commitments

        Eckerd conducts the majority of its retail operations from leased premises. Almost all leases will expire during the next 20 years; however, most leases will be renewed or replaced by leases on other premises. Rent expense for real property operating leases for the Northern Operations totaled $274,937 thousand, $257,477 thousand and $235,427 thousand in fiscal 2003, 2002 and 2001, including contingent rent based on sales, of $15,132 thousand, $18,849 thousand and $18,507 thousand, respectively.

        Eckerd also leases data processing equipment and other personal property under operating leases of primarily three to five years. Rent expense for personal property leases for the Northern Operations was $21,550 thousand, $28,827 thousand and $32,043 thousand in fiscal 2003, 2002 and 2001, respectively.

        Future minimum lease payments for non-cancelable operating and capital leases, net of executory costs, principally real estate taxes, maintenance and insurance, and subleases as of January 31, 2004 for the Northern Operations were:

	Operating	Capital
2004	$253,649	$9,583
2005	241,848	7,893
2006	228,170	3,894
2007	218,658	3,344
2008	209,677	899
Thereafter	2,061,299	—

Total minimum lease payments	$3,213,301	$25,613

Weighted average interest rate		9.2%

(11)  Taxes

        The effective tax rate for the Northern Operations was 38.2%, 36.7% and 35.8% for fiscal 2003, 2002 and 2001, respectively. These effective tax rates were applied to pretax income (adjusted for the exclusion of interest on intercompany debt with JCPenney), to calculate the applicable income tax expense for the Northern Operations, which approximates the Northern Operations on a separate return basis. The effective income tax rate in fiscal 2003 and 2002 was higher than the expected federal income tax statutory rate of 35%, primarily because of state income taxes (less the federal income tax effect), and other non-deductible expenses for tax purposes.

        The components of the provision for income taxes calculated for the Northern Operations based on the effective tax rates for Eckerd are as follows:

	2003	2002	2001
Current:
Federal and foreign	$45,135	$42,043	$20,279
State and local	6,448	817	—

Total current	51,583	42,860	20,279

Deferred:
Federal and foreign	11,241	24,928	16,138
State and local	1,466	3,666	—

Total deferred	12,707	28,594	16,138

Total income tax expense	$64,290	$71,454	$36,417

        Deferred tax assets and liabilities reflected in Eckerd's consolidated balance sheets as of January 31, 2004 and January 25, 2003, were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. All tax-related liabilities and deferred taxes have been transferred to TDI and are included as distributions to J.C. Penney Corporation, Inc. in the Statements of Cash Flows.

        The major components of deferred tax assets and liabilities as of January 31, 2004 and January 25, 2003 for TDI were as follows: deferred tax assets for worker's compensation/general liability, state net operating losses, accrued vacation, reserves and other, and deferred tax liabilities for depreciation, amortization and inventories.

        TDI's assessment is that the nature of future taxable income may not allow the realization of certain tax benefits of state net operating losses within the prescribed carryforward period. Accordingly, TDI has established a valuation allowance as of January 31, 2004 and January 25, 2003 for the amount of deferred tax assets generated by state net operating losses that may not be realized.

(12)  Retirement Benefit Plans

        Effective January 1, 2002, Eckerd adopted a new 401(k) plan for all eligible associates. Account balances for Eckerd associates who were participants in J. C. Penney Corporation, Inc. Savings, Profit-sharing and Stock Ownership Plan were transferred to the new plan. Eckerd provides eligible associates with a fixed match of $1.50 for each $1.00 contributed on the first 2% of pay and a $1.00 match for each $1.00 contributed on the next 1% of pay. Eckerd matching contributions vest immediately and the amount related to the Northern Operations totaled $17,433 thousand and $16,677 thousand in fiscal 2003 and 2002, respectively. At their option, Eckerd associates account balances including the Eckerd match, can be transferred among various investment options including J. C. Penney Company, Inc. common stock.

        Total Northern Operations expense for 401(k) savings plans for fiscal 2003, 2002 and 2001 were $17,581 thousand, $17,372 thousand and $4,363 thousand, respectively.

(13)  Litigation

        Eckerd and the Northern Operations are subject to various legal and governmental proceedings involving routine litigation incidental to the business. The ultimate legal and financial liability of Eckerd and the Northern Operations with respect to these matters cannot be estimated with any certainty, but in the opinion of management, after consulting with legal counsel, is not expected to have a material effect on the annual results of operations, financial position, liquidity or capital resources of Eckerd or the Northern Operations.

(14)  Excess of Assets Over Liabilities

        The following table provides a reconciliation of the changes in excess of assets over liabilities for the Northern Operations:

Excess of assets over liabilities
Balance January 27, 2001	$1,796,179
Net income	65,444
Distributions to J.C. Penney Corporation, Inc	(123,172)

Balance January 26, 2002	1,738,451
Net income	123,471
Distributions to J.C. Penney Corporation, Inc	(175,920)

Balance January 25, 2003	1,686,002
Net income	104,105
Distributions to J.C. Penney Corporation, Inc	(65,271)

Balance January 31, 2004	$1,724,836

(15)  Stock-Based Compensation

        Certain Eckerd associates participate in stock option plans of J.C. Penney Company, Inc. (JCPenney Company). The plans generally provide for grants to associates of options to purchase the JCPenney Company's common stock, stock awards or stock appreciation rights. Stock options and awards typically vest over performance periods ranging from one to five years. The number of option shares is fixed at the grant date, and the exercise price of stock options is generally set at the market price on the date of the grant. Options have a maximum term of ten years.

        The Northern Operations of Eckerd drugstores accounts for stock-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees(APB 25), and related Interpretations. No stock-based employee compensation cost is reflected in net income for stock options, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Compensation expense for restricted stock awards with pro rata vesting is recorded on a straight-line basis over the vesting period, which typically ranges from one to five years.

        The Northern Operations of Eckerd drugstores follows the intrinsic value expense recognition provisions of APB 25 as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. As a result, no compensation expense is recognized for stock options. As required by SFAS No. 123, the Northern Operations of Eckerd drugstores estimates the pro forma effect of recording the estimated Black-Scholes fair value of the JCPenney Company stock options as expense over the vesting period.

        The following table illustrates the effect on net income as if the Northern Operations of Eckerd had applied the fair value recognition provisions of SFAS No. 123 to stock options related to associates of the Northern Operations.

	2003	2002	2001
Net income, as reported	$104,105	123,471	65,444
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(3,649)	(3,327)	(2,367)

Pro forma net income	$100,456	120,144	63,077

        JCPenney Company used the Black-Scholes option-pricing model to estimate the grant date fair value of its stock option grants for the periods presented above. The following Black-Scholes assumptions were used to estimate the grant date fair value of the JCPenney Company stock options granted to associates of the Northern Operations of Eckerd drugstores:

Option assumptions	2003	2002	2001
Dividend yield	3.9%	3.9%	4.2%
Expected volatility	42.4%	40.0%	40.2%
Risk-free interest rate	3.4%	4.7%	4.8%
Expected option term	7 years	7 years	5 years
Weighted-average fair value of options at grant	$6.07	6.32	4.36

(16)  Canadian GAAP Reconciliation

        The financial statements of the Northern Operations have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP). For the year ended January 31, 2004, these principles do not differ significantly from those that the Northern Operations would have followed had its financial statements been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP).

        For Canadian GAAP purposes, the Northern Operations has adopted new accounting policies during the periods presented as discussed below.

        Effective January 27, 2002, the Northern Operations adopted Section 3062 of the Canadian Institute of Chartered Accountants Handbook (CICA Handbook), Goodwill and Other Intangible Assets. This Section is consistent with SFAS No. 142, Goodwill and Other Intangible Assets.

        Effective January 27, 2002, the Northern Operations early adopted Section 3063 of the CICA Handbook, Impairment of Long-Lived Assets and the revised Section 3475 of the CICA Handbook, Disposal of Long-Lived Assets and Discontinued Operations. These sections are consistent with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        Effective January 27, 2002, the Northern Operations adopted Section 3870 of the CICA Handbook, Stock-Based Compensation and Other Stock-Based Payments. The Northern Operations elected at that time to disclose pro forma compensation and net income information instead of recognizing stock-based compensation using the fair value method. The pro forma disclosures reflect all stock option awards.

        Effective January 1, 2003, the Northern Operations early adopted Emerging Issues Committee Abstracts (EIC) 135, Accounting for Costs Associated With Exit and Disposal Activities (Including Costs Incurred in a Restructuring). EIC 135 is consistent with SFAS No. 146, Accounting for Costs Associated With Exit or Disposal Activities.

        For Canadian GAAP purposes, the Northern Operations has accounted for Vendor Allowances since January 26, 2003, based on a methodology consistent with EITF Issue No. 02-16 except for situations where the Northern Operations needs to complete a specified cumulative level of purchases or remain a customer for a specified time period to earn the allowance (target allowances). Such target allowances are recognized when the level of purchases has been attained or the time period has passed. This difference did not have a significant effect on the periods presented. Except for target allowances, EITF 02-16 is consistent with EIC 144, Accounting by a Customer (Including a Reseller) for Certain Consideration Received From a Vendor, which must be adopted retroactively with a restatement for annual and interim periods ending after August 15, 2004.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Condensed Carve Out Special Purpose Financial Statements

For Fiscal Quarters (13 and 26 Weeks) Ended July 31, 2004 and July 26, 2003

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Condensed Statements of Assets and Liabilities
(Dollars in thousands)
July 31, 2004, July 26, 2003 and January 31, 2004
(Unaudited)

	July 31, 2004	July 26, 2003	January 31, 2004
Assets
Current assets:
Cash	$4,223	$4,210	$4,294
Receivables (net of bad debt reserve of $7,919, $3,272 and $5,906)	324,199	168,518	165,685
Merchandise inventory (net of LIFO reserve of $258,791, $242,234 and $238,454)	993,172	1,091,008	1,050,678
Prepaid expenses	16,984	14,599	19,676

Total current assets	1,338,578	1,278,335	1,240,333

Property and equipment:
Land and buildings	172,208	128,266	150,650
Furniture and fixtures	1,151,015	1,018,168	1,133,845
Leasehold improvements	360,238	318,355	359,992
Accumulated depreciation	(827,857)	(665,079)	(775,076)

Property and equipment, net	855,604	799,710	869,411

Intangible assets (net of accumulated amortization of $204,636, $197,900 and $190,330)	450,610	481,732	399,554
Other assets	2,442	37,213	66,923

	$2,647,234	$2,596,990	$2,576,221

Liabilities and Excess of Assets over Liabilities
Current liabilities:
Current portion of capital leases	$11,307	$6,384	$8,627
Accounts payable and accrued expenses	751,573	775,280	708,826

Total current liabilities	762,880	781,664	717,453
Capital leases	19,968	13,890	15,781
Other liabilities	120,526	111,411	118,151

Total liabilities	903,374	906,965	851,385

Excess of assets over liabilities	1,743,860	1,690,025	1,724,836

	$2,647,234	$2,596,990	$2,576,221

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Condensed Statements of Revenues and Expenses
(Dollars in thousands)
13 and 26 weeks ended July 31, 2004 and July 26, 2003
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 31, 2004	July 26, 2003	July 31, 2004	July 26, 2003
Revenues, net	$1,886,994	$1,922,281	$3,823,057	$3,860,208
Costs and expenses:
Cost of goods sold	1,446,941	1,470,767	2,944,654	2,958,002
Selling, general, and administrative expenses	437,404	408,824	843,943	801,163
Interest expense	544	393	1,088	758
Acquisition amortization	2,291	3,442	4,582	7,920
Loss on Sale of Receivable	12	632	563	1,511
Restructuring and other charges, net	449	539	923	1,123

Total costs and expenses	1,887,641	1,884,597	3,795,753	3,770,477

(Loss)/Income before income taxes	(647)	37,684	27,304	89,731
Income taxes	(171)	14,395	10,239	34,248

Net (Loss) income	$(476)	$23,289	$17,065	$55,483

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Condensed Statements of Cash Flows
(Dollars in thousands)
13 and 26 weeks ended July 31, 2004 and July 26, 2003
(Unaudited)

	13 weeks ended		26 weeks ended
	July 31, 2004	July 26, 2003	July 31, 2004	July 26, 2003
Cash flows from operating activities:
Net (loss) income	$(476)	$23,289	$17,065	$55,483
Depreciation and amortization, including intangible assets	50,121	42,154	94,244	84,499
Deferred taxes	(5,008)	—	(17,165)	(7,365)
Change in cash from:
Receivables	(156,425)	28,513	(158,514)	23,753
Inventory	7,680	(63,001)	57,506	(49,382)
Prepaid and other assets	2,841	2,027	2,692	2,000
Accounts payable	100,986	98,026	62,348	141,065
Other assets and liabilities	36,770	(33,909)	22,826	(76,147)

Net cash provided by operating activities	36,489	97,099	81,002	173,906

Cash flows from investing activities:
Capital expenditures	(52,734)	(67,553)	(99,755)	(127,955)
Proceeds from sale of assets	17,936	5,194	20,016	8,475

Net cash used in investing activities	(34,798)	(62,359)	(79,739)	(119,480)

Cash flows from financing activities:
Repayments of capital leases	1,075	(1,062)	(2,421)	(3,307)
(Distributions to)/contributions from J. C. Penney Corporation, Inc.	(2,686)	(33,813)	1,087	(51,459)

Net cash used in financing activities	(1,611)	(34,875)	(1,334)	(54,766)

Net change in cash	80	(135)	(71)	(340)
Cash at beginning of period	4,143	4,345	4,294	4,550

Cash at end of period	$4,223	$4,210	$4,223	$4,210

        Supplemental cash flow information: Interest paid was $544 thousand and $393 thousand for the 13 weeks ended July 31, 2004 and July 26, 2003, respectively. Interest paid was $1,008 thousand and $758 thousand for the 26 weeks ended July 31, 2004 and July 26, 2003, respectively.

        Non cash transactions: For the 13 weeks ended July 31, 2004 and July 26, 2003, the Northern Operations of Eckerd drugstores entered into capital leases for equipment totaling $3,335 thousand and $3,399 thousand, respectively. For the 26 weeks ended July 31, 2004 and July 26, 2003, the Northern Operations of Eckerd drugstores entered into capital leases for equipment totaling $9,288 thousand and $5,994 thousand, respectively.

See accompanying notes to carve out special purpose financial statements.

Northern Operations of Eckerd drugstores
(a business of TDI Consolidated Corporation)

Notes to Condensed Carve Out Special Purpose Financial Statements
(Dollars in thousands)
(Unaudited)

(1)  Summary of Significant Accounting Policies

        A description of significant accounting policies is included in the Carve Out Special Purpose Financial Statements for the Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) for fiscal years 2003, 2002 and 2001. The accompanying statement of assets and liabilities as of January 31, 2004 has been derived from the statement appearing in those Carve Out Special Purpose Financial Statements and, along with the accompanying unaudited Condensed Carve Out Special Purpose Financial Statements should be read in conjunction with the Carve Out Special Purpose Financial Statements and notes thereto.

        The accompanying Condensed Carve Out Special Purpose Financial Statements are unaudited but, in the opinion of management, include all material adjustments necessary for a fair presentation. Because of certain holidays and other seasonal influences, operating results for interim periods are not necessarily indicative of the results that may be expected for the full year

(2)  Description of Business

        TDI Consolidated Corporation (TDI) is the parent of Eckerd Corporation, Thrift Drug, Inc. (Thrift), and Genovese Drug Stores, Inc. (Genovese), collectively Eckerd drugstores (Eckerd), which as of July 31, 2004 operated 2,818 drugstores located in the Southwest, Southeast, Sunbelt, and Northeast regions of the United States. Eckerd sells pharmaceutical and related products, over-the-counter drugs as well as general merchandise such as photo processing services, greeting cards, and beauty and household products, snacks, vitamins, and baby products.

        TDI is a wholly owned subsidiary of J. C. Penney Corporation, Inc. (JCPenney), which is a wholly owned subsidiary of the holding company, J. C. Penney Company, Inc.

        In the fourth quarter of fiscal 2003, the Board of Directors of J. C. Penney Company, Inc. authorized JCPenney management to sell the Eckerd drugstore operations. On April 4, 2004, JCPenney signed definitive agreements with The Jean Coutu Group (PJC) Inc. (Coutu) and CVS Corporation and CVS Pharmacy, Inc. (collectively, CVS) for the sale of its Eckerd drugstore operations for a total of approximately $4.525 billion in cash. On July 31, 2004, JCPenney closed on the sale of its Eckerd drugstore operations for a total of approximately $4.7 billion in cash proceeds. Part of the proceeds received by JCPenney included $209 million for the estimated increase in Eckerd's working capital from January 31, 2004 to July 31, 2004. The working capital adjustment will change based on the final closing balance sheet, which is subject to a review period and will be agreed to between JCPenney, CVS and Coutu. In the CVS transaction, CVS purchased 1,269 Eckerd drugstores and support facilities located mainly in Southern states, principally Florida and Texas, and Eckerd's pharmacy benefits management, mail order and specialty pharmacy businesses (Southern Operations). In the Coutu transaction, Coutu acquired the stock of Eckerd Corporation, Thrift and Genovese, and 1,549 Eckerd drugstores and support facilities located in thirteen Northeast and Mid-Atlantic states as well as the Eckerd Home Office located in Florida (Northern Operations).

(3)  Basis of Presentation and Methods of Allocation

        The Eckerd Northern Operations unaudited condensed carve out special purpose financial statements have been prepared using specific identification of income and expenses and assets and liabilities if available, and if not available includes allocations and estimates which management believes are reasonable and appropriate under the circumstances. Certain assets and liabilities were allocated in accordance with the terms of the signed definitive agreements. However, these allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had the Northern Operations been operated as a separate entity. Also, the assets and liabilities included herein may differ from those ultimately acquired based on the specific definitive agreements between Coutu and CVS.

        The condensed statements of revenues and expenses for the Northern Operations were carved out of TDI using store specific identification for revenues and cost of goods sold, certain selling, general and administrative expenses (SG&A) and acquisition amortization. Other SG&A expenses, such as corporate overhead, were allocated primarily based on the percentage of specific total store sales to total TDI sales. Income tax expense was recalculated based on the TDI effective tax rate applied to pretax income after adjustments for the exclusion of interest on intercompany debt with JCPenney.

        The condensed statements of assets and liabilities for the Northern Operations was carved out of TDI using location specific identification of assets and liabilities where available. When location specific identification was not available, allocations based on the following were used: store count being acquired as a percentage of total store count; percentage of specific total store sales to total TDI sales; percentage of specific store pharmacy sales to total pharmacy sales; percentage of specific store front-end and express photo sales to total front-end and express photo sales; percentage of headcount per location to total headcount; percentage of 401(k) participants per location to total 401(k) participants; percentage of net managed care receivables to total net managed care receivables and other various allocation methods that were reasonable and appropriate.

        These condensed carve out special purpose financial statements exclude Eckerd goodwill, certain retirement related plans (primarily pension), certain taxes, income taxes payable, deferred income taxes and Eckerd intercompany debt with JCPenney, which are not part of the assets acquired or liabilities assumed in accordance with the terms of the definitive agreements. In addition, the assets and liabilities related to the Home Office facility have been allocated to the Northern Operations, as well as the asset for the trade name of Eckerd.

        The Eckerd Northern Operations condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in a manner which management believes is reasonable and appropriate. All significant intercompany transactions and accounts have been eliminated.

        The preparation of these condensed financial statements includes the use of "carve out" accounting procedures wherein certain assets, liabilities, and expenses historically recorded or incurred at the Eckerd level (including certain allocations from related-party transactions with JCPenney), which were related to the Northern Operations, have been identified and allocated as appropriate to present the financial position, operating results and cash flows of the Northern Operations for the periods presented.

        Eckerd and the Northern Operations are subject to certain of the risks and uncertainties associated with JCPenney. Assets of Eckerd and the Northern Operations may be subject to the liabilities of JCPenney, whether such liabilities arise from lawsuits, contracts or indebtedness attributed to JCPenney.

(4)  Sale of Receivables

        Eckerd securitized certain managed care receivables by forming a bankruptcy-remote special purpose entity, ECR Receivables, Inc. (ECR), which in turn entered into a three-year revolving receivables purchase facility agreement for up to $250,000 thousand with unrelated entities. Under the facility, Eckerd sells to ECR, on a continuous basis, all of its managed care receivables. ECR then sells an undivided interest in all eligible receivables while maintaining a subordinated interest, in the form of overcollateralization, in a portion of the receivables.

        Effective May 20, 2004, the Eckerd managed care receivables securitization program was terminated. Upon termination and final payment of $220,996 thousand, the receivables under the program were conveyed back to Eckerd.

        Securitized managed care receivables for the Northern Operations totaled $164,086 thousand of which the subordinated retained interest was $26,506 thousand as of January 31, 2004. The portion of the receivables in which third parties have an undivided ownership interest, has been reflected as a reduction of receivables in the accompanying condensed carve out balance sheets as of January 31, 2004. Losses and expenses related to receivables sold under this agreement totaled $12 thousand and $563 thousand for the 13 and 26 week periods ended July 31, 2004 and $632 thousand and $1,511 thousand for the 13 and 26 week periods ended July 26, 2003, respectively and are included in the statements of revenues and expenses.

(5)  Excess of Assets over Liabilities

        The following table provides a reconciliation of the changes in excess of assets over liabilities for the Northern Operations:

Excess of assets over liabilities
Balance January 25, 2003	$1,686,002
Net income	55,483
Distributions to J.C. Penney Corporation, Inc.	(51,460)

Balance July 26, 2003	$1,690,025

Excess of assets over liabilities
Balance January 31, 2004	$1,724,836
Net income	17,065
Contributions from J.C. Penney Corporation, Inc.	1,959

Balance July 31, 2004	$1,743,860

(6)  Stock-Based Compensation

        Certain Eckerd employees participated in the J.C. Penney Company, Inc. (JCPenney Company) stock-based compensation plan that provides for grants to associates of stock awards, stock appreciation rights or options to purchase the JCPenney Company's common stock. The Northern Operations of Eckerd drugstores accounts for stock options under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in the condensed carve out special purpose statement of operations for stock options, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Compensation expense for fixed stock awards with pro rata vesting is recorded on a straight-line basis over the vesting period, which typically ranges from one to five years.

        The following table illustrates the effect on net income as if the Northern Operations of Eckerd drugstores had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-

Based Compensation," to stock options related to associates of the Northern Operations of Eckerd drugstores.

	13 Weeks Ended		26 Weeks Ended
	July 31, 2004	July 26, 2003	July 31, 2004	July 26, 2003
Net income, as reported	$(476)	$23,289	$17,065	$55,483
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(41)	(918)	(373)	(1,814)

Pro forma net income	$(517)	$22,371	$16,692	$53,669

(7)  Canadian GAAP Reconciliation

        The significant accounting policies used to prepare these interim financial statements as outlined in Notes 1 and 3 conform, in all material respects, with Canadian generally accepted accounting principles (Canadian GAAP), except as described below. See also Note 16 to the carve out special purpose financial statements for the Northern Operations for the fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002.

        Effective February 1, 2004, the Northern Operations adopted retroactively, without restatement of prior periods, the new requirements of Section 3870 of the Canadian Institute of Chartered Accountants Handbook, Stock-Based Compensation and Other Stock-Based Payments, to recognize stock-based compensation using the fair value method. The compensation expense was not material for each of the 13 and 26 weeks ended July 31, 2004.

Form F-10
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

  The Jean Coutu Group (PJC) Inc.

  Applicable Laws of the Province of Québec

        Section 123.83 of the Companies Act (Québec) provides that directors, officers and other representatives of a company are mandataries of the company. Section 123.87 of the Companies Act (Québec) requires a company to assume the defense of its mandatary prosecuted by a third person for an act done in the exercise of the mandatary's duties and to pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offense or a personal offense separable from the exercise of his or her duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its mandatary if the mandatary had reasonable grounds to believe that his or her conduct was in conformity with the law, or if the mandatary has been freed or acquitted.

        Section 123.88 of the Companies Act (Québec) requires a company to assume the expenses of its mandatary if, having prosecuted the mandatary for an act done in the exercise of his or her duties, the company loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses the company will assume. Section 123.89 of the Companies Act (Québec) requires a company to assume the obligations contemplated in Section 123.87 of the Companies Act (Québec) and 123.88 of the Companies Act (Québec) in respect of any person who acted at the company's request as a director for a legal person of which it is a shareholder or creditor.

        Section 2154 of the Civil Code of Québec provides that, where the mandatary is not at fault, the mandator (the company) is bound to compensate the mandatary for any injury suffered by reason of the performance of the mandate.

  By-laws

        Each director and officer of the company or his or her heirs, executors and administrators will be held harmless and will be indemnified for all costs, charges and expenses incurred in respect of any action or proceeding instituted against him or her, for an act done in the exercise of his or her duties, unless he or she committed a grievous offence or a personal offence separable from the exercise of his or her duties.

        In a penal or criminal proceeding, the company shall assume only the payment of the costs and expenses if he had reasonable grounds to believe that his or her conduct was in conformity with the Companies Act (Québec), or the payment of his or her expenses if he or she has been freed or acquitted.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits

5.1	Consent of Samson Bélair/Deloitte & Touche s.e.n.c.r.l. (included as Exhibit 23.1 to Forms S-4 and F-4)
5.2	Consent of KPMG LLP. (included as Exhibit 23.2 to Forms S-4 and F-4)
5.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1 to Forms S-4 and F-4). *
5.4	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.2 to Forms S-4 and F-4). *
7.1	Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and The Bank of New York, dated July 30, 2004 (included in Exhibit 4.1 to Forms S-4 and F-4). *
7.2	Supplemental Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and The Bank of New York, dated July 30, 2004 (included in Exhibit 4.2 to Forms S-4 and F-4). *
7.3	Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and Wells Fargo Bank, N.A., dated July 30, 2004 (included in Exhibit 4.5 to Forms S-4 and F-4). *
7.4	Supplemental Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and Wells Fargo Bank, N.A., dated July 30, 2004 (included in Exhibit 4.6 to Forms S-4 and F-4). *

*
Previously filed.

Form F-4 and Form S-4
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Brooks Pharmacy, Inc.
Eckerd Corporation
EDC Licensing, Inc.
Genovese Drug Stores, Inc.
JCG Holdings (USA), Inc.
Maxi Drug North, Inc.
Maxi Drug, Inc.
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
PJC Lease Holdings, Inc.
PJC Special Realty Holdings, Inc.
The Jean Coutu Group (PJC) USA, Inc.
Thrift Drug Inc.
Thrift Drug Services, Inc.

  Applicable Laws of the State of Delaware

        Section 145 of the General Corporation Law of the State of Delaware provides in relevant part that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Certificates of Incorporation, as amended, and/or By-laws, as amended, of the above companies provide for the indemnification of the above companies' directors and officers to the fullest extent permitted under Delaware law.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The companies maintain standard policies of insurance for all of their directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the companies with respect to payments which may be made by the companies to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

Jean Coutu Group Holdings (USA), LLC
PJC Arlington Realty LLC
PJC Dorchester Realty LLC
PJC Haverhill Realty LLC
PJC Hyde Park Realty LLC
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC Norwich Realty LLC
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty N.E. LLC
PJC Revere Realty LLC

  Applicable Laws of the State of Delaware

        Section 108 of the Limited Liability Company Act of the State of Delaware provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and will have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  Limited Liability Company Agreement

        The Limited Liability Company Agreement, as amended, provides that the companies' members, managers, officers, employees and/or agents will be indemnified to the fullest extent provided in or permitted by the Limited Liability Company Act of the State of Delaware (as amended from time to time). Such persons will be indemnified for any expenses, including attorneys' fees, in the defense or prosecution of a claim against him or her in the capacity of members, managers, officers, employees and/or agents of the companies.

        The companies maintain standard policies of insurance for all of their members, managers, officers, employees and/or agents against loss arising from claims made by reason of breach of duty or other wrongful act, and to the companies with respect to payments which may be made by the companies to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

PJC Essex Realty LLC

  Applicable Laws of the State of Delaware

        Section 108 of the Limited Liability Company Act of the State of Delaware provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and will have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The company maintains standard policies of insurance for all of their members, managers, officers, employees and/or agents against loss arising from claims made by reason of breach of duty or other wrongful act, and to the company with respect to payments which may be made by the company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

Maxi Drug South, L.P.

  Applicable Laws of the State of Delaware

        Section 108 of the Limited Partnership Act of the State of Delaware provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

  Agreement of Limited Partnership

        The Agreement of Limited Partnership, as amended, provides that the company's general partner and its affiliates will be indemnified to the fullest extent provided in or permitted by the laws of the State of Delaware. Such persons will be indemnified for any expenses, including attorneys' fees, in the defense or prosecution of a claim against him or her in the capacity of members, managers, officers, employees and/or agents of the company.

        The company maintains standard policies of insurance for the general partner and its affiliates against loss arising from claims made by reason of breach of duty or other wrongful act, and to the company with respect to payments which may be made by the company to such general partner or its affiliates pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

Eckerd Fleet, Inc.

        Section 607.0850 of the Florida Business Corporation Act provides in relevant part that a Florida corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A Florida corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        Section 607.0850 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 607.0850. The company maintains standard policies of insurance for all of the company's directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the company with respect to payments which may be made by the company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

PJC of Massachusetts, Inc.
PJC Realty MA, Inc.

        Sections 8.51 through 8.56 and Section 8.58 of the Business Corporation Act of the Commonwealth of Massachusetts provide in relevant part that a Massachusetts corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A Massachusetts corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Articles of Organization, as amended, and/or By-laws, as amended, of the companies provide for the indemnification of our directors and officers to the fullest extent permitted under Massachusetts law.

        Section 8.57 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him/her under Sections 8.51 through 8.56 and Section 8.58. The companies maintain standard policies of insurance for all of their directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the companies with respect to payments which may be made by the companies to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

EDC Drug Stores, Inc.

        Sections 55-8-51 through 55-8-56 and Section 55-8-58 of the Business Corporation Act of the State of North Carolina provide in relevant part that a North Carolina corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A North Carolina corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Articles of Incorporation, as amended, and/or By-laws, as amended, of the company provide for the indemnification of our directors and officers to the fullest extent permitted under North Carolina law.

        Section 55-8-57 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him/her under Sections 55-8-51 through 55-8-56 and Section 55-8-58. The company maintains standard policies of insurance for all of the company's directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the company with respect to payments which may be made by the company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

MC Woonsocket, Inc.
PJC of Cranston, Inc.
PJC of East Providence, Inc.
PJC of Rhode Island, Inc.
PJC of West Warwick, Inc.

        Section 7-1.1-4.1 of the Business Corporation Act of the State of Rhode Island provides in relevant part that a Rhode Island corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A Rhode Island corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The By-laws of the companies, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted under Rhode Island law.

        Section 7-1.1-4.1 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him/her under Section 7-1.1-4.1. The companies maintain standard policies of insurance for all of their directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the companies with respect to payments which may be made by the companies to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

Maxi Green Inc.
PJC of Vermont Inc.

        Sections 8.51 through 8.56 and Section 8.58 of the Business Corporation Act of the State of Vermont provide in relevant part that a Vermont corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the person's conduct was illegal. A Vermont corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Articles of Incorporation, as amended, and/or By-laws, as amended, of the companies provide for the indemnification of our directors and officers to the fullest extent permitted under Vermont law.

        Section 8.57 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him/her under Sections 8.51 through 8.56 and Section 8.58. The companies maintain standard policies of insurance for all of their directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the companies with respect to payments which may be made by the companies to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, including liabilities under the Securities Act of 1933, as amended.

Services Sécurivol Inc.
Rx Information Centre Ltd.

  Applicable Laws of Canada

        Section 124(1) of the Canada Business Corporations Act provides that a corporation may indemnify a director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity of a subsidiary, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation. Section 124(2) permits a corporation to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 124(1).

        Section 124(1) is limited by the conditions set out in Section 124(3) in that the corporation may only indemnify a director or officer of a corporation if (i) the individual acted honestly and in good faith with a view to the best interest of the corporation, and (ii) in the case of a criminal or administrative action or proceeding, that the individual had reasonable grounds for believing that the individual's conduct was lawful. The individual shall repay the moneys advanced to him pursuant to Section 124(2) should either of the aforementioned conditions not be met.

        Section 124(5), however, requires a corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of his association with the corporation if (i) the individual was not adjudged by a court or other competent authority to have committed any fault or omit to do anything the individual ought to have done and if (ii) the conditions of Section 124(3) set out above are met.

        Section 124(4) also provides that the corporation may indemnify the individual with the approval of the court, in the situations referred to in Section 124(1) and if the conditions of Section 124(3) are fulfilled with respect to a derivative action by or on behalf of the corporation or other entity to procure a judgment in its favour.

        Section 124(6) provides that a corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 124(1) against any liability incurred by the individual in his capacity as a director or officer of the corporation or in his capacity as a director or officer of another entity if the individual acts or acted in that capacity at the corporation's request.

        A corporation may purchase and maintain insurance for the benefit of any Person against any liability incurred by the Person: (i) in his or her capacity as a director or officer of the corporation, except where the liability relates to the Person's failure to act honestly and in good faith with a view to the best interests of the corporation; or (ii) in his or her capacity as a director or officer of another body corporate where the Person acts or acted in that capacity at the corporation's request, except where the liability relates to the Person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

  By-Laws

        Subject to the limits contained under the Canada Business Corporations Act, each director and officer of the company and his or her predecessor and any other person that, upon request by the company, acting in this capacity for a legal person of which the company is a shareholder or a creditor, as well as his or her heirs, executors and administrators, will be indemnified and reimbursed by the company for all reasonable costs, charges and expenses, including an amount to settle an action or satisfy a judgment, incurred by the individual in respect of any civil, criminal or administrative proceeding in which the individual is involved in this capacity, except for proceedings instituted by the company in order to obtain a favorable judgment, by the legal person of which the company is a shareholder or a creditor, or on their behalf. This indemnification applies under the same conditions as those found in Section 124(3).

        The board of directors of the company may purchase and maintain insurance for the benefit of a director or officer of the company against liabilities, costs, charges and expenses sustained or incurred by such director or officer in respect of the execution of the duties of his or her office or in respect of the affairs of the company, except against a liability, cost, charge or expense sustained or incurred as a result of a contravention by such director or officer of certain provisions of the OBCA.

        The individual will be indemnified to the same extent for proceedings instituted by the company, by a legal person of which the company is a shareholder or a creditor, or on their account, in order to obtain a favorable judgment, if the conditions of Section 124(3) are fulfilled and if authorization of the court is obtained.

        No costs, charges and expenses will be covered if they result from the fault, negligence or omission of the individual.

3090671 Nova Scotia Company
3090672 Nova Scotia Company

  Applicable Laws of Nova Scotia

        Under applicable Nova Scotia law, each company is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

  Articles of Association

        The articles of association of each company provide that every current or former director or officer of such company, or person who acts or acted at such company's request, in the absence of dishonesty on such person's part, shall be indemnified by the company against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any (i) claim made against such person or (ii) civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise.

Paterson's Pharmacies Ltd.

  Applicable Laws of Ontario

        Section 136 of the Business Corporations Act (Ontario)(the "OBCA") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (collectively, a "Person"). Such indemnity may be against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        In addition, a corporation may, with the approval of the court, indemnify a Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which such Person is made a party by reason of being or having been a director or an officer of the corporation or body corporate if such Person fulfills the conditions set out in (a) and (b) above.

        Finally, a Person, is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the Person in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the Person seeking indemnity: (i) was substantially successful on the merits in his or her defence of the action or proceeding; and (ii) fulfils the conditions set out in (a) and (b) above.

        A corporation or a Person may apply to the court for an order approving an indemnity under section 136 of the OBCA and the court may so order and make any further order it thinks fit.

        A corporation may purchase and maintain insurance for the benefit of any Person against any liability incurred by the Person: (i) in his or her capacity as a director or officer of the corporation, except where the liability relates to the Person's failure to act honestly and in good faith with a view to the best interests of the corporation; or (ii) in his or her capacity as a director or officer of another body corporate where the Person acts or acted in that capacity at the corporation's request, except where the liability relates to the Person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

  By Laws

        The by-laws of the company provide that every director or officer of the company and such director's or officer's heirs, executors and administrators, and estate and effects, respectively, shall from time to time and at all times, be indemnified and saved harmless, subject to the provisions of the OBCA, out of the funds of the company, from and against: (a) any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and (b) all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the company. However, the company may not indemnify a director or officer in respect of any liability, costs, charges or expenses that he or she sustains or incurs in or about any action, suit or other proceeding as a result of which he or she is adjudged to be in breach of any duty or responsibility imposed upon him or her under the OBCA or under any statute unless, in an action brought against him or her in his or her capacity as director or officer, he or she has achieved complete or substantial success as a defendant.

        The board of directors of the company may purchase and maintain insurance for the benefit of a director or officer of the company against liabilities, costs, charges and expenses sustained or incurred by such director or officer in respect of the execution of the duties of his or her office or in respect of the affairs of the company, except against a liability, cost, charge or expense sustained or incurred as a result of a contravention by such director or officer of certain provisions of the OBCA.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

3.1	Articles of Incorporation of The Jean Coutu Group (PJC) Inc.*
3.2	English translation of Articles of Incorporation of The Jean Coutu Group (PJC) Inc.*
3.3	By-laws of The Jean Coutu Group (PJC) Inc., as amended.*
3.4	English translation of By-laws of The Jean Coutu Group (PJC) Inc., as amended.*
3.5	Certificate of Incorporation of 3090671 Nova Scotia Company.*
3.6	Memorandum and Articles of Association of 3090671 Nova Scotia Company.*
3.7	Certificate of Incorporation of 3090672 Nova Scotia Company.*
3.8	Memorandum and Articles of Association of 3090672 Nova Scotia Company.*

3.9	Certificate of Incorporation of Brooks Pharmacy, Inc., as amended.*
3.10	By-laws of Brooks Pharmacy, Inc.*
3.11	Certificate of Incorporation of Eckerd Corporation, as amended.*
3.12	By-laws of Eckerd Corporation.*
3.13	Articles of Incorporation of Eckerd Fleet, Inc.*
3.14	By-laws of Eckerd Fleet, Inc.*
3.15	Certificate of Existence of EDC Drug Stores, Inc., as restated.*
3.16	By-laws of EDC Drug Stores, Inc., as restated.*
3.17	Certificate of Incorporation of EDC Licensing, Inc.*
3.18	By-laws of EDC Licensing, Inc.*
3.19	Articles of Incorporation of Genovese Drug Stores, Inc., as amended.*
3.20	By-laws of Genovese Drug Stores, Inc.*
3.21	Certificate of Incorporation of JCG Holdings (USA), Inc., as amended.*
3.22	By-laws of JCG Holdings (USA), Inc.*
3.23	Certificate of Formation of Jean Coutu Group Holdings (USA), LLC.*
3.24	Limited Liability Company Agreement of Jean Coutu Group Holdings (USA), LLC.*
3.25	Certificate of Incorporation of Maxi Drug North, Inc.*
3.26	By-laws of Maxi Drug North, Inc.*
3.27	Certificate of Limited Partnership of Maxi Drug South, L.P.*
3.28	By-laws of Maxi Drug South, L.P.*
3.29	Certificate of Incorporation of Maxi Drug, Inc.*
3.30	By-laws of Maxi Drug, Inc.*
3.31	Articles of Incorporation of Maxi Green Inc.*
3.32	By-laws of Maxi Green Inc.*
3.33	Articles of Incorporation of MC Woonsocket, Inc.*
3.34	By-laws of MC Woonsocket, Inc.*
3.35	Certificate of Incorporation of P.J.C. Distribution, Inc.*
3.36	By-laws of P.J.C. Distribution, Inc.*
3.37	Certificate of Incorporation of P.J.C. Realty Co., Inc.*
3.38	By-laws of P.J.C. Realty Co., Inc.*
3.39	Letters Patent Incorporating Paterson's Pharmacies Ltd., as amended.*
3.40	By-laws of Paterson's Pharmacies Ltd. (corrected)
3.41	Certificate of Formation of PJC Arlington Realty LLC, as amended.*
3.42	Limited Liability Company Agreement of PJC Arlington Realty LLC.*
3.43	Certificate of Formation of PJC Dorchester Realty LLC, as amended.*
3.44	Limited Liability Company Agreement of PJC Dorchester Realty LLC.*
3.45	Certificate of Formation of PJC Essex Realty LLC.*
3.46	Limited Liability Company Agreement of PJC Essex Realty LLC.*
3.47	Certificate of Formation of PJC Haverhill Realty LLC, as amended.*
3.48	Limited Liability Company Agreement of PJC Haverhill Realty LLC.*
3.49	Certificate of Formation of PJC Hyde Park Realty LLC, as amended.*
3.50	Limited Liability Company Agreement of PJC Hyde Park Realty LLC.*
3.51	Certificate of Incorporation of PJC Lease Holdings, Inc., as amended.*
3.52	By-laws of PJC Lease Holdings, Inc.*
3.53	Certificate of Formation of PJC Manchester Realty LLC, as amended.*
3.54	Limited Liability Company Agreement of PJC Manchester Realty LLC.*
3.55	Certificate of Formation of PJC Mansfield Realty LLC, as amended.*
3.56	Limited Liability Company Agreement of PJC Mansfield Realty LLC.*
3.57	Certificate of Formation of PJC New London Realty LLC.*
3.58	Limited Liability Company Agreement of PJC New London Realty LLC.*
3.59	Certificate of Formation of PJC Norwich Realty LLC.*

3.60	Limited Liability Company Agreement of PJC Norwich Realty LLC.*
3.61	Articles of Incorporation of PJC of Cranston, Inc.*
3.62	By-laws of PJC of Cranston, Inc.*
3.63	Articles of Incorporation of PJC of East Providence, Inc.*
3.64	By-laws of PJC of East Providence, Inc.*
3.65	Articles of Organization of PJC of Massachusetts, Inc.*
3.66	By-laws of PJC of Massachusetts, Inc.*
3.67	Articles of Incorporation of PJC of Rhode Island, Inc., as amended.*
3.68	By-laws of PJC of Rhode Island, Inc.*
3.69	Articles of Incorporation of PJC of Vermont Inc.*
3.70	By-laws of PJC of Vermont Inc.*
3.71	Articles of Incorporation of PJC of West Warwick, Inc.*
3.72	By-laws of PJC of West Warwick, Inc.*
3.73	Certificate of Formation of PJC Peterborough Realty LLC, as amended.*
3.74	Limited Liability Company Agreement of PJC Peterborough Realty LLC.*
3.75	Certificate of Formation of PJC Providence Realty LLC, as amended.*
3.76	Limited Liability Company Agreement of PJC Providence Realty LLC.*
3.77	Articles of Organization of PJC Realty MA, Inc.*
3.78	By-laws of PJC Realty MA, Inc.*
3.79	Certificate of Formation of PJC Realty N.E. LLC, as amended.*
3.80	Limited Liability Company Agreement of PJC Realty N.E. LLC.*
3.81	Certificate of Formation of PJC Revere Realty LLC, as amended.*
3.82	Limited Liability Company Agreement of PJC Revere Realty LLC.*
3.83	Certificate of Incorporation of PJC Special Realty Holdings, Inc.*
3.84	By-laws of PJC Special Realty Holdings, Inc.*
3.85	Letters Patent Incorporating RX Information Centre Ltd.*
3.86	English translation of Letters Patent Incorporating RX Information Centre Ltd.*
3.87	By-laws of RX Information Centre Ltd.*
3.88	English translation of By-laws of RX Information Centre Ltd.*
3.89	Articles of Incorporation of Services Sécurivol Inc.*
3.90	English translation of Articles of Incorporation of Services Sécurivol Inc.*
3.91	By-laws of Services Sécurivol Inc.*
3.92	English translation of By-laws of Services Sécurivol Inc.*
3.93	Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc., as amended.*
3.94	By-laws of The Jean Coutu Group (PJC) USA, Inc.*
3.95	Certificate of Incorporation of Thrift Drug Inc., as amended.*
3.96	By-laws of Thrift Drug Inc.*
3.97	Certificate of Incorporation of Thrift Drug Services, Inc.*
3.98	By-laws of Thrift Drug Services, Inc.*
4.1	Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and The Bank of New York, dated July 30, 2004.*
4.2	Supplemental Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and The Bank of New York, dated July 30, 2004.*
4.3	Form of Outstanding Senior Note (included in Exhibit 4.1 to Form S-4 and F-4).*
4.4	Form of Exchange Senior Note (included in Exhibit 4.1 to Form S-4 and F-4).*
4.5	Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and Wells Fargo Bank, N.A., dated July 30, 2004.*
4.6	Supplemental Indenture, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, and Wells Fargo Bank, N.A., dated July 30, 2004.*
4.7	Form of Outstanding Senior Subordinated Note (included in Exhibit 4.5 to Form S-4 and F-4).*
4.8	Form of Exchange Senior Subordinated Note (included in Exhibit 4.5 to Form S-4 and F-4). *

4.9	Registration Rights Agreement, by and among The Jean Coutu Group (PJC) Inc., the guarantors listed therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., and NBF Securities (USA) Corp., dated July 30, 2004.*
4.10	Registration Rights Agreement Joinder Agreement, by and among the guarantors listed therein, dated July 31, 2004.*
5.1	Opinion of McDermott Will & Emery LLP.*
5.2	Opinion of Fasken Martineau DuMoulin LLP.*
5.3	Opinion of McGuire Woods LLP.*
5.4	Opinion of Partridge Snow & Hahn LLP.*
5.5	Opinion of Paul Frank + Collins P.C.*
5.6	Opinion of Stewart McKelvey Stirling Seales.*
10.1	U.S. Senior Credit Agreement, by and among The Jean Coutu Group (PJC) Inc., The Jean Coutu Group (PJC) USA, Inc., the lenders listed therein, Merrill Lynch, Pierce Fenner & Smith Incorporated, National Bank of Canada, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., National Bank Financial Inc., dated July 30, 2004.*
10.2	U.S. Revolving Note, by and between The Jean Coutu Group (PJC) USA Inc. and The Royal Bank of Canada, dated July 30, 2004.*
10.3	Guaranty, by and among the guarantors listed therein, Deutsche Bank Trust Company Americas, and National Bank of Canada, dated July 30, 2004.*
10.4	U.S. Security Agreement by and between the U.S. credit parties listed therein and Deutsche Bank Trust Company Americas, dated July 30, 2004.*
10.5	PPSA Security Agreement, by and between the Credit Parties listed therein and National Bank of Canada, dated July 30, 2004.*
10.6	Pledge Agreement, by and between the Credit Parties listed therein and Deutsche Bank Trust Company Americas, dated July 30, 2004.*
10.7	Stock Purchase Agreement, by and among The Jean Coutu Group (PJC) Inc., J.C. Penney Company, Inc., and TDI Consolidated Corporation, dated April 4, 2004.*
10.8	English version of Stock Option Plan for officers employees, service providers and consultants of The Jean Coutu Group (PJC) Inc. as approved by the shareholders on September 5, 1995.
10.9	The Jean Coutu Group (PJC) Inc. basic and supplemental plan for Vice Presidents.
11.1	Statement re computation of per share earnings.*
12.1	Statement re computation of ratios.*
13.1	Annual report to security holders.*
21.1	Subsidiaries of the registrant.*
23.1	Consent of Samson Bélair/Deloitte & Touche s.e.n.c.r.l.
23.2	Consent of KPMG LLP.
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1 to Forms S-4 and F-4).*
23.4	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.2 to Forms S-4 and F-4).*
24.1	Powers of Attorney contained on the signature pages of this Registration Statement.*
25.1	Statement of eligibility of The Bank of New York as trustee.*
25.2	Statement of eligibility of Wells Fargo Bank, N.A. as trustee.*
99.1	Form of Senior Notes Letter of Transmittal.
99.2	Form of Senior Notes Notice of Guaranteed Delivery.
99.3	Form of Senior Notes Letter to Registered Holders and Depository Trust Company Participants.
99.4	Form of Senior Notes Letter to Beneficial Holders.
99.5	Form of Senior Notes Exchange Agent Agreement.
99.6	Form of Senior Notes Authentication Order.
99.7	Form of Senior Subordinated Notes Letter of Transmittal.
99.8	Form of Senior Subordinated Notes Notice of Guaranteed Delivery.

99.9	Form of Senior Subordinated Notes Letter to Registered Holders and Depository Trust Company Participants.
99.10	Form of Senior Subordinated Notes Letter to Beneficial Holders.
99.11	Form of Senior Subordinated Notes Exchange Agent Agreement.
99.12	Form of Senior Subordinated Notes Authentication Order.

*
Previously filed.

Item 23. Undertakings.

        The undersigned registrants hereby undertake:

(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(4)
to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Form F-10
PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

        The Jean Coutu Group (PJC) Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission staff, and to furnish promptly, when requested to do so by the Securities and Exchange Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

        The Jean Coutu Group (PJC) Inc. filed with the Securities and Exchange Commission a written irrevocable consent and power of attorney on Form F-X on November 24, 2004, which received a filing date of November 26, 2004.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

THE JEAN COUTU GROUP (PJC) INC.
By:	/s/ FRANÇOIS JEAN COUTU Name: François Jean Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

* Jean Coutu	Chairman of the Board of Directors	December 14, 2004
/s/ FRANÇOIS JEAN COUTU François Jean Coutu	Director, President and Chief Executive Officer (Principal Executive Officer)	December 14, 2004
* Michel Coutu	Director	December 14, 2004
* André Belzile	Senior Vice President, Finance and Corporate Affairs (Principal Financial and Accounting Officer)	December 14, 2004
* Lise Bastarache	Director	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-2

Signature of Officer	Title of Officer	Date of Execution

* Louis Coutu	Director	December 14, 2004
* Marie-Josée Coutu	Director	December 14, 2004
* Sylvie Coutu	Director	December 14, 2004
* L. Denis Desautels	Director	December 14, 2004
* Marcel Dutil	Director	December 14, 2004
* Nicolle Forget	Director	December 14, 2004
* Claire Léger	Director	December 14, 2004
* Pierre Legault	Director	December 14, 2004
* Yvon Martineau	Director	December 14, 2004
* Érik Péladeau	Director	December 14, 2004
* Roseann Runte	Director	December 14, 2004
* Dennis Wood	Director	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

3090671 NOVA SCOTIA COMPANY
By:	/s/ FRANÇOIS JEAN COUTU Name: François Jean Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ FRANÇOIS JEAN COUTU François Jean Coutu	President and Director (Principal Executive Officer)	December 14, 2004
* André Belzile	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ FRANCOIS COUTU François Jean Coutu Attorney-in-fact

III-4

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

3090672 NOVA SCOTIA COMPANY
By:	/s/ FRANÇOIS JEAN COUTU Name: François Jean Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ FRANÇOIS JEAN COUTU François Jean Coutu	President and Director (Principal Executive Officer)	December 14, 2004
* André Belzile	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-5

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

BROOKS PHARMACY, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-6

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

ECKERD CORPORATION
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-7

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

ECKERD FLEET, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-8

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

EDC DRUG STORES, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-9

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

EDC LICENSING, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-10

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

GENOVESE DRUG STORES, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-11

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

JCG HOLDINGS (USA), INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer (Principal Financial and Accounting Officer)	December 14, 2004
* André Belzile	Director	December 14, 2004
* Kathy Topor	Director	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-12

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

JEAN COUTU GROUP HOLDINGS (USA), LLC
By: THE JEAN COUTU GROUP (PJC) USA, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President and as Director of the sole member (Principal Executive Officer)**	December 14, 2004
* Kathy Topor	Treasurer and as Director of the sole member (Principal Financial and Accounting Officer)**	December 14, 2004
* Randy Wyrofsky	Director of the sole member**	December 14, 2004
* André Belzile	Director of the sole member**	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is The Jean Coutu Group (PJC) USA, Inc.

III-13

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

MAXI DRUG NORTH, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-14

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

MAXI DRUG SOUTH, L.P.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer), and as Sole Director of the General Partner**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's General Partner is Maxi Drug, Inc.

III-15

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

MAXI DRUG, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-16

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

MAXI GREEN INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director and President (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-17

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

MC WOONSOCKET INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director and President (Principal Executive Officer)	December 14, 2004
* William Z. Welsh, Jr.	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-18

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

P.J.C. DISTRIBUTION, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-19

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

P.J.C. REALTY CO., INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-20

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

PATERSON'S PHARMACIES LTD.
By:	/s/ FRANÇOIS JEAN COUTU Name: François Jean Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ FRANÇOIS JEAN COUTU François Jean Coutu	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004
* Pierre Madore	Non-Management Director	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-21

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC ARLINGTON REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-22

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC DORCHESTER REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004

*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc

III-23

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC ESSEX REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004

* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-24

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC HAVERHILL REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-25

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC HYDE PARK REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ FRANCOIS JEAN COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-26

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC LEASE HOLDINGS, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-27

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC MANCHESTER REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-28

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC MANSFIELD REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-29

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC NEW LONDON REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-30

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC NORWICH REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-31

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF CRANSTON INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-32

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF EAST PROVIDENCE, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004

III-33

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF MASSACHUSETTS, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Treasurer and Clerk (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Vice President, Assistant Treasurer, and Assistant Clerk (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-34

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF RHODE ISLAND, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director and President (Principal Executive Officer)	December 14, 2004
* William Z. Welsh, Jr.	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-35

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF VERMONT INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President (Principal Executive Officer and Principal Financial and Accounting Officer)	December 14, 2004
* B. Michael Frye	Director	December 14, 2004
* Robert J. Grenier	Director	December 14, 2004
* Randy Wyrofsky	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-36

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC OF WEST WARWICK, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-37

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC PETERBOROUGH REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-38

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC PROVIDENCE REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and a as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-39

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC REALTY MA, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President and Clerk (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Treasurer and Assistant Clerk (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-40

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC REALTY N.E. LLC
By: THE JEAN COUTU GROUP (PJC) USA, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as Director of the sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer) and as Director of the sole member**	December 14, 2004
* Kathy Topor	Director of the sole member**	December 14, 2004
* André Belzile	Director of the sole member**	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is The Jean Coutu Group (PJC) USA, Inc.

III-41

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC REVERE REALTY LLC
By: PJC SPECIAL REALTY HOLDINGS, INC.,
Its: Sole member and sole manager
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	President, Chief Executive Officer and Secretary (Principal Executive Officer) and as the sole Director of its sole member**	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact
**
The Registrant's sole member is PJC Special Realty Holdings, Inc.

III-42

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

PJC SPECIAL REALTY HOLDINGS, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Michel Coutu and Randy Wyrofsky his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-43

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

RX INFORMATION CENTRE LTD.
By:	/s/ JEAN COUTU Name: Jean Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

* Jean Coutu	President and Director (Principal Executive Officer)	December 14, 2004
* André Belzile	Secretary and Director (Principal Accounting and Financial Officer)	December 14, 2004
/s/ FRANÇOIS JEAN COUTU François Jean Coutu	Director	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-44

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Province of Quebec, Canada, on December 14, 2004.

SERVICES SÉCURIVOL INC.
By:	/s/ FRANÇOIS JEAN COUTOU Name: François Jean Coutu Title: Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

* Lynda Vachon	President and Secretary (Principal Executive Officer)	December 14, 2004
* André Belzile	Vice President and Director (Principal Financial and Accounting Officer)	December 14, 2004
/s/ FRANÇOIS JEAN COUTU François Jean Coutu	Treasurer and Director	December 14, 2004
*By:	/s/ FRANÇOIS JEAN COUTU François Jean Coutu Attorney-in-fact

III-45

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

THE JEAN COUTU GROUP (PJC) USA, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director and Treasurer (Principal Financial and Accounting Officer)	December 14, 2004
* Kathy Topor	Director and Vice President	December 14, 2004
* André Belzile	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-46

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

THRIFT DRUG, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-47

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on this 14th day of December, 2004.

THRIFT DRUG SERVICES, INC.
By:	/s/ MICHEL COUTU Name: Michel Coutu Title: President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Michel Coutu, Randy Wyrofsky and William Z. Welsh, Jr. his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature of Officer	Title of Officer	Date of Execution

/s/ MICHEL COUTU Michel Coutu	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	December 14, 2004
* Randy Wyrofsky	Director, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	December 14, 2004
* William Z. Welsh, Jr.	Director	December 14, 2004
*By:	/s/ MICHEL COUTU Michel Coutu Attorney-in-fact

III-48

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
PRESENTATION OF FINANCIAL AND OTHER INFORMATION
EXCHANGE RATE DATA
ENFORCEABILITY OF CIVIL LIABILITIES
MARKET AND INDUSTRY DATA
TRADEMARKS
DEFINITIONS AND USE OF CERTAIN TERMS
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
THE EXCHANGE OFFER
THE JULY TRANSACTIONS
COMPILATION REPORT ON UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
COMMENTS TO READERS IN THE UNITED STATES OF AMERICA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
THE JEAN COUTU GROUP (PJC) INC. Unaudited pro forma condensed consolidated statement of income For the thirteen weeks ended August 28, 2004 (dollars in thousands, except share data)
THE JEAN COUTU GROUP (PJC) INC. Unaudited pro forma condensed consolidated statement of income For the fiscal year ended May 31, 2004 (dollars in thousands, except share data)
THE JEAN COUTU GROUP (PJC) INC. Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
SELECTED HISTORICAL FINANCIAL AND OTHER DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE SENIOR NOTES
DESCRIPTION OF THE SENIOR SUBORDINATED NOTES
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
AUDITORS' CONSENT
INDEX TO FINANCIAL STATEMENTS
The Jean Coutu Group (PJC) Inc. Consolidated Financial Statements For Fiscal Years 2004, 2003 and 2002
Report of Independent Registered Chartered Accountants
THE JEAN COUTU GROUP (PJC) INC. Consolidated statements of income (In thousands of US dollars except for per share amounts)
THE JEAN COUTU GROUP (PJC) INC. Consolidated statements of retained earnings (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Consolidated balance sheets (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Consolidated statements of cash flows (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Consolidated segmented information (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Consolidated segmented information — (Continued) (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Notes to the consolidated financial statements
The Jean Coutu Group (PJC) Inc. Unaudited interim Consolidated Financial Statements For Fiscal Quarters (13 weeks and 3 months) Ended August 28, 2004 and August 31, 2003
THE JEAN COUTU GROUP (PJC) INC. Unaudited consolidated statements of income (In thousands of US dollars except for per share amounts)
THE JEAN COUTU GROUP (PJC) INC. Unaudited consolidated statements of retained earnings (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Consolidated balance sheets (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Unaudited consolidated statements of cash flows (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Unaudited consolidated segmented information (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Unaudited consolidated segmented information — (Continued) (In thousands of US dollars)
THE JEAN COUTU GROUP (PJC) INC. Notes to the unaudited consolidated financial statements
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Carve Out Special Purpose Financial Statements For Fiscal Years 2003, 2002 and 2001 (With Independent Auditors' Report Thereon)
Independent Auditors' Report
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Statements of Assets and Liabilities (Dollars in thousands) January 31, 2004 and January 25, 2003
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Statements of Revenues and Expenses (Dollars in thousands) Fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Statements of Cash Flows (Dollars in thousands) Fiscal years ended January 31, 2004, January 25, 2003 and January 26, 2002
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Notes to Carve Out Special Purpose Financial Statements
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Condensed Carve Out Special Purpose Financial Statements For Fiscal Quarters (13 and 26 Weeks) Ended July 31, 2004 and July 26, 2003
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Condensed Statements of Assets and Liabilities (Dollars in thousands) July 31, 2004, July 26, 2003 and January 31, 2004 (Unaudited)
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Condensed Statements of Revenues and Expenses (Dollars in thousands) 13 and 26 weeks ended July 31, 2004 and July 26, 2003 (Unaudited)
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Condensed Statements of Cash Flows (Dollars in thousands) 13 and 26 weeks ended July 31, 2004 and July 26, 2003 (Unaudited)
Northern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) Notes to Condensed Carve Out Special Purpose Financial Statements (Dollars in thousands) (Unaudited)
Form F-10 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Form F-4 and Form S-4 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 23. Undertakings.
Form F-10 PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
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